UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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Stratim Cloud Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED JUNE 14, 2023

STRATIM CLOUD ACQUISITION CORP.
100 West Liberty Street, Suite 100
Reno, Nevada 89501

Dear Stratim Cloud Acquisition Corp. Stockholder:

We cordially invite you to attend a special meeting in lieu of the 2023 annual meeting of the stockholders of Stratim Cloud Acquisition Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on           at           Pacific Standard Time virtually via the Internet (the “Special Meeting”), or at some other time, or such other date and at such other place to which the meeting may be adjourned or postponed. You can participate in the meeting, vote and submit questions via live webcast by visiting                       and entering the voter control number included on your proxy card. The meeting is being held virtually via the Internet and you will not be able to attend the meeting in person.

The board of directors of the Company has unanimously approved the Membership Interests Purchase Agreement, dated as of March 21, 2023 (as may be amended from time to time, the “Purchase Agreement”), by and among the Company, Force Pressure Control, LLC, a Texas limited liability company (“FPC”) and each of the individuals listed on the signature page of the Purchase Agreement (the “FPC Members”), attached to this proxy statement as Annex A, pursuant to which, among other things, the Company, FPC and the FPC Members will enter into a series of transactions (each such transaction and the other transactions contemplated by the Purchase Agreement, collectively, the “Business Combination”).

You are being asked to vote on the Business Combination between us and FPC. At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to approve and adopt the Purchase Agreement and approve the Business Combination.

Immediately prior to the consummation of the Business Combination (the “Closing”), the Company will change its name to “Force Pressure Control, Inc.” and the combined post-business combination company (also referred to herein as the “Company”) will be reorganized into an umbrella partnership C corporation (or “Up-C”) structure as follows:

•        FPC will effectuate a recapitalization (the “Recapitalization”), pursuant to which, among other things, all outstanding membership interests of FPC will be converted or exchanged into 24 million common units (“FPC Common Units”);

•        FPC will adopt a Second Amended and Restated LLC Agreement (the “FPC A&R LLC Agreement”) to, among other things, (a) permit the issuance and ownership of the post-Recapitalization equity of FPC as contemplated by the Purchase Agreement, and (b) to admit the Company as the sole managing member of FPC; and

•        the Company will file with the Secretary of State of Delaware an amended and restated certificate of incorporation (the “Second Amended and Restated Certificate of Incorporation” or the “Proposed Charter”) to, among other things, approve the issuance of shares of Class C Common Stock of the Company, par value $0.0001 per share, (“Class C Common Stock”), which will carry such non-economic and voting rights as set forth in the Second Amended and Restated Certificate of Incorporation.

At the Closing, pursuant to terms and conditions of the Purchase Agreement:

•        the Company will purchase an aggregate of up to 12,000,000 FPC Common Units (the “Sold Units”) from the FPC Members for up to $120,000,000 prior to any Net Working Capital Adjustment (as defined in the Purchase Agreement) (the “Aggregate Cash Consideration”), and the FPC Members will retain at least 50% of the total Common Units issued and outstanding immediately after the Recapitalization (the “Retained Units”); provided that each FPC Member shall provide prior written notice to the Company of the number of Sold Units it intends to sell to the Company at the Closing not less than 20 Business Days prior to the expected date of Closing;

•        the Company will subscribe for a number of Common Units equal to the total shares of Class B Common Stock of the Company issued and outstanding immediately prior to the Business Combination, in exchange for the number of shares of Class C Common Stock equal to the number of Retained Units, which will be subsequently distributed to the FPC Members pro rata to the number of FPC Common Units to be held by such FPC Member following the Closing, and the FPC Members may, following the Closing, cause FPC to redeem their FPC Common Units, which redemption may be effected as an exchange of FPC Common Units for shares of Class A Common Stock of the Company on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of Class C Common Stock held by such FPC Members (the “Company Unitholder Redemption Right”); and

•        the Company may, pursuant to a notice delivered to FPC no later than two (2) Business Days prior to Closing, elect to subscribe for, and FPC shall issue to the Company, an additional number of FPC Common Units requested by the Company for $10.00 per unit.

Following the Closing, and as additional consideration for the Business Combination, within five (5) Business Days after the determination of the 2023 EBITDA (as defined in the Purchase Agreement), FPC and the Company (as applicable) shall issue or cause to be issued to each FPC Member the following number of Common Units and shares of Class C Common Stock (subject to further adjustment) (the “Earnout Equity”), if the 2023 EBITDA is greater than $60,000,000 (the “Minimum EBITDA Target”), a one-time issuance of 200,000 units and shares, as applicable, of Earnout Equity, for each $1,000,000 of EBITDA (rounded down to the nearest $1,000,000) in excess of the Minimum EBITDA Target, up to a maximum of 3,000,000 units and shares, as applicable, of Earnout Equity (the “Earnout”); provided that, the Company shall be permitted to satisfy its obligation to deliver Earnout Equity pursuant to the Minimum EBITDA Target by: (i) delivering $12.50 cash per unit and share, as applicable, of Earnout Equity within thirty (30) calendar days of determination of the 2023 EBITDA or (ii) if the volume weighted average closing sale price of the Class A Common Stock for the five (5) trading days following public announcement of the 2023 EBITDA (the “Company Trading Price”) exceeds $14.00 per share, by delivering the number of shares of Class A Common Stock equal to (x) the aggregate number of units and shares, as applicable, of Earnout Equity multiplied by $12.50, divided by (y) the Company Trading Price, subject to the adjustment provided in the Purchase Agreement.

Each share of Class C Common Stock has no economic rights but entitles its holders to one vote on all matters to be voted on by Company stockholders generally. Holders of shares of Class A Common Stock and shares of Class C Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our proposed Second Amended and Restated Certificate of Incorporation. We do not intend to list any shares of Class C Common Stock on any exchange.

At the Closing, the Company will enter into a Tax Receivable Agreement with FPC and the FPC Members (the “TRA Holders”) (the “Tax Receivable Agreement”). The Tax Receivable Agreement will generally provide for payment by the Company to the TRA Holders of 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of the increases in tax basis resulting from any exchange of FPC Common Units for Class A Common Stock or cash in the future and certain other tax benefits arising from payments under the Tax Receivable Agreement. In certain cases, the Company’s obligations under the Tax Receivable Agreement may accelerate and become due and payable, based on certain assumptions, upon a change in control and certain other termination events, as defined therein. For additional information, see “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Tax Receivable Agreement” in the accompanying proxy statement.

As described further in the accompanying proxy statement, certain other agreements in connection with the Business Combination have been or will be entered into on or prior to the date the Business Combination is consummated. Such agreements include the Sponsor Support Agreement, the Registration Rights Agreement, and the Lock-Up Agreement. For additional information, please see “Proposal No. 1 — Approval of the Business Combination — Related Agreements” in the accompanying proxy statement.

In addition to voting on the Business Combination, at the Special Meeting, Company stockholders will be asked to consider and vote upon: (i) a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”); (ii) five separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation (collectively, the “Charter Proposals” or “Proposal No. 3”); (iii) a proposal to elect seven directors to serve staggered terms on our Board of Directors (our “Board”) until the 2024, 2025 and 2026 annual meetings of the stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 4”); (iv) a proposal to approve the Force Pressure Control 2023 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and (v) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal (the “Adjournment Proposal” or “Proposal No. 6”). The Business Combination will be consummated only if the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) are approved at the Special Meeting. The Adjournment Proposal (together with the Condition Precedent Proposals, the “Transaction Proposals”) are not conditioned on any other proposal. If the stockholders of the Company do not approve each of the Condition Precedent Proposals, the Business Combination may not be consummated.

Each of these proposals is more fully described in the accompanying proxy statement, which each of our stockholders is encouraged to read carefully and in its entirety.

Our publicly traded Class A Common Stock, Units and Public Warrants are currently listed on Nasdaq under the symbols “SCAQ,” “SCAQU” and “SCAQW,” respectively. The Units will automatically separate into the component securities upon consummation of the Business Combination and, as a result, will no longer trade as a separate security. In connection with the Closing, we intend to change our name from “Stratim Cloud Acquisition Corp.” to “Force Pressure Control, Inc.” and we expect that the shares of Class A Common Stock and the Public Warrants of the post-Business Combination company will continue trading on the Nasdaq under the new symbols “FPCI” and “FPCIW,” respectively, upon the Closing of the Business Combination.

Pursuant to our amended and restated certificate of incorporation currently in effect (the “Existing Charter”), we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of our Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our Trust Account that holds the proceeds (including interest not previously released to the Company to pay its franchise and income taxes) of our IPO. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of investments held in our Trust Account of approximately $64,501,029 as of March 31, 2023, the estimated per share redemption price would have been approximately $10.15. Public stockholders may elect to redeem their shares even if they vote in favor of the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Common Stock included in the units sold in our IPO. We refer to this as the “15% threshold.”

We have no specified maximum redemption threshold under the Existing Charter, other than the aforementioned 15% threshold. Each redemption of shares of Class A Common Stock by our public stockholders will reduce the amount in our Trust Account, which held cash items (which may be interest bearing to the extent permitted by Continental and the applicable rules of the SEC) with a fair value of approximately $64,501,029 as of March 31, 2023. The Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 FPC Common Units from the FPC Members, which would require that the Company have at least $120,000,000 in cash in the event that the FPC Members make the full election. This election in the Purchase Agreement is for the sole benefit of the FPC Members and such election may only be made by such parties. If, as a result of redemptions of our Class A Common Stock by our public stockholders there is insufficient cash to purchase all of the FPC Common Units elected to be sold by the FPC Members, then we may not be able to consummate the Business Combination. Public holders of our outstanding Warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Common Stock.

Our Initial Stockholders (including our Sponsor), officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination and to vote any shares of Common Stock owned by them in favor of the Business Combination.

Our Initial Stockholders (including our Sponsor), officers and directors have agreed to, (i) in their capacity as holders of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter, and (ii) vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. Currently, our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, in the aggregate, own approximately 50% of our issued and outstanding shares of Common Stock, including all shares of Class B Common Stock. Our Class B Common Stock will be excluded from the pro rata calculation used to determine the per-share redemption price and, along with the Class A Common Stock it is convertible into, is subject to transfer restrictions.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in the accompanying proxy statement. Whether or not you plan to attend the Special Meeting, we urge all Company stockholders to read the accompanying proxy statement, including the Annexes and the accompanying financial statements of the Company and FPC, carefully and in their entirety.

In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 45 of the accompanying proxy statement.

After careful consideration, our Board has unanimously approved the Purchase Agreement and the Business Combination, and unanimously recommends that our stockholders vote “FOR” adoption of the Purchase Agreement and approval of the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination” for additional information.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote at the Special Meeting. Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast in the Director Election Proposal; this means that the seven individuals nominated for election to the Board who receive the most “FOR” votes (among the shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting) will be elected.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. Unless waived by the parties to the Purchase Agreement, each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you virtually attend and vote at the Special Meeting, you may withdraw your proxy and vote at the live webcast.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SCHEDULED DATE OF THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board, I would like to thank you for your support of Stratim Cloud Acquisition Corp. and look forward to a successful completion of the Business Combination.

Sincerely,
, 2023
Sreekanth Ravi
Chief Executive Officer and Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated         , 2023 and is expected to be first mailed to Company stockholders on or about         , 2023.

NOTICE OF SPECIAL MEETING
IN LIEU OF 2023 ANNUAL MEETING OF
STOCKHOLDERS OF STRATIM CLOUD ACQUISITION CORP.
TO BE HELD         , 2023

To the Stockholders of Stratim Cloud Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2023 annual meeting of the stockholders of Stratim Cloud Acquisition Corp., a Delaware corporation (the “Company”), will be held on             at             Pacific Standard Time virtually via the Internet (the “Special Meeting”). You can participate in the meeting, vote and submit questions via live webcast by visiting           and entering the voter control number included on your proxy card. The meeting is being held virtually via the Internet and you will not be able to attend the meeting in person. You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.      Business Combination Proposal — To consider and vote upon a proposal to (a) approve the Membership Interests Purchase Agreement, dated as of March 21, 2023 (as it may be amended from time to time, the “Purchase Agreement”), by and among the Company, Force Pressure Control, LLC, a Texas limited liability company (“FPC”) and each of the individuals listed on the signature page of the Purchase Agreement (the “FPC Members”) and (b) approve the transactions contemplated by the Purchase Agreement (collectively, the “Business Combination” and such proposal the “Business Combination Proposal” or “Proposal No. 1”);

2.      Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq Stock Market (“Nasdaq”) listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (as defined below) (the “Nasdaq Proposal” or “Proposal No. 2”);

3.      Charter Proposals — To consider and act upon five separate proposals to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C (the “Charter Proposals” or “Proposal No. 3”);

4.      Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on our Board until the 2024, 2025 and 2026 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 4”);

5.      Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and

6.      Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of the other proposals at the Special Meeting. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve one or more of the other proposals (the “Adjournment Proposal” or “Proposal No. 6”).

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Purchase Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and FPC.

The record date for the Special Meeting is         , 2023. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Pursuant to the Existing Charter, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of our Class A Common Stock, par value $0.0001 per share (our “Class A Common Stock”) then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to the Company to pay its franchise and income taxes) of our initial public offering (our “IPO”). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of investments held in our Trust Account of approximately $64,501,029 as of March 31, 2023, the estimated per share redemption price would have been approximately $10.15. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Common Stock included in the units sold in our IPO. We refer to this as the “15% threshold.”

We have no specified maximum redemption threshold under the Existing Charter, other than the aforementioned 15% threshold. Each redemption of shares of Class A Common Stock by our public stockholders will reduce the amount in our Trust Account, which held cash items (which may be interest bearing to the extent permitted by Continental and the applicable rules of the SEC) with a fair value of approximately $64,501,029 as of March 31, 2023. The Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 FPC Common Units from the FPC Members, which would require that the Company have at least $120,000,000 in cash in the event that the FPC Members make the full election. This election in the Purchase Agreement is for the sole benefit of the FPC Members and such election may only be made by such parties. If, as a result of redemptions of our Class A Common Stock by our public stockholders there is insufficient cash to purchase all of the FPC Common Units elected to be sold by the FPC Members, then we may not be able to consummate the Business Combination. Public holders of our outstanding Warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Common Stock.

Our Initial Stockholders, including our sponsor, Stratim Cloud Acquisition LLC, a Delaware limited liability company (our “Sponsor”), officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination and to vote any shares of Common Stock owned by them in favor of the Business Combination. Our Initial Stockholders (including our Sponsor), officers and directors have agreed to, (i) in their capacity as holders of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter, and (ii) vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. Currently, our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, in the aggregate, own approximately 50% of our issued and outstanding shares of Common Stock, including all shares of Class B Common Stock. Our Class B Common Stock will be excluded from the pro rata calculation used to determine the per-share redemption price and, along with the Class A Common Stock it is convertible into, is subject to transfer restrictions.

Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) is cross-conditioned on the approval of each other. The Adjournment Proposal (together with the Condition Precedent Proposals, the “Transaction Proposals”) is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote at the Special Meeting. Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast in the Director Election Proposal; this means that the seven individuals nominated for election to the Board who receive the most “FOR” votes (among the shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting) will be elected. The Board unanimously recommends that you vote “FOR” each of these proposals.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. Each of the proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your broker, bank or other nominee how to vote, and do not attend the Special Meeting, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will not be voted. An abstention will be counted towards the quorum requirement for each of the proposals presented at the Special Meeting but a broker non-vote will not. In connection with (i) the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal, abstentions and broker non-votes will have no effect, (ii) the Charter Proposal, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal. If you are a stockholder of record and you virtually attend and vote at the Special Meeting, you may withdraw your proxy at the live webcast.

Your attention is directed to the remainder of this proxy statement following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and each of the proposals to be considered at the Special Meeting. You are encouraged to read this proxy statement carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 (banks and brokers can call collect at (203) 658-9400) or by emailing [SCAQ.info@investor.morrowsodali.com].

By Order of the Board of Directors

Sreekanth Ravi Chief Executive Officer and Chairman of the Board of Directors
San Francisco, California , 2023

Page
FREQUENTLY USED TERMS	1
MARKET, RANKING AND OTHER INDUSTRY DATA	4
TRADEMARKS, SERVICE MARKS AND TRADE NAMES	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
SUMMARY TERM SHEET	8
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	14
SUMMARY OF THE PROXY STATEMENT	31
RISK FACTORS	45
SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY	79
SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF FPC	82
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	85
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	87
COMPARATIVE SHARE INFORMATION	101
SPECIAL MEETING OF COMPANY STOCKHOLDERS	103
PROPOSAL NO. 1 — APPROVAL OF THE BUSINESS COMBINATION	110
PROPOSAL NO. 2 — APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION	154
PROPOSAL NO. 3 — APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	156
PROPOSAL NO. 4 — ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS	159
PROPOSAL NO. 5 — APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN	160
PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL	163
INFORMATION ABOUT THE COMPANY	164
THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	177
INFORMATION ABOUT FPC	183
FPC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	193
MANAGEMENT AFTER THE BUSINESS COMBINATION	206
EXECUTIVE COMPENSATION	209
DESCRIPTION OF SECURITIES	212
BENEFICIAL OWNERSHIP OF SECURITIES	227
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	230
MARKET PRICE INFORMATION	234
INDEPENDENT REGISTERED ACCOUNTING FIRM	235
APPRAISAL RIGHTS	235
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	235
TRANSFER AGENT AND REGISTRAR	235
SUBMISSION OF STOCKHOLDER PROPOSALS	235
FUTURE STOCKHOLDER PROPOSALS	235
WHERE YOU CAN FIND MORE INFORMATION	236
INDEX TO FINANCIAL STATEMENTS	F-1

i

ii

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, in this proxy statement:

“50% Redemption Scenario” means a scenario in which, in connection with the Business Combination, 3,127,019 shares of Class A Common Stock, or approximately 50% of the outstanding shares of Class A Common Stock, are redeemed.

“Aggregate Transaction Expenses” means certain transaction expenses of the Company (to the extent incurred prior to the closing of the Business Combination) and FPC (to the extent incurred and not paid prior to the closing of the Business Combination).

“Amended and Restated Bylaws” means the Amended and Restated Bylaws, a form of which is attached hereto as Annex D, which will become the post-Business Combination Company’s bylaws upon the consummation of the Business Combination.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement to be entered into at the Closing of the Business Combination by the Company, our Sponsor, certain Company stockholders, and the FPC Members, the form of which is attached to this proxy statement as Annex G.

“Ancillary Agreements” mean the Sponsor Support Agreement, the Registration Rights Agreement, the Lock-Up Agreement, the Company Member Written Consent, and the Tax Receivable Agreement.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Purchase Agreement, including the Recapitalization.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of the Company.

“Class C Common Stock” means the shares of Class C Common Stock, par value $0.0001 per share, of the Company, to be authorized pursuant to the Second Amended and Restated Certificate of Incorporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company, consisting of: (i) prior to the Business Combination, the Class A Common Stock and Class B Common Stock; and (ii) following the closing of the Business Combination, the Class A Common Stock and Class C Common Stock.

“Company,” “we,” “us” and “our” mean Stratim Cloud Acquisition Corp., a Delaware corporation.

“Condition Precedent Proposals” mean the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of November 9, 2022, by and between FPC and the Company (as the Subject Company referenced thereto)

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Charter” means the Amended and Restated Certificate of Incorporation of the Company, dated March 10, 2020;

“Founder Shares” means the 6,250,000 shares of Class B Common Stock that are currently owned by our Initial Stockholders, which shares shall automatically convert to shares of Class A Common Stock on a one-for-one basis upon the closing of the Business Combination.

“FPC” means Force Pressure Control, LLC, a Texas limited liability company.

“FPC Members” means holders of FPC membership interests as of immediately prior to the Closing.

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means U.S. generally accepted accounting principles.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means the incentive equity plan in the form attached hereto as Annex I.

“Initial Stockholders” means our Sponsor the other holders of Founder Shares immediately prior to our IPO.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means the Company’s initial public offering, consummated on March 16, 2021, through the sale of 25,000,000 Units at $10.00 per Unit.

“Maximum Redemption Scenario” means a scenario in which, in connection with the Business Combination, 4,755,019 shares of Class A Common Stock, or 76% of the outstanding shares of Class A Common Stock, are redeemed, resulting in an aggregate payment of $48,263,443 out of the Trust Account, such that the fair value of the cash and investments held in the Trust Account following such redemption along with the proceeds from any potential third-party financing are sufficient to satisfy the Company’s obligation to acquire the Sold Units.

“Purchase Agreement” means that certain Membership Interests Purchase Agreement, dated as of March 21, 2023, by and among the Company, FPC and each of the FPC Members.

“Morrow” means Morrow Sodali, proxy solicitor to the Company.

“Nasdaq” means the Nasdaq Stock Market.

“No Redemption Scenario” means a scenario in which, in connection with the Business Combination, no shares of Class A Common Stock are redeemed.

“Private Placement Warrants” means the Warrants held by our Sponsor that were issued to our Sponsor on the IPO closing date, each of which is exercisable for one share of Class A Common Stock, in accordance with its terms.

“Promissory Note” means the Promissory Note, dated June 6, 2023, by and between the Company and the Sponsor.

“public shares” are to shares of the Company’s Class A Common Stock sold as part of the Units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

“Public Warrants” means the Warrants that were issued as part of our Units in our IPO.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Certificate of Incorporation” means the proposed Second Amended and Restated Certificate of Incorporation of the Company, a form of which is attached hereto as Annex C, which will become the post-Business Combination Company’s certificate of incorporation upon the approval of each of the Charter Proposals, assuming the consummation of the Business Combination.

“Securities Act” means the Securities Act of 1933, as amended.

“Skadden” means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company.

“Special Meeting” means the special meeting in lieu of the 2023 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means Stratim Cloud Acquisition LLC, a Delaware limited liability company.

“Sponsor Loan” means the Convertible Promissory Note, dated February 17, 2023, by and between the Company and the Sponsor.

“Sponsor Support Agreement” means the Sponsor Support Agreement, dated as of March 21, 2023 and attached hereto as Annex B, by and among FPC, the Company, our Sponsor and certain record and beneficial owners of our Founder Shares, pursuant to which, among other things, such holders and our Sponsor agree to restrictions on their Company securities and to vote in favor of the proposals set forth herein.

“Transaction Proposals” mean the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Trust Agreement” means Investment Management Trust Agreement, dated March 16, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee.

“Trustee” means Continental Stock Transfer & Trust Company.

“Units” mean units of the Company, each consisting of one share of Class A Common Stock and one-third of one Warrant.

“Warrant Agent” means Continental Stock Transfer & Trust Company.

“Warrant Agreement” means Warrant Agreement, dated March 11, 2021, between the Company and Warrant Agent.

“Warrants” mean redeemable warrants of the Company, each whole warrant entitling the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities).

MARKET, RANKING AND OTHER INDUSTRY DATA

Unless otherwise indicated, information contained in this proxy statement concerning FPC’s industry, its business and the markets in which it operates is based on information from independent industry or research organizations, other industry publications, surveys and forecasts, and FPC management estimates. FPC management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from FPC’s internal research and tracking mechanisms, and are based on assumptions made by FPC upon reviewing such data and FPC’s knowledge of its industry and markets, which we and FPC believe to be reasonable. We are responsible for all of the disclosure in this proxy statement and while we believe the data from the sources described above to be accurate and complete, neither we nor FPC have independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. This information generally involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such information, projections or estimates. In addition, customer preferences can and do change. Industry publications and other reports FPC has obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data. References herein to FPC being a leader in a market or service category refers to FPC’s belief that it has a leading market share position in each specified market, unless the context otherwise requires. In addition, the discussion herein regarding FPC’s various markets is based on how FPC defines the markets for its products and services, which products may be either part of larger overall markets or markets that include other types of products.

Assumptions and estimates of our and FPC’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors — Risks Related to FPC’s Business.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This proxy statement contains some of FPC’s or its subsidiaries’ trademarks, service marks and trade names, and other names of certain of FPC’s products. Each one of these trademarks, service marks or trade names is either (1) a registered trademark of FPC or one of its subsidiaries, (2) a trademark for which FPC or one of its subsidiaries has a pending application, or (3) a trade name or service mark for which FPC or one of its subsidiaries claims common law rights. All other trademarks, trade names or service marks of any other company appearing in this proxy statement belong to their respective owners. The use or display of other parties’ trademarks, service marks or trade names is not intended to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us or FPC by, these other parties.

Solely for convenience, the trademarks, service marks and trade names referred to in this proxy statement are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we, FPC or the applicable licensors will not assert, to the fullest extent under applicable law, our, FPC’s or the applicable licensors’ respective rights to these trademarks, service marks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to the Business Combination and any other statements relating to future results, strategy and plans of the Company and FPC (including certain projections and business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, “targets”, “projects”, “contemplates”, “predicts”, “potential”, “continue”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might”, “will” or “will be taken”, “occur” or “be achieved”).

Forward-looking statements are based on the opinions and estimates of management of the Company or FPC, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

•        the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the agreements related thereto;

•        the outcome of any legal proceedings that may be instituted against the Company following announcement of the transactions;

•        the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the transaction agreement;

•        the inability of the Company and FPC to complete a third-party financing in connection with the proposed Business Combination;

•        the risk that the proposed Business Combination disrupts FPC’s current plans and operations as a result of the announcement of the transactions;

•        FPC’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of FPC to grow and manage growth profitably following the Business Combination;

•        costs related to the Business Combination;

•        changes in applicable laws or regulations;

•        the possibility that FPC may be adversely affected by other economic, business, and/or competitive factors; and

•        the other factors identified under the heading “Risk Factors” beginning on page 45 of this proxy statement.

Additional information on these and other factors that may cause actual results and the Company’s performance to differ materially is included in the Company’s periodic reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q.

Copies of the Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Before any of our stockholders grant their proxies or instruct how their votes should be cast or vote on the proposals to be put to the Special Meeting, such stockholders should be aware that the occurrence of the events described in the “Risk Factors” section starting on page 45 and elsewhere in this proxy statement may adversely affect us.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed herein and attributable to SCAQ, FPC or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, SCAQ and FPC undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

•        The Company is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•        On March 16, 2021, we consummated our IPO of 25,000,000 Units at $10.00 per unit, generating gross proceeds of $250,000,000 and incurring offering costs of approximately $14,326,696, inclusive of approximately $8,750,000 in deferred underwriting fees. However, separately on April 14, 2023, and April 18, 2023, BofA Securities, Inc. (“BofA”) and Cowen and Company, LLC (“Cowen”), the underwriters of the IPO, separately delivered a letter to the Company (the “Fee Waiver Letter”) and gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, the Company does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. The Company expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses. In addition, we issued 8,333,333 Public Warrants (originally sold as part of the Units issued in our IPO) as part of our IPO along with 4,666,667 Private Placement Warrants issued to our Sponsor in a private placement on the IPO closing date. Each whole Warrant entitles its holder to purchase one share of our Class A Common Stock at an exercise price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). The Warrants will become exercisable 30 days after the completion of the Business Combination, and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants at a price of $0.01 per warrant if the last reported sale price of Class A Common Stock on Nasdaq equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the Warrant holders. The Private Placement Warrants, however, are non-redeemable and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees. For more information regarding the warrants, please see the section entitled “Description of Securities.”

•        On March 10, 2023, we held a special meeting of stockholders (the “Extension Meeting”), where the Company’s stockholders were asked to approve: (i) a proposal to amend the Company’s amended and restated certificate of incorporation then in effect to extend the date by which the Company must complete an initial business combination from March 16, 2023, to September 16, 2023, or such earlier date as determined by the Board of Directors of the Company and (ii) a proposal to amend the amended and restated certificate of incorporation then in effect to eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed this redemption limitation. At the Extension Meeting, the Company’s stockholders approved the proposals, and the amendment became effective on March 10, 2023, upon the filing thereof with the Secretary of State of the State of Delaware. In connection with the Extension Meeting, a total of 169 Stockholders elected to redeem an aggregate of 18,744,981 shares of Class A Common Stock, representing approximately 75.0% of the issued and outstanding shares of Class A Common Stock. Accordingly, as of March 31, 2023, there are 12,505,019 shares of Common Stock issued and outstanding, consisting of (i) 6,255,019 shares of Class A Common Stock originally sold as part of the IPO, and (ii) 6,250,000 shares of Class B Common Stock that were initially issued to our Initial Stockholders, prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding.

•        FPC is a Texas limited liability company that provides surface system pressure control related rental tools and services required during frac and flowback well operations. Its products are rented principally for onshore unconventional oil and natural gas wells and are utilized during the drilling, completion (including fracturing) and production phases of customers’ wells in addition to being used for geothermal wells in which heat from the earth is used to generate electricity. For more information about FPC, please see the sections entitled “Information About FPC,” “FPC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management After the Business Combination.”

•        On March 21, 2023, the Company, FPC and the FPC Members entered into the Purchase Agreement, pursuant to which (i) immediately prior to the Closing, FPC will effectuate the Recapitalization and adopt the FPC A&R LLC Agreement to, among other things, admit the Company as the sole managing member of FPC and the Company will file the Second Amended and Restated Certificate of Incorporation, (ii) the Company will purchase an aggregate of up to 12 million FPC Common Units from the FPC Members for up to $120 million prior to any Net Working Capital Adjustment; (iii) the Company will subscribe for a number of FPC Common Units equal to the total shares of Class B Common Stock of the Company issued and outstanding immediately prior to the Business Combination, in exchange for shares of Class C Common Stock equal to the number of Retained Units, which will be subsequently distributed to the FPC Members pro rata to the number of FPC Common Units to be held by such FPC Members following the Closing, and the FPC Members may, following the Closing, cause FPC to redeem their FPC Common Units, which redemption may be effected as an exchange of FPC Common Units for shares of Class A Common Stock of the Company on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of Class C Common Stock held by such FPC Members; and (iv) the Company may elect to subscribe for additional FPC Common Units for $10.00 per unit pursuant to a notice delivered to FPC no later than two (2) Business Days prior to Closing. In addition, following the Closing, if the 2023 EBITDA of the Company is greater than $60 million, the FPC Members will be entitled to Earnout Equity of up to 3 million FPC Common Units and shares of Class C Common Stock on the terms and conditions set forth herein. For more information about the Purchase Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement.”

•        At the Closing, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex F, with the Company, FPC and the TRA Holders. The Tax Receivable Agreement will generally provide for payment by the Company to the FPC Members of 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of the increases in tax basis resulting from any exchange of FPC Common Units for Class A Common Stock or cash in the future and certain other tax benefits arising from payments under the Tax Receivable Agreement. In certain cases, the Company’s obligations under the Tax Receivable Agreement may accelerate and become due and payable, based on certain assumptions, upon a change in control and certain other termination events, as defined therein. For additional information, see “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Tax Receivable Agreement” in the accompanying proxy statement.

•        Prior to the closing of the Business Combination, FPC is wholly-owned by the FPC Members as follows: (i) 30.8% by Jacob Startz, its co-founder and CEO; (ii) 20% by Dustin Nesloney, its President; (iii) 44.2% by Harvey Mueller; (iv) 2.4% by Harrison Elliott Daniel; (v) 1.6% by Wesley Ryan Mangan and (vi) 1% by Darin Nesloney.

•        It is anticipated that, upon completion of the Business Combination and assuming the FPC Members elect to sell 12 million FPC Common Units and the Company raises $85 million from PIPE Financing: (i) the Company’s public stockholders will retain a voting ownership interest of approximately 18.8% in the post-Business Combination Company; (ii) our Initial Stockholders and their permitted transferees will own approximately 18.8% of the voting interests of the post-Business Combination Company; (iii) the investors from third party financing and FPC’s financial advisor, Exit Partners, LLC (“Exit Partners”), will own approximately 26.3% of the voting interests of the post-Business Combination Company; and (iv) the FPC Members will own approximately 36.1% of the voting interests of the post-Business Combination Company of the FPC Common Units to Class A Common Stock (accompanied by the corresponding cancellation of shares of Class C Common Stock), but do not take into account (1) any redemption by our public stockholders, (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, and (4) the Earnout Equity. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the FPC Members in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

•        The following diagram illustrates the anticipated voting ownership structure, pursuant to the assumptions described in the bullet point above, of the post-Business Combination Company and its expected subsidiaries immediately following the consummation of the Business Combination:

•        Our management and Board considered various factors in determining whether to approve the Purchase Agreement and the Business Combination, including, FPC’s attractive valuation, FPC’s strong balance sheet, positive factors related to the energy services industry, FPC’s product and service portfolio and other alternatives. For more information about our decision-making process, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

•        Pursuant to the Existing Charter, in connection with the Business Combination, holders of our public shares may elect to have their Class A Common Stock redeemed for cash at the applicable redemption price per share calculated in accordance with the Existing Charter. As of March 31, 2023, the redemption price would have been approximately $10.15 per share. If a holder exercises its, his or her redemption rights, then such holder will be exchanging its shares of our Class A Common Stock for cash and will no longer own shares of the post-Business Combination Company and will not participate in the future growth of the post-Business Combination Company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting of Company Stockholders — Redemption Rights.”

•        In addition to voting on the proposal to adopt the Purchase Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

•        a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”);

•        five separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation (collectively, the “Charter Proposals” or “Proposal No. 3”);

•        a proposal to elect seven directors to serve staggered terms on our Board until the 2024, 2025 and 2026 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 4”);

•        a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and

•        a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the other proposals (the “Adjournment Proposal” or “Proposal No. 6”).

Please see the sections entitled “Proposal No. 1 — Approval of the Business Combination,” “Proposal No. 2 — Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination,” “Proposal No. 3 — Approval of the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 4 — Election of Directors to the Board of Directors,” “Proposal No. 5 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 6 — The Adjournment Proposal.” Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

•        Upon consummation of the Business Combination, our Board anticipates increasing its size from five directors to seven directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2025 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2026, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having two (2) Class I directors, two (2) Class II directors and three (3) Class III directors. Please see the sections entitled “Proposal No. 4 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

•        Unless waived by the applicable parties to the Purchase Agreement, and subject to applicable law, the Closing of the Business Combination is subject to a number of conditions set forth in the Purchase Agreement including, among others, expiration of the waiting period under the HSR Act and receipt of the stockholder approvals contemplated by this proxy statement. In addition, the Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 FPC Common Units from the FPC Members, which would require that the Company have at least $120,000,000 in cash in the event that the FPC Members make the full election. This election in the Purchase Agreement is for the sole benefit of the FPC Members and such election may only be made by such parties. If, as a result of redemptions of our Class A Common Stock by our public stockholders there is insufficient cash to purchase all of the FPC Common Units elected to be sold by the FPC Members, then we may not be able to consummate the Business Combination. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement — Conditions to Closing of the Business Combination.”

•        The Purchase Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Company or FPC unilaterally in specified circumstances. For more information about the termination rights under the Purchase Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement — Termination.”

•        The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•        In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•        the fact that our Initial Stockholders (including our Sponsor), officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•        the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in our Existing Charter;

•        the fact that our Initial Stockholders paid an aggregate of $25,000 for 6,250,000 shares of Class B Common Stock which will be converted into Class A Common Stock upon the Closing of the Business Combination and approximately $7,000,000 for its 4,666,667 Private Placement Warrants to purchase shares of Class A Common Stock, both of which will have no value if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        the fact that our Sponsor will have a right to exercise its Private Placement Warrants at an exercise price of $11.50 per share following the Business Combination, subject to certain lock-up periods;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the anticipated continuation of two of our existing directors, Doug Bergeron and Zachary Abrams, as directors of the post-Business Combination Company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that our Initial Stockholders will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders;

•        that, at the Closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Initial Stockholders and their permitted transferees;

•        the fact that we entered into the Sponsor Loan with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan the lesser of $0.04 for each share of Class A Common Stock that was not redeemed in connection with the stockholder vote to approve the proposals presented at the special meeting of stockholders that was held on March 10, 2023, and $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and the Extended Date (as defined below); and

•        the fact that we entered into the Promissory Note with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on            at            Pacific Standard Time virtually via the Internet. You can participate in the meeting, vote and submit questions via live webcast by visiting            and entering the voter control number included on your proxy card. You will not be able to attend the meeting in person.

Q:     Why am I receiving this proxy statement?

A:     Our stockholders are being asked to consider and vote upon a proposal to approve the Purchase Agreement and the transactions contemplated thereby, including the Business Combination, among other proposals, pursuant to which, among other transactions, the Company will enter into a series of transactions with FPC and the FPC Members, upon which the Company will change its name to “Force Pressure Control, Inc.” (and the combined post-business combination company will be reorganized into an umbrella partnership C corporation (or “Up-C”) structure). A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:     What is an “Up-C” structure?

A:     The combined company’s structure following the Business Combination, as described under the section entitled “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement” is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies when they undertake an initial public offering either directly or through a business combination with a special purpose acquisition company, such as the Company.

Under the “Up-C” structure, immediately following the Closing, the Company will be the sole managing member of FPC. The FPC Members and their permitted transferees will continue to hold at least 50% of the FPC Common Units following the Closing, but have no voting rights on any matters to be voted on by members of FPC post-Closing, except as otherwise provided in the FPC A&R LLC Agreement. Further, FPC Members will hold all of the outstanding Class C Common Stock. Each share of Class C Common Stock has no economic rights but entitles holders to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class C Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by the Second Amended and Restated Certificate of Incorporation. We do not intend to list any Class C Common Stock on any exchange.

Following this Closing, under the FPC A&R LLC Agreement, each member will, subject to certain timing procedures and other conditions set forth therein, have the Company Unitholder Redemption Right to redeem all or a portion of its FPC Common Units for, at FPC’s election, (i) shares of our Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each FPC Common Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions pursuant to the FPC A&R LLC Agreement, or (ii) an equivalent amount of cash. FPC will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the FPC Common Units and alternative uses for such cash. For additional information, please see the sections entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — FPC A&R LLC Agreement.”

Q:     When and where is the Special Meeting?

A:     The Special Meeting will be held on            at            Pacific Standard Time virtually via the Internet. You can participate in the meeting, vote and submit questions via live webcast by visiting            and entering the voter control number included on your proxy card.

Q:     Can I attend the Special Meeting?

A:     We will be hosting the Special Meeting virtually via the Internet. You will not be able to attend the Special Meeting in person. You can participate in the meeting, vote and submit questions via live webcast by visiting            and entering the voter control number included on your proxy card. Our Board considers this to be the appropriate format of the Special Meeting. The meeting will comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. The Special Meeting live webcast will begin promptly on            at            Pacific Standard Time. We encourage you to access the Special Meeting webcast prior to the start time. Online check-in will begin at            Pacific Standard Time, and you should allow ample time for the check-in procedures.

Q:     What do I need in order to be able to participate in the Special Meeting?

A:     You will need the voter control number included on your proxy card in order to be able to vote your shares or submit questions during the Special Meeting. If you do not have a voter control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the Special Meeting.

Q:     What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:     The Company’s stockholders are being asked to approve the following proposals:

1.      Business Combination Proposal — To adopt the Purchase Agreement and approve the transactions contemplated thereby, including the Business Combination;

2.      Nasdaq Proposal — To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination;

3.      Charter Proposals — The following five separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation:

a)      To authorize shares and provide for the relative conversion voting, dividend and liquidation rights of all classes of Common Stock;

b)      To provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board as will be provided in our Amended and Restated Bylaws;

c)      To provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL;

d)      To require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote to make amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and

e)      To make other general changes.

4.      Director Election Proposal — To elect seven directors to serve staggered terms on our Board until the 2024, 2025 and 2026 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified;

5.      Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan; and

6.      Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal.

Q:     Are the proposals conditioned on one another?

A:     Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. Therefore, unless waived by the parties to the Purchase Agreement, if any of these proposals do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in the Trust Account to the public stockholders. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Q:     Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:     Under the Existing Charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The adoption of the Purchase Agreement is required under Delaware law and the approval of the Business Combination is required under the Existing Charter. In addition, such approval is also a condition to the Closing of the Business Combination under the Purchase Agreement.

Q:     What revenues and net income has FPC generated in the last three years?

A:     For the years ended December 31, 2020, 2021 and 2022, FPC had total revenue of $7.4 million, $85.0 and $162.8 million, respectively, and net income (including net income or loss attributable to noncontrolling interest) of $0.5 million, $18.2 million and $46.8 million, respectively. For additional information, please see the sections entitled “Selected Historical Consolidated Financial and Other Data of FPC” and “FPC Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Q:     What will happen in the Business Combination?

A:     Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire FPC in a series of transactions we collectively refer to as the “Business Combination.” At the Closing of the Business Combination contemplated by the Purchase Agreement, the parties will undertake the following transactions: (i) immediately prior to the Closing, FPC will effectuate the Recapitalization and adopt the FPC A&R LLC Agreement to, among other things, admit the Company as the sole managing member of FPC and the Company will file the Second Amended and Restated Certificate of Incorporation, (ii) the Company will purchase an aggregate of up to 12 million FPC Common Units from the FPC Members for up to $120 million prior to any Net Working Capital Adjustment; (iii) the Company will subscribe for a number of FPC Common Units equal to the total shares of Class B Common Stock of the Company issued and outstanding immediately prior to the Business Combination, in exchange for shares of Class C Common Stock equal to the number of Retained Units, which will be subsequently distributed to the FPC Members pro rata to the number of FPC Common Units to be held by such FPC Member following the Closing, and the FPC Members may, following the Closing, cause FPC to redeem their FPC Common Units, which redemption may be effected as an exchange of FPC Common Units for shares of Class A Common Stock of the Company on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of Class C Common Stock held by such FPC Members; and (iv) the Company may elect to subscribe for additional FPC

Common Units for $10.00 per unit pursuant to a notice delivered to FPC no later than two (2) Business Days prior to Closing. In addition, following the Closing, if the 2023 EBITDA of the Company is greater than $60 million, the FPC Members will be entitled to Earnout Equity of up to 3 million FPC Common Units and shares of Class C Common Stock on the terms and conditions set forth herein. For more information about the Purchase Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement.”

Q:     What will the Company receive in the Business Combination?

A:     The Company will receive (i) up to 12 million FPC Common Units; (ii) an amount of FPC Common Units equal to the total shares of Class B Common Stock of the Company issued and outstanding immediately prior to the Business Combination; and (iii) an additional amount of FPC Common Units for $10.00 per unit pursuant to a notice delivered to FPC no later than two (2) Business Days prior to Closing.

Q:     What will the FPC Members receive in the Business Combination?

A:     While retaining the Retained Units, the FPC Members will collectively receive, as the consideration of the Business Combination, (i) the Aggregate Cash Consideration; (ii) shares of Class C Common Stock equal to the number of Retained Units; (iii) the Earnout Equity; and (iv) any cash payments made by us under the Tax Receivable Agreement (as described in the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Tax Receivable Agreement”).

Q:     Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:     Yes. We intend to apply to continue the listing of the post-Business Combination Company’s Class A Common Stock and Public Warrants on Nasdaq under the symbols “FPCI,” and “FPCIW,” respectively, upon the Closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

Q:     How has the announcement of the Business Combination affected the trading price of the Company’s Class A Common Stock?

A:     On March 21, 2023, the trading date before the public announcement of the Business Combination, the Company’s Class A Common Stock, Units and Warrants closed at $10.13, $10.133 and $0.06, respectively. As of the record date for the Special Meeting, the closing price of the Company’s Class A Common Stock, Units and Public Warrants was $[•], $[•] and $[•], respectively.

Q:     How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:     As a result of the Business Combination and the consummation of the transactions contemplated thereby, the amount of Common Stock outstanding will increase by approximately 264% to approximately 33 million shares of Common Stock (assuming that no shares of Class A Common Stock are redeemed). Additional shares of Common Stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including (A) issuance of shares of Class A Common Stock upon (i) exchange by the FPC Members of their FPC Common Units for shares of Class A Common Stock; (ii) exercise of the Warrants after the Business Combination; and (iii) exercise of any post-Closing equity interests of the Company pursuant to the 2023 Plan, and (B) issuance of shares of Class C Common Stock in connection with the Earnout Equity and the Extension Loan (as defined below) pursuant to the terms and conditions in the Purchase Agreement. The issuance and sale of such shares in the public market could adversely impact the market price of our Common Stock, even if our business is doing well.

Q:     Is the Business Combination the first step in a “going private” transaction?

A:     No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for FPC to access the U.S. public markets.

Q:     Will the management of FPC change in the Business Combination?

A:     We anticipate that all of the executive officers of FPC will remain with the post-Business Combination Company. In addition, Jacob Startz, FPC’s Chief Executive Officer, Dustin Nesloney, FPC’s President, and Harvey Mueller, an FPC Member, [•], [•], have each been nominated to serve as directors of the post-Business Combination Company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 4 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

Q:     What equity stake will current stockholders of the Company and the FPC Members hold in the post-Business Combination Company after the closing?

A:     It is anticipated that, upon completion of the Business Combination and assuming the FPC Members elect to sell 12 million FPC Common Units: (i) the Company’s public stockholders will retain a voting ownership interest of approximately 18.8% in the post-Business Combination Company; (ii) our Initial Stockholders and their permitted transferees will own approximately 18.8% of the voting interests of the post-Business Combination Company; (iii) the investors from third party financing and FPC’s financial advisor, Exit Partners, will own approximately 26.3% of the voting interests of the post-Business Combination Company; and (iv) the FPC Members will own approximately 36.1% of the voting interests of the post-Business Combination Company. The voting ownership percentages with respect to the post-Business Combination Company are on a dilutive basis assuming full conversion of the FPC Common Units to Class A Common Stock (accompanied by the corresponding cancellation of shares of Class C Common Stock), but do not take into account (1) any redemption by our public stockholders, (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, and (4) the Earnout Equity. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the FPC Members in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:     Will the Company assume any of FPC’s outstanding financing obligations or obtain new financing in connection with the Business Combination?

A:     The Company will use the funds in the Trust Account and cash proceeds from other financing sources (if any) to fund the Aggregate Cash Consideration payable to FPC Members in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of an existing $14.9 million loan to an FPC Member. Any additional funds will be used for general corporate purposes.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     Unless waived by the applicable parties to the Purchase Agreement, and subject to applicable law, the Closing of the Business Combination is subject to a number of conditions set forth in the Purchase Agreement including, among others, expiration of the waiting period under the HSR Act, and receipt of the stockholder approvals contemplated by this proxy statement. In addition, the Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 FPC Common Units from the FPC Members, which would require that the Company have at least $120,000,000 in cash in the event that the FPC Members make the full election. This election in the Purchase Agreement is for the sole benefit of the FPC Members and such election may only be made by such parties. If, as a result of redemptions of our Class A Common Stock by our public stockholders there is insufficient cash to purchase all of the FPC Common Units elected to be sold by the FPC Members, then we may not be able to consummate the Business Combination. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement.”

Q:     Are there any arrangements to help ensure that the Company will have sufficient funds to fund the Aggregate Cash Consideration?

A:     The Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 FPC Common Units from the FPC Members, which would require that Aggregate Cash Consideration to be at least $120,000,000 in the event that the FPC Members make the full election. The Company is in the process of seeking financing with third-party investors in connection with the Business Combination. In the event that the Company enters into any definitive financing agreements, the Company will publicly disclose such arrangements in its filings with the SEC. Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources. See “Risk Factors — Risks Related to the Company and the Business Combination — Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources.”

Q:     Will the Company inform the public stockholders if financing sources become available to the Company after this proxy statement is distributed?

A:     While unlikely, if financing sources become available to the Company, after the mailing of this proxy statement, the Company will, as appropriate, publicly disclose that fact to the public stockholders and otherwise comply with the applicable proxy and disclosure rules.

Q:     If financing sources become available after the mailing of this proxy statement and are disclosed by the Company to the public stockholders, will the public stockholders have an opportunity to change their votes related to the Transaction Proposals set forth in this proxy statement and/or approve the financing sources?

A:     Prior to and at the Special Meeting, the public stockholders will have the opportunity to change their votes related to the Transaction Proposals set forth in this proxy statement. After the Special Meeting, the public stockholders will not have an opportunity to change their votes related to the Transaction Proposals set forth in this proxy statement. The public stockholders are only able to vote on the Transaction Proposals set forth in this proxy statement, and it is not anticipated that any potential financing transactions will require a stockholder vote. The public stockholders may, to the extent they learn about any potential financing transactions in advance of the Special Meeting, make use of that information in connection with their vote on the Transaction Proposals set forth in this proxy statement, but the public stockholders may not vote on the potential financing transactions directly. To the extent that the public stockholders learn about any potential financing transactions following the Special Meeting, the public stockholders will not be able to make use of that information in connection with their vote on the Transaction Proposals set forth in this proxy statement. After the Special Meeting, the public stockholders will not have an opportunity to change their votes related to the Business Combination and/or approve any financing sources that the Company secures.

Q:     Why is the Company proposing the Nasdaq Proposal?

A:     We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of such stock or an issuance or potential issuance of stock that would result in a change of control.

In connection with the Business Combination, we expect to issue at least 12 million shares of Class C Common Stock in the Business Combination which equal to the number of Retained Units. Because we may issue 20% or more of our outstanding Common Stock when considering together the potential issuance of shares of Class A Common Stock in exchange for the FPC Members Common Units following the Business Combination and potential issuance of shares of Class A Common Stock to third-party investors (if any), we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (d). Because certain of the FPC Members are expected to receive more than 20% of the voting power of the outstanding Common Stock by virtue of the shares of Class C Common Stock received by them in the Business Combination, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(b). For more information, please see the section entitled “Proposal No. 2 — Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination.”

Q:     Why is the Company proposing the Charter Proposals?

A:     The Second Amended and Restated Certificate of Incorporation that we are asking our stockholders to adopt five separate proposals in connection with the Business Combination (collectively, the “Charter Proposals” or “Proposal No. 3”) provides for certain amendments to our existing certificate of incorporation. Pursuant to

Delaware law and the Purchase Agreement, we are required to submit the Charter Proposals to the Company’s stockholders for adoption. For additional information please see the section entitled “Proposal No. 3 — Approval of the Second Amended and Restated Certificate of Incorporation.”

Q:     Why is the Company proposing the Director Election Proposal?

A:     Upon consummation of the Business Combination, our Board anticipates increasing its size from five directors to seven directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2025 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2026, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having two (2) Class I directors, two (2) Class II directors and three (3) Class III directors. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled “Proposal No. 4 — Election of Directors to the Board of Directors” for additional information.

Q:     Why is the Company proposing the Incentive Plan Proposal?

A:     The purpose of the Incentive Plan Proposal is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 5 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan” for additional information.

Q:     Why is the Company proposing the Adjournment Proposal?

A:     We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond September 16, 2023 (unless the deadline by which the Company must complete a business combination is further extended pursuant to the Existing Charter). Please see the section entitled “Proposal No. 6 — The Adjournment Proposal” for additional information.

Q:     What happens if I sell my shares of Class A Common Stock before the Special Meeting?

A:     The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Common Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Common Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Common Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:     What constitutes a quorum at the Special Meeting?

A:     A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present virtually or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, who currently own in the aggregate approximately 50% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, 6,252,510 shares of our Common Stock would be required to achieve a quorum.

Q:     What vote is required to approve the proposals presented at the Special Meeting?

A:     The following votes are required for each proposal at the Special Meeting:

•        Business Combination Proposal:    The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Business Combination Proposal, will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal. Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal.

•        Nasdaq Proposal:    The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Nasdaq Proposal, will have no effect on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Nasdaq Proposal. Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Nasdaq Proposal.

•        Charter Proposals:    The separate approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal. Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Charter Proposals.

•        Director Election Proposal:    Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors. Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the election of each of the director nominees named in the Director Election Proposal.

•        Incentive Plan Proposal:    The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Incentive Plan Proposal. Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Incentive Plan Proposal.

•        Adjournment Proposal:    The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal. Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Adjournment Proposal.

Q:     What happens if the Business Combination Proposal is not approved?

A:     If the Business Combination Proposal is not approved and we do not consummate a business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, we will be required to dissolve and liquidate our Trust Account.

Q:     May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:     Subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the FPC Members or our or their respective directors, officers, advisors or respective affiliates may (i) purchase public shares from institutional and other investors (including those who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, public shares), (ii) enter into transactions with such investors and others to provide them with incentives not redeem their public shares, or (iii) execute agreements to purchase such public shares from such investors or enter into non-redemption agreements in the future. In the event that the Sponsor, the FPC Members or our or their respective directors, officers, advisors or respective affiliates purchase public shares in situations in which the tender offer rules restrictions on purchases would apply, they (a) would purchase the public shares at a price no higher than the price offered through the Company’s redemption process; (b) would represent in writing that such public shares will not be voted in favor of approving the Business Combination; and (c) would waive in writing any redemption rights with respect to the public shares so purchased. To the extent any such purchases by the Sponsor, the FPC Members or our or their respective directors, officers, advisors or respective affiliates are made in situations in which the tender offer rules restrictions on purchases apply, we will disclose in a Form 8-K prior to the Special Meeting the following: (i) the number of our public shares purchased outside of the redemption offer, along with the purchase price(s) for such public shares; (ii) the purpose of any such purchases; (iii) the impact, if any, of the purchases on the likelihood that the Business Combination Proposal will be approved; (iv) the identities of the Company’s securityholders who sold to the Sponsor, the FPC Members or our or their respective directors, officers, advisors or respective affiliates (if not purchased on the open market) or the nature of the securityholders (e.g., 5% security holders) who sold such public shares; and (v) the number of shares of the Common Stock for which the Company has received redemption requests pursuant to its redemption offer. The purpose of such share purchases and other transactions would be to increase the likelihood of having sufficient cash to purchase the number of Sold Units elected by the FPC Members and otherwise limiting the number of public shares electing to redeem. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Consistent with SEC guidance, purchases of shares by the persons described above would not be permitted to be voted for the Business Combination at the Special Meeting and could decrease the chances that the Business Combination would be approved. In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Q:     How many votes do I have at the Special Meeting?

A:     Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of            , 2023, the record date for the Special Meeting. As of the close of business on the record date, there were            outstanding shares of our Common Stock.

Q:     How do I vote?

A:     If you were a holder of record of our Common Stock on            , 2023, the record date for the Special Meeting, you may vote with respect to the proposals at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail.    By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by            on            , 2023.

Voting at the Meeting.    If you virtually attend and plan to vote at the Special Meeting, we will provide instructions for doing so during the live webcast. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote virtually at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote virtually, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Special Meeting of Company Stockholders.”

Q:     What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:     At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. A failure to vote or abstention will have the same effect as a vote “AGAINST” each of the Charter Proposals.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:     If I am not going to attend the Special Meeting virtually, should I return my proxy card instead?

A:     Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     How will a broker non-vote impact the results of each proposal?

A:     Broker non-votes will count as a vote “AGAINST” each of the Charter Proposals but will not have any effect on the outcome of any other proposals.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting virtually and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     How will the Company’s Initial Stockholders vote?

A:     Prior to our IPO, we entered into a letter agreement with our Initial Stockholders, and we have entered into the Sponsor Support Agreement with our Sponsor and other holders of shares of Class B Common Stock. Pursuant to these agreements: (i) the Sponsor and other holders of shares of Class B Common Stock, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination; and (ii) the Sponsor and other holders of shares of Class B Common Stock, and their permitted transferees have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. None of the Sponsor and other holders of shares of Class B Common Stock has purchased any shares of our Common Stock during or after our IPO and, as of the date of this proxy statement, neither we nor the Sponsor and other holders of shares of Class B Common Stock have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. Currently, the Sponsor and other holders of shares of Class B Common Stock, and their permitted transferees own in the aggregate approximately 50% of our issued and outstanding shares of Common Stock, including all of the Founder Shares, and will vote all such shares at the Special Meeting.

Q:     What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:     Our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•        the fact that our Initial Stockholders (including our Sponsor), officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•        the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in our Existing Charter;

•        the fact that our Initial Stockholders paid an aggregate of $25,000 for 6,250,000 shares of Class B Common Stock which will be converted into Class A Common Stock upon the Closing of the Business Combination and approximately $7,000,000 for its 4,666,667 Private Placement Warrants to purchase shares of Class A Common Stock, both of which will have no value if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter);

•        the fact that our Sponsor will have a right to exercise its Private Placement Warrants at an exercise price of $11.50 per share following the Business Combination, subject to certain lock-up periods;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the anticipated continuation of two of our existing directors, Doug Bergeron and Zachary Abrams, as directors of the post-Business Combination Company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that our Initial Stockholders will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders;

•        that, at the Closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Initial Stockholders and their permitted transferees;

•        the fact that we entered into the Sponsor Loan with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan the lesser of $0.04 for each share of Class A Common Stock that was not redeemed in connection with the stockholder vote to approve the proposals presented at the special meeting of stockholders that was held on March 10, 2023, and $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and the Extended Date (as defined below); and

•        the fact that we entered into the Promissory Note with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:     Did the Company’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:     No. Neither our Board nor any committee thereof is required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying for FPC is fair to us from a financial point of view. Neither our Board nor any committee thereof obtained a third-party valuation in connection with the Business Combination. In analyzing the Business Combination, our Board conducted due diligence on FPC and reviewed comparisons of selected financial data of FPC with certain of its peers in the industry and the financial terms set forth in the Purchase Agreement in conjunction with its financial advisors on the Business Combination. Based on the foregoing, our Board concluded that the Business Combination was in the best interest of the Company’s stockholders.

Q:     What happens if I vote against the Business Combination Proposal?

A:     If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the other Condition Precedent Proposal and the satisfaction or waiver of the other conditions to Closing, the Business Combination will be consummated in accordance with the terms of the Purchase Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until September 16, 2023, or such earlier date as determined by our Board. If we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:     Do I have redemption rights?

A:     If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then outstanding public shares. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Common Stock included in the units sold in our IPO. Holders of our outstanding Public Warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in our Existing Charter. For illustrative purposes, based on the fair value of investments held in the Trust Account of approximately $64,501,029 as of March 31, 2023, the estimated per share redemption price would have been approximately $10.15. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest not previously released to the Company to pay its franchise and income taxes) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to September 16, 2023, such later date that is further extended pursuant to the Existing Charter, or such earlier date as determined by our Board.

Q:     Can the Company’s Initial Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:     No. Our Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the consummation of our Business Combination. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter.

Q:     Is there a limit on the number of shares I may redeem?

A:     Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO. Accordingly, all shares in excess of 15% owned by a holder or “group” of holders will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares and is not a member of a “group” may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.

We have no specified maximum redemption threshold under our Existing Charter, other than the aforementioned 15% threshold. Each redemption of shares of Class A Common Stock by our public stockholders will reduce the amount in our Trust Account, which held cash items (which may be interest bearing to the extent permitted by Continental and the applicable rules of the SEC) with a fair value of approximately $64,501,029 as of March 31, 2023. The Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 FPC Common Units from the FPC Members, which would require that the Company have at least $120,000,000 in cash in the event that the FPC Members make the full election. This election in the Purchase Agreement is for the sole benefit of the FPC Members and such election may only be made by such parties. If, as a result of redemptions of our Class A Common Stock by our public stockholders there is insufficient cash to purchase all of the FPC Common Units elected to be sold by the FPC Members, then we may not be able to consummate the Business Combination.

Q:     Is there a limit on the total number of shares that may be redeemed?

A:     We have no explicit maximum redemptions conditions in the Purchase Agreement or the Existing Charter. However, in order to consummate the Business Combination, we have to have sufficient funds to pay the consideration of the Sold Units to the FPC Members and to meet the minimum Nasdaq Listing requirements. Accordingly, we have assumed that under the Maximum Redemptions Scenario that a maximum of 4,755,019 shares of Class A Common Stock (which equal to 76% of the outstanding shares of Class A Common Stock) are redeemed, resulting in an aggregate payment of $48,263,443 out of the Trust Account, such that the fair value of the cash and investments held in the Trust Account following such redemption along with the proceeds from any potential third-party financing are sufficient to satisfy the Company’s obligation to acquire the Sold Units.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Purchase Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must, (i) if you hold Units, separate the underlying shares of Class A Common Stock and Warrants, and (ii) prior to            on            , 2023 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     It is expected that a holder of Class A Common Stock that exercises its redemption rights to receive cash from the Trust Account in exchange for such shares will generally be treated as selling its Class A Common Stock, resulting in the recognition of capital gain or loss. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes, depending on the amount of Class A Common Stock that such holder owns or is deemed to own (including through the ownership of warrants). For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see the section entitled “U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights — Redemption of Class A Common Stock” for additional information.

All holders considering exercising redemption rights should consult their tax advisors regarding the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws.

Q:     If I am a Company warrant holder, can I exercise redemption rights with respect to my Public Warrants?

A:     No. The holders of our Public Warrants have no redemption rights with respect to our Public Warrants.

Q:     Do I have appraisal rights if I object to the proposed Business Combination?

A:     No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.

Q:     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:     The Company will use the funds in the Trust Account and cash proceeds from other financing sources (if any) to fund the Aggregate Cash Consideration payable to FPC Members in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of an existing $14.9 million loan to an FPC Member. Any additional funds will be used for general corporate purposes.

Q:     What happens if the Business Combination is not consummated?

A:     There are certain circumstances under which the Purchase Agreement may be terminated. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may try to complete a business combination with a different target business until September 16, 2023, or such earlier date as determined by our Board. If we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board. then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors — Risks Related to the Company and the Business Combination.”

Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:     When is the Business Combination expected to be completed?

A:     The Closing of the Business Combination is expected to take place at 7:00 AM Pacific Standard Time on a date which is two (2) Business Days after the first date on which all conditions described below in the subsection entitled “Proposal No. 1 — Approval of the Business Combination — Conditions to Closing of the Business Combination” have been satisfied or waived. The Closing is expected to occur in            . The Purchase Agreement may be terminated by the Company or FPC if the Closing of the Business Combination has not occurred by September 16, 2023; provided, however, that the right to terminate the Purchase Agreement by such date will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of the Purchase Agreement.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination — Conditions to Closing of the Business Combination.”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:     The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Morrow a fee of $15,000, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Stratim Cloud Acquisition Corp.
100 West Liberty Street, Suite 100

Reno, Nevada 89501

(775) 318-3629
Attention: Sreekanth Ravi
Email: sreekanth@stratimcloud.com

You may also contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: [SCAQ.info@investor.morrowsodali.com]

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and FPC, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 236 of this proxy statement.

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; (ii) no inclusion of any shares of Class A Common Stock issuable upon the exercise of the Warrants or any shares to be issued pursuant to the Incentive Plan at or following the closing of the Business Combination; and (iii) no additional shares of Class A Common Stock are issued pursuant to the Earnout.

Parties to the Business Combination

The Company

The Company is a blank check company incorporated on July 29, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We are not limited to a particular industry or geographic region for purposes of consummating a Business Combination. Our Sponsor is Stratim Cloud Acquisition, LLC, a Delaware limited liability company.

The Company’s securities are traded on Nasdaq under the symbols “SCAQ,” “SCAQU” and “SCAQW,” respectively. The Units will automatically separate into the component securities upon consummation of the Business Combination and, as a result, will no longer trade as a separate security. In connection with the Closing, we intend to change our name from “Stratim Cloud Acquisition Corp.” to “Force Pressure Control, Inc.” and we expect that the shares of Class A Common Stock and the Public Warrants of the post-Business Combination company will continue trading on the Nasdaq under the new symbols “FPCI” and “FPCIW,” respectively, upon the Closing of the Business Combination.

The mailing address of the Company’s principal executive office is 100 West Liberty Street, Suite 100, Reno, Nevada 89501 and its phone number is (775) 318-3629.

FPC

FPC is a Texas limited liability company formed on August 6, 2019. FPC is privately held by the FPC Members. The mailing address of FPC’s principal office is 3040 W. IH 10 Seguin, TX 78155 and its phone number is (830) 560-9429.

FPC’s Business

FPC is a vertically integrated provider of pressure control related rental tools and services to the energy industry. FPC, formed in 2019 and originally servicing the Eagle Ford basin in Texas, has expanded its customer base, geographic areas served and equipment rental offerings rapidly over the past several years. It now includes facilities and operations serving the Permian Basin in West Texas and the Haynesville Shale in East Texas and surrounding regions. The Company designs, manufactures and assembles proprietary equipment that allows operators to bring a well online quickly, safely and with consistent quality in order to improve efficiency and profits. Force’s equipment rental services are used by customers in oil and natural gas production, as well as in geothermal “clean energy” power generation applications. The company’s website can be found at https://www.forcepsi.com.

For more information about FPC, please see the sections entitled “Information About FPC,” “FPC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management After the Business Combination.”

The Business Combination Proposal

On March 21, 2023, the Company, FPC and the FPC Members entered into the Purchase Agreement, pursuant to which (i) immediately prior to the Closing, FPC will effectuate the Recapitalization and adopt the FPC A&R LLC Agreement to, among other things, admit the Company as the sole managing member of FPC and the Company will file the Second Amended and Restated Certificate of Incorporation, (ii) the Company will purchase an aggregate of up to 12 million FPC Common Units from the FPC Members for up to $120 million prior to any Net Working Capital Adjustment; (iii) the Company will subscribe for a number of FPC Common Units equal to the total shares of Class B Common Stock of the Company issued and outstanding immediately prior to the Business Combination, in exchange for shares of Class C Common Stock equal to the number of Retained Units, which will be subsequently distributed to the FPC Members pro rata to the number of FPC Common Units to be held by such FPC Members following the Closing, and the FPC Members may, following the Closing, cause FPC to redeem their FPC Common Units, which redemption may be effected as an exchange of FPC Common Units for shares of Class A Common Stock of the Company on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of Class C Common Stock held by such FPC Members; and (iv) the Company may elect to subscribe for additional FPC Common Units for $10.00 per unit pursuant to a notice delivered to FPC no later than two (2) Business Days prior to Closing. In addition, following the Closing, if the 2023 EBITDA of the Company is greater than $60 million, the FPC Members will be entitled to Earnout Equity of up to 3 million FPC Common Units and shares of Class C Common Stock on the terms and conditions set forth herein. For more information about the Purchase Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement.” A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

Related Agreements

Sponsor Support Agreement

On March 21, 2023, in connection with the execution of the Purchase Agreement, the Company, FPC, the Sponsor and other holders of shares of Class B Common Stock entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor and other holders of shares of Class B Common Stock, and their permitted transferees agreed to vote any shares of Common Stock held by it to approve the Business Combination and the other stockholder proposals required pursuant to the Purchase Agreement, and not to seek redemption of any of its shares of Common Stock in connection with the consummation of the Business Combination. Pursuant to the Sponsor Support Agreement, the Sponsor and other holders of shares of Class B Common Stock, their permitted transferees, and the Company also agreed to amend the letter agreement, dated as of March 11, 2021 between the Sponsor, the Company, and the Company’s officers and directors (the “Insider Letter”) to amend the Founder Shares Lock-Up Period (as defined in the Insider Letter) to provide for lock-up of its shares of the Class B Common Stock (or the Class A Common Stock issuable upon conversion thereof) until the earlier of (A) the 180th day after the closing of the Business Combination and (B) (x) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction following the closing of the Business Combination or (y) the day that the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days following the Closing of the Business Combination. The Sponsor Support Agreement will terminate on the earliest of (i) the Closing, (ii) the termination of the Purchase Agreement, (ii) liquidation of the Company or (iii) mutual agreement by the parties. For more information about the Sponsor Support Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Sponsor Support Agreement.”

FPC A&R LLC Agreement

The Purchase Agreement contemplates that, immediately prior to the Closing, FPC, the Company and the FPC Members will enter into the FPC A&R LLC Agreement. As part of the FPC A&R LLC Agreement, FPC will effectuate the Recapitalization, pursuant to which, among other things, all outstanding membership interests of FPC will be converted or exchanged into FPC Common Units. The FPC A&R LLC Agreement will also, among other things, (a) permit the issuance and ownership of the post-Recapitalization equity of FPC as contemplated by the Purchase

Agreement and (b) admit the Company as the sole managing member of FPC. The FPC A&R LLC Agreement will provide that the FPC Members and their permitted transferees may cause FPC to redeem their FPC Common Units, which redemption may be effected as an exchange of FPC Common Units for shares of the Class A Common Stock on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of the Class C Common Stock held by such Members (the “Company Unitholder Redemption Right”).

Tax Receivable Agreement

The Purchase Agreement contemplates that, at the Closing, The Company, FPC, and certain FPC Members, will enter into the Tax Receivable Agreement that provides for the payment by the Company to the FPC Members of 85% of the amount of tax benefits, if any, that the Company actually realizes (or in some circumstances is deemed to realize) as a result of (i) increases in the tax basis of assets of FPC resulting from any redemptions or exchanges of FPC Common Units described above, or any sales of interests in FPC occurring as part of the Business Combination, and (ii) certain tax benefits related to our making payments under the Tax Receivable Agreement.

Registration Rights Agreement

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor, other parties to the Sponsor Support Agreement and the FPC Members, will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of the Class A Common Stock and other equity securities of the Company that are held by the parties thereto from time to time.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by the Company, Sponsor, and the other parties thereto in connection with the IPO. The Registration Rights Agreement will terminate on the earlier of (a) the tenth anniversary of the date of the Registration Rights Agreement and (b) with respect to any Holder (as defined therein), on the date that such Holder no longer holds any Registrable Securities (as defined therein). For more information about the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Registration Rights Agreement.”

Lock-Up Agreement

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor, holders of shares of Class B Common Stock and certain FPC Members will enter into Lock-Up Agreements restricting the transfer of Common Stock, Private Placement Warrants, and any FPC Common Units issued in connection with the Business Combination, as applicable (the “Lock-Up Agreement”). Pursuant to the terms of the Lock-Up Agreement, each party has agreed that it will not, without the prior written consent of the Company during a lock-up period of 180 days, unless earlier released, and subject to customary exceptions, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock issued or issuable to such party pursuant to the Purchase Agreement (collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (together with (i) and (ii), the “Lock-Up Restrictions”). Notwithstanding the foregoing, if at any time before 180 days after the Closing, (x) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the Closing results in all of the public stockholders of the Company having the right to exchange their shares of the Common Stock for cash securities or other property, or (y) the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing, then each party’s Lock-Up Shares will be automatically released from the lock-up restrictions, in the case of clause (y) above, as of the last day of such 30-trading day period. Any Private Placement Warrants held by the holder thereof immediately after the Closing, or any shares of Class A Common Stock issued or issuable upon the exercise of Private Placement Warrants, will be subject to the Lock-Up Restrictions during the period commencing from the Closing and ending on the date that is 30 days after the date of the Closing. The Lock-Up Restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, and transfers upon death or by will. For more information about the Lock-Up Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Lock-Up Agreement.”

Incentive Plan

As contemplated by the Incentive Plan Proposal, we intend to reserve )            shares for grants of awards under the Incentive Plan. For more information about the Incentive Plan, please see the section entitled “Proposal No. 5 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan — Equity Incentive Plan.”

Organizational Structure

The following diagram illustrates the ownership of FPC and its subsidiaries as of the date of this proxy statement:

Harvey Mueller
Jacob Startz
Wesley Ryan Mangan
Harrison Elliott Daniel
Darin Nesloney
Dustin Nesloney
44.2%
30.8%
1.6%
2.4%
1.0%
20.0%
Force Pressure Control, LLC
100%
100%
100%
100%
53%
Infinity Well Control, LLC
D&B Flowback LLC
Fortis Well Services, L.L.C.
G-4 Oilfield Services, LLC
Force Pressure Control International SAS

The following diagram illustrates the anticipated voting ownership structure, pursuant to the assumptions described below under “— Impact of the Business Combination on the Company’s Public Float,” of the post-Business Combination Company and its expected subsidiaries immediately following the consummation of the Business Combination:

Redemption Rights

Pursuant to the Existing Charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then outstanding public shares. As of March 31, 2023, the redemption price would have been approximately $10.15 per share. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares of Class A Common Stock included in the units sold in our IPO.

If a holder exercises its, his or her redemption rights, then such holder will be exchanging its shares of our Class A Common Stock for cash and will no longer own shares of the post-Business Combination Company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

In this proxy statement, we assume that the Company will use the funds in the Trust Account and cash proceeds from other financing sources (if any) to fund the Aggregate Cash Consideration payable to FPC Members in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of an existing $14.9 million loan to an FPC Member, and to provide the Company with additional funds for general corporate purposes.

It is anticipated that, upon completion of the Business Combination and assuming the FPC Members elect to sell 12 million FPC Common Units: (i) the Company’s public stockholders will retain a voting ownership interest of approximately 18.8% in the post-Business Combination Company; (ii) our Initial Stockholders and their permitted transferees will own approximately 18.8% of the voting interests of the post-Business Combination Company; (iii) the investors from third party financing and FPC’s financial advisor, Exit Partners, will own approximately 26.3% of the voting interests of the post-Business Combination Company; and (iv) the FPC Members will own approximately 36.1% of the voting interests of the post-Business Combination Company. The voting ownership percentages with respect to the post-Business Combination Company are on a dilutive basis assuming full conversion of the FPC Common Units to Class A Common Stock (accompanied by the corresponding cancellation of shares of Class C Common Stock), but do not take into account (1) any redemption by our public stockholders, (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, and (4) the Earnout Equity.

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the FPC Members in the post-Business Combination Company will be different. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table illustrates varying ownership levels in the Company, assuming varying levels of redemptions by the Company’s public stockholders:

	Assuming No Redemptions		Assuming 50% Redemptions		Assuming Maximum Redemptions
Shares in thousands	Shares	%	Shares	%	Shares	%
Existing FPC owners’ interest in SCAQ(1)	12,000	36.1%	13,500	42.7%	15,000	47.6%
SCAQ public stockholders	6,255	18.8%	3,128	9.9%	1,500	4.8%
Sponsor and related parties	6,250	18.8%	6,250	19.8%	6,250	19.8%
Third party PIPE investors and financial advisor(2)	8,740	26.3%	8,740	27.6%	8,740	27.8%
Total Common Stock(3)(4)(5)	33,245	100.0%	31,618	100.0%	31,490	100.0%

____________

(1)      Assumes full conversion of the FPC Common Units to Class A Common Stock (accompanied by the corresponding cancellation of shares of Class C Common Stock).

(2)      Assumes 8.5 million shares of Class A Common Stock to be acquired by investors in the PIPE Financing at $10 per share.

(3)      Assumes $2.4 million of transaction costs of FPC’s financial advisor, Exit Partners, to be paid through the issuance of 240,000 shares of Class A Common Stock at $10 per share at Closing.

(3)      Excludes the Warrants that will remain outstanding immediately following the Business Combination.

(4)      Excludes the issuance of any shares upon completion of the Business Combination under the Incentive Plan.

(5)      Excludes the Earnout Equity.

Board of Directors of the Company Following the Business Combination

Each of Jacob Startz, Doug Bergeron, Zach Abrams, Dustin Nesloney, Harvey Mueller, [•] and [•] have been nominated to serve as directors of the post-Business Combination Company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 4 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

The Charter Proposals

Upon the closing of the Business Combination, the Existing Charter will be amended and restated to the Second Amended and Restated Certificate of Incorporation promptly to reflect the Charter Proposals to:

•        To amend the number of authorized shares of the Company’s capital stock, par value $0.0001 per share, from shares, consisting of (a) 85,000,000 shares of Common Stock, including 75,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, and (b) 1,000,000 shares of Preferred Stock, to 126,000,000 shares, consisting of (i) 75,000,000 shares of Class A Common Stock, (ii) 50,000,000 shares of Class C Common Stock and (iii) 1,000,000 shares of Preferred Stock;

•        Provide for the relative voting, dividend and liquidation rights of all classes of Common Stock;

•        Provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of our Board as will be provided in our Amended and Restated Bylaws;

•        Provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL;

•        Require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote to make amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws;

•        Change the post-Business Combination Company’s name to “Force Pressure Control, Inc.”;

•        Change the purpose of the post-Business Combination Company to “to engage in any lawful act or activity for which a corporation may be organized under the DGCL”;

•        Remove the prior provisions relating to our status as a blank check company that will be no longer applicable following the Business Combination.;

•        Provide that special meetings of stockholders may only be called by the Board; and

•        Remove waivers regarding the doctrine of corporate opportunity.

Please see the section entitled “Proposal No. 3 — Approval of the Second Amended and Restated Certificate of Incorporation” for more information.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on:

•        a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination (Proposal No. 2);

•        a proposal to approve and adopt the Incentive Plan, a copy of which is attached to this proxy statement as Annex I, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 5); and

•        a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Condition Precedent Proposals (Proposal No. 6).

Please see the sections entitled “Proposal No. 2 — Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination,” “Proposal No. 5 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 6 — The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The Special Meeting will be held on            at            Pacific Standard Time virtually via the Internet. You can participate in the meeting, vote and submit questions via live webcast by visiting            and entering the voter control number included on your proxy card. You will not be able to attend the meeting in person.

Voting Power; Record Date

Only Company stockholders of record at the close of business on            , 2023, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares

you beneficially own are properly counted. On the record date, there were            shares of Common Stock outstanding and entitled to vote, of which            are shares of Class A Common Stock and            are Founder Shares held by our Initial Stockholders.

Accounting Treatment

The Business Combination will be accounted for under the acquisition method of accounting based on Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 805, Business Combination (“ASC 805”). Under this method of accounting, FPC will be treated as the “acquired” company for financial reporting purposes.

In all three scenarios, the unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of the Company as the accounting acquirer and FPC as the accounting acquiree. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. However, in all redemption scenarios, the Company has been determined to be the accounting acquirer based on evaluation of the following factors:

•        FPC is a variable interest entity (“VIE”). The Company will be the sole managing member and primary beneficiary who has full and complete charge of all affairs of FPC, and the non-managing members of FPC do not have substantive participating or kick out rights; and

•        No single party controls FPC pre and post transaction, hence, the Business Combination is not considered a common control transaction.

The factors discussed above support the conclusion that the Company will acquire a controlling financial interest in FPC and will be the accounting acquirer. The Company is the primary beneficiary of FPC, which is a VIE, since it has the power to direct the activities of FPC that most significantly impact FPC’s economic performance through its control of the Company, which will be the sole managing member of FPC, and the Company’s variable interests in FPC include ownership of FPC, which results in the right (and obligation) to receive benefits (and absorb losses) of FPC that could potentially be significant to FPC. Therefore, the Business Combination will be accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of FPC, based on their estimated acquisition-date fair values. Transaction costs will be expensed as if the Business Combination consummated on January 1, 2022.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Morrow to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares virtually at the live webcast if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Company Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•        the fact that our Initial Stockholders (including our Sponsor), officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•        the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter;

•        the fact that our Initial Stockholders paid an aggregate of $25,000 for 6,250,000 shares of Class B Common Stock which will be converted into Class A Common Stock upon the Closing of the Business Combination and approximately $7,000,000 for its 4,666,667 Private Placement Warrants to purchase shares of Class A Common Stock, both of which will have no value if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter);

•        the fact that our Sponsor will have a right to exercise its Private Placement Warrants at an exercise price of $11.50 per share following the Business Combination, subject to certain lock-up periods;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the anticipated continuation of two of our existing directors, Doug Bergeron and Zachary Abrams, as directors of the post-Business Combination Company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that our Initial Stockholders will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders;

•        that, at the Closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Initial Stockholders and their permitted transferees;

•        the fact that we entered into the Sponsor Loan with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan the lesser of $0.04 for each share of Class A Common Stock that was not redeemed in connection with the stockholder vote to approve the proposals presented at the special meeting of stockholders that was held on March 10, 2023, and $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and the Extended Date (as defined below); and

•        the fact that we entered into the Promissory Note with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination.

Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with FPC, consulted with the Company’s management and its legal counsel, financial advisor and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Purchase Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the Company’s stockholders adopt the Purchase Agreement and approve the transactions contemplated thereby, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

Our management and Board considered various factors in determining whether to approve the Purchase Agreement and the Business Combination, including FPC’s attractive growth profile, differentiated product strategy and multiple revenue streams, strong EBITDA margins, loyal blue chip customer base, patented technology and innovative product offering, proven and experienced management team, FPC’s ESG commitment, the terms of the Purchase Agreement, continued support for the post-Business Combination Company by the Force Members, the evaluation of our independent directors, the risks of benefits not achieved, the need for stockholder approval, the risks of redemptions, the risks of potential litigation fees and expenses involved and other risks.

For more information about our decision-making process, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

The respective obligations of the Company and FPC to consummate and effect the Business Combination and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction, at or prior to the Closing of the Business Combination, of each of the following conditions:

•        At the Special Meeting (including any adjournments thereof), the Condition Precedent Proposals shall have been duly adopted by the stockholders of the Company in accordance with the DGCL, the Company’s organizational documents and the Nasdaq rules and regulations, as applicable;

•        the approval of the Purchase Agreement and the transactions contemplated thereby (including the Business Combination and the Recapitalization) by the unanimous written consent of the FPC Members shall have been obtained (which such unanimous written consent was received on March 21, 2023);

•        The waiting period or periods (and any extension thereof) under the HSR Act applicable to the transactions contemplated by the Purchase Agreement and the other related documents in connection with the Business Combination shall have expired or been terminated;

•        There shall not be in force any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Purchase; provided that the governmental authority issuing such governmental order has jurisdiction over the parties hereto with respect to the transactions contemplated hereby; and

•        The shares of Class A Common Stock to be issued in connection with the Business Combination shall have been approved for listing on Nasdaq.

In addition, the Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 FPC Common Units from the FPC Members, which would require that the Company have at least $120,000,000 in cash in the event that the FPC Members make the full election. This election in the Purchase Agreement is for the sole benefit of the FPC Members and such election may only be made by such parties. If, as a result of redemptions of our Class A Common Stock by our public stockholders there is insufficient cash to purchase all of the FPC Common Units elected to be sold by the FPC Members, then we may not be able to consummate the Business Combination.

The obligations of the Company to consummate and effect the Business Combination are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by the Company, including, among others, that FPC must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Purchase Agreement at or prior to closing, and the key financial results in the Audited Financial Statements (as defined in the Purchase Agreement) are substantially consistent with what FPC presented to the Company prior to the execution of the Purchase Agreement (as provided in Exhibit F of the Purchase Agreement);

The obligations of FPC to consummate and effect the Business Combination are subject to the satisfaction, at or prior to the Closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by FPC, including, among others, that the Company must have performed and complied in all material respects with all obligations required to be performed or complied with by them under the Purchase Agreement at or prior to closing;

Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Conditions to Closing of the Business Combination” for additional information.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated until notification has been made to the Antitrust Division of the Department of Justice and the FTC and certain waiting period requirements have been satisfied or terminated. The Business Combination is subject to HSR notification and may not be completed until the expiration of a 30-day waiting period following the filing of the required Premerger Notification and Report Forms with the Antitrust Division of the Department of Justice and the FTC or until early termination of the waiting period is granted. Prior to the expiration of the waiting period, the FTC or the Antitrust Division of the Department of Justice has the ability to issue a Request for Additional Information and Documentary Materials (also referred to as a “Second Request”). If the FTC or the Antitrust Division of the Department of Justice issues a Second Request, the waiting period with respect to the Business Combination would be extended for an additional period of 30 calendar days, to begin once both the Company and FPC have certified substantial compliance with the Second Request. In practice, complying with a Second Request can take a significant period of time. On            , 2023, the Company and FPC filed the required notifications under the HSR Act with the FTC and Antitrust Division of the Department of Justice. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on            , 2023, unless the FTC and the Antitrust Division of the Department of Justice earlier terminates the waiting period or issues a Second Request.

Before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor FPC is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented virtually or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposals.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting.

Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Condition Precedent Proposals do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Stratim Capital LLC. In connection with the Business Combination, our independent directors, Messrs. Misra, Bergeron and Wagner, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Purchase Agreement, the Related Agreements and the amendments to the Existing Charter to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, that could arise with regard to the proposed terms of the Purchase Agreement and amendments to the Existing Charter to take effect upon the completion of the Business Combination (including the election not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Purchase Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Independent Director Oversight.”

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        the fact that our Initial Stockholders (including our Sponsor), officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•        the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter;

•        the fact that our Initial Stockholders paid an aggregate of $25,000 for 6,250,000 shares of Class B Common Stock which will be converted into Class A Common Stock upon the Closing of the Business Combination and approximately $7,000,000 for its 4,666,667 Private Placement Warrants to purchase shares of Class A Common Stock, both of which will have no value if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter);

•        the fact that our Sponsor will have a right to exercise its Private Placement Warrants at an exercise price of $11.50 per share following the Business Combination, subject to certain lock-up periods;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the anticipated continuation of two of our existing directors, Doug Bergeron and Zachary Abrams, as directors of the post-Business Combination Company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that our Initial Stockholders will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders;

•        that, at the Closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Initial Stockholders and their permitted transferees;

•        the fact that we entered into the Sponsor Loan with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan the lesser of $0.04 for each share of Class A Common Stock that was not redeemed in connection with the stockholder vote to approve the proposals presented at the special meeting of stockholders that was held on March 10, 2023, and $300,000.00, for each month

(or a pro rata portion thereof if less than a month) until the earlier of the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial Business Combination and the Extended Date (as defined below); and

•        the fact that we entered into the Promissory Note with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination.

Potential Financing Sources in Connection with the Business Combination

The Company is in the process of seeking financing with third-party investors in connection with the Business Combination. In the event that the Company enters into any definitive financing agreements, the Company will publicly disclose such arrangements in its filings with the SEC. Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources. See “Risk Factors — Risks Related to the Company and the Business Combination — Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources.”

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 45 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and FPC to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of FPC prior to the consummation of the Business Combination and the post-Business Combination Company.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of FPC and its consolidated subsidiaries and will also apply to the business and operations of the post-Business Combination Company. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-Business Combination Company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or FPC may face additional risks and uncertainties that are not presently known to us or FPC, or that we or FPC currently deems immaterial, which may also impair our or FPC’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to FPC’s Business

Demand for FPC’s products and services depends on oil and gas industry activity and expenditure levels, which are directly affected by trends in the demand for and price of crude oil and natural gas.

Demand for FPC’s products and services depends primarily upon the general level of activity in the oil and gas industry, including the number of drilling rigs in operation, the number of oil and gas wells being drilled, the depth and drilling conditions of these wells, the volume of production, the number of well completions and the level of well remediation activity, and the corresponding capital spending by oil and natural gas companies. Oil and gas activity is in turn heavily influenced by, among other factors, oil and gas prices worldwide, which have historically been volatile.

Declines, as well as anticipated declines, in oil and gas prices could negatively affect the level of these activities and capital spending, which could in turn negatively affect demand for FPC’s products and services and, in certain instances, result in the cancellation, modification or rescheduling of existing and expected orders and the ability of FPC’s customers to pay FPC for FPC’s products and services. These factors could have an adverse effect on FPC’s revenue and profitability.

Factors affecting the prices of oil and natural gas include, but are not limited to, the following:

•        demand for hydrocarbons, which is affected by worldwide population growth, economic growth rates and general economic and business conditions;

•        changes in sentiment on environmental matters;

•        costs of exploring for, producing and delivering oil and natural gas;

•        political and economic uncertainty and sociopolitical unrest;

•        available excess production capacity within the Organization of Petroleum Exporting Countries (“OPEC”) and the level of oil and gas production by non-OPEC countries;

•        oil refining capacity and shifts in end-customer preferences toward fuel efficiency and the use of natural gas;

•        technological advances affecting energy consumption;

•        potential acceleration of the development of alternative fuels;

•        access to capital and credit markets, which may affect FPC’s customers’ activity levels and spending for FPC’s products and services;

•        the relative strength of the U.S. dollar;

•        changes in laws and regulations related to hydraulic fracturing activities;

•        changes in environmental laws and regulations (including relating to the use of coal in power plants); and

•        natural disasters.

The oil and gas industry has historically experienced periodic downturns, which have been characterized by diminished demand for oilfield services and downward pressure on the prices FPC and other providers of services can charge their customers. Any future downturn could adversely affect FPC’s results of operations, financial condition and cash flows.

Anticipated growth in U.S. drilling and completions activity, and FPC’s ability to benefit from such anticipated growth, could be adversely affected by any significant constraints in equipment, labor or takeaway capacity in the industry in the regions FPC operates.

Growth in U.S. drilling and completions activity may be impacted by, among other things, pressure pumping capacity, pipeline capacity, and material and labor shortages. The significant growth in drilling and completions activity that has occurred over the last year, particularly in the Permian Basin, has led to concerns over availability of the equipment, materials and labor required to drill and complete a well, together with the ability to move the produced oil and natural gas to market. Should significant constraints develop that materially impact the economics of oil and gas producers, growth in U.S. drilling and completions activity could be adversely affected. This would have an adverse impact on the demand for the products FPC rents, which could have a material adverse effect on FPC’s business, results of operations, financial condition and cash flows.

FPC may be unable to employ a sufficient number of skilled and qualified workers to sustain or expand FPC’s current operations.

The delivery of FPC’s products and services requires personnel with specialized skills and experience. FPC’s ability to be productive and profitable will depend upon FPC’s ability to attract and retain skilled workers. In addition, FPC’s ability to expand FPC’s operations depends in part on FPC’s ability to increase the size of FPC’s skilled labor force. The demand for skilled workers is high and the cost to attract and retain qualified personnel has increased. During industry downturns, skilled workers may leave the industry, reducing the availability of qualified workers when conditions improve. In addition, a significant increase in the wages paid by competing employers both within and outside of FPC’s industry could result in increases in the wage rates that FPC must pay. If FPC is not able to employ and retain skilled workers, FPC’s ability to respond quickly to customer demands or strong market conditions may inhibit FPC’s growth, which could have a material adverse effect on FPC’s business, results of operations and cash flows.

FPC design, manufacture, rent and install equipment that is used in oil and gas E&P activities, which may subject FPC to liability, including claims for personal injury, property damage and environmental contamination should such equipment fail to perform to specifications.

FPC provides products and services to customers involved in oil and gas exploration, development and production. Some of FPC’s equipment is designed to operate in high-temperature and/or high-pressure environments, and some equipment is designed for use in hydraulic fracturing operations. FPC also provides parts, repair services and field services associated with installation at all of FPC’s facilities and service centers in the United States, as well as at customer sites. Because of applications to which FPC’s products and services are exposed, particularly those involving high pressure environments, a failure of such equipment, or a failure of FPC’s customers to maintain or operate the equipment properly, could cause damage to the equipment, damage to the property of customers and others, personal injury and environmental contamination and could lead to a variety of claims against FPC that could have an adverse effect on FPC’s business and results of operations.

FPC indemnifies FPC’s customers against certain claims and liabilities resulting or arising from FPC’s provision of goods or services to them. In addition, FPC relies on customer indemnifications, generally, and third-party insurance as part of FPC’s risk mitigation strategy. However, FPC’s insurance may not be adequate to cover FPC’s liabilities. In addition, FPC’s customers may be unable to satisfy indemnification claims against them. Further, insurance companies may refuse to honor their policies, or insurance may not generally be available in the future, or if available, premiums may not be commercially justifiable. FPC could incur substantial liabilities and damages that are either not covered by insurance or that are in excess of policy limits, or incur liability at a time when FPC is not able to obtain liability insurance. Such potential liabilities could have a material adverse effect on FPC’s business, results of operations, financial condition and cash flows.

Political, regulatory, economic and social disruptions in the countries in which FPC conducts business could adversely affect FPC’s business or results of operations.

FPC obtains a significant amount of materials contained in FPC’s products from China. While FPC is working to obtain other sources for these materials, instability and unforeseen changes in any of the markets from which FPC obtains materials could have an adverse effect on the demand for, or supply of, FPC’s products and services, FPC’s results of operations and FPC’s financial condition. These factors include, but are not limited to, the following:

•        nationalization and expropriation;

•        potentially burdensome taxation;

•        inflationary and recessionary markets, including capital and equity markets;

•        civil unrest, labor issues, political instability, terrorist attacks, cyber-terrorism, military activity and wars;

•        supply disruptions in key oil producing countries;

•        tariffs, trade restrictions, trade protection measures, including those associated with Section 232 of the Trade Expansion Act of 1962 (“Section 232”), or price controls;

•        foreign ownership restrictions;

•        import or export licensing requirements;

•        restrictions on operations, trade practices, trade partners and investment decisions resulting from domestic and foreign laws and regulations;

•        changes in, and the administration of, laws and regulations;

•        inability to repatriate income or capital;

•        reductions in the availability of qualified personnel;

•        foreign currency fluctuations or currency restrictions; and

•        fluctuations in the interest rate component of forward foreign currency rates.

FPC is dependent on a relatively small number of customers in a single industry. The loss of an important customer could adversely affect FPC’s results of operations and financial condition.

FPC’s customers are engaged in the oil and natural gas E&P business primarily in the United States and primarily in the State of Texas. Historically, FPC has been dependent on a relatively small number of customers for FPC’s revenues. For the year ended December 31, 2022, ConocoPhillips and BPX Production Company accounted for 26% and 11%, respectively, of FPC’s total revenue. For the year ended December 31, 2021, ConocoPhillips and Devon Energy accounted for 17% and 12%, respectively, of FPC’s total revenue. For the year ended December 31, 2020, ConocoPhillips accounted for 45% of FPC’s total revenue.

For the three months ended March 31, 2023, ConocoPhillips, Devon Energy, and BPX Production Company accounted for 22%, 11%, and 10%, respectively, of FPC’s total revenue. For the three months ended March 31, 2022, ConocoPhillips and Devon Energy accounted for 21% and 10%, respectively, of FPC’s total revenue.

For the year ended December 31, 2022, ConocoPhillips and BPX Production Company accounted for 25% and 11%, respectively, of FPC’s total revenue. For the year ended December 31, 2021, ConocoPhillips and Devon Energy accounted for 17% and 12%, respectively, of FPC’s total revenue. For the year ended December 31, 2020, ConocoPhillips accounted for 45% of FPC’s total revenue.

Additionally, the E&P industry is characterized by frequent consolidation activity. Changes in ownership of FPC’s customers may result in the loss of, or reduction in, business from those customers, which could materially and adversely affect FPC’s business, results of operations and financial condition.

Customer credit risks could result in losses.

The concentration of FPC’s customers in the energy industry may impact FPC’s overall exposure to credit risk as customers may be similarly affected by changes in economic and industry conditions. In addition, laws in some jurisdictions outside of the U.S. in which FPC operates could make payment collection difficult or time consuming. FPC performs ongoing credit evaluations of FPC’s customers and do not generally require collateral in support of FPC’s trade receivables. While FPC maintains reserves for potential credit losses, FPC cannot assure such reserves will be sufficient to meet write-offs of uncollectible receivables or that FPC’s losses from such receivables will be consistent with FPC’s expectations.

To the extent one or more of FPC’s key customers commences bankruptcy proceedings, FPC’s contracts with these customers may be subject to rejection under applicable provisions of the United States Bankruptcy Code, or may be renegotiated. Further, during any such bankruptcy proceeding, prior to assumption, rejection or renegotiation of such contracts, the bankruptcy court may temporarily authorize the payment of value for FPC’s services less than contractually required, which could also have a material adverse effect on FPC’s business, results of operations, financial condition and cash flows.

Delays in obtaining, or inability to obtain or renew, permits or authorizations by FPC’s customers for their operations could impair FPC’s business.

FPC’s customers are required to obtain permits or authorizations from one or more governmental agencies or other third parties to perform drilling and completion activities, including hydraulic fracturing. Such permits or approvals are typically required by state agencies but can also be required by federal and local governmental agencies or other third parties. The requirements for such permits or authorizations vary depending on the location where such drilling and completion activities will be conducted. As with most permitting and authorization processes, there is a degree of uncertainty as to whether a permit will be granted, the time it will take for a permit or approval to be issued and the conditions which may be imposed in connection with the granting of the permit. In some jurisdictions, certain regulatory authorities have delayed or suspended the issuance of permits or authorizations while the potential environmental impacts associated with issuing such permits can be studied and appropriate mitigation measures evaluated. In Texas, rural water districts have begun to impose restrictions on water use and may require permits for water used in drilling and completion activities. In addition, in January 2021, President Biden indefinitely suspended new oil and natural gas leases on public lands or in offshore waters pending completion of a comprehensive review and reconsideration of federal oil and gas permitting and leasing practices. While the United States Department of the Interior announced in April 2022 that it would resume oil and gas leasing on public lands, the topic of oil and gas leasing on public land remains politically fraught, as the announcement indicated that federal land available for oil and gas leasing will be significantly reduced due to environmental and climate concerns. The effects of these developments or other initiatives to reform the federal leasing process could result in additional restrictions or limitations on the issuance of federal leases and permits for drilling on public lands. Permitting, authorization or renewal delays, the inability to obtain new permits or the revocation of current permits could impact FPC’s customers’ operations and cause a loss of revenue and potentially have a material adverse effect on FPC’s business, results of operations and cash flows.

FPC may lose money on fixed-price contracts.

From time to time, FPC may agree to provide products and services under relatively short-term fixed-price contracts. Under these contracts, FPC is typically responsible for cost overruns. FPC’s actual costs and any gross profit realized on these fixed-price contracts may vary from the estimated amounts on which these contracts were originally based. There is inherent risk in the estimation process, including significant unforeseen technical and logistical challenges or longer than expected deployment times in the case of rentals. Depending on the size of a project, variations from estimated contract performance could have an adverse impact on FPC’s results of operations, financial condition and cash flows.

Increased costs, or lack of availability, of raw materials and other components may result in increased operating expenses and adversely affect FPC’s results of operations and cash flows.

FPC’s ability to source low cost raw materials and components, such as tube and bar stock, forgings and machined components is critical to FPC’s ability to successfully compete. Due to a shortage of steel caused primarily by production disruptions during the pandemic and the conflict in Ukraine as well as increased demand while economies rebounded, steel and assembled component prices have been elevated. FPC’s results of operations may be adversely affected by FPC’s inability to manage higher costs and the availability of raw materials and components used in FPC’s wide variety of products and services. Additionally, freight costs, specifically ocean freight costs, rose significantly during and following the pandemic. FPC cannot assure that FPC will be able to continue to purchase and move these materials on a timely basis or at commercially viable prices, nor can FPC be certain of the impact of changes to tariffs and future legislation that may impact trade with China or other countries. Further, unexpected changes in the size of regional and/or product markets, particularly for short lead-time products, could affect FPC’s results of operations and cash flows. Should FPC’s current suppliers be unable to provide the necessary raw materials or components or otherwise fail to deliver such materials and components timely and in the quantities required, resulting delays in the provision of products or services to FPC’s customers could have a material adverse effect on FPC’s business, results of operations and cash flows.

In 2022, the United States experienced the highest inflation in decades primarily due to supply-chain issues, a shortage of labor and a build-up of demand for goods and services. FPC’s business was impacted by increased freight, materials and vehicle-related costs as well as higher salaries and wages. While FPC believes that the rate of inflation is abating, FPC expects that FPC will continue to experience inflationary pressures on portions of FPC’s cost structure. FPC’s results of operations may be adversely affected by further rising costs to the extent FPC is unable to recoup them from FPC’s customers.

Competition within the oilfield services industry may adversely affect FPC’s financial performance and results of operations.

The oilfield services industry is highly competitive and fragmented and includes numerous small companies capable of competing effectively in FPC’s markets on a local basis, as well as several large companies that possess substantially greater financial and other resources than FPC does. The amount of equipment available may exceed demand, which could result in active price competition. Many contracts are awarded on a bid basis, which may further increase competition based primarily on price. In addition, adverse market conditions lower demand for well servicing equipment, which results in excess equipment and lower utilization rates which can result in competitors lowering their prices. If market conditions in FPC’s oil-oriented operating areas were to deteriorate or if adverse market conditions in FPC’s natural gas-oriented operating areas persist, utilization rates may decline. Any significant future increase in overall market capacity for the products, rental equipment or services that FPC offers could adversely affect FPC’s business and results of operations.

FPC’s relationship with one of its vendors is important to FPC.

For the three months ended March 31, 2023 and 2022, purchases made from a vendor located in China, represented approximately 16% and 14%, respectively, of FPC’s third-party vendor purchases of raw materials, finished products and machining services.

For the years ended December 31, 2022 and 2021, purchases made from a vendor located in China, represented approximately 22% and 23%, respectively, of FPC’s third-party vendor purchases of raw materials, finished products and machining services.

Conservation measures and technological advances could reduce demand for oil and natural gas and FPC’s services.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, technological advances in fuel economy and energy generation devices could reduce demand for oil and natural gas, resulting in reduced demand for oilfield services. The impact of the changing demand for oil and natural gas services and products may have a material adverse effect on FPC’s business, results of operations, financial condition and cash flows.

Indebtedness and liquidity needs could restrict FPC’s operations and make FPC more vulnerable to adverse economic conditions.

Indebtedness that FPC may incur in the future, whether incurred in connection with acquisitions, operations or otherwise, may adversely affect FPC’s operations and limit FPC’s growth, and FPC may have difficulty making debt service payments on such indebtedness as payments become due. FPC’s level of indebtedness may affect FPC’s operations in several ways, including the following:

•        increasing FPC’s vulnerability to general adverse economic and industry conditions should FPC’s business fail to generate sufficient cash flow to meet FPC’s debt obligations;

•        limiting FPC’s ability to borrow funds, dispose of assets, pay dividends and make certain investments due to the covenants that are contained in the agreements governing FPC’s indebtedness;

•        affecting FPC’s flexibility in planning for, and reacting to, changes in the economy and in FPC’s industry;

•        causing an event of default resulting from any failure to comply with the financial or other covenants of FPC’s debt, including covenants that impose requirements to maintain certain financial ratios; and

•        impairing FPC’s ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes.

New technology may cause FPC to become less competitive.

The oilfield services industry is subject to the introduction of new drilling and completions techniques and services using new technologies, some of which may be subject to patent or other intellectual property protections. Although FPC believes that its equipment and processes currently give FPC a competitive advantage, as competitors and others use or develop new or comparable technologies in the future, FPC may lose market share or be placed at a competitive disadvantage. Further, FPC may face competitive pressure to develop, implement or acquire certain new technologies at a substantial cost. Some of FPC’s competitors have greater financial, technical and personnel resources that may allow them to enjoy various competitive advantages in the development and implementation of new technologies. FPC cannot be certain that FPC will be able to continue to develop and implement new technologies or products. Limits on FPC’s ability to develop, effectively use and implement new and emerging technologies may have a material adverse effect on FPC’s business, results of operations and financial condition, including the reduction in the value of assets replaced by new technologies.

FPC is subject to cybersecurity attacks on any of FPC’s facilities or those of third parties. A cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss.

The oil and gas industry has become increasingly dependent on digital technologies to conduct certain processing activities. For example, FPC depends on digital technologies to perform many of FPC’s services and to process and record financial and operating data. At the same time, cyber incidents, including deliberate attacks or unintentional events, have increased. The U.S. government has issued public warnings that indicate that energy assets might be specific targets of cybersecurity threats. FPC’s technologies, systems and networks, and those of FPC’s vendors, suppliers and other business partners, may become the target of cyber attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of business operations. In addition, certain cyber incidents, such as surveillance, may remain undetected for an extended period. FPC’s financial results could also be adversely affected if an employee causes FPC’s systems to fail, either as a result of inadvertent error or by deliberately tampering with or manipulating FPC’s systems. In addition, dependence upon automated systems may further increase the risk related to operational system flaws, and employee tampering or manipulation of those systems will result in losses that are difficult to detect. Further, the increasing prevalence of remote work arrangements among FPC’s employees and those of third parties may increase the risk of cyber incidents. FPC’s systems for protecting against cybersecurity risks may not be sufficient. As cyber incidents continue to evolve, FPC may be required to expend additional resources to continue to modify or enhance FPC’s protective measures or to investigate and remediate any vulnerability to cyber incidents. FPC’s insurance coverage for cyber attacks may not be sufficient to cover all the losses FPC may experience as a result of such cyber attacks. A cyber attack or security breach could result in liability under data privacy laws, regulatory penalties, damage to FPC’s reputation or loss of confidence in us, or additional costs for remediation and modification.

FPC’s business is dependent on the continuing services of certain of FPC’s key managers and employees.

FPC depends on key personnel. The loss of key personnel could adversely impact FPC’s business if FPC is unable to implement certain strategies or transactions in their absence. The loss of qualified employees or an inability to retain and motivate additional highly-skilled employees required for the operation and expansion of FPC’s business could hinder FPC’s ability to successfully maintain and expand its market share.

Equity interests in FPC are a substantial portion of the net worth of FPC’s executive officers and several of FPC’s other senior managers. Following the completion of the Business Combination, those executive officers and other senior managers have increased liquidity with respect to their equity interests in FPC. As a result, those executive officers and senior managers may have less incentive to remain employed by FPC. After terminating their employment with us, some of them may become employed by FPC’s competitors.

FPC is vulnerable to risks associated with operating primarily in one geographic area.

All of FPC’s operations are primarily in the State of Texas, making FPC vulnerable to risks associated with operating in one geographic area. Due to the concentrated nature of FPC’s business activities, a number of FPC’s customers could experience any of the same conditions at the same time, resulting in a relatively greater impact on FPC’s results of operations than they might have on other companies that are more diversified. In particular, FPC may be disproportionately exposed to the impact of regional supply and demand factors, availability of equipment, facilities, personnel or services, significant governmental regulation, natural disasters, adverse weather conditions, water shortages or other drought related conditions. Such delays or interruptions could have a material adverse effect on FPC’s financial condition, results of operations and cash flows.

Adverse weather conditions could impact demand for FPC’s services or materially impact FPC’s costs.

FPC’s business could be materially adversely affected by adverse weather conditions. For example, unusually warm winters could adversely affect the demand for FPC’s products and services by decreasing the demand for natural gas or unusually cold winters could adversely affect FPC’s ability to perform FPC’s services due to delays in the delivery of products that FPC needs to provide FPC’s services. FPC’s operations in arid regions can be affected by droughts and limited access to water used in hydraulic fracturing operations. Adverse weather can also directly impede FPC’s own operations. Repercussions of adverse weather conditions may include:

•        curtailment of services;

•        weather-related damage to infrastructure, transportation, facilities and equipment, resulting in delays in operations;

•        inability to deliver equipment, personnel and products to job sites in accordance with contract schedules; and

•        loss of productivity.

Competition among oilfield service and equipment providers is affected by each provider’s reputation for safety and quality.

FPC’s activities are subject to a wide range of national, state and local occupational health and safety laws and regulations. In addition, customers maintain their own compliance and reporting requirements. Failure to comply with these health and safety laws and regulations, or failure to comply with FPC’s customers’ compliance or reporting requirements, could tarnish FPC’s reputation for safety and quality and have a material adverse effect on FPC’s competitive position.

FPC’s operations require FPC to comply with various domestic and international regulations, violations of which could have a material adverse effect on FPC’s results of operations, financial condition and cash flows.

FPC are exposed to a variety of federal, state, local and international laws and regulations relating to matters such as environmental, workplace, health and safety, labor and employment, customs and tariffs, export and re-export controls, economic sanctions, currency exchange, bribery and corruption and taxation. These laws and regulations are complex, frequently change and have tended to become more stringent over time. They may be adopted, enacted, amended, enforced or interpreted in such a manner that the incremental cost of compliance could adversely impact FPC’s results of operations, financial condition and cash flows.

FPC’s operations outside of the United States require FPC to comply with numerous anti-bribery and anti-corruption regulations. The U.S. Foreign Corrupt Practices Act (“FCPA”), among others, applies to FPC and FPC’s operations. FPC’s policies, procedures and programs may not always protect FPC from reckless or criminal acts committed by FPC’s employees or agents, and severe criminal or civil sanctions may be imposed as a result of violations of these laws. FPC is also subject to the risks that FPC’s employees and agents outside of the United States may fail to comply with applicable laws.

In addition, FPC imports raw materials, semi-finished goods, and finished products into the United States for use in FPC’s business. Most movement of raw materials, semi-finished or finished products involves imports and exports. As a result, compliance with multiple trade sanctions, embargoes and import/export laws and regulations pose a constant challenge and risk to FPC since a portion of FPC’s business is conducted outside of the United States through FPC’s subsidiaries. FPC’s failure to comply with these laws and regulations could materially affect FPC’s reputation, results of operations and financial condition.

Compliance with environmental laws and regulations may adversely affect FPC’s business and results of operations.

Environmental laws and regulations in the United States and foreign countries affect the equipment, systems and services FPC designs, markets and sells, as well as the facilities where FPC manufactures and produces its equipment and systems, and opportunities FPC customers pursue that create demand for its products. For example, FPC may be affected by such laws as the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), the Clean Water Act, and the Occupational Safety and Health Act (“OSHA”) of 1970. Further, FPC’s customers may be subject to a range of laws and regulations governing hydraulic fracturing, offshore drilling, and greenhouse gas emissions.

FPC is required to invest financial and managerial resources to comply with environmental laws and regulations and believe that FPC will continue to be required to do so in the future. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, or the issuance of orders enjoining operations. These laws and regulations, as well as the adoption of other new laws and regulations affecting exploration and production of crude oil and natural gas by FPC’s customers, could adversely affect FPC’s business and operating results by increasing FPC’s costs, limiting the demand for FPC’s products and services or restricting FPC’s operations. Increased regulation or a move away from the use of fossil fuels caused by additional regulation could also reduce demand for FPC’s products and services. For additional information, please see “Information About FPC — Environmental, Health and Safety Regulation.”

Existing or future laws and regulations related to greenhouse gases and climate change and related public and governmental initiatives and additional compliance obligations could have a material adverse effect on FPC’s business, results of operations, prospects, and financial condition.

Changes in environmental requirements related to greenhouse gas emissions may negatively impact demand for FPC’s products and services. Oil and natural gas E&P may decline as a result of environmental requirements, including land use policies and other actions to restrict oil and gas leasing and permitting in response to environmental and climate change concerns. Federal, state, and local agencies continue to evaluate climate-related legislation and other regulatory initiatives that would restrict emissions of greenhouse gases in areas in which FPC conducts business. Because FPC’s business depends on the level of activity in the oil and natural gas industry, existing or future laws and regulations related to greenhouse gases could have a negative impact on FPC’s business if such laws or regulations reduce demand for oil and natural gas. Likewise, such laws or regulations may result in additional compliance obligations with respect to the release, capture, sequestration, and use of greenhouse gases. These additional obligations could increase FPC’s costs and have a material adverse effect on FPC’s business, results of operations, prospects, and financial condition. Additional compliance obligations could also increase costs of compliance and costs of doing business for FPC’s customers, thereby reducing demand for FPC’s products and services. Finally, increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that could have significant physical effects, such as increased frequency and severity of storms, droughts, floods and other climatic events; if such effects were to occur, they could have an adverse impact on FPC’s operations.

Many of FPC’s customers utilize hydraulic fracturing in their operations. Environmental concerns have been raised regarding the potential impact of hydraulic fracturing on underground water supplies and seismic activity. These concerns have led to several regulatory and governmental initiatives in the United States to restrict the hydraulic fracturing process, which could have an adverse impact on FPC’s customers’ completions or production activities. Although FPC does not conduct hydraulic fracturing, FPC’s products are used in hydraulic fracturing. Increased regulation and attention given to the hydraulic fracturing process could lead to greater opposition to oil and gas production activities using hydraulic fracturing techniques. In December 2021, the Texas Railroad Commission, which regulates the state’s oil and gas industry, suspended the use of deep wastewater disposal wells in four oil-producing counties in West Texas. The suspension is intended to mitigate earthquakes thought to be caused by the injection of waste fluids, including saltwater, that are a byproduct of hydraulic fracturing into disposal wells. The ban will require oil and gas production companies to find other options to handle the wastewater, which may include piping or trucking it longer distances to other locations not under the ban. In addition, the Texas Railroad Commission has overseen the development of well-operator-led response plans to reduce injection volumes in other portions of West Texas in order to reduce seismicity in these areas. The adoption of new laws or regulations at the federal, state, local or foreign level imposing reporting obligations on, or otherwise limiting, delaying or banning, the hydraulic fracturing process or other processes on which hydraulic fracturing and subsequent hydrocarbon production relies, such as water disposal, could make it more difficult to complete oil and natural gas wells. Further, it could increase FPC’s customers’ costs of compliance and doing business, and otherwise adversely affect the hydraulic fracturing services they perform, which could negatively impact demand for FPC’s products.

Increasing attention by the public and government agencies to climate change and environmental, social and governance (“ESG”) matters could also negatively impact demand for FPC’s products and services. Increasing attention is being given to corporate activities related to ESG in public discourse and the investment community. A number of advocacy groups, both domestically and internationally, have campaigned for governmental and private action to promote change at public companies related to ESG matters, including through the investment and voting practices of investment advisers, public pension funds, universities and other members of the investing community. These activities include increasing attention and demands for action related to climate change and energy rebalancing matters, such as promoting the use of substitutes to fossil fuel products and encouraging the divestment of fossil fuel equities, as well as pressuring lenders and other financial services companies to limit or curtail activities with fossil fuel companies. If this were to continue, it could have a material adverse effect on the valuation of the post-Business Combination Company’s Class A Common Stock and the post-Business Combination Company’s ability to access equity capital markets.

In addition, FPC’s business could be impacted by initiatives to address greenhouse gases and climate change and public pressure to conserve energy or use alternative energy sources. State or federal initiatives to incentivize a shift away from fossil fuels could also reduce demand for hydrocarbons. For example, in August 2022, the Inflation Reduction Act was signed into law. The Inflation Reduction Act appropriates significant federal funding for the development of renewable energy, clean hydrogen, clean fuels, electric vehicles and supporting infrastructure and carbon capture and sequestration, among other provisions. In addition, the Inflation Reduction Act imposes the first ever federal fee on the emission of GHG through a methane emissions charge. The Inflation Reduction Act amends the federal Clean Air Act to impose a fee on the emission of methane from sources required to report their GHG emissions to the EPA, including those sources in the onshore petroleum and natural gas production categories. These developments could further accelerate the transition of the U.S. economy away from the use of fossil fuels towards lower- or zero-carbon emissions alternatives, which would reduce demand for FPC’s products and services and negatively impact FPC’s business.

Concerns over general economic, business or industry conditions may have a material adverse effect on FPC’s results of operations, financial condition and liquidity.

Concerns over global economic conditions, energy costs, geopolitical issues, inflation, the availability and cost of credit and the European, Asian and the United States financial markets have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatility in commodity prices, business and consumer confidence and unemployment rates, have precipitated an economic slowdown. Concerns about global economic growth have had a significant adverse impact on global financial markets and commodity prices. If the economic climate in the United States or abroad deteriorates, worldwide demand for petroleum products could diminish further, which could impact the price at which oil, natural gas and natural gas liquids can be sold, which could affect the ability of FPC’s customers to continue operations and ultimately adversely impact FPC’s results of operations, financial condition and liquidity.

FPC’s operations are subject to hazards inherent in the oil and natural gas industry, which could expose FPC to substantial liability and cause FPC to lose customers and substantial revenue.

Risks inherent in FPC’s industry include the risks of equipment defects, vehicle accidents, fires, explosions, blowouts, surface cratering, uncontrollable flows of gas or well fluids, pipe or pipeline failures, abnormally pressured formations and various environmental hazards such as oil spills and releases of, and exposure to, hazardous substances. For example, FPC’s operations are subject to risks associated with hydraulic fracturing, including any mishandling, surface spillage or potential underground migration of fracturing fluids, including chemical additives. The occurrence of any of these events could result in substantial losses to FPC due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigations and penalties, suspension of operations and repairs required to resume operations. The cost of managing such risks may be significant. The frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees and regulators. In particular, FPC’s customers may elect not to purchase FPC’s products or services if they view FPC’s environmental or safety record as unacceptable, which could cause FPC to lose customers and substantial revenues.

FPC’s customer indemnities or insurance may not be adequate to cover all losses or liabilities FPC may suffer. Also, insurance may no longer be available to FPC or its availability may be at premium levels that do not justify its purchase. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits maintained by FPC or a claim at a time when FPC is not able to obtain liability insurance could have a material adverse effect on FPC’s ability to conduct normal business operations and on FPC’s results of operations, financial condition and cash flows. In addition, FPC may not be able to secure additional insurance or bonding that might be required by new governmental regulations. This may cause FPC to restrict its operations, which might severely impact FPC’s financial condition.

Oilfield anti-indemnity provisions enacted by many states may restrict or prohibit a party’s indemnification of FPC.

FPC typically enters into agreements with FPC’s customers governing the provision of FPC’s services, which usually include certain indemnification provisions for losses resulting from operations. Such agreements may require each party to indemnify the other against certain claims regardless of the negligence or other fault of the indemnified party; however, many states place limitations on contractual indemnity agreements, particularly agreements that indemnify a party against the consequences of its own negligence. Furthermore, certain states, including Louisiana, New Mexico, Texas, and Wyoming, have enacted statutes generally referred to as “oilfield anti-indemnity acts” expressly prohibiting certain indemnity agreements contained in or related to oilfield services agreements. Such oilfield anti-indemnity acts may restrict or void a party’s indemnification of us, which could have a material adverse effect on FPC’s business, results of operations and cash flows.

A terrorist attack or armed conflict could harm FPC’s business.

The occurrence or threat of terrorist attacks in the United States or other countries, anti-terrorist efforts and other armed conflicts involving the United States or other countries, including continued hostilities in the Middle East, may adversely affect the United States and global economies and could prevent FPC from meeting FPC’s financial and other obligations. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on demand for FPC’s services and causing a reduction in FPC’s revenues. Oil and natural gas related facilities could be direct targets of terrorist attacks, and FPC’s operations could be adversely impacted if infrastructure integral to FPC’s customers’ operations is destroyed or damaged. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

If FPC is unable to fully protect FPC’s intellectual property rights or trade secrets, or if others successfully challenge FPC’s intellectual property rights, FPC may suffer a loss in FPC’s competitive advantage or market share.

FPC has recently been granted a patent for a new efficient continuous frac system. There can be no assurance that others will not try to infringe upon FPC’s patent, or that they will allege that FPC’s new system infringes their intellectual property rights. FPC may incur significant expenses in enforcing FPC’s intellectual property and defending against claims of infringement. Additionally, any successful challenges to FPC’s patent or FPC’s new system could have a material adverse effect on FPC’s business, results of operations and cash flows. Additionally, if FPC is not able to maintain the confidentiality of FPC’s trade secrets, or if FPC’s customers or competitors are able to replicate FPC’s technology or services, FPC’s competitive advantage would be diminished. FPC also cannot assure you that any patents FPC may obtain in the future would provide FPC with any significant commercial benefit or would allow FPC to prevent FPC’s competitors from employing comparable technologies or processes.

The ongoing conflict in Ukraine may adversely affect FPC’s business and results of operations.

The ongoing conflict in Ukraine could have adverse effects on global macroeconomic conditions which could negatively impact FPC’s business and results of operations. The conflict is highly unpredictable and has already resulted in significant volatility with oil and natural gas prices worldwide. Elevated energy prices could result in higher inflation worldwide, causing economic uncertainty in the oil and natural gas markets as well as the stock market, resulting in stock price volatility, foreign currency fluctuations and supply chain disruptions. These conditions could ultimately dampen demand for FPC’s goods and services by increasing the possibility of a recession. In addition, the conflict could lead to increased cyberattacks or could aggravate other risk factors that FPC identifies in FPC’s public filings.

The global outbreak of COVID-19 has had, and it or other outbreaks in the future may have, an adverse impact on FPC’s business and operations.

The ongoing COVID-19 pandemic has negatively affected, and could continue to negatively affect, FPC’s revenues and operations. FPC has experienced, and may experience in the future, slowdowns or temporary idling of certain of FPC’s manufacturing and service facilities due to a number of factors, including implementing additional safety measures, testing of FPC’s team members, team member absenteeism and governmental orders. A prolonged closure could have a material adverse impact on FPC’s ability to operate FPC’s business and on FPC’s results of operations. FPC has also experienced, and could continue to experience, disruption and volatility in FPC’s supply chain, which has resulted, and may continue to result, in increased costs for certain goods. The spread of COVID-19 has also disrupted and may continue to disrupt logistics necessary to import, export and deliver products to FPC and FPC’s customers. Further, FPC might experience temporary shortages of labor, making it difficult to provide field service technicians to install or service FPC’s equipment. The extent of the adverse impact of COVID-19 on general economic conditions and on FPC’s business, operations and results of operations remains uncertain.

In addition, outbreaks of other pandemics or contagious diseases may in the future disrupt FPC’s operations, suppliers or facilities, result in increased costs for certain goods or otherwise impact FPC in a manner similar to the COVID-19 pandemic.

Risks Related to the Company and the Business Combination

Our initial stockholders (including our Sponsor), directors and officers may have a conflict of interest in determining to pursue the Business Combination, since certain of their interests are different from or in addition to (and may conflict with) the interests of our public stockholders, and such interests may have influenced their decisions to approve the Business Combination and recommend that our stockholders approve the Business Combination Proposal.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our directors and officers have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•        the fact that our Initial Stockholders (including our Sponsor), officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•        the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in our Existing Charter;

•        the fact that our Initial Stockholders paid an aggregate of $25,000 for 6,250,000 shares of Class B Common Stock which will be converted into Class A Common Stock upon the Closing of the Business Combination and approximately $7,000,000 for its 4,666,667 Private Placement Warrants to purchase shares of Class A Common Stock, both of which will have no value if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter);

•        the fact that our Sponsor will have a right to exercise its Private Placement Warrants at an exercise price of $11.50 per share following the Business Combination, subject to certain lock-up periods;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the anticipated continuation of two of our existing directors, Doug Bergeron and Zachary Abrams, as directors of the post-Business Combination Company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that our Initial Stockholders will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders;

•        that, at the Closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Initial Stockholders and their permitted transferees;

•        the fact that we entered into the Sponsor Loan with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan the lesser of $0.04 for each share of Class A Common Stock that was not redeemed in connection with the stockholder vote to approve the proposals presented at the special meeting of stockholders that was held on March 10, 2023, and $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and the Extended Date (as defined below); and

•        the fact that we entered into the Promissory Note with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination.

These interests may have influenced our directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals in this proxy statement.

Our Initial Stockholders have agreed to vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Initial Stockholders have agreed to vote any shares of our Common Stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of the date hereof, our Initial Stockholders own shares equal to approximately 50% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Initial Stockholders agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

We did not obtain a third-party valuation in determining whether or not to pursue the Business Combination.

We are not required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying in connection with the Business Combination with FPC is fair to us from a financial point of view. Our Board did not obtain a third-party valuation in connection with the Business Combination. In analyzing the Business Combination, our Board conducted due diligence on FPC. Our Board also consulted with FPC’s management and its legal counsel, financial advisor and other advisors and considered a number of factors, uncertainty and risks, including, but not limited to, those discussed under “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement,” and concluded that the Business Combination was in the best interest of the Company and our stockholders. Accordingly, investors will be relying solely on the judgment of our Board in valuing FPC, and our Board may not have properly valued such businesses. The lack of a third-party valuation may lead an increased number of stockholders to vote against the Business Combination Proposal or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination.

Our Initial Stockholders, including our Sponsor and certain of our independent directors, hold a significant number of shares of our Common Stock. They will lose their entire investment in us if we do not consummate an initial business combination.

Our Initial Stockholders and their permitted transferees hold in the aggregate 6,250,000 Founder Shares, representing approximately 50% of the total outstanding shares of our Common Stock. The Founder Shares will be worthless if we do not consummate an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board. In addition, our Sponsor holds an aggregate of 4,666,667 Private Placement Warrants that will also be worthless if we do not consummate an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board.

The Founder Shares are identical to the shares of Class A Common Stock, except that: (i) our Sponsor and each of our officers and directors at the time of our IPO entered into a letter agreement with us, pursuant to which they have agreed to (a) waive their redemption rights with respect to any shares of our Common Stock they may hold (which includes all of the Founder Shares) in connection with the consummation of an initial business combination, (b) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to consummate an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board (although they will be entitled to liquidating distributions from the Trust Account with respect to any shares of Class A Common Stock they hold if we fail to consummate an initial business combination by September 16, 2023, a later date that is further extended pursuant to the Existing Charter or an earlier date as determined by our Board) and (c) certain transfer restrictions on securities of the Company they may hold (which include all of the Founder Shares); and (ii) our Sponsor entered into the Sponsor Support Agreement with us, certain of our officers and directors (not including our independent directors) and FPC, pursuant to which it agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter, and (iii) the Founder Shares are automatically convertible into shares of Class A Common Stock at the time of the Business Combination, as described herein.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting FPC and consummating the Business Combination and may influence their operation of the post-Business Combination Company. This risk may become more acute as the deadline of September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, for consummating an initial business combination nears.

Our Sponsor, directors or officers or their affiliates, subject to compliance with applicable laws, may elect to purchase shares from public stockholders, which may influence a vote on the Business Combination Proposal and the other proposals described in this proxy statement and reduce the public “float” of our Class A Common Stock.

Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the consummation of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgment that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination Proposal and thereby increase the likelihood of obtaining stockholder approval of the Business Combination Proposal or to satisfy closing conditions in the Purchase Agreement regarding required amounts in the Trust Account and the proceeds from any third-party financing equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the consummation of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A Common Stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A Common Stock.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-Business Combination Company. We cannot provide assurance that, upon loss of control of the post-Business Combination Company, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

The issuance of Common Stock in the Business Combination and any potential issuance of Common Stock to third-party investors will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for shares of our Class A Common Stock, Units and/or Warrants.

It is anticipated that, upon completion of the Business Combination and assuming the FPC Members elect to sell 12 million FPC Common Units: (i) the Company’s public stockholders will retain a voting ownership interest of approximately 18.8% in the post-Business Combination Company; (ii) our Initial Stockholders and their permitted transferees will own approximately 18.8% of the voting interests of the post-Business Combination Company; (iii) the investors from third party financing and FPC’s financial advisor, Exit Partners, will own approximately 26.3% of the voting interests of the post-Business Combination Company; and (iv) the FPC Members will own approximately 36.1% of the voting interests of the post-Business Combination Company. The voting ownership percentages with respect to the post-Business Combination Company are on a dilutive basis assuming full conversion of the FPC Common Units to Class A Common Stock (accompanied by the corresponding cancellation of shares of Class C Common Stock), but do not take into account (1) any redemption by our public stockholders, (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, and (4) the Earnout Equity. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the FPC Members in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

FPC Members will have significant influence over us after consummation of the Business Combination.

Upon consummation of the Business Combination, and assuming the FPC Members elect to sell 12 million FPC Common Units, the FPC Members will beneficially own approximately 36.1% of the post-Business Combination Company, which estimate does not take into account (1) any redemption by our public stockholders, (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, and (4) the Earnout Equity.

As long as FPC Members own or control a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. FPC Members’ influence over the post-Business Combination Company’s management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the post-Business Combination Company, which could cause the market price of our Class A Common Stock to decline or prevent stockholders from realizing a premium over the market price for Class A Common Stock.

Because the second amended and restated certificate of incorporation of the post-Business Combination Company will opt out of Section 203 of the DGCL regulating certain business combinations with interested stockholders, FPC Members may transfer shares to a third party by transferring their shares of Common Stock without the approval of our Board or other stockholders, which may limit the price that investors are willing to pay in the future for shares of our Common Stock.

Upon consummation of the Business Combination, our Board anticipates increasing its size from five directors to seven directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2025 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2026, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having two (2) Class I directors, two (2) Class II directors and three (3) Class III directors. As discussed above, in connection with the Business Combination, each of Jacob Startz, Dustin Nesloney, Harvey Mueller, Doug Bergeron, Zachary Abrams, [•] and [•] have been nominated to serve as directors of the post-Business Combination Company upon consummation of the Business Combination.

The FPC Members’ interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, the FPC Members could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree.

There can be no assurance that our Class A Common Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

Our Class A Common Stock, Units and Public Warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply to continue the listing of our Class A Common Stock and Public Warrants on Nasdaq, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders. If, after the Business Combination, Nasdaq delists our Class A Common Stock and Public Warrants from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Common Stock, Units and Public Warrants are listed on Nasdaq, they qualify as covered securities. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities, which may negatively impact our ability to consummate the Business Combination.

Resales of the shares of Common Stock included in the Business Combination Stock Consideration could depress the market price of our Class A Common Stock, Units and/or Public Warrants.

There may be a large number of shares of Class A Common Stock, Units and/or Public Warrants sold in the market following the consummation of the Business Combination or shortly thereafter. The shares held by our public stockholders will be freely tradeable, while certain securities held by our Initial Stockholders and certain other stockholders of the post-Business Combination Company, including the FPC Members, will be subject to certain restrictions described below prior to becoming freely tradeable.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by September 16, 2023. If we are unable to effect an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, we will be forced to liquidate and our Warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by September 16, 2023, or such earlier date as determined by our Board. Unless we amend our Existing Charter to extend the life of the Company and certain other agreements into which we have entered, if we do not consummate an initial business combination by September 16, 2023, or such earlier date as determined by our Board, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares of Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding shares of Class A Common Stock, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the IPO. In such case, our public stockholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our Warrants will expire worthless. In addition, if we fail to consummate an initial business combination by September 16, 2023, or such earlier date as determined by our Board, there will be no redemption rights or liquidating distributions with respect to the Public Warrants or the Private Placement Warrants, which will expire worthless, unless we amend of our Existing Charter to extend the life of the Company and certain other agreements into which we have entered.

If the funds not being held in the Trust Account are insufficient to allow us to operate through at least September 16, 2023, we may be unable to complete the Business Combination.

The funds available to us outside of the Trust Account may not be sufficient to allow us to operate until September 16, 2023, assuming that no initial business combination is consummated during that time. We have incurred, and expect to continue to incur significant costs in pursuit of our acquisition plans. However, our affiliates are not obligated to make loans to us or invest in us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources.

The Company is in the process of seeking financing with third-party investors in connection with the Business Combination. As of the date of this proxy statement, no commitments or definitive agreements in connection with any third-party financing have been entered into, and no commitment or definitive agreement is expected to be executed prior to the Special Meeting. Successful negotiation, finalization and execution of definitive documentation for any third-party financing could take several weeks following the Special Meeting, which would, accordingly, result in the Closing occurring several weeks after the Meeting.

Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources. See “Summary of the Proxy Statement — Potential Financing Sources in Connection with the Business Combination” for more information.

Even if we consummate the Business Combination, there is no guarantee that the Public Warrants will ever be in the money, and they may expire worthless and the terms of our Warrants may be amended.

The exercise price for our Warrants is $11.50 per share of Class A Common Stock. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of key personnel of the Company and of FPC. The loss of key personnel could negatively impact the operations and profitability of the post-Business Combination and the Company’s financial condition could suffer as a result.

Our ability to successfully effect the Business Combination is dependent upon the efforts of key personnel of the Company and FPC. Although some of our key personnel may remain with the Company in senior management or advisory positions following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of the post-Business Combination Company’s business. We anticipate that some or all of the management of FPC will remain in place.

The continued success of the business of FPC depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of FPC’s officers could have a material adverse effect on the post-Business Combination Company’s business, financial condition, or operating results. FPC does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available after the Business Combination.

We and FPC will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on us and FPC. These uncertainties may impair our or FPC’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or to seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or FPC’s business could be harmed.

FPC is a private company about which limited information is available, which may result in a post-Business Combination Company that is not as profitable as we suspected, if at all.

FPC is a privately held company. Very little public information generally exists about private companies, and our decision on whether to pursue the Business Combination has been made on the basis of limited information, which may result in a post-Business Combination Company that is not as profitable as we suspected, if at all.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to consummate the Business Combination, to the extent permitted by Existing Charter and bylaws and applicable laws. However, if our Board determines that a failure to satisfy the condition is not material, then the Board may elect to waive that condition and close the Business Combination. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Purchase Agreement may result in a conflict of interest when determining whether such changes to the terms of the Purchase Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Purchase Agreement, would require us to agree to amend the Purchase Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of FPC’s business, a request by FPC to undertake actions that would otherwise be prohibited by the terms of the Purchase Agreement or the occurrence of other events that would have a material adverse effect on FPC’s business and would entitle us to terminate the Purchase Agreement. In any of such circumstances, it would be in our discretion, acting through our Board, to grant our consent or waive our rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We and FPC will incur significant transaction costs in connection with the Business Combination.

We and FPC have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and FPC may also incur additional costs to retain key employees. All expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs, though up to $15,000,000 of such fees incurred by us will reduce the aggregate consideration to be received by FPC Members if the Business Combination is consummated, or paid by us following the closing of the Business Combination.

Our estimated transaction expenses exclude $8,750,000 in deferred underwriting commissions to the underwriter of our IPO that were gratuitously waived by our underwriters. For more information, please see the risk factor entitled “BofA Securities, Inc. and Cowen and Company, LLC have gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination.” The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to consummate the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company and, therefore, the Sponsor may not be able to satisfy those obligations. We have not asked the Sponsor to reserve for such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to consummate the Business Combination, and our public stockholders would receive such lesser amount per share in connection with any redemptions of public shares. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of: (1) $10.00 per public share; or (2) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in certain instances. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in the business of FPC and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of the business of the post-Business Combination Company. As such, we will not have any independent means of generating revenue or cash flow, and our ability to pay taxes and operating expenses or declare and pay dividends in the future, if any, will be dependent upon the results of operations and cash flows of FPC and its subsidiaries. We intend to cause FPC to make distributions to its members, including us, in an amount at least sufficient to allow for the payment of all applicable taxes, and to pay our corporate and other overhead expenses. There can be no assurance, however, that FPC and its subsidiaries will generate sufficient cash flow to distribute funds to us, or that applicable legal and contractual restrictions will permit such distributions. The financial condition and operating requirements of FPC’s business may limit our ability to obtain cash from FPC’s business. The earnings from, or other available assets of, FPC’s business may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations. It could materially and adversely affect our liquidity and financial condition if FPC is restricted from, or otherwise unable to, distribute sufficient cash to us.

The Tax Receivable Agreement may require the Company to make payments in excess of its actual cash savings.

Payments under the Tax Receivable Agreement will be based on tax reporting positions determined by us. The IRS or another taxing authority may challenge all or a part of the amount of tax basis or other tax benefits subject to the Tax Receivable Agreement, and a court could sustain such challenge. The FPC Members will not reimburse us for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently challenged by a taxing authority and are ultimately disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after our determination of such excess. In addition, the actual state or local tax savings we may realize may be lower than the amount of such tax savings we are deemed to realize under the Tax Receivable Agreement, which will be based on an assumed combined state and local tax rate applied to our reduction in taxable income as determined for U.S. federal income tax purposes as a result of the tax attributes subject to the Tax Receivable Agreement. As a result, in such circumstances, we could make payments that are greater than our actual cash tax savings, which could adversely affect our liquidity.

In addition, the Tax Receivable Agreement provides that in the event that (i) we breach certain of our obligations under the Tax Receivables Agreement or enter into any insolvency, bankruptcy or similar proceeding, (ii) we undergo a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations), or (iii) we elect an early termination of the Tax Receivable Agreement, we would be required to make a substantial, immediate lump-sum payment. This payment would equal the present value of hypothetical future payments that could be required to be paid under the Tax Receivable Agreement (determined by applying a discount rate of SOFR plus 100 basis points). The calculation of hypothetical future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including that (i) we have sufficient taxable income to fully utilize the tax benefits covered by the Tax Receivable Agreement and (ii) any FPC Common Units (other than those held by the Company) outstanding on the termination date are deemed to be redeemed on the termination date. Any payment in the event of a breach, change of control, or early termination election as described above may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which such payment relates. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control.

In addition, because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of FPC to make distributions to us in an amount sufficient to cover our obligations under the Tax Receivable Agreement. Please read “Risk Factors — Risks Related to the Company and the Business Combination — Following the consummation of the Business Combination, our only significant asset will be our ownership interest in the business of FPC and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.” To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.

The receipt of tax distributions in excess of our aggregate tax liability may complicate our ability to maintain our intended capital structure, which could impose transaction costs on us and require management attention.

FPC is treated as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to U.S. federal income tax. Instead, its taxable income is generally allocated to its members, including us. If and when FPC generates taxable income, it will generally make cash distributions, or tax distributions, to each of its members, including us, based on each member’s allocable share of net taxable income (calculated under certain assumptions) multiplied by 40%. In the event that the tax rates applicable to us are less than 40% in the aggregate, we could receive tax distributions from FPC in excess of our actual tax liability, which could result in our accumulating excess cash. This would complicate our ability to maintain certain aspects of our capital structure. Such cash, if retained, could cause the value of an FPC Common Unit to deviate from the value of a share of Class A Common Stock. In addition, such cash, if used to purchase additional FPC Common Units, could result in deviation from the one-to-one relationship between the shares of Class A Common Stock outstanding and the FPC Common Units indirectly held by us unless a corresponding number of additional Class A Common Stock are distributed as a stock dividend. We may, if not restricted from doing so under debt agreements or other legal constraints, choose to pay dividends to all holders of Class A Common Stock with any excess cash. These considerations could have unintended impacts on the pricing of the Class A Common Stock and may impose transaction costs and require management efforts to address on a recurring basis. To the extent that we do not distribute such excess cash as dividends on Class A Common Stock and instead, for example, hold such cash balances or lend them to FPC, holders of FPC Common Units during a period in which we hold such cash balances could benefit from the value attributable to such cash balances as a result of redeeming or exchanging their FPC Common Units and obtaining ownership of Class A Common Stock (or a cash payment based on the value of Class A Common Stock). In such case, these holders of FPC Common Units could receive disproportionate value for such units exchanged during this time frame.

We may not have sufficient cash to consummate the Business Combination as contemplated or we may have insufficient cash to continue to operate after the closing of the Business Combination. Nasdaq may delist our securities from trading on its exchange as a result, which could limit investors’ ability to make transaction in our securities and subject us to additional trading restrictions.

The Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 Common Units from the FPC Members, which would require that the Company have $120,000,000 in cash. This election in the Purchase Agreement is for the sole benefit of the FPC Members and such election may only be made by such parties. If, as a result of redemptions of our Class A Common Stock by our public stockholders there is insufficient cash to purchase all of the Common Units elected to be sold by the FPC Members, then the Purchase Agreement could terminate and the proposed Business Combination may not be consummated.

If such conditions are waived and the Business Combination is consummated, the cash held by us and our subsidiaries (including FPC and its subsidiaries) in the aggregate, after the closing of the Business Combination may not be sufficient to allow us to operate and pay our bills as they become due. Furthermore, our affiliates are not obligated to make loans to us or invest in us in the future after the Business Combination. The additional exercise of redemption rights with respect to a large number of our public stockholders may make us unable to take such actions as may be desirable in order to optimize our capital structure after consummation of the Business Combination and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses and liabilities after the closing of the Business Combination. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

If such conditions are waived and the Business Combination is consummated, the cash held by us and our subsidiaries (including FPC and its subsidiaries) in the aggregate, after the closing of the Business Combination may not be sufficient for us to maintain the listing of our securities on Nasdaq. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. In general, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 round-lot holders). We cannot assure you that our securities will continue to be listed on Nasdaq after the closing of the Business Combination.

Following the consummation of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on FPC, we cannot assure you that this diligence will surface all material issues that may be present in FPC’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of FPC’s business and outside of our and FPC’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-Business Combination Company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history and our results of operations and those of the post-Business Combination Company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-Business Combination Company. The unaudited pro forma condensed combined statement of operations of the post-Business Combination Company combines our historical unaudited results of operations for the three months ended March 31, 2023 and the audited results of operations for the year ended December 31, 2022, with the historical unaudited results of operations for the three months ended March 31, 2023 and the audited results of operations of FPC for the year ended December 31, 2022, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-Business Combination Company. Accordingly, the post-Business Combination Company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this proxy statement. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information (No Redemptions Scenario)” and “Unaudited Pro Forma Condensed Combined Financial Information (Maximum Redemptions Scenario).”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•        changes in the valuation of our deferred tax assets and liabilities;

•        expected timing and amount of the release of any tax valuation allowances;

•        tax effects of stock-based compensation;

•        costs related to intercompany restructurings;

•        changes in tax laws, regulations or interpretations thereof; or

•        lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A 1% U.S. federal excise tax may be imposed on us in connection with redemptions of our shares in connection with an initial Business Combination or other stockholder vote pursuant to which stockholders would have a right to submit their shares for redemption (a “Redemption Event”).

Pursuant to the Inflation Reduction Act of 2022 (the “IR Act”), commencing in 2023, a 1% U.S. federal excise tax (the “Excise Tax”) is imposed on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The Excise Tax is imposed on the repurchasing corporation and not on its stockholders. Subject to certain exceptions and adjustments that could reduce the amount of any Excise Tax liability, redemptions of our shares are generally expected to be subject to the Excise Tax.

The Excise Tax is currently assessed at a rate of 1% of the fair market value (determined at the time of repurchase) of any repurchased shares. However, for purposes of calculating any Excise Tax liability, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. Accordingly, the extent to which we would be subject to the Excise Tax in connection with a Redemption Event would depend on a number of factors, including the fair market value of the redemptions and repurchases in connection with the Redemption Event and the nature and amount of any “PIPE” or other equity issuances in connection with the initial business combination, as well as the content of any proposed or final regulations and other guidance from the Treasury Department. Any Excise Tax payable by us in connection with a Redemption Event may cause a reduction in the cash available to us to complete an initial business combination (and could affect our ability to complete an initial business combination), and may reduce the value of your investment in our securities.

If we were to fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), repurchases in connection with our liquidation, or that occur in the same taxable year as such liquidation, are currently expected to be exempt from the Excise Tax under interim guidance issued by the U.S. Department of the Treasury and the Internal Revenue Service.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Purchase Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination Proposal.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for FPC’s membership interests and trading in the shares of our Class A Common Stock has not been active. Accordingly, the valuation ascribed to FPC and our Class A Common Stock in the Business Combination may not be indicative of the price of the post-Business Combination Company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline, regardless of our actual operating performance.

Factors affecting the trading price of the post-Business Combination Company’s securities following the Business Combination may include those listed in “— Risks Related to FPC’s Business” and the following, some of which will be beyond our control:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        speculation in the press or investment community;

•        success of competitors;

•        our ability to accurately project future results and our ability to achieve those and other industry and analyst forecasts;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in expectations as to our future financial performance, including financial estimates and recommendations by securities analysts concerning the post-Business Combination Company or the market in general;

•        operating and stock price performance, or changes in market valuations of other companies that investors deem comparable to the post-Business Combination Company;

•        our ability to market new and enhanced products on a timely basis;

•        changes in consumer preferences and competitive conditions;

•        expansion to new markets;

•        negative publicity relating to our services;

•        changes in laws and regulations affecting our business, including changes in franchising laws in any jurisdiction in which we operate;

•        commencement of, or involvement in, litigation involving the post-Business Combination Company or announcements by third parties of significant claims or proceedings against us;

•        actions by FPC Members;

•        changes in the post-Business Combination Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•        the volume of shares of our Class A Common Stock, Units and/or Public Warrants available for public sale;

•        any major change in our Board or management;

•        sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•        the realization of any of the risk factors presented in this proxy statement;

•        labor availability and costs for hourly and management personnel;

•        additions or departures of key personnel;

•        failure to comply with the requirements of Nasdaq;

•        failure to comply with the Sarbanes-Oxley Act of 2002 or other laws or regulations;

•        actual, potential or perceived control, accounting or reporting problems;

•        changes in accounting principles, policies and guidelines; and

•        general market, economic and political conditions, on the local, national and international scale, such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected, including companies in FPC’s industry. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-Business Combination Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-Business Combination Company, its business, or its market, or if they change their recommendations regarding our Class A Common Stock adversely, then the price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us or the post-Business Combination Company. If no securities or industry analysts commence coverage of the post-Business Combination Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-Business Combination Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover us were to cease coverage of the post-Business Combination Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-Business Combination Company.

We may require additional financing to fund the operations or growth of the post-Business Combination Company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-Business Combination Company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements and following the Business Combination will be required to comply with various franchise laws in the various jurisdictions where FPC operates. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

The announcement of the proposed Business Combination could disrupt FPC’s relationships with its customers, suppliers, franchisees, business partners and others, as well as its operating results and business generally.

Whether or not the Business Combination and related transactions are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the Business Combination on FPC’s business include the following:

•        its employees may experience uncertainty about their future roles, which might adversely affect FPC’s ability to retain and hire key personnel and other employees;

•        customers, suppliers, franchisees, business partners, and other parties with which FPC maintains business relationships may experience uncertainty about FPC’s future and rescind their deposits, seek alternative relationships with third parties, seek to alter their business relationships with FPC or fail to extend an existing relationship with FPC; and

•        FPC has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination which may negatively impact its ongoing operations.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact FPC’s results of operations and cash available to fund its businesses.

We have not registered the shares of Class A Common Stock issuable upon exercise of the Warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its Warrants except on a cashless basis and potentially causing such Warrants to expire worthless.

We have not registered the shares of Class A Common Stock issuable upon exercise of the Warrants under the Securities Act or any state securities laws at this time. However, under the terms of the Warrant Agreement, dated March 11, 2021, by and between the Company and Continental Stock Transfer & Trust Company, we will use our commercially reasonable efforts to file a registration statement covering the issuance of such shares, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the Warrants are not registered under the Securities Act, we will be required to permit holders to exercise their Warrants on a cashless basis. However, no Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any Warrant, or issue securities or other compensation in exchange for the Warrants in the event that we are unable to register or qualify the shares underlying the Warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the Warrants is not so registered or qualified or exempt from registration or qualification, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In such event, holders who acquired their Warrants as part of a purchase of Units will have paid the full Unit purchase price solely for the shares of Class A Common Stock included in such Units. There may be a circumstance where an exemption from registration exists for holders of our Private Placement Warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of Units. In such an instance, our Sponsor and its permitted transferees (which may include our directors and officers) would be able to exercise their warrants and sell the Common Stock underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying Common Stock. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Common Stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the staff of the SEC issued a public statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (‘SPACs’)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a Business Combination, which terms are similar to those contained in the warrant agreement governing our Warrants. As a result of the SEC Statement, we reevaluated the accounting treatment of our 8,333,333 public warrants and 4,666,667 Private Placement Warrants, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on our balance sheet as of March 31, 2023 and December 31, 2022 are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, “Derivatives and Hedging,” provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our consolidated financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities.

We may amend the terms of the Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the Warrants could be converted into cash or stock, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

Our Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. Such Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or stock, shorten the exercise period or decrease the number of shares of our Class A Common Stock purchasable upon exercise of a Warrant.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant; provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities as described above) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the Warrant holders. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding Warrants could force you to: (1) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so (2) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants; or (3) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

In addition, we may redeem your warrants after they become exercisable for $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption for a number of Class A Common Stock determined based on the redemption date and the fair market value of our Class A Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A Common Stock had your warrants remained outstanding.

Warrants will become exercisable for our Class A Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued Warrants to purchase 8,333,333 shares of Class A Common Stock as part of our IPO and, on the IPO closing date, we issued Private Placement Warrants to our Sponsor to purchase 4,666,667 shares of our Class A Common Stock, in each case at $11.50 per share. The holders of our Warrants are entitled to purchase additional shares of Class A Common Stock. The Warrants are exercisable at any time commencing 30 days after the consummation of the Business Combination. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on an initial business combination. The additional shares of our Class A Common Stock issuable upon exercise of our Warrants will result in dilution to the then existing holders of our Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Common Stock.

The Private Placement Warrants are identical to the Warrants sold as part of the Units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Common Stock issuable upon exercise of these Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the consummation of the Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) they including the shares of Class A Common Stock issuable upon exercise of these warrants) are entitled to registration rights.

All outstanding Class B Common Stock issued by the Company will convert into Class A Common Stock upon completion of the Acquisition, which will expose the Class A Common Stock holders to immediate and substantial dilution as a result.

As of the date of this proxy statement, there are 6,250,000 outstanding Class B Common Stock issued by the Company. Such Class B Common Stock will automatically convert into Class A Common Stock upon completion of the Business Combination. The conversion of such Class B Common Stock into Class A Common Stock will lead to an additional 6,250,000 Class A Common Stock being issued, and therefore holders of Class A Common Stock will experience a significant dilution as a result. The issue of additional Class A Common Stock pursuant to the conversion of outstanding Class B Common Stock could have an adverse effect on the market price of the Class A Common Stock.

Resales of the shares of Class A Common Stock issued in connection with future FPC Common Unit exchanges could depress the market price of our Class A Common Stock.

Assuming (1) no redemptions by public stockholders of the Company’s public shares, (2) that we issue 8.5 million shares of Class A Common Stock in connection with third party financings, (3) the FPC Members elect to sell 12 million FPC Common Units to the Company in connection with the Business Combination and (4) that the holders of the Company’s existing Public Warrants and Private Placement Warrants exercise such warrants, the Company will have approximately 39,755,019 shares of Class A Common Stock outstanding immediately following the Business Combination, and there may be a large number of shares of Class A Common Stock sold in the market following the completion of the Business Combination or shortly thereafter. In addition, at least 12,000,000 shares of Class A Common Stock may be issued to the FPC Members, their designees or their respective permitted transferees or assigns in connection with future redemptions of the FPC Common Units. The Company has agreed to provide registration rights to FPC Members pursuant to the Amended and Restated Registration Rights Agreement. Sales of shares of Class A Common Stock by FPC Members after the redemption of any FPC Common Units, together with the cancellation of an equal number of Class C Common Stock, for shares of Class A Common Stock, or by other large holders of a substantial number of shares of Class A Common Stock in the public markets following the business combination, or the perception that such sales might occur, could have a material adverse effect on the price of the Class A Common Stock or could impair our ability to obtain capital through an offering of equity securities in the future.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of consummating an initial business combination.

The fact that we are a blank check company will make compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because FPC is not currently subject to Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”). The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of FPC as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to us after the Business Combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Assuming the passage of Proposal Nos. 1 through 5 of this proxy statement, the post-Business Combination Company’s Second Amended and Restated Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•        no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•        a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•        the requirement that directors may only be removed from the Board for cause;

•        the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•        a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•        a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        the requirement that changes or amendments to certain provisions of our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws must be approved by holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote; and

•        advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our Existing Charter includes a forum selection clause.

Subject to certain limitations, our Existing Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or the Existing Charter or our bylaws, or (d) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act)

are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We previously identified a material weakness in our internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

We have previously identified a material weakness in our internal control over financial reporting related to the accounting for complex financial instruments and corporate governance as described herein. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Securities of companies formed through SPAC business combinations such as ours may experience a material decline in price relative to the share price of the SPAC prior to the business combination.

As with most SPAC initial public offerings in recent years, we issued 25,000,000 Units for $10.00 per Unit upon the closing of our IPO. As with other SPACs, the $10.00 per Unit price reflected one share of Class A Common Stock and one-third of one redeemable warrant. Each Unit has a one-time right to redeem the Class A Common Stock included in the Unit for a pro rata portion of the proceeds held in the Trust Account equal to approximately $10.00 per share prior to the closing of the Business Combination. Following the closing of the Business Combination, the outstanding shares of Class A Common Stock will no longer have any such redemption right and will be solely dependent upon the fundamental value of the Combined Company, which, like the securities of other companies formed through SPAC mergers in recent years, may be significantly less than $10.00 per share.

BofA Securities, Inc. and Cowen and Company, LLC have gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination.

In connection with the Company’s IPO, BofA Securities, Inc. (“BofA”) and Cowen and Company, LLC (“Cowen”), the underwriters of the Company’s IPO, were entitled to an underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate, paid upon closing of the IPO. In addition, $0.35 per Unit, or approximately $8,750,000 in the aggregate, will be payable to the underwriters for deferred underwriting discounts and commissions. The deferred underwriting discounts and commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial business combination, subject to the terms of the underwriting agreement. However, on April 14, 2023, and April 18, 2023, BofA and Cowen, separately delivered the Fee Waiver Letters to the Company and gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, we do not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. We expect to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.

We have not formally engaged BofA or Cowen to act as an advisor in any capacity related to the Business Combination. Additionally, neither BofA nor Cowen was responsible for the preparation of any disclosure that is included in this proxy statement, or any materials underlying such disclosure. Neither BofA nor Cowen was involved in the preparation of any materials related to the Business Combination received by our Board. Neither BofA nor Cowen has produced work product in relation to the Business Combination for which we relied on their expertise.

We did not engage BofA or Cowen in any advisory role or have any relationship with either of BofA or Cowen following our IPO.

BofA and Cowen have performed all of their obligations under the Underwriting Agreement to obtain their deferred underwriting discounts and commissions and are therefore gratuitously waiving their right to deferred underwriting discounts and commissions in connection with the Business Combination. Neither BofA nor Cowen provided a reason for their waiving of the deferred underwriting discounts and commissions in connection with the Business Combination.

At no time prior to the date of this proxy did BofA or Cowen indicate that they had any specific concerns with the Business Combination. Neither BofA nor Cowen has advised us that it was in disagreement with the contents of this proxy or of the registration statement of which it forms a part. Neither BofA nor Cowen was responsible for any part of this proxy. Accordingly, shareholders should not place any reliance on the participation of BofA or Cowen in our IPO in respect of the Business Combination.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to consummate a Business Combination with which a substantial majority of our stockholders do not agree.

Our Existing Charter does not provide a specified maximum redemption threshold, though there may be a net tangible asset or cash requirement contained in any agreement relating to the Business Combination. As a result, we may be able to complete the Business Combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we do not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, we will not complete the Business Combination or redeem any shares, all shares of Common Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate Business Combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than fifteen percent (15%) of our Class A Common Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A Common Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a group (as deemed a “person” under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Common Stock included in the Units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, we will require each public stockholder seeking to exercise redemption rights to certify to us whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to us at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which we make the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Common Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge our determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the consummation of the Business Combination or any alternative Business Combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Our stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Common Stock for a pro rata portion of the funds held in our Trust Account.

Our public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Summary of the Proxy Statement — Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The Company is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination. The Company’s balance sheet data as of March 31, 2023 (unaudited) and December 31, 2022 and 2021, and statement of operations data for the three months ended March 31, 2023 (unaudited) and the years ended December 31, 2022 and 2021, are derived from the Company’s unaudited interim financial statements and audited financial statements contained in its Annual Report for the fiscal years ended December 31, 2022 and December 31, 2021 on Form 10-K filed with the SEC and included elsewhere in this proxy statement. The information is only a summary and should be read in conjunction with the Company’s consolidated financial statements and related notes and the “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement. Our historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

BALANCE SHEETS

	As of March 31,	As of December 31,
	2023	2022	2021
ASSETS
Current assets
Cash	$253,366	$402,902	$952,749
Prepaid expenses	83,905	64,047	218,492
Total Current Assets	337,271	466,949	1,171,241

Marketable Securities held in Trust Account	64,501,029	252,973,594	250,014,433
TOTAL ASSETS	$64,838,300	$253,440,543	$251,185,674

LIABILITIES, COMMITMENTS AND CONTINGENCIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$1,976,100	$485,047	$527,878
Excise tax payable	1,908,669	—	—
Income taxes payable	1,095,635	91,749	—
Loans outstanding	250,000	—	—
Total Current Liabilities	5,230,404	576,796	527,878

Warrant liabilities	2,600,000	130,000	7,670,000
Deferred tax liability	—	528,353	—
Deferred underwriting fee payable	8,750,000	8,750,000	8,750,000
Total Liabilities	16,580,404	9,985,149	16,947,878

Commitments and Contingencies (See Note 6)

Class A Common Stock subject to possible redemption 25,000,000 shares at redemption value of $10.09 and $10.00 at December 31, 2022 and 2021, respectively	63,492,199	252,314,783	250,000,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Class A Common Stock, $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding (excluding 25,000,000 shares subject to possible redemption) at December 31, 2022 and 2021	—	—	—
Class B Common Stock, $0.0001 par value; 10,000,000 shares authorized; 6,250,000 shares issued and outstanding at December 31, 2022 and 2021	625	625	625
Additional paid-in capital	—	—	—
Accumulated deficit	(15,234,928)	(8,860,014)	(15,762,829)
Total Stockholders’ Deficit	(15,234,303)	(8,859,389)	(15,762,204)
TOTAL LIABILITIES, COMMITMENTS AND CONTINGENCIES AND STOCKHOLDERS’ DEFICIT	$64,838,300	$253,440,543	$251,185,674

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2023	2022	2021
Operating and formation costs	$1,790,645	$1,003,279	$936,445
Loss from operations	(1,790,645)	(1,003,279)	(936,445)

Other income:
Change in fair value of warrant liability	(2,470,000)	7,540,000	11,246,666
Transaction costs associated with Initial Public Offering	—	—	(688,515)
Interest earned on marketable securities held in Trust Account	(2,314,275)	3,577,988	14,433
Unrealized loss on marketable securities held in Trust Account	—	(277,009)	—
Total other income, net	(155,725)	10,840,979	10,572,584

Income before provision for income taxes	(1,946,370)	9,837,700	9,636,139
Provision for income taxes	(475,533)	(620,102)	—
Net income	$(2,421,903)	$9,217,598	$9,636,139

Weighted average shares outstanding, Class A Common Stock	21,875,837	25,000,000	19,863,014

Basic and diluted net income per share, Class A Common Stock	$(0.09)	$0.29	$0.37

Weighted average shares outstanding, Class B Common Stock	$6,250,000	$6,250,000	$6,250,000

Basic and diluted net income per share, Class B Common Stock	$(0.09)	$0.29	$0.37

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF FPC

The selected historical financial information of FPC as of and for the three months ended March 31, 2023 and 2022 and as of and for the years ended December 31, 2022, 2021 and 2020 was derived from the interim unaudited consolidated financial statements of FPC as of and for the three months ended March 31, 2023 and 2022 and the audited consolidated financial statements of FPC as of and for the years ended December 31, 2022, 2021 and 2020 included elsewhere in this proxy statement. You should read the following selected financial information in conjunction with the section entitled “FPC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and FPC’s financial statements and related notes appearing elsewhere in this proxy statement. The selected historical consolidated financial and other data in this section are not intended to replace consolidated financial statements and are qualified in their entirety by the consolidated financial statements and related notes included elsewhere in this proxy statement. The results of operations for the periods presented below are not necessarily indicative of the results to be expected in the future.

Force Pressure Control, LLC.
Consolidated Balance Sheets
(in thousands of U.S. dollars, except per share data)

	March 31, 2023	December 31, 2022	December 31, 2021
	(unaudited)	(audited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$22,363	$15,701	$2,358
Accounts receivable, net	28,043	30,252	17,219
Unbilled receivables	7,668	5,389	438
Inventory	7,674	6,244	3,088
Other current assets	590	678	234
Total current assets	66,338	58,264	23,337

Property, plant, and equipment, net	70,417	62,816	57,151
Right-of-use assets – operating, net	2,217	2,029	1,518
Goodwill	18,590	18,590	18,590
Intangible assets, net	6,418	6,985	9,088
Total assets	$163,980	$148,684	$109,684

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$15,117	$17,025	$8,300
Accrued expenses	7,269	1,898	754
Accrued payroll	3,763	2,054	1,494
Unearned revenue	2,040	2,568	1,486
Notes payable, short term	417	185	2,810
Related party notes payable	14,855	16,055	27,882
Current portion of lease liability	864	687	571
Total current liabilities	44,325	40,472	43,297

Notes payable, long term	563	—	—
Lease liability – operating	1,361	1,349	951
Total liabilities	46,249	41,821	44,248

Commitments and contingencies

Members’ equity:
Members’ capital	117,763	106,729	65,430
Accumulated other comprehensive (loss) income	(90)	11	(12)
Total members’ equity attributable to Force Pressure, LLC	117,673	106,740	65,418
Non-controlling interest	58	123	18
Total members’ equity	117,731	106,863	65,436
Total liabilities and members’ equity	$163,980	$148,684	$109,684

Force Pressure Control, LLC.
Consolidated Income Statements
(in thousands of U.S. dollars, except per share data)

	For the Three Months Ended March 31,		Years Ended December 31,
	2023	2022	2022	2021	2020
	(unaudited)	(unaudited)	(audited)	(audited)	(audited)
Revenues	$48,907	$31,714	$162,750	$85,042	$7,369

Operating expenses:
Cost of goods sold (excluding depreciation and amortization expense)	25,511	18,426	87,359	49,865	4,933
Selling, general, and administrative expenses	5,898	5,146	15,781	8,874	1,006
Depreciation and amortization expense	3,549	2,760	12,002	8,840	924
Total costs and expenses:	34,958	26,332	115,142	67,579	6,863
Income from operations	13,949	5,382	47,608	17,463	506

Other income (expense):
Interest income (expense), net	61	(464)	(602)	(618)	(47)
Other income	62	11	48	1,370	89
Other expenses	(20)	(24)	(144)	(18)	—
Total other income (expense):	103	(477)	(698)	734	42

Income before income tax	14,052	4,905	46,910	18,197	548
Income tax expense	—	—	—	—	—
Net income	14,052	4,905	46,910	18,197	548
Net (income) loss attributable to noncontrolling interest	(18)	(20)	(86)	7	—
Net income attributable to Force Pressure Control, LLC.	$14,034	$4,885	$46,824	$18,204	$548

Net income attributable to Force Pressure Control, LLC per member unit
Basic and diluted	$14,034	$4,885	$46,824	$18,204	$548
Weighted average number of member units outstanding:
Basic and diluted	1,000	1,000	1,000	1,000	1,000

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information for the year ended December 31, 2022 and the three months ended March 31, 2023 combines the historical consolidated statement of operations of the Company and FPC, giving effect to the Business Combination as if it had been consummated on January 1, 2022. The selected unaudited pro forma condensed combined balance sheet information as of March 31, 2023 combines the historical consolidated balance sheet of the Company and FPC, giving effect to the Business Combination as if it had been consummated on March 31, 2023.

The following summary of unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The summary of unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with the following information appearing elsewhere in this proxy statement:

•        the historical audited financial statements of FPC and SCAQ, and their respective related notes, for the applicable periods;

•        the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “FPC Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•        the more detailed unaudited pro forma condensed combined financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information;”

•        the accompanying notes to the unaudited pro forma combined financial information; and the other financial information included elsewhere in this proxy statement.

The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The selected unaudited pro forma condensed combined financial information does not purport to represent what the post-business combination company’s results of operations or financial condition would have been had the Business Combination actually occurred on the dates indicated, and does not purport to project the post-business combination company’s results of operations or financial condition for any future period or as of any future date. The selected unaudited pro forma condensed combined financial information does not reflect any potential divestitures that may occur prior to, or subsequent to, the completion of the Business Combination, cost savings that may be realized as a result of the Business Combination, or any potential changes in compensation plans. Additionally, the unaudited pro forma adjustments made in the selected unaudited condensed combined pro forma financial information, which are described in those notes, are preliminary and may be revised.

The Company is in the process of seeking financing with third-party investors in connection with the Business Combination. In the event that the Company enters into any definitive financing agreements, the Company will publicly disclose such arrangements in its filings with the SEC. Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources. For purpose of this unaudited pro forma condensed combined financial statements, the Company is assuming and working on a PIPE financing transaction to raise $85 million.

The unaudited pro forma condensed combined financial information is presented in three scenarios: (1) Assuming No Redemptions, (2) Assuming 50% Redemptions, and (3) Assuming Maximum Redemptions.

•        Assuming No Redemptions:    This scenario assumes that no public stockholders elect to redeem their Class A Common Stock for a pro rata portion of cash in the Trust Account, and thus the full amount held in the Trust Account is available at closing of the Business Combination. Additionally, the scenario contemplates FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $120 million in cash and 12,000,000 shares of Class C Common Stock.

•        Assuming 50% Redemptions:    This scenario assumes that the public stockholders elect to redeem 50% Class A Common Stock for a pro rata amount of cash in the Trust Account. Additionally, FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $105 million in cash and 13,500,000 shares of Class C Common Stock.

•        Assuming Maximum Redemptions:    This scenario assumes that the public stockholders elect to redeem the maximum number of Class A Common Stock for a pro rata amount of cash in the Trust Account such that 1,500,000 shares or the equivalent of approximately $15 million remains in the Trust Account. Additionally, FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $90 million in cash and 15,000,000 shares of Class C Common Stock.

The following summarizes the pro forma combined company’s voting Common Stock issued and outstanding immediately after the Business Combination under the assumed redemptions scenarios as discussed above:

	Assuming No Redemptions		Assuming 50% Redemptions		Assuming Maximum Redemptions
Shares in thousands	Shares	%	Shares	%	Shares	%
Existing FPC owners’ interest in SCAQ(1)	12,000	36.1%	13,500	42.7%	15,000	47.6%
SCAQ public stockholders	6,255	18.8%	3,128	9.9%	1,500	4.8%
Sponsor and related parties	6,250	18.8%	6,250	19.8%	6,250	19.8%
Third party PIPE investors and financial advisor (2)(3)	8,740	26.3%	8,740	27.6%	8,740	27.8%
Total Common Stock(4)(5)(6)	33,245	100.0%	31,618	100.0%	31,490	100.0%

____________

(1)      Assumes full conversion of the FPC Common Units to Class A Common Stock (accompanied by the corresponding cancellation of shares of Class C Common Stock).

(2)      Assumes 8.5 million shares of Class A Common Stock to be acquired by investors in the PIPE Financing at $10 per share.

(3)      Assumes $2.4 million of transaction costs of FPC’s financial advisor, Exit Partners, to be paid through the issuance of 240,000 shares of Class A Common Stock at $10 per share at Closing.

(4)      Excludes the Warrants that will remain outstanding immediately following the Business Combination.

(5)      Excludes the issuance of any shares upon completion of the Business Combination under the Incentive Plan.

(6)      Excludes the Earnout Equity.

	Stratim Cloud Acquisition Corp. (Historical)	Force Pressure Control (Historical)	Assuming No Redemptions Scenario	Assuming 50% Redemptions Scenario	Assuming Maximum Redemptions Scenario
	(in thousands)
Balance Sheet Data – As of March 31, 2023
Total current assets	$337	$66,338	$64,321	$47,076	$45,288
Total assets	64,838	163,980	322,694	302,303	297,370
Total current liabilities	5,230	44,325	52,351	52,351	52,351
Total liabilities	16,580	46,249	87,311	84,165	81,020
Total liabilities and shareholders’ equity	$64,838	$163,980	$322,694	$302,303	$297,370

Statement of Operations Data – Three months ended March 31, 2023
Revenue, net	$—	$48,907	$48,907	$48,907	$48,907
Cost of goods sold	—	25,511	25,511	25,511	25,511
Operating expenses	1,790	9,447	14,109	14,109	14,109
(Loss) income from operations	(1,790)	13,949	9,287	9,287	9,287
Net (loss) income	$(2,422)	$14,052	$6,122	$6,269	$6,415

Statement of Operations Data – Year ended December 31, 2022
Revenue, net	$—	$162,750	$162,750	$162,750	$162,750
Cost of goods sold	—	87,359	87,359	87,359	87,359
Operating expenses	1,003	27,783	40,283	40,283	40,283
(Loss) income from operations	(1,003)	47,608	35,108	35,108	35,108
Net income	$9,218	$46,910	$38,438	$38,903	$39,368

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the acquisition of FPC by the Company, resulting reorganization into an umbrella partnership C corporation structure (or “Up-C” structure), and other agreements entered into as part of the Purchase Agreement.

The Company is a blank check company incorporated in Delaware on July 29, 2020, for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s registration statement was declared effective on March 11, 2021 and on March 16, 2021, the Company consummated the IPO of 25,000,000 units at $10.00 per unit, generating gross proceeds of $250,000,000. Each unit consists of one share of Class A Common Stock and one-third of Public Warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per whole share. Simultaneous with the Closing of the IPO, the Company consummated the sale of 4,666,667 warrants at a price of $1.50 per warrant, for an aggregate purchase price of $7,000,000. Each Private Placement Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment.

FPC was established in 2019 as Force Pressure Control, LLC. FPC is a vertically integrated provider of pressure control related rental equipment and services to the energy industry in Texas, which includes the Permian, Eagle Ford and Haynesville Basins, and to a lesser extent in the States of New Mexico and Louisiana. FPC’s ability to design, manufacture, operate and service quality pressure control equipment allows it to build sustainable and valuable customer partnerships.

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire FPC in a series of transactions we collectively refer to as the “Business Combination.” At the Closing of the Business Combination contemplated by the Purchase Agreement, the parties will undertake the following transactions: (i) immediately prior to the Closing, FPC will effectuate the Recapitalization and adopt the FPC A&R LLC Agreement to, among other things, admit the Company as the sole managing member of FPC and the Company will file the Second Amended and Restated Certificate of Incorporation, (ii) the Company will purchase an aggregate of up to 12 million FPC Common Units from the FPC Members for up to $120 million prior to any Net Working Capital Adjustment; (iii) the Company will subscribe for a number of FPC Common Units equal to the total shares of Class B Common Stock of the Company issued and outstanding immediately prior to the Business Combination, in exchange for shares of Class C Common Stock equal to the number of Retained Units, which will be subsequently distributed to the FPC Members pro rata to the number of FPC Common Units to be held by such FPC Member following the Closing, and the FPC Members may, following the Closing, cause FPC to redeem their FPC Common Units, which redemption may be effected as an exchange of FPC Common Units for shares of Class A Common Stock of the Company on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of Class C Common Stock held by such FPC Members; and (iv) the Company may elect to subscribe for additional FPC Common Units for $10.00 per unit pursuant to a notice delivered to FPC no later than two (2) Business Days prior to Closing. In addition, following the Closing, if the 2023 EBITDA of the Company is greater than $60 million, the FPC Members will be entitled to Earnout Equity of up to 3 million FPC Common Units and shares of Class C Common Stock on the terms and conditions set forth herein. The Company is in the process of seeking financing with third-party investors in connection with the Business Combination. In the event that the Company enters into any definitive financing agreements, the Company will publicly disclose such arrangements in its filings with the SEC. Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources. For purpose of this unaudited pro forma condensed combined financial statements, the Company is assuming and working on a Private Investment in Public Equity (“PIPE”) financing transaction to raise $85 million.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information is presented in three scenarios: (1) Assuming No Redemptions, (2) Assuming 50% Redemptions, and (3) Assuming Maximum Redemptions.

•        Assuming No Redemptions:    This scenario assumes that no public stockholders elect to redeem their Class A Common Stock for a pro rata portion of cash in the Trust Account, and thus the full amount held in the Trust Account is available at closing of the Business Combination. Additionally, the scenario contemplates FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $120 million in cash and 12,000,000 shares of Class C Common Stock.

•        Assuming 50% Redemptions:    This scenario assumes that the public stockholders elect to redeem 50% Class A Common Stock for a pro rata amount of cash in the Trust Account. Additionally, FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $105 million in cash and 13,500,000 shares of Class C Common Stock.

•        Assuming Maximum Redemptions:    This scenario assumes that the public stockholders elect to redeem the maximum number of Class A Common Stock for a pro rata amount of cash in the Trust Account such that 1,500,000 shares or the equivalent of approximately $15 million remains in the Trust Account. Additionally, FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $90 million in cash and 15,000,000 shares of Class C Common Stock.

The following summarizes the pro forma combined company’s voting Common Stock issued and outstanding immediately after the Business Combination under the assumed redemptions scenarios as discussed above:

	Assuming No Redemptions		Assuming 50% Redemptions		Assuming Maximum Redemptions
Shares in thousands	Shares	%	Shares	%	Shares	%
Existing FPC owners’ interest in SCAQ(1)	12,000	36.1%	13,500	42.7%	15,000	47.6%
SCAQ public stockholders	6,255	18.8%	3,128	9.9%	1,500	4.8%
Sponsor and related parties	6,250	18.8%	6,250	19.8%	6,250	19.8%
Third party PIPE investors and financial advisor (2)(3)	8,740	26.3%	8,740	27.6%	8,740	27.8%
Total Common Stock(4)(5)(6)	33,245	100.0%	31,618	100.0%	31,490	100.0%

____________

(1)      Assumes full conversion of the FPC Common Units to Class A Common Stock (accompanied by the corresponding cancellation of shares of Class C Common Stock).

(2)      Assumes 8.5 million shares of Class A Common Stock to be acquired by investors in the PIPE Financing at $10 per share.

(3)      Assumes $2.4 million of transaction costs of FPC’s financial advisor, Exit Partners, to be paid through the issuance of 240,000 shares of Class A Common Stock at $10 per share at Closing.

(4)      Excludes the Warrants that will remain outstanding immediately following the Business Combination.

(5)      Excludes the issuance of any shares upon completion of the Business Combination under the Incentive Plan.

(6)      Excludes the Earnout Equity.

In all three scenarios, the unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of the Company as the accounting acquirer and FPC as the accounting acquiree. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. However, in all redemption scenarios, the Company has been determined to be the accounting acquirer based on evaluation of the following factors:

•        FPC is a variable interest entity (“VIE”). The Company will be the sole managing member and primary beneficiary who has full and complete charge of all affairs of FPC, and the existing non-managing member stockholders of FPC do not have substantive participating or kick out rights; and

•        No single party controls FPC pre and post transaction, hence, the Business Combination is not considered a common control transaction.

The factors discussed above support the conclusion that the Company will acquire a controlling financial interest in FPC and will be the accounting acquirer. The Company is the primary beneficiary of FPC, which is a VIE, since it has the power to direct the activities of FPC that most significantly impact FPC’s economic performance through its control of the Company, which will be the sole managing member of FPC, and the Company’s variable interests in FPC include ownership of FPC, which results in the right (and obligation) to receive benefits (and absorb losses) of FPC that could potentially be significant to FPC. Therefore, the Business Combination will be accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of FPC, based on their estimated acquisition-date fair values. Transaction costs related to the direct raise of capital will be recorded as an adjustment to paid in capital, and the remaining transaction costs will be expensed as incurred.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2023 and December 31, 2022 combines the historical balance sheets of FPC and the Company on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 and the year ended December 31, 2022, combines the historical statement of operations of FPC and the Company for such period on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the unaudited historical financial statements of the Company as of and for the three months ended March 31, 2023, and FPC as of and for the three months ended March 31, 2023, and the related notes thereto, included elsewhere in this proxy statement;

•        the audited historical financial statements of the Company as of and for the year ended December 31, 2022, and FPC as of and for the year ended December 31, 2022, and the related notes thereto, included elsewhere in this proxy statement;

•        the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “FPC Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to the Company and FPC included elsewhere in this proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2023
(in thousands)

	Stratim Cloud Acquisition Corp. March 31, 2023 (Historical)	Force Pressure Control March 31, 2023 (Historical)	Pro Forma Adjustments		Pro Forma Combined No Redemptions Scenario	Pro Forma Adjustments		Pro Forma Combined 50% Redemptions Scenario	Pro Forma Adjustments		Pro Forma Combined Maximum Redemptions Scenario
ASSETS
Current Assets
Cash and cash equivalents	$253	$22,363	$85,000	A	$20,262	$(32,245)	J	$3,017	$(16,788)	L	$1,229
			64,501	B		15,000	K		15,000	M
			(17,000)	D
			(120,000)	F
			(14,855)	G
Accounts receivable	—	28,043	—		28,043	—		28,043	—		28,043
Unbilled receivables	—	7,668	—		7,668	—		7,668	—		7,668
Inventories, net	—	7,674	—		7,674	—		7,674	—		7,674
Other current assets	84	590	—		674	—		674	—		674
Total current assets	337	66,338	(2,354)		64,321	(17,245)		47,076	(1,788)		45,288
Property and equipment, net	—	70,417	—		70,417	—		70,417	—		70,417
Right-of-use asset, net	—	2,217	—		2,217	—		2,217	—		2,217
Deferred tax asset	—	—	7,711	F	7,711	(621)	F	7,090	(622)	F	6,468
Intangible assets, net	—	6,418	112,582	F	119,000	—		119,000	—		119,000
Goodwill	—	18,590	40,438	F	59,028	(2,525)	F	56,503	(2,523)	F	53,980
Cash and marketable securities held in Trust Account	64,501	—	(64,501)	B	—	—		—			—
Total assets	$64,838	$163,980	$93,876		$322,694	$(20,391)		$302,303	$(4,933)		$297,370

LIABILITIES, COMMITMENT AND CONTINGENCIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	—	15,117	—		15,117	—		15,117	—		15,117
Accrued expenses	1,976	7,269	14,170	C	7,269	—		7,269	—		7,269
			(13,746)	D
			(2,400)	D
Accrued payroll	—	3,763	—		3,763	—		3,763	—		3,763
Earnout liability	—	—	22,881	F	22,881	—		22,881	—		22,881
Unearned revenue	—	2,040	—		2,040	—		2,040	—		2,040
Notes payable – current	—	417	—		417	—		417	—		417
Related party notes payable – current	—	14,855	(14,855)	G	—	—		—	—		—
Lease liability – current	—	864	—		864	—		864	—		864
Excise Tax Payable	1,908	—	(1,908)	D	—	—		—	—		—
Income Tax Payable	1,096	—	(1,096)	D	—	—		—	—		—
Loans Outstanding – Current	250	—	(250)	D	—	—		—	—		—
Total current liabilities	5,230	44,325	2,796		52,351	—		52,351	—		52,351

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
As of March 31, 2023
(in thousands)

	Stratim Cloud Acquisition Corp. March 31, 2023 (Historical)	Force Pressure Control March 31, 2023 (Historical)	Pro Forma Adjustments		Pro Forma Combined No Redemptions Scenario	Pro Forma Adjustments		Pro Forma Combined 50% Redemptions Scenario	Pro Forma Adjustments		Pro Forma Combined Maximum Redemptions Scenario
Lease liability	—	1,361	—		1,361	—		1,361	—		1,361
Notes Payable – Noncurrent	—	563	—		563	—		563	—		563
Income tax payable	—	—	1,389	F	1,389	(185)	F	1,204	(184)	F	1,020
Warrant liability	2,600	—	—		2,600	—		2,600	—		2,600
Deferred tax liability	—	—	—		—	—		—	—		—
Tax receivable agreement liability	—	—	29,047	F	29,047	(2,961)	F	26,086	(2,961)	F	23,125
Deferred underwriters’ discount	8,750	—	(8,750)	E	—	—		—	—		—
Total liabilities	16,580	46,249	24,482		87,311	(3,146)		84,165	(3,145)		81,020

Commitments and contingencies
Class A Common Stock subject to possible redemption	63,492	—	(63,492)	H	—			—			—
6,255,019 shares at redemption value of approximately $10.15								—			—
Stockholders’ equity (deficit)								—			—
Class A Common Stock	—	—	—	H	2	(0)	J	2	(0)	L	2
			1	A,D
			1	H
Class B Common Stock	1	—	(1)	H	—			—			—
Class C Common Stock	—	—	1	F	1	0	K	1	0	M	1
Additional paid-in capital			84,999	A	370,557	(32,245)	J	368,312	(16,788)	L	831,524
			(14,170)	C		15,000	K		15,000	M
			(2,400)	D
			8,750	E
			63,492	H		15,000	I		15,000	I
			105,086	F
			120,000	I
Accumulated deficit	(15,235)	—	—		(15,235)			(15,235)			(15,235)
Members’ capital	—	117,763	(117,763)	F	—			—			—
Accumulated other comprehensive income (loss)	—	(90)	90	F	—			—			—
Total stockholder’s equity (deficit)	(15,234)	117,673	252,886		355,325	(2,245)		353,080	13,212		366,292
Non-controlling interest	—	58	(120,000)	I	(119,942)	(15,000)	I	(134,942)	(15,000)	I	(149,942)
Total equity	(15,234)	117,731	132,886		235,383	(17,245)		218,138	(1,788)		216,350
Total liabilities and stockholders’ equity	$64,838	$163,980	$93,876		$322,694	$(20,391)		$302,303	$(4,933)		$297,370

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2023
(in thousands, except per share data)

	Stratim Cloud Acquisition Corp. March 31, 2023 (Historical)	Force Pressure Control March 31, 2023 (Historical)	No Redemptions Scenario			50% Redemptions Scenario			Maximum Redemptions Scenario
			Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Revenue
Revenue, net	$—	$48,907	$—		$48,907	$—		$48,907	$—		$48,907

Costs and expenses
Cost of sales		25,511			25,511			25,511			25,511
Depreciation and amortization		3,549	2,872	EE	6,421			6,421			6,421
Selling, general and administrative		5,898			5,898			5,898			5,898
Formation and other expenses	1,790				1,790			1,790			1,790
Total cost and expenses	1,790	34,958	2,872		39,620	—		39,620	—		39,620
Income from operations	(1,790)	13,949	(2,872)		9,287	—		9,287	—		9,287
Non-operating income (expense):
Interest expense, net		61			61			61			61
Other income		62			62			62			62
Other expense		(20)			(20)			(20)			(20)
Change in fair value of warrant liability	(2,470)				(2,470)			(2,470)			(2,470)
Interest earned on marketable securities held in Trust Account	2,314		(2,314)	AA	—			—			—
Unrealized loss on marketable securities held in Trust Account	—		—		—			—			—
Income (loss) before taxes	(1,946)	14,052	(5,186)		6,920	—		6,920	—		6,920
Income tax (expense) benefit	(476)		(322)	CC	(798)	147	CC	(651)	146	CC	(505)
Net income (loss)	(2,422)	14,052	(5,508)		6,122	147		6,269	146		6,415
Net income (loss) attributable to non-controlling interests		(18)	(5,581)	DD	(5,599)	(698)	EE	(6,297)	(698)	EE	(6,994)
Net income (loss) to holders of Common Stock	$(2,422)	$14,034	$(11,089)		$523	$(551)		$(28)	$(552)		$(579)

Basic and diluted weighted average shares outstanding, Class A Common Stock	21,876
Basic and diluted net income per share, Class A Common Stock	$(0.09)
Basic and diluted weighted average shares outstanding, Class B Common Stock	6,250
Basic and diluted net income per share, Class B Common Stock	$(0.09)
Weighted average member units outstanding		1
Net income per member unit		$14,034
Basic weighted average shares outstanding, Class A Common Stock					21,245			18,118			16,490
Basic net income per share, Class A Common Stock					$0.02			$(0.00)			$(0.04)
Diluted weighted average shares outstanding, Class A Common Stock					33,245			31,618			31,490
Diluted net income per share, Class A Common Stock					$0.02			$(0.00)			$(0.04)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — (Continued)
For the Year Ended December 31, 2022
(in thousands, except per share data)

	Stratim Cloud Acquisition Corp. December 31, 2022 (Historical)	Force Pressure Control December 31, 2022 (Historical)	No Redemptions Scenario			50% Redemptions Scenario			Maximum Redemptions Scenario
			Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Revenue
Revenue, net	$—	$162,750	$—		$162,750	$—		$162,750	$—		$162,750

Costs and expenses
Cost of sales		87,359			87,359			87,359			87,359
Depreciation and amortization		12,002	11,497	EE	23,499			23,499			23,499
Selling, general and administrative		15,781			15,781			15,781			15,781
Formation and other expenses	1,003				1,003			1,003			1,003
Total cost and expenses	1,003	115,142	11,497		127,642	—		127,642	—		127,642
Income from operations	(1,003)	47,608	(11,497)		35,108	—		35,108	—		35,108
Non-operating income (expense):
Interest expense, net		(602)			(602)			(602)			(602)
Other income		48			48			48			48
Other expense		(144)			(144)			(144)			(144)
Change in fair value of warrant liability	7,540				7,540			7,540			7,540
Interest earned on marketable securities held in Trust Account	3,578		(3,578)	AA	—			—			—
Unrealized loss on marketable securities held in Trust Account	(277)		277	BB	—			—			—
Income (loss) before taxes	9,838	46,910	(14,798)		41,950	—		41,950	—		41,950
Income tax (expense) benefit	(620)		(2,892)	CC	(3,512)	465	CC	(3,047)	465	CC	(2,582)
Net income (loss)	9,218	46,910	(17,690)		38,438	465		38,903	465		39,368
Net income (loss) attributable to non-controlling interests		(86)	(17,664)	DD	(17,750)	(2,208)	EE	(19,957)	(2,208)	EE	(22,165)
Net income (loss) to holders of Common Stock	$9,218	$46,824	$(35,354)		$20,689	$(1,743)		$18,946	$(1,743)		$17,203

Basic and diluted weighted average shares outstanding, Class A Common Stock	25,000
Basic and diluted net income per share, Class A Common Stock	$0.29
Basic and diluted weighted average shares outstanding, Class B Common Stock	6,250
Basic and diluted net income per share, Class B Common Stock	$0.29
Weighted average member units outstanding		1
Net income per member unit		$46,824
Basic weighted average shares outstanding, Class A Common Stock					21,245			18,118			16,490
Basic net income per share, Class A Common Stock					$0.97			$1.05			$1.04
Diluted weighted average shares outstanding, Class A Common Stock					33,245			31,618			31,490
Diluted net income per share, Class A Common Stock					$0.97			$1.05			$1.04

1.      Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared assuming that the Company is the acquiring entity. The unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. GAAP and SEC rules and regulations. Under the acquisition method of accounting, the Company’s assets and liabilities will retain their carrying values and the assets and liabilities associated with FPC will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by the Company, who was determined to be the accounting acquirer.

The accompanying unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805 and are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. The transaction accounting adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial information and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined. Therefore, it is likely that the actual adjustments will differ from the transaction accounting adjustments and it is possible the difference maybe material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments in connection with the Business Combination. Transaction costs incurred in connection with the IPO and the PIPE Financing are reflected in the unaudited pro forma condensed combined balance sheet as a reduction to additional paid-in capital (“APIC” ) and a decrease to cash, whereas transaction costs incurred in connection with the Business Combination are expensed. See Note 4, transaction adjustment D, for a discussion of transactions costs.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of Class A Common Stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2022.

2.      Description of Related Transaction

Pursuant to the Purchase Agreement, the FPC Members will receive a combination of cash and non-economic voting Class C Common Stock in the Company. Following the consummation of the Business Combination, the combined company will be structured as an “Up-C”, whereby the FPC Members who continue to hold the FPC Common Units (the “Flow Through Members”) will own equity in FPC through the FPC Common Units and hold direct voting rights in the Company through Class C Common Stock.

As described in “— FPC A&R LLC Agreement,” the FPC Members may cause FPC to redeem their FPC Common Units in the future pursuant to the terms of the FPC A&R LLC Agreement, which include effecting such redemption as a direct exchange with the Company of FPC Common Units for Class A Common Stock, accompanied by the corresponding cancellation of shares of Class C Common Stock. FPC intends to make for itself (and for each of its direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Code that will be effective for the taxable year in which the Business Combination occurs and each taxable year in which a redemption of FPC Common Units occurs. Pursuant to the Section 754 election, redemptions and direct exchanges of FPC Common Units are expected to result in adjustments to the tax basis of the tangible and intangible assets of FPC. The anticipated basis adjustments are expected to increase (for tax purposes) the Company’s depreciation and amortization deductions and may also decrease the Company’s gains (or increase its losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that the Company would otherwise be required to pay in the future, and would not have been available to the Company absent its acquisition of FPC Common Units as part of the Business Combination or pursuant to a redemption or direct exchange.

In connection with the Closing, the Company will enter into the Tax Receivable Agreement with the TRA Holders (as defined therein). The Tax Receivable Agreement generally provides for the payment by the Company to the TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Business Combination as a result of certain increases in tax basis, and from certain deductions arising from these payments, that occur as a result of a redemption or direct exchange of FPC Common Units. Under the Tax Receivable Agreement, the Company will retain the remainder of the actual net cash savings, if any.

The amount of the cash payments that the Company may be required to make under the Tax Receivable Agreement could be significant and is dependent upon future events, including the timing of the redemptions of FPC Common Units, the conversion price of the Class A Common Stock at the time of each redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character and timing of taxable income FPC generates in the future, the U.S. federal income tax rate then applicable and the portion of the Company’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis.

The term of the Tax Receivable Agreement will continue until all tax benefits subject to the Tax Receivable Agreement have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement or certain other acceleration events occur. In such case, the Company would be required to make a lump-sum payment in an amount representing the present value (determined by applying a discount rate of SOFR plus 100 basis points) of hypothetical future payments that could be required to be paid under the Tax Receivable Agreement based on certain assumptions and deemed events (including that (i) the Company has sufficient taxable income to fully utilize the tax benefits covered by the Tax Receivable Agreement and (ii) any FPC Common Units (other than those held by the Company) outstanding on the termination date are deemed to be redeemed on the termination date).

The Company has estimated its liability of 29.0 million under the Tax Receivable Agreement by assuming (1) a share price equal to $10.00 per share, (2) a constant federal income tax rate of 21.0% and a state tax rate of 0.59% (net of any federal benefit), (3) no material changes in tax law, (4) the ability to utilize tax basis and attributes and (5) future tax receivable agreement payments. These amounts are estimates and have been prepared for informational purposes only. The actual tax savings we will realize and the resulting amounts we will pay pursuant to the Tax Receivable Agreement are uncertain. If FPC Members were to engage in redemptions or direct exchanges of all their FPC Common Units at Closing, the net present value of the liability the Company would recognize is approximately 53.7 million. These payments are the obligation of the Company and not of FPC.

As a result of any of the accelerated payments discussed above, we could be required to make payments under the Tax Receivable Agreement that exceed our actual cash tax savings under the Tax Receivable Agreement, which could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, or other forms of business combinations or changes of control. Any payments made by the Company under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement. Furthermore, the Company’s future obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.

Please read “Risk Factors — Risks Related to the Company and the Business Combination — The Tax Receivable Agreement may require the Company to make payments in excess of its actual cash savings” and “Related Agreements — Tax Receivable Agreement” for more information regarding the Tax Receivable Agreement.

3.      Accounting Policies and Reclassification Adjustments

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align FPC’s and the Company’s financial statement presentation. Upon completion of the Business Combinations, management will perform a comprehensive review of FPC’s and the Company’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify differences that would have a material impact on the unaudited pro forma condensed combined financial information.

4.      Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been adjusted to illustrate the effect of the Business Combinations and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). The Company has elected not to present Management Adjustment’s and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 are based on the number of shares of Class A Common Stock, assuming the Business Combinations and related transactions occurred on January 1, 2022.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 are as follows:

(A)    Reflects the gross cash proceeds of $85 million generated from the PIPE Financing through the issuance of 8,500,000 shares of Class A Common Stock to the private investors. The Class A Common Stock has been recorded at par and the remaining amount recorded to additional paid in capital.

(B)    Reflects the reclassification of $64.5 million of Cash and marketable securities held in Trust Account.

(C)    Reflects the accrual of $14.1 of additional transaction costs incurred in connection with the Business Combination subsequent to March 31, 2023 and prior to or in connection with the Closing. These costs have been determined to be directly attributable to the raise of capital and have been reflected as an adjustment to additional paid in capital. Approximately $5.3 million of transaction costs are reflected in the historical financial statements presented by the Company.

(D)    Reflects the payment of approximately $19.4 million of transaction costs of which $17.0 million are to be paid in cash at Closing and $2.4 million are to be paid through the issuance of 240,000 shares of Class A Common Stock at $10.00 per share.

(E)    Reflects the waiver of the $8.75 million of deferred unwriting fees previously included in the Company’s historical financial statements pursuant to the Underwriter Agreement Fee Waiver Letter Agreements.

(F)    Reflects (1) the issuance of 12,000,000 Class C shares under the No Redemptions scenario at $.0001 par value as consideration for the Business Combination in exchange for 50% interest; (2) the $120 million of cash consideration includes the repayment of $14.9 million note payable to the FPC Members under the No Redemptions scenario in connection with the Business Combination; (3) the elimination of the historical FPC equity; and (4) the purchase price allocation adjustments resulting from the Business

Combination. The calculation of the purchase price and allocation to assets acquired and liabilities assumed is preliminary because the Business Combination has not yet been completed. The preliminary allocation to assets and liabilities, and corresponding depreciation and amortization, is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive calculation. Accordingly, the purchase price allocation reflected in the unaudited transaction accounting adjustments will remain preliminary until the Company determines the final purchase price and the fair values of assets acquired and liabilities assumed. The final determination of the purchase price and related allocation is anticipated to be completed as soon as practicable after the completion of the Business Combination. Potential differences may include, but are not limited to, changes in allocation to goodwill, intangible assets and change in fair value of deferred tax liability and property, plant, and equipment.

The following is a preliminary estimate of the fair value of consideration expected to be transferred and a preliminary purchase price allocation in connection with the Business Combination.

($ in thousands)	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Equity consideration paid to FPC in Class C Common Stock	$120,000	$135,000	$150,000
Earnout consideration	$22,881	$22,881	$22,881
Cash consideration to Sellers	120,000	105,000	90,000
Total purchase consideration	$262,881	$262,881	$262,881
Cash and cash equivalents	22,363	22,363	22,363
Accounts receivable	28,043	28,043	28,043
Unbilled receivables	7,668	7,668	7,668
Inventories, net	7,674	7,674	7,674
Other current assets	590	590	590
Property and equipment, net	70,417	70,417	70,417
Right-of-use asset, net	2,217	2,217	2,217
Deferred tax asset	7,711	7,090	6,468
Intangible assets, net	119,000	119,000	119,000
Goodwill	59,028	56,503	53,980
Accounts payable	(15,117)	(15,117)	(15,117)
Accrued expenses	(7,269)	(7,269)	(7,269)
Accrued payroll	(3,763)	(3,763)	(3,763)
Income tax payable	(1,389)	(1,204)	(1,020)
Unearned revenue	(2,040)	(2,040)	(2,040)
Notes payable – current	(417)	(417)	(417)
Lease liability – current	(864)	(864)	(864)
Tax receivable agreement liability	(29,047)	(26,086)	(23,125)
Lease liability	(1,361)	(1,361)	(1,361)
Notes payable – non-current	(563)	(563)	(563)
Fair value of net assets acquired	$262,881	$262,881	$262,881
Fair value of non-controlling interests	(120,000)	(135,000)	(150,000)
Fair value of net assets attributable to FPC	$142,881	$127,881	$112,881

The following table depicts the sensitivity of the purchase price and resulting goodwill to changes in the price of Class A Common Stock.

($ in thousands, except for price per share)		No Redemptions		50% Redemptions		Maximum Redemptions
Change in price per share of Force Common Stock	Price per share	Estimated purchase price	Estimated goodwill	Estimated purchase price	Estimated goodwill	Estimated purchase price	Estimated goodwill
Increase of 30%	$13.00	$341,745	$76,736	$341,745	$73,454	$341,745	$70,174
Increase of 20%	12.00	315,457	70,834	315,457	67,804	315,457	64,776
Increase of 10%	11.00	289,169	64,931	289,169	62,153	289,169	59,378
As presented in pro forma	10.00	262,881	59,028	262,881	56,503	262,881	53,980
Decrease of 10%	9.00	236,593	53,125	236,593	50,853	236,593	48,582
Decrease of 20%	8.00	210,305	47,222	210,305	45,202	210,305	43,184
Decrease of 30%	$7.00	$184,017	$41,320	$184,017	$39,552	$184,017	$37,786

The financial markets generally are experiencing higher than normal volatility and, therefore, the transaction accounting adjustments to goodwill may vary significantly due to such volatility. See the section entitled “Risk Factors — Risks Related to the Company and the Business Combination” for more information about factors that may impact the price per share of the Class A Common Stock.

(G)    Reflects the payment of the $14.9 million related party note payable at Closing.

(H)    Reflects the reclassification of previously redeemable Class A Common Stock of the Company that was not redeemed at Closing.

(I)     Reflects the noncontrolling interest in FPC of $120 million under the No Redemptions scenario, $135 million under the 50% Redemptions scenario, and $150 million under the Maximum Redemptions scenario.

(J)     Reflects the 50% Redemptions scenario whereby 3,127,019 shares of Class A Common Stock are redeemed at approximately $10.00 per share along with interest from investments held in the Trust Account in connection with the Business Combination.

(K)    Reflects the scenario whereby FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $105 million in cash and 13,500,000 shares of Class C Common Stock.

(L)    Reflects the Maximum Redemptions scenario whereby 4,755,019 shares of Class A Common Stock are redeemed at approximately $10.00 per share in connection with the Business Combination along with interest from investments held in the Trust Account.

(M)   Reflects the scenario whereby FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $90 million in cash and 15,000,000 shares of Class C Common Stock.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2023 and the year ended December 31, 2022

(AA) Reflects the elimination of interest income related to the Trust Account, as it will not continue after the Business Combination.

(BB) Reflects the elimination of unrealized loss on investments held in the Trust Account giving pro forma effect to the Business Combination as if it had occurred on January 1, 2022.

(CC) Reflects the income tax effect of the transaction accounting adjustments calculated using a blended statutory income tax rate of 21%, in the no redemptions, 50% redemptions and maximum redemptions scenarios, respectively, applied to the income before income tax expense applicable to the controlling interest. The effective tax rate of the Company may be impacted if the legal entity structure and activities of the combined company are integrated. The proforma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company and FPC filed consolidated income tax returns during the period presented.

(DD) Reflects FPC Members’ noncontrolling pro rata interest in the Condensed Combined Statement of Operations of FPC for the three months ended March 31, 2023 and the year ended December 31, 2022 under the No Redemptions, 50% Redemptions, and Maximum Redemption scenarios, respectively.

(EE)  To reflect three months of amortization expense for the three months ended March 31, 2023 and twelve months of amortization expense for the year ended December 31, 2022 related to intangible assets giving pro forma effect to the Business Combination as if it had occurred as of January 1, 2022.

5.      Net Income/(Loss) Per Share

The table below illustrates the net loss per share attributable to holders of Common Stock calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. For the no redemption, 50% redemption and maximum redemption scenarios, this calculation is retroactively adjusted to eliminate such shares for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of redemption for the three months ended March 31, 2023 and for the year ended December 31, 2022 (in thousands, except share and per share amounts):

($ in thousands, except per share data)	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
As of and for the three months ended March 31, 2023
Basic weighted average shares outstanding, Class A Common Stock	21,245	18,118	16,490
Basic net income per share, Class A Common Stock	$0.02	$(0.00)	$(0.04)
Diluted weighted average shares outstanding, Class A Common Stock	33,245	31,618	31,490
Diluted net income per share, Class A Common Stock(1)(2)	$0.02	$(0.00)	$(0.04)

As of and for the year ended December 31, 2022
Basic weighted average shares outstanding, Class A Common Stock	21,245	18,118	16,490
Basic net income per share, Class A Common Stock	$0.97	$1.05	$1.04
Diluted weighted average shares outstanding, Class A Common Stock	33,245	31,618	31,490
Diluted net income per share, Class A Common Stock(1)(2)	$0.97	$1.05	$1.04

____________

(1)      The full conversion of the FPC Common Units to Class A Common Stock (accompanied by the corresponding cancellation of shares of Class C Common Stock) and 4,666,667 warrants to purchase, one for one, Class A shares at $11.50, would have an anti-dilutive impact on net income per share.

(2)      The diluted net income per share calculation does not include the potentially dilutive impact of Earnout Equity, as described below.

6.      Earnout Equity

Following the Closing, and as additional consideration for the Business Combination, within five (5) Business Days after the determination of the 2023 EBITDA (as defined in the Purchase Agreement), FPC and the Company (as applicable) shall issue or cause to be issued to each FPC Member the following number of Common Units and shares of Class C Common Stock (subject to further adjustment) (the “Earnout Equity”), if the 2023 EBITDA is greater than $60,000,000 (the “Minimum EBITDA Target”), a one-time issuance of 200,000 units and shares, as applicable, of Earnout Equity, for each $1,000,000 of EBITDA (rounded down to the nearest $1,000,000) in excess of the Minimum EBITDA Target, up to a maximum of 3,000,000 units and shares, as applicable, of Earnout Equity (the “Earnout”); provided that, the Company shall be permitted to satisfy its obligation to deliver Earnout Equity pursuant to the Minimum EBITDA Target by: (i) delivering $12.50 cash per unit and share, as applicable, of Earnout Equity within thirty (30) calendar days of determination of the 2023 EBITDA or (ii) if the volume weighted average closing sale price of the Class A Common Stock for the five (5) trading days following public announcement of the 2023 EBITDA (the “Company Trading Price”) exceeds $14.00 per share, by delivering the number of shares of Class A Common Stock equal to (x) the aggregate number of units and shares, as applicable, of Earnout Equity multiplied by $12.50, divided by (y) the Company Trading Price, subject to the adjustment provided in the Purchase Agreement.

For the avoidance of doubt, the FPC Members shall be entitled to receive Earnout Equity only with respect to the 2023 EBITDA, and in no event shall the FPC Members be entitled to receive more than an aggregate of 3,000,000 units and shares, as applicable, of Earnout Equity.

It has been determined the Earnout Equity represents contingent consideration pursuant to ASC 805, and pursuant to ASC 480, the Company recorded Earnout Equity as a liability at fair value in the Unaudited Pro Forma Condensed Combined Balance Sheet. Subsequent changes in the fair value of the Earnout Equity will be reflected in the statement of operations through other income or expense. The preliminary estimated liability was calculated using a Black-Scholes model and was included in the purchase price allocation in Note 4, transaction adjustment D above.

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical comparative unit and share information for the three months ended March 31, 2023 (unaudited) and for the year ended December 31, 2022 for each of the Company and FPC and unaudited pro forma condensed combined per share information of the Company after giving effect to the Business Combination, as contemplated by the Membership Interests Purchase Agreement and assuming three scenarios with respect to the potential redemption into cash of the Company’s Class A Common Stock, and the related assumptions discussed in further detail in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of the Company and FPC, and the accompanying notes to such financial statements, that has been presented in its filings with the SEC that are included or incorporated herein by reference in this proxy statement. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Please see the section entitled “Where You Can Find More Information” beginning on page 236 of this proxy statement. Uncertainties that could impact our financial condition include risks that effect FPC’s operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of the United States government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 87 of this proxy statement.

The pro forma book value per share, weighted average Class A shares outstanding, and income per share information reflects the Business Combination, assuming the combined company’s shares were outstanding since January 1, 2022.

($ in thousands, except per share data)	Stratim Acquisition Corp (Historical)	Force Pressure Control (Historical)	Pro Forma Combined
			Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
As of and for the three months ended March 31, 2023
Book value per share(1)	$(0.70)	$117,731	$11.08	$12.04	$13.12
Income per Class A share – basic and diluted	$(0.09)		$0.02	$(0.00)	$(0.04)
Weighted average Class A Common Stock outstanding – basic	21,876		21,245	18,118	16,490
Income per Class B share – basic and diluted	$(0.09)
Weighted average Class B Common Stock outstanding – basic and diluted	6,250
Income per member unit		$14,034
Weighted average member units outstanding		1

As of and for the year ended December 31, 2022
Income per Class A share – basic and diluted	$0.29		$0.97	$1.05	$1.04
Weighted average Class A Common Stock outstanding – basic	25,000		21,245	18,118	16,490
Income per Class B share – basic and diluted	$0.29
Weighted average Class B Common Stock outstanding – basic and diluted	6,250
Income per member unit		46,824
Weighted average member units outstanding		1

____________

(1)      Book value per share is calculated as (a) total shareholders’ equity (deficit) divided by (b) the total number of shares of Common Stock outstanding, inclusive of shares subject to possible redemption. SCAQ historical book value per share calculation is based on all shares issued and outstanding related to SCAQ’s Class A Common Stock subject to possible redemption and Class C Common Stock. FPC’s historical book value per share calculation is based on all shares issued and outstanding related to Class A Common Stock. The pro forma combined book value per share is based on all shares of SCAQ’s Class A Common Stock to be issued and outstanding on a pro forma combined basis immediately after the Transaction under the no redemptions, 50% redemptions, and maximum redemptions scenarios, respectively.

Sources and Uses for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses
(Assuming No Redemptions)

Sources		Uses
Estimated Cash Held in Trust(1)	$63	Cash Consideration(3)	$120
FPC Estimated Cash to Balance Sheet	30	Cash to Balance Sheet	26
PIPE Proceeds or proceeds from other third-party financing(2)	85	Debt Repayment	15
		Transaction Costs(4)	17
Total Sources	$178	Total Uses	$178

____________

(1)      Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)      Assumes $85 million raised in combination of PIPE proceeds or proceeds from third party financing sources.

(3)      Assumes that the FPC Members elect to sell 12 million FPC Common Units. Cash consideration amount excludes any Net Working Capital Adjustment.

(4)      Transaction Expenses include fees paid to third-party advisors and other transaction expenses but excludes Deferred Underwriting Fees. Estimates subject to change.

Sources & Uses
(Assuming 50% Redemptions)

Sources		Uses
Estimated Cash Held in Trust(1)	$31	Cash Consideration(3)	$105
FPC Estimated Cash to Balance Sheet	30	Cash to Balance Sheet	9
PIPE Proceeds or proceeds from other third-party financing(2)	85	Debt Repayment	15
		Transaction Costs(4)	17
Total Sources	$146	Total Uses	$146

____________

(1)      Assumes that the public stockholders elect to redeem 3,127,019 shares of Class A Common Stock, or 50% of the outstanding shares of Class A Common Stock.

(2)      Assumes $85 million raised in combination of PIPE proceeds or proceeds from third party financing sources.

(3)      Assumes that the FPC Members elect to sell 10.5 million FPC Common Units. Cash consideration amount excludes any Net Working Capital Adjustment.

(4)      Transaction Expenses include fees paid to third-party advisors and other transaction expenses but excludes Deferred Underwriting Fees. Estimates subject to change.

Sources & Uses
(Assuming Maximum Redemptions)

Sources		Uses
Estimated Cash Held in Trust(1)	$15	Cash Consideration(3)	$90
FPC Estimated Cash to Balance Sheet	30	Cash to Balance Sheet	8
PIPE Proceeds or proceeds from other third-party financing(2)	85	Debt Repayment	15
		Transaction Costs(4)	17
Total Sources	$130	Total Uses	$130

____________

(1)      Assumes that the public stockholders elect to redeem 4,755,019 shares of Class A Common Stock, or 76% of the outstanding shares of Class A Common Stock.

(2)      Assumes $85 million raised in combination of PIPE proceeds or proceeds from third party financing sources.

(3)      Assumes that the FPC Members elect to sell 9 million FPC Common Units. Cash consideration amount excludes any Net Working Capital Adjustment.

(4)      Transaction Expenses include fees paid to third-party advisors and other transaction expenses but excludes Deferred Underwriting Fees. Estimates subject to change.

SPECIAL MEETING OF COMPANY STOCKHOLDERS

This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting, which will be held on            at            Pacific Standard Time virtually via the Internet. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about            , 2023 to all stockholders of record of the Company as of            , 2023, the record date for the Special Meeting. Stockholders of record who owned Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were            shares of Common Stock outstanding.

The Special Meeting is being held in lieu of the 2023 annual meeting of our stockholders.

Date, Time and Place of Special Meeting

The Special Meeting will be held on            at             Pacific Standard Time virtually via the Internet, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. You can participate in the meeting, vote and submit questions via live webcast by visiting            and entering the voter control number included on your proxy card. You will not be able to attend the meeting in person.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on            , 2023, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were            shares of Common Stock outstanding, of which            are public shares and            are Founder Shares held by our Initial Stockholders.

Proposals at the Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

•        Business Combination Proposal — To adopt the Purchase Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

•        Nasdaq Proposal — To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (Proposal No. 2);

•        Charter Proposals — five separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation, the form of which is attached hereto as Annex C (collectively, Proposal No. 3);

•        Director Election Proposal — To elect seven directors to serve staggered terms on our Board until the 2024, 2025 and 2026 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 4);

•        Incentive Plan Proposal — To approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 5); and

•        Adjournment Proposal — To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal (Proposal No. 6).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into a letter agreement with our Initial Stockholders and each of our directors and officers, and we have entered into the Sponsor Support Agreement with the Sponsor and other holders of shares of Class B Common Stock. Pursuant to these agreements: (i) our Sponsor, other holders of shares of Class B Common Stock and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination; and (ii) our Sponsor, other holders of shares of Class B Common Stock, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting.

Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have also waived any redemption rights, including with respect to shares of Class A Common Stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented virtually or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposals.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Condition Precedent Proposals do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•        the fact that our Initial Stockholders (including our Sponsor), officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•        the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in our Existing Charter;

•        the fact that our Initial Stockholders paid an aggregate of $25,000 for 6,250,000 shares of Class B Common Stock which will be converted into Class A Common Stock upon the Closing of the Business Combination and approximately $7,000,000 for its 4,666,667 Private Placement Warrants to purchase shares of Class A Common Stock, both of which will have no value if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter);

•        the fact that our Sponsor will have a right to exercise its Private Placement Warrants at an exercise price of $11.50 per share following the Business Combination, subject to certain lock-up periods;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the anticipated continuation of two of our existing directors, Doug Bergeron and Zachary Abrams, as directors of the post-Business Combination Company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that our Initial Stockholders will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders;

•        that, at the Closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Initial Stockholders and their permitted transferees;

•        the fact that we entered into the Sponsor Loan with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan the lesser of $0.04 for each share of Class A Common Stock that was not redeemed in connection with the stockholder vote to approve the proposals presented at the special meeting of stockholders that was held on March 10, 2023, and $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and the Extended Date (as defined below); and

•        the fact that we entered into the Promissory Note with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” each of the Charter Proposals, but will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.

Voting Your Shares — Stockholders of Record

If you are a Company stockholder of record, you may vote by mail or virtually at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail.    You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” each of the Charter Proposals, “FOR” each nominee in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by on .

Voting Virtually at the Meeting.    If you attend the Special Meeting and plan to vote virtually, we will provide you with instructions on the live webcast. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote virtually at the Special Meeting.

Voting Your Shares — Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or other nominee has not already voted your shares of our Common Stock. Please see “Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only Company stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Common Stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify the Company’s Secretary in writing to 100 West Liberty Street, Suite 100, Reno, Nevada 89501, before the Special Meeting that you have revoked your proxy; or

•        you may virtually attend the Special Meeting, revoke your proxy, and vote virtually, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Morrow, our proxy solicitor, at (800) 662-5200 (toll free), or banks and brokerage firms, please call collect at (203) 658-9400.

Redemption Rights

Pursuant to the Existing Charter, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on the fair value of investments held in the Trust Account of approximately $64,501,029 as of March 31, 2023, the estimated per share redemption price would have been approximately $10.15.

In order to exercise your redemption rights, you must:

•        if you hold Units, separate the underlying shares of Class A Common Stock and Warrants;

•        prior to            on            , 2023 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

and

•        deliver your public shares either physically or electronically through DTC’s DWAC system to our Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of Units must separate the underlying shares of Class A Common Stock and Warrants prior to exercising redemption rights with respect to the public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such Units into shares of Class A Common Stock and Warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the shares of Class A Common Stock from the Units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of shares of Class A Common Stock and Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of Class A Common Stock by our public stockholders will reduce the amount in our Trust Account, which held cash items (which may be interest bearing to the extent permitted by Continental and the applicable rules of the SEC) with a fair value of approximately $64,501,029 as of March 31, 2023. The Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 Common Units from the FPC Members, which would require that the Company have at least $120,000,000 in cash in the event that the FPC Members make the full election. This election in the Purchase Agreement is for the sole benefit of the FPC Members and such election may only be made by such parties. If, as a result of redemptions of our Class A Common Stock by our public stockholders there is insufficient cash to purchase all of the FPC Common Units elected to be sold by the FPC Members, then we may not be able to consummate the Business Combination.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Common Stock as they may receive higher proceeds from the sale of their Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account.    You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-Business Combination Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of $15,000, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 — APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to adopt the Purchase Agreement and approve the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Purchase Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Purchase Agreement” below, for additional information and a summary of certain terms of the Purchase Agreement. You are urged to read carefully the Purchase Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting.

The Purchase Agreement

This subsection of the proxy statement describes the material provisions of the Purchase Agreement, but does not purport to describe all of the terms of the Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Annex A to this proxy statement. You are urged to read the Purchase Agreement in its entirety because it is the primary legal document that governs the Purchase.

The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Purchase Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement. The representations, warranties and covenants in the Purchase Agreement are also modified in part by the underlying disclosure letters (the “disclosure letters”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letters contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Purchase Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Purchase Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about the Company, FPC or any other matter.

General Description of the Purchase Agreement

On March 21, 2023, the Company, FPC, and the FPC Members entered into the Purchase Agreement. Immediately prior to the Closing”, FPC will effectuate the Recapitalization, pursuant to which, among other things, all outstanding membership interests of FPC will be converted or exchanged into FPC Common Units. Additionally, immediately prior to the Closing: (i) FPC will adopt a Second Amended and Restated LLC Agreement to, among other things, (a) permit the issuance and ownership of the post-Recapitalization equity of FPC as contemplated by the Purchase Agreement and (b) to admit the Company as the sole managing member of FPC; and (ii) the Company will file with the Secretary of State of Delaware the Second Amended and Restated Certificate of Incorporation to, among other things, approve the issuance of shares of Class C Common Stock, which will, among other matters, carry such non-economic and voting rights as set forth in the Second Amended and Restated Certificate of Incorporation. Pursuant to the Purchase Agreement, the Company will purchase an aggregate of up to 12,000,000 Common Units from FPC Members for up to $120,000,000 prior to any Net Working Capital Adjustment (as defined in the Purchase Agreement) (the “Aggregate Cash Consideration”) and the FPC Members will retain at least 50% of the total FPC Common Units issued and outstanding immediately after the Recapitalization (the “Retained Units”).

FPC Recapitalization

Immediately prior to the Closing, FPC and the FPC Members shall take all action necessary to cause the existing FPC membership interests issued and outstanding immediately following the Closing, to be converted into, and to consist solely of a number of FPC Common Units. Such number of FPC Common Units shall initially be 24,000,000, if applicable, subject to the Purchase Agreement and FPC A&R LLC Agreement.

The FPC A&R LLC Agreement and the Second Amended and Restated Certificate of Incorporation will provide, subject to the terms and conditions set forth therein, that the FPC Members and their permitted transferees may cause FPC to redeem their FPC Common Units, which redemption may be effected as an exchange of FPC Common Units for shares of the Class A Common Stock on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of the Class C Common Stock held by such Members (the “Company Unitholder Redemption Right”); provided that the Company shall not be entitled to Company Unitholder Redemption Right at any time.

Net Working Capital Adjustment

The Purchase Agreement provides that at least ten (10) Business Days prior to the Closing Date, FPC shall prepare and deliver to the Company a statement (certified by the Chief Executive Officer and Chief Financial Officer of FPC) setting forth in reasonable detail its calculation of the estimated Net Working Capital (as defined in the Purchase Agreement) (the “Estimated Closing Statement”) and prepared in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the 2022 Audited Financial Statements (as defined in the Purchase Agreement) as if such Estimated Closing Statement was being prepared as of a fiscal year-end (except that such Estimated Closing Statement will not contain footnotes).

At Closing, (i) if the Net Working Capital is less than $20,000,000 (the “Net Working Capital Target”), an amount of cash equal to such deficiency shall be deducted in calculating the Aggregate Cash Consideration to be received by the FPC Members at the Closing (or if such amount is zero, the FPC Members shall deliver cash to the Company), and (ii) if the Net Working Capital exceeds the Net Working Capital Target, the FPC Members shall receive an amount of cash equal to such excess to be distributed prior to the Closing Date in accordance with each such FPC Members’ ownership percentages of FPC’s membership interests prior to the Recapitalization; provided that, if the combined cash balance of the Company and FPC, after taking into account all payments, fees and expenses contemplated herein is less than $10,000,000, then payment of the such excess shall be deferred and paid by FPC as soon as practicable thereafter, but in any event, within one hundred and eighty (180) calendar days of the Closing.

The Purchase Agreement provides for a post-Closing adjustment to the Purchase Price based on the actual Net Working Capital at Closing.

Sale and Issuance of Additional Common Units.

The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in Purchase Agreement, at the Closing:

•        the Company shall subscribe for, and FPC shall issue to the Company a number of Common Units equal to the total shares of Class B Common Stock of the Company issued and outstanding immediately prior to the Transaction (the “Additional Common Units”) in exchange for the number of shares of the Class C Common Stock equal to the number of Retained Units to be held by the FPC Members immediately following the Closing; and

•        promptly following the purchase and sale of the Additional Common Units, FPC shall distribute all of the shares of Class C Common Stock received in exchange of the Additional Common Units to the FPC Members pro rata to the number of FPC Common Units to be held by such FPC Member following the Closing.

In addition to the foregoing, the Purchase Agreement provides that the Company may, pursuant to a notice delivered to Company no later than two (2) Business Days prior to Closing, elect to subscribe for, and FPC shall issue to the Company, an additional number of FPC Common Units requested by the Company for $10.00 per unit.

Earnout Equity

Following the Closing, and as additional consideration for the Transaction, within five (5) business days after the determination of the 2023 EBITDA (as defined in the Purchase Agreement), FPC and the Company (as applicable) shall issue or cause to be issued to each FPC Member the following number of Earnout Equity:

•        if the 2023 EBITDA is greater than the Minimum EBITDA Target, a one-time issuance of 200,000 units and shares, as applicable, of Earnout Equity, for each $1,000,000 of EBITDA (rounded down to the nearest $1,000,000) in excess of the Minimum EBITDA Target, up to a maximum of 3,000,000 units and shares, as applicable, of Earnout Equity.

Notwithstanding the foregoing, the Company shall be permitted to satisfy its obligation to deliver Earnout Equity pursuant to the Minimum EBITDA Target by: (i) delivering $12.50 cash per unit and share, as applicable, of Earnout Equity within thirty (30) calendar days of determination of the 2023 EBITDA or (ii) if the volume weighted average closing sale price of the Class A Common Stock for the five (5) trading days following public announcement of the 2023 EBITDA (the “Company Trading Price”) exceeds $14.00 per share, by delivering the number of shares of Class A Common Stock equal to (x) the aggregate number of units and shares, as applicable, of Earnout Equity multiplied by $12.50, divided by (y) the Company Trading Price, subject to the adjustment provided in the Purchase Agreement.

Consideration to FPC Members in the Purchase

In connection with the forgoing, the FPC Members will collectively receive, as the consideration of the Business Combination: (i) the Aggregate Cash Consideration; (ii) shares of Class C Common Stock equal to the number of Retained Units; (iii) the Earnout Equity; and (iv) any cash payments made by us under the Tax Receivable Agreement (as under the subsection “— Related Agreements — Tax Receivable Agreement”).

FPC Material Adverse Effect

Under the Purchase Agreement, certain representations and warranties of FPC are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Purchase Agreement, a material adverse effect with respect to FPC means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of FPC and its subsidiaries, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent the ability of FPC to consummate the Business Combination and the transaction contemplated by the Purchase Agreement; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an “FPC Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of the Purchase Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required by the Purchase Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure of FPC to meet any projections or forecasts (provided that this clause (f) shall not prevent a determination that any Event not otherwise excluded from this definition of FPC Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in an FPC Material Adverse Effect), (g) any Events generally applicable to the industries or markets in which FPC and its Subsidiaries operate (including increases in the cost of products, supplies, materials or other goods purchased from third-party suppliers); provided, further, that any Event referred to in clauses (a), (b), (d), (e) or (g) above may be taken into account in determining if an FPC Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of FPC and its subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which FPC and its subsidiaries conduct their respective operations (which shall include the oil and gas services industry generally), but only to the extent of the incremental disproportionate effect on FPC and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which FPC and its subsidiaries conduct their respective operations.

Closing and Effective Time of the Business Combination

The closing of the Purchase is expected to occur by electronic exchange of documents at 7:00 AM Pacific Standard time on a date which is two (2) Business Days after the first date on which all conditions described below under the subsection “— Conditions to Closing of the Business Combination” have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Purchase, but subject to the satisfaction or waiver of those conditions) unless another time, date and location are mutually agreed upon in writing by the parties to the Purchase Agreement.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of the Company and FPC (and the other parties to the Purchase Agreement) to effect the Purchase shall be subject to the satisfaction at or prior to the closing of the Purchase of the following conditions, any one or more of which may be waived in writing by all of such parties:

•        At the Special Meeting (including any adjournments thereof), the Condition Precedent Proposals shall have been duly adopted by the stockholders of the Company in accordance with the DGCL, the Company’s organizational documents and the Nasdaq rules and regulations, as applicable (the “Company Stockholder Approvals”);

•        the approval of the Purchase Agreement and the transactions contemplated thereby (including the Business Combination and the Recapitalization) by the unanimous written consent of the FPC Members shall have been obtained (the “FPC Members Approval”) (which such unanimous written consent was received on March 21, 2023);

•        The waiting period or periods (and any extension thereof) under the HSR Act applicable to the transactions contemplated by the Purchase Agreement and the other related documents in connection with the Business Combination shall have expired or been terminated;

•        There shall not be in force any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Purchase; provided that the governmental authority issuing such governmental order has jurisdiction over the parties hereto with respect to the transactions contemplated hereby; and

•        The shares of Class A Common Stock to be issued in connection with the Business Combination shall have been approved for listing on Nasdaq.

Conditions to FPC’s Obligations

The obligations of FPC to consummate and effect the Business Combination and the transactions contemplated by the Purchase Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by FPC, any one or more of which may be waived in writing by FPC:

•        (i) The representations and warranties of the Company relating to capitalization shall be true and correct in all but de minimis respects as of the Closing, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of the Purchase Agreement which are contemplated or expressly permitted by the Purchase Agreement or other related agreements in connection with the Business Combination and (ii) each of the representations and warranties of the Company contained in the Purchase Agreement (other than as relating to capitalization) (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects, in each case as of the Closing, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of the Purchase Agreement which are contemplated or expressly permitted by the Purchase Agreement or the Ancillary Agreements; and

•        Each of the covenants of the Company to be performed as of or prior to the Closing shall have been performed in all material respects.

Conditions to the Company’s Obligations

The obligations of the Company to consummate and effect the Business Combination and the transactions contemplated by the Purchase Agreement shall be subject to the satisfaction at or prior to the date of the closing of the Business Combination of each of the following conditions, any one or more of which may be waived in writing by the Company:

•        (i) The representations and warranties of FPC relating to capitalization shall be true and correct in all but de minimis respects as of the Closing, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of the Purchase Agreement which are contemplated or expressly permitted by the Purchase Agreement or the Ancillary Agreements, (ii) the representations of FPC relating to organization, due authorization, subsidiaries, capitalization of FPC, capitalization of subsidiaries and brokers’ fees (the “FPC Fundamental Representations”) (other than as relating to capitalization) shall be true and correct in all material respects, in each case as of the Closing, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of the Purchase Agreement which are contemplated or expressly permitted by the Purchase Agreement or the Ancillary Agreements and (iii) each of the representations and warranties of FPC contained in the Purchase Agreement other than FPC Fundamental Representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and FPC Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a FPC Material Adverse Effect;

•        Each of the covenants of FPC to be performed as of or prior to the Closing shall have been performed in all material respects;

•        Each of the representations and warranties of the FPC Members contained in the Purchase Agreement shall be true and correct in all material respects, in each case as of the Closing, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of the Purchase Agreement which are contemplated or expressly permitted by the Purchase Agreement or the Ancillary Agreements;

•        The key financial results in the Audited Financial Statements (as defined in the Purchase Agreement) and 2022 Audited Financial Statements (as defined in the Purchase Agreement) are substantially consistent with FPC’s financial results provided to the Company prior to execution of the Purchase Agreement as provided in Exhibit F of the Purchase Agreement;

•        The Recapitalization shall have been completed; and

•        There has not been any event that has had, or would reasonably be expected to have, individually or in the aggregate, an FPC Material Adverse Effect.

Representations and Warranties

Under the Purchase Agreement, the FPC Members made customary representations and warranties about such FPC Member, relating to, among others: incorporation and authority, ownership and possession of FPC membership interests, good title conveyed, absence of conflicts, governmental authorities and consents, broker fees and certain investment representations.

Under the Purchase Agreement, FPC has made representations and warranties relating to, among other things, company organization, subsidiaries, due authorization, no conflict, governmental authorities and consents, capitalization of FPC and its subsidiaries, financial statements, undisclosed liabilities, litigation and proceedings, legal compliance, contracts and no defaults, FPC benefit plans, labor relations and employees, taxes, brokers’ fees, insurance, licenses, equipment and other tangible property, real property, intellectual property, privacy and cybersecurity, environmental matters, absence of changes, anti-corruption compliance, sanctions and international trade compliance, information supplied, customers and vendors, government contracts, sufficiency of assets and no additional representation or warranties.

Under the Purchase Agreement, the Company and its subsidiaries have made representations and warranties relating to, among other things, company organization, due authorization, no conflict, litigation and proceedings, SEC filings, internal controls, listing and financial statements, governmental authorities and consents, trust account, Investment Company Act and JOBS Act, absence of changes, no undisclosed liabilities, capitalization of the Company, brokers’ fees, indebtedness, taxes, business activities, Nasdaq stock market quotation, proxy statement, no outside reliance and no additional representation or warranties.

Covenants of the Parties

Covenants and Agreements

FPC has made covenants relating to, among other things, conduct of business, inspection and confidentiality, preparation and delivery of certain audited and unaudited financial statements, affiliate agreements, acquisition proposals, recapitalization, certain subsidiaries and employment agreements of FPC.

The Company has made covenants relating to, among other things, employee matters, trust account proceeds and related available equity, Nasdaq listing, no solicitation by the Company, the Company conduct of business, post-Closing directors and officers of the Company, indemnification and insurance, extension, non-redemption and financing transactions, and stockholder litigation.

Conduct of Business by FPC

FPC and each of the FPC Members have agreed that from the date of the Purchase Agreement through the earlier of the Closing or the termination of the Purchase Agreement (the “Interim Period”), they will, and each will cause FPC and its subsidiaries to, except as otherwise explicitly contemplated by the Purchase Agreement or the Ancillary Agreements, as consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or as required by applicable law, use reasonable best efforts to operate the business of FPC in the ordinary course consistent with past practice.

During the Interim Period, FPC and the FPC Members have also agreed not to, and to cause FPC and its subsidiaries not to, except as otherwise contemplated by the Purchase Agreement, including the disclosure letters, as consented to by the Company in writing or as required by applicable law:

•        change or amend the governing documents of FPC or any of FPC’s subsidiaries or form or cause to be formed any new subsidiary of FPC, except in connection with the Recapitalization;

•        make or declare any dividend or distribution to members of FPC or make any other distributions in respect of any of FPC’s membership interests or equity, interests, except for distributions which do not exceed $1.5 million per month and except as contemplated below;

•        split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of FPC’s or any of its subsidiaries’ capital stock or equity interests, except for (i) in connection with the Recapitalization and (ii) any such transaction by a wholly-owned subsidiary of FPC that remains a wholly-owned subsidiary of FPC after consummation of such transaction;

•        purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, membership interests or other equity interests of FPC or its subsidiaries;

•        enter into, modify in any material respect or terminate (except in accordance with its terms) any contract of a type required to be listed in the disclosure letters or any real property leases, in each case, other than entry into such agreements in the ordinary course of business consistent with past practice or as required by law, or waive, release or assign any rights under any contract of a type required to be listed in the disclosure letter or any real property leases;

•        sell, assign, transfer, convey, lease or otherwise dispose of any material portion of tangible assets or properties of FPC or its subsidiaries, including, without limitation, except for (i) dispositions of obsolete or worthless equipment (ii) transactions among FPC and its wholly-owned subsidiaries or among its wholly-owned subsidiaries and (iii) transactions in the ordinary course of business consistent with past practice;

•        acquire any ownership interest in any real property other than the proposed investment in the Permian Basin Facility;

•        other than as required by law, (i) grant or adopt or enter into any arrangement for any severance, retention, change in control or termination or similar pay, except in connection with the promotion, hiring or termination of employment of any non-officer employee having an annual base salary less than or equal to $150,000 in the ordinary course of business consistent with past practice, (ii) hire or terminate (other than for cause or due to death or disability) any current or former individual service provider of FPC or any of its subsidiaries whose annual base salary equals $150,000 or more, (iii) terminate, adopt, enter into or amend any FPC benefit plan or any or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company Benefit Plan if in effect on the date of the Purchase Agreement, (iv) grant (promise to grant) or increase the cash compensation, bonus opportunity or equity of any employee, officer, director or other individual service provider, except for increases to non-officer employees in the ordinary course of business consistent with past practice, (v) establish any trust or take any other action to secure the payment of any compensation payable by FPC or any of FPC’s subsidiaries, or (vi) take any action to amend or waive any performance or vesting criteria or to accelerate or commit to accelerate the funding, payment or vesting of the compensation benefits provided under any benefit plan or any other benefit or compensation plan, agreement, contract, program, policy or arrangement;

•        acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all or a material portion of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

•        issue or sell any debt securities or warrants or other rights to acquire any debt securities of FPC or any subsidiary of FPC or otherwise incur or assume any indebtedness, or (ii) guarantee any indebtedness of another person, the sum of (i) and (ii) not to be in excess of $250,000 in the aggregate, in each case, other than (x) in the ordinary course of business consistent with past practice and (y) as between FPC and its subsidiaries;

•        make or change any material election in respect of material taxes, (ii) materially amend any filed material tax return, (iii) adopt or request permission of any taxing authority to change any accounting method in respect of material taxes, (iv) enter into any closing agreement as described in Section 7121 of the Code (or any analogous provision of state, local, or foreign law) with any governmental authority in respect of material taxes executed on or prior to the date of Closing or enter into any tax sharing or similar agreement (other than any such agreement solely between FPC and its existing subsidiaries and customary commercial contracts (or contracts entered into in the ordinary course of business) not primarily related to taxes), (v) settle any claim or assessment in respect of material taxes or (vi) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material taxes;

•        take or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment (as defined in the Purchase Agreement);

•        discharge any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate exceeds $500,000, except as such obligations become due;

•        issue any additional membership interests or securities exercisable for or convertible into membership interests, or grant any options, restricted interests, profits interests or other equity or equity-based compensation, except in connection with the Recapitalization;

•        adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of FPC or any of its subsidiaries;

•        waive, release, settle, compromise or otherwise resolve any inquiry, investigation, claim, action, litigation or other legal proceedings, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $250,000 in the aggregate;

•        assign, transfer, pledge, sell, license or sublicense to any person rights to any intellectual property that is material to FPC or any of FPC’s subsidiaries, or dispose of, abandon, permit to lapse or fail to preserve any rights to any intellectual property that is material to FPC or any of its subsidiaries, except for the expiration of FPC registered intellectual property in accordance with the applicable statutory term or for the grant of non-exclusive licenses in the ordinary course of business, consistent with past practice;

•        deliver, license or make available to any escrow agent or other person source code for any software owned or purported to be owned by FPC or any of its subsidiaries;

•        modify in any material respect any of the privacy policies, or any administrative, technical or physical safeguards related to privacy or cybersecurity, except (i) to remediate any security issue, (ii) to enhance data security or integrity, (iii) to comply with applicable law, or (iv) as otherwise directed or required by a governmental authority;

•        disclose or agree to disclose to any person (other than the Company or any of its representatives) any trade secret or any other material confidential or proprietary information, know-how or process of FPC or any of its subsidiaries other than in the ordinary course of business consistent with past practice and pursuant to obligations to maintain the confidentiality thereof;

•        make or commit to make capital expenditures in an amount greater than $1,000,000 in the aggregate or in a manner other than in the ordinary course of business consistent with past practice;

•        manage FPC’s and its subsidiaries’ working capital (including paying amounts payable in a timely manner when due and payable) in a manner other than in the ordinary course of business consistent with past practice and other than to cause the transaction contemplated by the Agreement to result in Net Working Capital at Closing to equal $20,000,000;

•        other than as required by applicable law, modify, enter into or extend any collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization, works council or group of employees of FPC or its subsidiaries, or recognize or certify any labor union, labor organization, works council or group of employees of FPC or its subsidiaries as the bargaining representative for any employees of FPC or its subsidiaries;

•        terminate without replacement or fail to use reasonable efforts to maintain any license that is material to the conduct of the business of FPC and its subsidiaries, taken as a whole;

•        waive the restrictive covenant obligations of any current or former employee or independent contractor of FPC or any of FPC’s subsidiaries;

•        limit the right of FPC or any of FPC’s subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any person or (ii) grant any exclusive rights to any person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of FPC and its subsidiaries, taken as a whole;

•        terminate without replacement or amend in a manner materially detrimental to FPC and its subsidiaries, taken as a whole, any insurance policy insuring the business of FPC or any of FPC’s subsidiaries; or

•        enter into any agreement to do any action specified above.

Conduct of Business of the Company

The Company has agreed that during the Interim Period, it will, and shall cause each of its subsidiaries to, except as contemplated by the Purchase Agreement, or as consented to by FPC in writing (which consent shall not be unreasonably withheld, conditioned or delayed), operate its business in the ordinary course and consistent with past practice.

During the Interim Period, the Company has also agreed not to, and to cause each of its subsidiaries not to, except as otherwise contemplated by the Purchase Agreement or the Ancillary Agreements (as defined below), as consented to by FPC in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied) or as required by law:

•        change, modify or amend the Trust Agreement or the governing documents of the Company, except as otherwise contemplated by the Transaction Proposals;

•        make or declare any dividend or distribution to the stockholders of the Company or make any other distributions in respect of any of the Company capital stock, (ii) split, combine, reclassify or otherwise amend any terms of any shares or series of the Company capital stock, or (iii) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of the Company, other than as provided in the Purchase Agreement or a redemption of shares of shares of the Class A Common Stock effected in connection with the redemption;

•        make or change any material election in respect of material taxes, (ii) amend any filed material tax return, (iii) adopt or request permission of any taxing authority to change any accounting method in respect of material taxes, (iv) enter into any closing agreement as described in Section 7121 of the Code (or any similar provision of state, local, or foreign law) with any governmental authority in respect of material taxes or enter into any tax sharing or similar agreement, (v) settle any claim or assessment in respect of material taxes, or (vi) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material taxes;

•        take or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the transaction contemplated by the Purchase Agreement from qualifying for the Intended Tax Treatment (as defined in the Purchase Agreement);

•        other than as expressly required by the Sponsor Support Agreement, or in respect of any working capital loans, enter into, renew or amend in any material respect, any transaction or contract with an affiliate of the Company (including, for the avoidance of doubt, (i) the Sponsor and (ii) any person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

•        incur or assume any indebtedness or guarantee any indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of FPC or any of its subsidiaries or guaranty any debt securities of another person, other than any indebtedness for borrowed money or guarantee (i) incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $100,000 or (ii) in respect of any working capital loan in an aggregate not to exceed $2,500,000;

•        other than as provided in the Purchase Agreement, issue any securities of the Company or securities exercisable for or convertible into securities of the Company, (ii) grant any options, warrants or other equity-based awards with respect to securities of the Company, not outstanding on the date of the Purchase Agreement or (iii) amend, modify or waive any of the material terms or rights set forth in any the Company warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

•        enter into any agreement to do any of the above actions specified above.

Covenants of the Company

Pursuant to the Purchase Agreement, the Company has agreed, among other things, to:

•        prior to the Closing, approve and adopt the Incentive Plan;

•        within two (2) Business Days following the expiration of the sixty-day (60) period after the Company has filed current Form 10 information with the SEC, the Company shall file an effective registration statement on Form S-8 with respect to the Class A Common Stock issuable under the Incentive Plan and use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus contained therein) for so long as awards granted thereunder remain outstanding;

•        take certain actions so that the Trust Amount will be released from the trust account and so that the trust account will terminate thereafter, in each case, pursuant to the terms and subject to the terms and conditions of the Trust Agreement;

•        during the Interim Period, ensure the Company remains listed as a public company on Nasdaq and obtain approval for the listing of the Class A Common Stock on Nasdaq from and after the closing of the Purchase;

•        during the Interim Period, not, and cause its subsidiaries not to, and instruct its and their representatives not to, make any proposal, initiate any negotiations or enter into any agreements for certain alternative transactions and to terminate any such negotiations ongoing as of the date of the Purchase Agreement;

•        subject to the terms of the Company’s governing documents, the Company shall take all such action within its power as may be necessary or appropriate such that immediately following the Closing:

•        the Board shall be classified into three separate classes and consist of up to seven (7) directors, which shall initially include: (i) two (2) director nominees to be designated by the Company (which have been initially identified as Sreekanth Ravi and Zachary Abrams), which directors shall be elected in the Special Meeting and placed in the class whose term expires in 2026; (ii) the Chief Executive Officer of FPC (who shall initially be Jacob Startz), whose term expires in 2026; and (iii) up to four (4) director nominees to be designated by FPC pursuant to written notice to the Company as soon as reasonably practicable; provided that two (2) of such director nominees must be “independent” directors for the purposes of Nasdaq and reasonably acceptable to the Company, two (2) of whom shall be placed in the class whose term expires in 2024 and two (2) of whom shall be placed in the class whose term expires in 2025;

•        the Board shall have a majority of “independent” directors for the purposes of Nasdaq, each of whom shall serve in such capacity in accordance with the terms of the governing documents of the Company following the Closing; and

•        the initial officers of the Company will be as set forth in the disclosure letters, who will serve in such capacity in accordance with the terms of the governing documents of the Company following the Closing;

•        after the Closing, indemnify and hold harmless each present and former manager, director and officer of FPC and its subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of FPC) and the Company against any costs, expenses, damages or liabilities incurred in connection with any legal proceeding, to the fullest extent that would have been permitted under applicable law and the applicable governing documents to indemnify such person;

•        maintain, and cause its subsidiaries to maintain, for a period of not less than six (6) years from the closing of the Business Combination (i) provisions in its governing documents and those of its subsidiaries concerning the indemnification and exoneration of its subsidiaries and their subsidiaries’ former and current officers, directors and employees and agents, no less favorable than as contemplated by the applicable governing documents of FPC, the Company or their respective subsidiaries, as applicable, in each case as of the date of the Purchase Agreement and (ii) a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s, FPC’s or their respective subsidiaries’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage provided by the Company prior to the Closing, provided, however, that (x) the Company may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Closing and (ii) if any claim is asserted or made within such six (6) year period, any such insurance required to be maintained shall be continued in respect of such claim until the final disposition thereof;

•        on the date of the Closing, enter into customary indemnification agreements reasonably satisfactory to each of FPC and the Company with the post-Closing directors and officers of the Company, which indemnification agreements will continue to be effective following the Closing;

•        Within two (2) Business Days of receipt of a written request from the Company, FPC shall loan to the Company (the “Extension Loan”) the amount of funds determined by the Company as necessary to increase the outstanding amount of the Trust Account to effect the extension of the deadline by which the Company must complete a business combination in accordance with its governing documents from March 16, 2023 to September 16, 2023, provided that such amounts of funds will not exceed $300,000 per month and $1,500,000 in the aggregate. As the consideration, the FPC Members will receive their pro rata shares of (i) cash equal to the amount loaned by FPC to the Company; and (ii) a number of FPC Common Units issued by FPC equal to (x) the amount loaned by FPC to the Company multiplied by 1.5 divided by (y) $10.00 (and an equivalent number of shares of Class C Common Stock).

•        during the Interim Period, the Company may (a) enter into non-redemption agreements with certain stockholders of the Company, which shall provide, among other things, that such stockholders shall not participate in the Company’s redemption offer with respect to the shares of Class A Common Stock held by such stockholders (a “Non-Redemption Transaction”) or (b) enter into financing arrangements with third parties pursuant to which such third parties would invest in equity or debt securities (including loans) of the Company to be consummated substantially concurrently with the consummation of the Business Combination (a “Financing Transaction”), in each case, on terms mutually acceptable to FPC and the Company (with each such party acting reasonably and in good faith); and

•        prior to the date of Closing promptly notify and keep FPC reasonably informed of the status of any litigation brought or, to the Company’s knowledge, threatened in writing against the Company or its board of directors by any of the Company’s stockholders in connection with the Purchase Agreement, any Ancillary Agreement or the transactions contemplated therein, and will provide FPC with the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of such litigation, give due consideration to FPC’s advice with respect to such litigation and will not settle or any such litigation without the prior written consent of FPC (such consent not to be unreasonably withheld, conditioned or delayed).

Covenants of FPC

Pursuant to the Purchase Agreement, FPC has agreed, among other things, to:

•        subject to confidentiality obligations that may be applicable to information furnished to FPC or any of its subsidiaries by third parties that may be in FPC’s or any of its subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent possible, the parties will cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), and to the extent permitted by applicable law, afford and cause its subsidiaries to afford, the Company and its accountants, counsel and other representatives reasonable access during the Interim Period during normal business hours and with reasonable advance notice in such manner as to not materially interfere with the ordinary course of business of FPC and its subsidiaries, to their respective properties, books, contracts, commitments, tax returns, records and appropriate officers and employees of FPC and its subsidiaries, and furnish such representatives with all financial and operating data and other information concerning the affairs of FPC and its subsidiaries as such representatives may reasonably request (provided that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of FPC or its subsidiaries without the prior written consent of FPC;

•        provide, and cause its subsidiaries to provide, to the Company and, if applicable, its accountants, counsel or other representatives, (i) such information and such other materials and resources relating to any legal proceeding initiated, pending or threatened during the Interim Period, or to the compliance and risk management operations and activities of FPC and its subsidiaries during the Interim Period, in each case, as the Company or such representative may reasonably request, (ii) prompt written notice of any material status updates in connection with any such legal proceedings or otherwise relating to any compliance and risk management matters or decisions of FPC or its subsidiaries, and (iii) copies of any communications sent or received by FPC or its subsidiaries in connection with such legal proceedings, matters and decisions (and, if any such communications occurred orally, FPC shall, and shall cause its subsidiaries to, memorialize such communications in writing to the Company);

•        act in good faith to deliver to the Company, (i) as soon as reasonably practicable following the date of the Purchase Agreement but in no event later than thirty (30) Business Days after the date of the Purchase Agreement, audited financial statements (together with the auditor’s reports thereon) of FPC and its subsidiaries as of and for the years ended December 31, 2020 and December 31, 2021, and, (ii) if the Closing has not occurred prior to March 31, 2023, and the Purchase Agreement has not been earlier terminated as permitted pursuant to the Purchase Agreement, then as reasonably practicable following March 31, 2023, deliver to the Company as soon as reasonably practicable following such date the audited financial statements (together with the auditor’s reports thereon) of FPC and its subsidiaries as of and for the years ended December 31, 2022;

•        as promptly as practicable, provide the Company with all other information concerning FPC and its management, operations and financial condition of FPC and its subsidiaries, in each case, reasonably requested or required by the Company for inclusion in this proxy statement;

•        at or prior to Closing, terminate and settle all Affiliate Agreements (as defined in the Purchase Agreement) set forth in the applicable section of the disclosure letter without further liability to the Company, FPC or any of its subsidiaries (other than as set forth in the applicable section of the disclosure letter);

•        during the Interim Period, not, and to use reasonable best efforts to cause its representatives to not, (i) initiate any negotiations with any person with respect to, or provide any non-public information or data concerning FPC or any of FPC’s subsidiaries to any person relating to, certain alternative transactions, (ii) enter into an agreement with respect to any such alternative transactions or proposed transactions, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state, or (iv) otherwise knowingly facilitate any inquiries, proposals, discussions, or negotiations or any effort or attempt by any person to make a proposal with respect to any such alternative transaction;

•        use its reasonable best efforts to effectuate the Recapitalization.

•        Take steps with the Texas Controller of Public Accounts and the Texas Secretary of State with respect to certain of FPC’s subsidiaries to make sure such subsidiary is either validly existing, in good standing and has the right to transact business in Texas or dissolved as an entity, and FPC shall bear all costs and fees associated with the above obligation.

•        Use commercial reasonable efforts to enter into employment agreements with certain FPC Members on terms reasonably acceptable to the Company.

Joint Covenants of the Company and FPC

In addition, each of the Company and FPC has agreed, among other things, to take certain actions set forth below.

•        Each of the Company and FPC will (and, to the extent required, will cause its affiliates to) comply promptly, but in no event later than ten (10) business days after the date of the Purchase Agreement (which was mutually waived by FPC and the Company following the date of the Purchase Agreement), with the notification and reporting requirements of the HSR Act.

•        Each of the Company and FPC will substantially comply with any information or document requests with respect to antitrust matters as contemplated by the Purchase Agreement.

•        Each of the Company and FPC will (and, to the extent required, will cause its affiliates to) (x) request early termination of any waiting period or periods under the HSR Act and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period or periods under the HSR Act and (ii) prevent the entry, in any legal proceeding brought by an antitrust authority or any other person, of any governmental order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by the Purchase Agreement and (y) use reasonable best efforts to take certain other actions to cooperate to avoid any governmental order from an antitrust authority that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Business Combination, including sharing relevant notices, communication and other information with the other parties thereto for such purposes and each paying one-half of any applicable antitrust filing fees (subject to, as applicable, a requirement to obtain FPC’s prior written consent with respect to certain such actions identified above as contemplated by the Purchase Agreement); provided that neither the Company nor FPC shall be required to undertake these actions if any such action would, individually or in the aggregate, adversely and materially impact the Company’s or FPC’s expected benefits or the business or financial condition of FPC from the Business Combination.

•        the Company and FPC will jointly prepare and the Company will file with the SEC a mutually accepted proxy statement relating to the Transaction Proposals.

•        Each of the Company and FPC will use its reasonable best efforts to cause the proxy statement to comply with the rules and regulations promulgated by the SEC and resolve all SEC comments as promptly as practicable after receipt thereof.

•        Promptly following confirmation by the SEC that the SEC has not further comments to the proxy statement, the Company shall, (i) disseminate proxy statement in definitive form to stockholders of the Company in compliance with applicable law, (ii) give notice, convene and hold a meeting of the stockholders, in each case in accordance with its governing documents then in effect and Nasdaq Listing Rule 5620(b), as applicable, for a date no later than 30 Business Days following the mailing of the proxy statement to the Company stockholders, (iii) solicit proxies from the holders of Common Stock to vote in favor of each of the Condition Precedent Proposals, and (iv) provide the Company stockholders with the opportunity to elect to effect a redemption.

•        FPC will cause the FPC Member Written Consent to be duly executed and delivered to the Company by the FPC Members within 48 hours of the date of the Purchase Agreement.

•        the Company, FPC and the FPC Members will each, and will each cause their respective subsidiaries to (i) use reasonable best efforts to obtain all consents and approvals of third parties as required in connection with the Business Combination and the other transactions contemplated by the Purchase Agreement and (ii) take such other action as may be reasonably necessary or as another party to the Purchase Agreement may reasonably request to comply with the Purchase Agreement and to consummate the transactions contemplated thereby as soon as practicable.

•        Each of FPC, the Company and the FPC Members will not take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment (as defined in the Purchase Agreement) and shall prepare and file all tax returns consistent with the Intended Tax Treatment and shall not take any inconsistent positions for tax purposes.

•        Each of FPC and the Company will, prior to the Closing, take all such steps as may be required (to the extent permitted under applicable law) to cause any dispositions of membership interests of FPC or acquisitions of shares of Class A Common Stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated by the Purchase Agreement by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated thereby to be exempt under Rule B-3 promulgated under the Exchange Act.

•        Prior to the Closing, each of FPC, the FPC Members and the Company shall, and each of them shall cause their respective subsidiaries and affiliates (as applicable) and its and their officers, directors, managers, employees, consultants, counsel, accounts, agents and other representatives to reasonably cooperate in a timely manner in connection with any financing arrangement the parties mutually agree to seek in connection with the transactions contemplated by the Purchase Agreement.

Survival of Representations, Warranties and Covenants

Except as contemplated by the effect of termination provision of the Purchase Agreement and the Confidentiality Agreement entered into among the parties to the Purchase Agreement, or in the case of claims against a person in respect of such person’s actual fraud, the representations and warranties of the respective parties to the Purchase Agreement generally will not survive the Closing, except for (i) those covenants and agreements contained in the Purchase Agreement that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the closing and (ii) the miscellaneous section in the Purchase Agreement.

Termination

The Purchase Agreement may be terminated and the Purchase may be abandoned any time prior to closing of the Purchase, whether before or after stockholder approval of the Purchase Agreement, as follows: The Purchase Agreement may be terminated and the transactions contemplated thereby abandoned:

•        by written consent of FPC (on behalf of itself and each of the FPC Members) and the Company;

•        by FPC (on behalf of itself and each of the FPC Members) or the Company if any governmental authority has enacted, issued, promulgated, enforced or entered any governmental order which has become final and nonappealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting the consummation of the Business Combination;

•        by FPC (on behalf of itself and each of the FPC Members) if the Company Stockholder Approval will not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company’s stockholders duly convened therefor or at any adjournment or postponement thereof;

•        prior to the Closing, by written notice to FPC from the Company in the event of certain breaches on the part of FPC such that certain closing conditions would not be satisfied at the Closing, except if the breach by FPC is curable by FPC through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by FPC of notice from the Company of such breach, but only as long as FPC continues to use its respective reasonable best efforts to cure such breach, such termination shall not be effective, and such termination shall become effective only if such breach is not cured within such 30-day cure period;

•        by the Company, if FPC shall not have obtained the FPC Members Approval within 48 hours of the date of the Purchase Agreement;

•        by the Company if the Board of Directors of the Company decides not to continue extending the deadline by which the Company must complete a business combination in accordance with its governing documents for additional months and as a result, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company Governing Documents;

•        prior to the Closing, by written notice to the Company from FPC in the event of certain breaches on the part of the Company such that certain closing conditions would not be satisfied at the Closing, except if the breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from FPC of such breach, but only as long as the Company continues to use its respective reasonable best efforts to cure such breach, such termination shall not be effective, and such termination shall become effective only if such breach is not cured within such 30-day period; or

•        by the Company or FPC (on behalf of itself and each of the FPC Members) if any of the closing conditions have not been satisfied or waived prior to September 16, 2023 (the “Agreement End Date”); provided that the right to terminate the Purchase Agreement shall not be available to a party if a breach or violation by such party or its affiliates of any representation, warranty, covenant or obligation under the Purchase Agreement was the primary cause of, or resulted in, the failure of any of the conditions to the Closing to have not been satisfied or waived prior to the Agreement End Date.

In the event of the termination of the Purchase Agreement, the Purchase Agreement shall forthwith become void and have no effect (other than certain miscellaneous sections and the Confidentiality Agreement), without any liability on the part of any party thereto or its respective Affiliates, officers, directors or stockholders, other than liability of an FPC Member, FPC, or the Company, as the case may be, for any willful and material breach of the Purchase Agreement occurring prior to such termination.

Waiver and Amendments

The Purchase Agreement may be amended by the parties to the Purchase Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Purchase Agreement. Any party to the Purchase Agreement may, at any time prior to the Closing, by action taken by its board of directors, board of managers, managing members or other officers or persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in the Purchase Agreement or (c) waive compliance by the other parties to the Purchase Agreement with any of the agreements or conditions contained in the Purchase Agreement, but such extension or waiver will be valid only if in writing signed by the waiving party. The Purchase Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing that is executed in the same manner as the Purchase Agreement and which makes reference to the Purchase Agreement.

Fees and Expenses

If the Closing does not occur, each party to the Purchase Agreement will be responsible for and pay its own expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby, including all fees of its legal counsel, financial advisers and accountants. If the Closing occurs, the Company shall (i) pay or cause to be paid, the unpaid Transaction Expenses (as defined in the Purchase Agreement), and (ii) pay or cause to be paid, any transaction expenses of the Company (including transaction expenses incurred, accrued, paid or payable by the Company’s affiliates on the Company’s behalf). For the avoidance of doubt, any payments to be made (or to cause to be made) by the Company pursuant to this expenses section of the Purchase Agreement shall be paid upon consummation of the Business Combination and release of proceeds from the Trust Account.

Conversion of Class B Common Stock

The Class B Common Stock will automatically convert into shares of Class A Common Stock on a one-for-one basis at the closing of the Purchase and will be subject to the transfer restrictions set forth in the Lock-Up Agreement and Insider Letter.

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Purchase Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. Each of the Sponsor Support Agreement, FPC A&R LLC Agreement, Tax Receivable Agreement, Amended and Restated Registration Rights Agreement, and Lock-Up Agreement, (or forms thereof) are attached hereto as Exhibit B, E, F, G and H, respectively. You are urged to read such agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Sponsor Support Agreement

On March 21, 2023, in connection with the execution of the Purchase Agreement, the Company, FPC, the Sponsor and other holders of shares of Class B Common Stock entered into the Sponsor Support Agreement, pursuant to which, among other things, the Sponsor, other holders of shares of Class B Common Stock, and their permitted transferees, agreed to vote any shares of Common Stock held by it to approve the Business Combination and the other stockholder proposals required pursuant to the Purchase Agreement, and not to seek redemption of any of its shares of Common Stock in connection with the consummation of the Business Combination. Pursuant to the Sponsor Support Agreement, the Sponsor and other holders of shares of Class B Common Stock and the Company also agreed to amend the Insider Letter to amend the Founder Shares Lock-Up Period (as defined in the Insider Letter) to provide for lock-up of its shares of the Class B Common Stock (or the Class A Common Stock issuable upon conversion thereof) until the earlier of (A) the 180th day after the closing of the Business Combination and (B) (x) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction following the closing of the Business Combination or (y) the day that the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days following the Closing of the Business Combination. The foregoing is subject to certain permitted transfers described in “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Lock-Up Agreement” for more information.

The Sponsor Support Agreement will terminate on the earliest of (i) the Closing, (ii) the termination of the Purchase Agreement, (ii) liquidation of the Company or (iii) mutual agreement by the parties.

FPC A&R LLC Agreement

The Purchase Agreement contemplates that, immediately prior to the Closing, FPC, the Company and the FPC Members will enter into the FPC A&R LLC Agreement. The following is a description of some of the significant provisions of that agreement.

Redemption Rights

Following the Closing, under the FPC A&R LLC Agreement, the FPC Members will, subject to certain limitations, have the right to cause FPC to redeem all or a portion of their FPC Common Units for shares of our Class A Common Stock (or, at our election, for cash) at a redemption ratio of one share of Class A Common Stock for each FPC Common Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications. In addition, upon a change of control of the Company, the Company has the right to require each holder of FPC Common Units (other than the Company) to exercise its redemption right with respect to some or all of such unitholder’s FPC Common Units. As the FPC Members redeem their FPC Common Units, our membership interest in FPC will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased, and the number of shares of Class C Common Stock outstanding will be reduced.

Management

Under the FPC A&R LLC Agreement, the Company will be the sole managing member of FPC. The FPC Members will have no right to participate in the management of FPC, nor will they have the right to remove the Company as the managing member. Other than with respect to certain extraordinary matters, the FPC Members will not have approval rights with respect to any FPC actions. The Company, as the managing member, will have the right to appoint officers of FPC in its discretion.

Distributions and Allocations

Under the FPC A&R LLC Agreement, we will generally have the right to determine when distributions will be made to the holders of FPC Common Units and the amount of any such distributions. Following the Business Combination, if we authorize a distribution, such distribution will be made to the holders of FPC Common Units generally on a pro rata basis in accordance with their respective percentage ownership of FPC Common Units.

FPC will allocate its net income or net loss for each year to the holders of FPC Common Units pursuant to the terms of the FPC A&R LLC Agreement, and the holders of FPC Common Units, including the Company, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of FPC. Net income and losses of FPC generally will be allocated to the holders of FPC Common Units on a pro rata basis in accordance with their respective percentage ownership of FPC Common Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. The FPC A&R LLC Agreement provides that FPC shall distribute to each FPC Member on or before each applicable tax distribution date of January 15, April 15, June 15 and September 15 an amount equal to the product of (a) 40%, multiplied by (b) the excess, if any, of (x) the taxable income allocable to such FPC Member in respect of the portion of fiscal year 2023 ending on the day before the Closing Date, over (y) the amount of any cash or the fair market value of any property distributed to such FPC Member in such portion of fiscal year.

Competition

Under the FPC A&R LLC Agreement, the members have agreed that the FPC Members and the Company will be permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with our customers.

Dissolution

FPC will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, FPC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of FPC, (b) second, to the members in accordance with any positive balances in their respective capital accounts until such accounts have been reduced to zero, and (c) third, to the members in proportion to the number of FPC Common Units owned by each of them.

Indemnification

The FPC A&R LLC Agreement provides that FPC shall indemnify and hold harmless, to the fullest extent permitted by applicable law, all persons who are named or threatened to be named in a lawsuit, proceeding or investigation by reason of the fact that the person was serving as a manager, member or officer of FPC and that FPC will advance expenses to the covered person to the fullest extent permitted by applicable law.

Tax Receivable Agreement

As described in “ — FPC A&R LLC Agreement,” the FPC Members may cause FPC to redeem their FPC Common Units in the future pursuant to the terms of the FPC A&R LLC Agreement, which include effecting such redemption as a direct exchange with the Company of FPC Common Units for Class A Common Stock. FPC intends to make for itself (and for each of its direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Code that will be effective for the taxable year in which the Business Combination occurs and each taxable year in which a redemption of FPC Common Units occurs. Pursuant to the Section 754 election, redemptions and direct exchanges of FPC Common Units are expected to result in adjustments to the tax basis of the tangible and intangible assets of FPC The anticipated basis adjustments are expected to increase (for tax purposes) the Company’s depreciation and amortization deductions and may also decrease the Company’s gains (or increase its losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that the Company would otherwise be required to pay in the future, and would not have been available to the Company absent its acquisition of FPC Common Units as part of the Business Combination or pursuant to a redemption or direct exchange.

The Company will enter into the Tax Receivable Agreement with the FPC Members. This agreement will generally provide for the payment by the Company to the FPC Members of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Business Combination as a result of certain increases in tax basis, and from certain deductions arising from these payments, that occur as a result of a redemption or direct exchange of FPC Common Units. We will retain the remaining 15% of the cash savings. Certain of the FPC Members’ rights under the Tax Receivable Agreement are transferable in connection with a permitted transfer of FPC Common Units or if the FPC Member no longer holds FPC Common Units.

The payment obligations under the Tax Receivable Agreement are the Company’s obligations and not obligations of FPC, and we expect that the payments we will be required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is by its nature imprecise. For purposes of the Tax Receivable Agreement, cash savings in tax generally will be calculated by comparing the Company’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income and franchise tax rate) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of any redemption of FPC Common Units, the price of our Class A Common Stock at the time of each redemption, the amount and timing of our taxable income in the future and the U.S. federal income tax rate then applicable, and the portion of the Company’s payments under the Tax Receivable Agreement that give rise to depreciable or amortizable tax basis.

Payments under the Tax Receivable Agreement will be based on tax reporting positions determined by us. The FPC Members will not reimburse us for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently challenged by a taxing authority and are ultimately disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after our determination of such excess. In addition, the actual state or local tax savings we may realize may be different than the amount of such tax savings we are deemed to realize under the Tax Receivable Agreement, which will be based on an assumed combined state and local tax rate applied to our reduction in taxable income as determined for U.S. federal income tax purposes as a result of the tax attributes subject to the Tax Receivable Agreement. As a result, in such circumstances, we could make payments that are greater than our actual cash tax savings, which could adversely affect our liquidity.

There may also be a negative impact on our liquidity if distributions to us by FPC are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid our taxes and other obligations. Please read “Risk Factors — Risks Related to the Company and the Business Combination — Following the consummation of the Business Combination, our only significant asset will be our ownership interest in the business of FPC and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.” The payments under the Tax Receivable Agreement will not be conditioned upon a holder of rights under the Tax Receivable Agreement having a continued ownership interest in either FPC or the Company.

The term of the Tax Receivable Agreement will commence upon the Closing and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreement. It is expected that payments will continue to be made under the Tax Receivable Agreement for more than 20 years. If we experience a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations) or the Tax Receivable Agreement terminates early (at our election or as a result of our breach), we would be required to make a substantial, immediate lump-sum payment. This payment would equal the present value of hypothetical future payments that could be required to be paid under the Tax Receivable Agreement (determined by applying a discount rate of SOFR plus 100 basis points). The calculation of hypothetical future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including that (i) we have sufficient taxable income to fully utilize the tax benefits covered by the Tax Receivable Agreement and (ii) any FPC Common Units (other than those held by the Company) outstanding on the termination date are deemed to be redeemed on the termination date. Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the termination payment relates.

The Tax Receivable Agreement provides that in the event that we breach any of our material obligations under the Tax Receivable Agreement, whether as a result of (i) our failure to make any payment when due (including in cases where we elect to terminate the Tax Receivable Agreement early, the Tax Receivable Agreement is terminated early due to certain mergers, asset sales, or other forms of business combinations or changes of control or we have available cash but fail to make payments when due under circumstances where we do not have the right to elect to defer the payment, as described below), (ii) our failure to honor any other material obligation under it or (iii) by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the U.S. Bankruptcy Code or otherwise, then the FPC Members may elect to treat such breach as an early termination, which would cause all our payment and other obligations under the Tax Receivable Agreement to be accelerated and become due and payable applying the same assumptions described above.

As a result of either an early termination or a change of control, we could be required to make payments under the Tax Receivable Agreement that exceed our actual cash tax savings under the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control.

Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the FPC Members under the Tax Receivable Agreement. For example, the earlier disposition of assets following a redemption of FPC Common Units by FPC or an acquisition of FPC Common Units by the Company may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before such a redemption or acquisition of FPC Common Units may increase the FPC Members’ tax liability without giving rise to any rights of the FPC Members to receive payments under the Tax Receivable Agreement. Such effects and such consent rights may result in differences or conflicts of interest between the interests of the FPC Members and other stockholders.

Payments generally are due under the Tax Receivable Agreement within fifteen business days following the finalization of the schedule with respect to which the payment obligation is calculated. Except in cases where we elect to terminate the Tax Receivable Agreement early or it is otherwise terminated as described above, generally we may elect to defer payments due under the Tax Receivable Agreement if we do not have available cash to satisfy our payment obligations under the Tax Receivable Agreement or if our contractual obligations limit our ability to make these payments. Any such deferred payments under the Tax Receivable Agreement generally will accrue interest from the due date for such payment until the payment date at a rate of SOFR plus 500 basis points.

Because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of FPC to make distributions to us in an amount sufficient to cover our obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of FPC’s subsidiaries to make distributions to it. The ability of FPC, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, (i) the applicable provisions of Texas law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and (ii) restrictions in relevant debt instruments issued by FPC or its subsidiaries and/other entities in which it directly or indirectly holds an equity interest.

Registration Rights Agreement

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor, other parties to the Sponsor Support Agreement and the FPC Members, will enter into Registration Rights Agreement, pursuant to which the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of the Class A Common Stock and other equity securities of the Company that are held by the parties thereto from time to time.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by the Company, Sponsor, and the other parties thereto in connection with the Company’s IPO. The Registration Rights Agreement will terminate on the earlier of (a) the tenth anniversary of the date of the Registration Rights Agreement and (b) with respect to any Holder (as defined therein), on the date that such Holder no longer holds any Registrable Securities (as defined therein).

Lock-Up Agreement

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor, holders of shares of Class B Common Stock and certain FPC Members will enter into the Lock-Up Agreements. Pursuant to the terms of the Lock-Up Agreements, each party has agreed that it will not, without the prior written consent of the Company during a lock-up period of 180 days, unless earlier released, and subject to customary exceptions, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock issued or issuable to such party pursuant to the Purchase Agreement (collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (together with (i) and (ii), the “Lock-Up Restrictions”). Notwithstanding the foregoing, if at any time before 180 days after the Closing, (x) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the Closing results in all of the public stockholders of the Company having the right to exchange their shares of the Common Stock for cash securities or other property, or (y) the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing, then each party’s Lock-Up Shares will be automatically released from the Lock-Up Restrictions, in the case of clause (y) above, as of the last day of such 30-trading day period. Any Private Placement Warrants held by the holder thereof immediately after the Closing, or any shares of Class A Common Stock issued or issuable upon the exercise of Private Placement Warrants, will be subject to the Lock-Up Restrictions during the period commencing from the Closing and ending on the date that is 30 days after the date of the Closing. The Lock-Up restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, and transfers upon death or by will.

Potential Financing Sources in Connection with the Business Combination

The Company is in the process of seeking financing with third-party investors in connection with the Business Combination. In the event that the Company enters into any definitive financing agreements, the Company will publicly disclose such arrangements in its filings with the SEC. Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources. See “Risk Factors — Risks Related to the Company and the Business Combination — Even if the Business Combination is approved at the Special Meeting, the Company cannot assure you that the Company will be able to successfully negotiate a transaction and execute a definitive agreement with any potential financing sources.”

Background of the Business Combination

We are a blank check company incorporated on July 29, 2020, as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although the Company is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, the Company has focused its search for a target business operating in the technology sector. The Business Combination was the result of an extensive search for a potential transaction utilizing the broad sourcing platform and investing and operating experience of our management team, our Sponsor and the Board. The terms of the Business Combination were the result of thorough negotiations between our management team, our Sponsor and our independent directors. The following is a brief description of the background of such negotiations, the Business Combination and related transactions. This chronology does not purport to catalogue every correspondence among representatives of the Company and FPC. Representatives of the Company involved in the discussions and negotiations referenced herein included one or more of Mr. Sreekanth Ravi, Chief Executive Officer, and Zachary Abrams, Chief Financial Officer and Chief Strategy Officer. Representatives of FPC involved in the discussions and negotiations referenced herein included one or more of Mr. Jacob Startz, Chief Executive Officer, Mr. Dustin Nesloney, President, and Mr. Jeff Achilles, Chief Financial Officer.

Over the last few years, FPC pursued a corporate strategy that was focused on enhancing company value for its members and building and developing its business of designing, developing, manufacturing, and renting proprietary equipment which provides superior solutions for FPC’s clients and yields high margins, free cash flows and returns on invested capital. In furtherance of this strategy, FPC regularly considered opportunities for strategic business combinations. FPC received and responded to requests for potential transaction proposals from third parties and actively pursued possible business combination transactions with those third parties. In addition, from time to time, FPC’s senior management team engaged in informal discussions regarding possible business combination transactions with their counterparts at other companies that offered technologies and solutions that were complementary to FPC’s suite of technologies and products for surface pressure control solutions. Generally, in connection with these discussions, FPC and the other party would sign a non-disclosure agreement and in certain instances a preliminary non-binding letter of intent, and then share financial and other business and operations information.

Since FPC is a manager-managed limited liability company, the FPC Members received regular updates from the managers concerning potential strategic transaction opportunities, and the topic of potential strategic acquisition transactions was a recurring discussion item at formal and informal members’ meetings. FPC executed a number of strategic transactions in connection with some of these discussions where the business, technologies and teams were complementary to FPC’s goals of enhancing its platform and technology, adding diversification or differentiation, expanding its customer base and increasing revenue. In other instances, FPC determined not to pursue certain opportunities for a variety of reasons which may have been because the potential transaction was not viewed as accretive to FPC, there may have been concerns over the business fundamentals of the potential target company or failure to agree on prices, terms, or conditions.

Prior to the consummation of our IPO on March 11, 2021, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

After our IPO, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of our management team contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

In evaluating potential businesses and assets for an initial business combination, the Company, together with our management team, considered acquisition candidates across a wide range of industries, including but not limited to, technology and software, automotive, energy and artificial intelligence, utilizing our Sponsor’s vast network of contacts, including investment bankers, lawyers and other investment professionals for introductions to potential targets. The Company evaluated more than two dozen candidates for a possible business combination but decided not to pursue a transaction with most of these candidates for a variety of reasons, including, among other things, (i) whether the Company considered the financial performance and enterprise value of the candidate to be sufficient for a public company; (ii) whether the Company believed the candidate’s management demonstrated the ability to lead a public company; and (iii) whether a business combination with the candidate could involve regulatory concerns, competitive risks or other risks related to the market acceptance of the candidate’s product or services. Considering the difficult market for SPACs to receive financing and the poor performance of early-stage companies that had merged with SPACs in recent years, the Company exercised caution in selecting a business combination target. Specifically, the Company was looking for a target that was a fast growing and profitable company, which had already reached scale and could access the capital markets efficiently. The Company held relatively detailed discussions with over twelve companies and entered into non-disclosure agreements with almost all of the candidates (none of which contained a “don’t ask, don’t waive” or a standstill “fall away” provision). Following a thorough evaluation process and due diligence, the Company ultimately submitted eight non-binding letters of intent with these potential targets, including its non-binding letter of intent to FPC.

On April 14, 2021, the Company was introduced to Candidate 1 by Kabir Misra, who later joined the Board. Candidate 1 provides enterprise software networking and security solutions. On April 20, 2021, the Company held initial discussions with representatives of Candidate 1’s management regarding Candidate 1’s business model and financial performance. The management team of the Company subsequently updated such discussions with Candidate 1 to the Board and the Board carefully discussed Candidate 1 as a possible business combination target and authorized the management team to submit a non-binding preliminary letter of interest and term sheet to Candidate 1, which was later submitted on April 28, 2021. In the term sheet, the proposed business combination will be structured as a merger and the proposed valuation of Candidate 1 was $1.3 to $1.75 billion. The Company anticipated contributing $250 million from its Trust Account (assuming no redemptions) plus additional PIPE financing of $100 to $200 million. Under the proposed terms, the original equityholders of Candidate 1 would own 73.1% of the post-business combination company, with the Company’s public stockholders to own 14.62%, potential PIPE investors to own 8.77% and our Sponsor to own 3.51%. On May 3, 2021, Candidate 1 rejected this preliminary letter of interest and term sheet due to its belief that the Company’s valuation of Candidate 1 was too low. As a result, the Company informed Candidate 1 on August 4, 2021 that it no longer wished to pursue a potential business combination with Candidate 1.

On March 23, 2021, the Company began discussions with Candidate 2, a portfolio company of an affiliated entity of the Sponsor. Candidate 2 provides infrastructure management software for enterprise software development and operations. The management team of the Company subsequently updated such discussions with Candidate 2 to the Board and the Board carefully discussed Candidate 2 as a possible business combination target and authorized the Company to submit a non-binding preliminary letter of interest and term sheet to Candidate 2, which was submitted on April 15, 2021. In the term sheet, the proposed business combination will be structured as a merger and the proposed valuation of Candidate 2 was $1.0 to $1.4 billion. The Company anticipated contributing $250 million from its Trust Account (assuming no redemptions) plus additional PIPE financing of $100 to $200 million. Under the proposed terms, the original equityholders of Candidate 2 would own 63.4% of the post-business combination company, with the Company’s public stockholders to own 19.8%, PIPE investors to own 11.9% and our Sponsor to own 5%. However, after a series of discussions with Candidate 2’s management team and careful review of such Candidate’s business strategy and financial projections, the Company believed that Candidate 2 was not adequately prepared to be a public company and terminated the discussions on August 6, 2021.

On April 27, 2021, the Company was introduced to Candidate 3 by J.P. Morgan, Candidate 3’s financial advisor. Candidate 3 provides patient management software solutions for the healthcare industry. Between May 28, 2021 and August 19, 2021, the Board met multiple times to carefully discuss the merits of Candidate 3 as a potential business combination target, and following the Board’s authorization, the Company submitted a non-binding preliminary letter of interest and term sheet to Candidate 3 on June 4, 2021. In the term sheet, the proposed business combination will be structured as a merger and the proposed valuation of Candidate 3 was $1.35 billion, which includes $100 million of earnouts that would be released in two tranches upon share pricing reaching certain target levels. The Company anticipated contributing $250 million from its Trust Account (assuming no redemptions) plus additional PIPE financing of $150 million. Under the proposed terms, the original equityholders of Candidate 3 would own 61.9% of the post-business combination company, with the Company’s stockholders to own 20.6%, PIPE investors to own 12.3% and our Sponsor to own 5.1%. However, J.P. Morgan informed the Company on August 30, 2021 that Candidate 3 had decided to move forward with another SPAC, and the discussion between the Company and Candidate 3 was terminated.

On May 4, 2021, the Company was introduced to Candidate 4 by J.P. Morgan, Candidate 4’s financial advisor. Candidate 4 provides inventory management and advertising solutions in a foreign market. On May 13, 2021, representatives of the Company met via videoconference with representatives of Candidate 4’s management team to discuss Candidate 4’s business model and terms of a potential transaction. The Board subsequently met on May 18, 2021 to discuss Candidate 4 as a possible business combination target and following the discussion, the Board authorized the Company to submit a non-binding preliminary letter of interest to Candidate 4, which was later submitted on May 21, 2021. In the term sheet, the proposed business combination will be structured as a merger and the proposed valuation of Candidate 4 was $5.35 billion. The Company anticipated contributing $250 million from its Trust Account plus additional PIPE financing of $350 million. Under the proposed terms, the original equityholders of Candidate 4 would own 87.8% of the post-business combination company, with the Company’s stockholders to own 4.6%, PIPE investors to own 6.5% and our Sponsor to own 1.2%. However, J.P. Morgan informed in Company in September 2021 that Candidate 4 had decided to move forward with a business combination with another SPAC, and the discussions between the Company and Candidate 4 terminated as a result.

On August 6, 2021, the Company was introduced to Candidate 5 by JMP Securities LLC, Candidate 5’s financial advisor. Candidate 5 provides enterprise cloud storage management solutions. Between August 13, 2021 and October, 7, 2021, the Board met multiple times to carefully discuss the merits of Candidate 5 as a potential business combination target and authorized the management team to continue the discussions with Candidate 5 and enter into a letter of intent. After further discussions with Candidate 5, on October 2, 2021, the Company and Candidate 5 entered into a non-binding letter of intent. Based on such non-binding letter of intent, the proposed valuation of Candidate 5 was $1.0 billion. The Company proposed to first structure a $25 to $50 million Series F financing round for Candidate 5, whereby an affiliated entity of the Sponsor would have the option to invest up to $5 million in such round. Following the Series F financing round, as part of the business combination transaction, the Company anticipated contributing $250 million from its Trust Account (assuming no redemptions) plus additional PIPE financing of $100 million. Under the proposed terms, the original equityholders of Candidate 5 would own 70.8% of the post-business combination company, with the Company’s stockholders to own 17.7%, PIPE investors to own 7.1% and our Sponsor to own 4.4%. The Sponsor targeted investors who would potentially be interested in participating in the Series F financing round as well as a PIPE financing for a potential business combination and eventually scheduled management meetings to discuss the contemplated transactions with two potential investors. The two investors engaged in some preliminary due diligence of Candidate 5 but ultimately declined to participate in the contemplated transactions based upon concerns about the industry dynamics and the target’s ability to achieve its growth forecasts. Rather than continuing approaching additional investors, the Company decided to wait for the most recent financial results of Candidate 5 to be released and conduct more due diligence on Candidate 5’s sales pipeline. Upon receiving an estimate of Candidate 5’s financial results for December, 2021 and completing review of its sales pipeline, the management team of the Company was concerned that Candidate 5 would miss revenue targets for two straight quarters and decided to terminate discussions with Candidate 5 on February 14, 2022.

On August 10, 2021, the Company was introduced to Candidate 6 by Morgan Stanley, Candidate 6’s financial advisor. Candidate 6 provides municipal traffic management software. The Company held initial discussions with representatives of Candidate 6’s management regarding Candidate 6’s business model and strategy over the course of several weeks from August 16, 2021 to September 21, 2021. After careful discussion with the Board and receiving the authorization from the Board to move forward with the Candidate 6, the Company submitted a non-binding preliminary letter of interest and term sheet to the Candidate on September 4, 2021. In the term sheet, the proposed business combination will be structured as a merger and the proposed valuation of Candidate 6 was $1.2 billion, which includes $100 million of earnouts that would be released in two tranches upon share pricing reaching certain target levels. The Company anticipated contributing $250 million from its Trust Account (assuming no redemptions) plus additional PIPE financing of $150 million. Under the proposed terms, the original equityholders of Candidate 6 would own 74.4% of the post-business combination company, with the Company’s stockholders to own 15.5%, PIPE investors to own 6.2% and our Sponsor to own 3.9%. However, Morgan Stanley informed the Company on September 23, 2021 that Candidate 6 had decided to move forward with another SPAC, and discussions between the Company and Candidate 6 terminated as a result.

On May 10, 2022, the Company signed a partnership agreement with an Asian-based financial services firm (the “Partner”), pursuant to which the Company agreed to equally split the Sponsor’s proceeds from a potential business combination transaction with the Partner in exchange for the Partner’s assistance in identifying a suitable business combination target and consummating a business combination with the identified target. On June 8, 2022, the Partner introduced the Company to Candidate 7, who provides an automotive e-commerce platform in a foreign market, and representatives of the Company and of Candidate 7 held an introductory call. On July 18, 2022, the Board held a meeting, during which Mr. Ravi and Mr. Abrams updated the Board on their discussions with Candidate 7 in connection with a potential business combination. After robust discussions, the Board authorized the Company to submit a preliminary non-binding confidential term sheet. On July 20, 2022, the Company and Candidate 7 entered into a non-binding confidential term sheet. In the term sheet, the transaction structure will be determined by the parties based on business, legal, tax, accounting and other considerations and the proposed valuation of Candidate 7 was $500-$800 million which may include up to $100 million of earnout shares. The Company anticipated contributing $250 million from its Trust Account (assuming no redemptions) and anticipated additional PIPE financing of $20-$60 million. The term sheet did not address the post-business combination equity split. However, due to concerns about receiving the required regulatory approvals for the proposed transaction with Candidate 7, the Company informed Candidate 7 on November 22, 2022 that it no longer wished to pursue a potential business combination with Candidate 7.

On October 13, 2022, Mr. Abrams was contacted via email by Mike Stengle, on behalf of Exit Partners, LLC, an M&A investment banking firm located in Texas (“Exit Partners”), regarding a potential business combination involving a company in the energy services industry. Mr. Abrams and Mr. Stengle subsequently held a meeting via videoconference on November 2, 2022 to discuss a potential business combination opportunity with such candidate. Following the meeting, Mr. Stengle introduced the management team of such candidate to Mr. Abrams and arranged a conference call for Mr. Abrams to go over the business of such candidate. After conducting some preliminary due diligence on the founders and executive teams of such candidate, the Company informed Exit Partners that it no longer wished to move forward with such candidate and provided Exit Partners with some criteria for a suitable business combination target for the Company. Mr. Stengle then introduced Mr. Abrams to Jon Mueller, another managing partner at Exit Partners, who knew of another target company that would potentially meet the criteria of a suitable business combination target as provided by the Company.

On November 9, 2022, Mr. Abrams met with Mr. Mueller via videoconference during which Mr. Mueller introduced FPC to Mr. Abrams as a potential target that would be a good fit for the Company’s profile and provided an overview of FPC. Following discussions with Mr. Mueller. the Company decided to proceed with a meeting with representatives of FPC and executed a confidentiality agreement with Exit Partners on November 9, 2022 to share confidential information of FPC for the purpose of exploring a potential business combination. Such confidentiality agreement did not contain a “don’t ask, don’t waive” or a standstill “fall away” provision. Also on November 9, 2022, FPC executed a “Named Acquirer” Service Agreement with Exit Partners in which Exit Partners would introduce FPC to the Company and facilitate a potential business combination.

On November 10, 2022, the Board held a regularly scheduled meeting to discuss the Company’s quarterly earnings with the Company’s management team via videoconference. During the meeting, among other matters, the management team provided the Board an update on the recent efforts with respect to identifying potential business combination targets and reviewed the potential business combination opportunity with FPC. After a thorough and robust discussion, the Board authorized the management team to continue exploring a business combination opportunity with FPC.

On November 15, 2022, Mr. Abrams received, via email, a management presentation file named “Confidential Information Memorandum” which includes descriptions of FPC’s business, historical financial information, and certain projected financial information. Around the same time, representatives at the Company began extensive research on FPC and the energy services industry.

On November 14, 2022, the Company received from Mr. Achilles a Quality of Earnings report of FPC and a workbook of FPC’s historical financial performances for the financial years of 2020 and 2021 and the first few months of 2022, prepared by Grant Thornton LLP (“Grant Thornton”), an accounting firm engaged by FPC to assist on public company readiness and prepare financial statements based on GAAP, with explanatory notes on limited testing procedures taken by Grant Thornton in preparing such workbook.

On November 22, 2022, representatives of the Company and FPC engaged in discussions via videoconference regarding the potential business combination of the Company and FPC, including, among other things, possible transaction structure and business combination process and timeline. Also on November 22, 2022, the Company submitted to Exit Partners a draft non-binding letter of intent (the “Initial LOI”), expressing the Company’s interest in pursuing a business combination with FPC upon the terms and conditions attached to the Initial LOI. The Initial LOI contemplated an indicative, preliminary equity valuation of FPC of up to $250 million on a pre-transaction basis, based on the preliminary due diligence conducted by the Company’s management team’s and FPC’s historical financial information, business mode, technology, and other materials provided by FPC’s management team.

On November 30, 2022, the Company received a proposed timeline prepared by Grant Thornton to assist FPC with (i) its public company readiness and (ii) its GAAP financials to be presented to the auditors in compliance with public company disclosure requirements. On the same day, representatives of the Company, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), the Company’s legal counsel, FPC, and Exit Partners connected via a videoconference call to discuss the terms of the Initial LOI.

On December 5, 2022, Mr. Abrams met with Mr. Startz, Mr. Nesloney and Mr. Achilles from FPC and Harvey Mueller, FPC’s largest member, in person at FPC’s facility in Orange Grove, Texas, to conduct on-site diligence with respect to FPC’s business, to tour FPC’s facilities and to discuss potential transaction terms for the potential business combination.

On December 8, 2022, the Company and FPC executed the Initial LOI. On the same day, Mr. Abrams, Mr. Ravi, Mr. Craig Such (a Partner at Stratim Capital, an affiliate of the Sponsor), Mr. Startz, Mr. Nesloney, Mr. Achilles, Mr. Stengle, and the Company’s legal advisors, met via videoconference to discuss the key terms in connection with the potential business combination, including, among other things, potential transaction structures, financing alternatives and accounting matters.

On December 9, 2022, representatives of the Company and Skadden received access to a virtual data room of FPC hosted by Firmex and began conducting due diligence review of certain materials contained therein.

On January 6, 2023, FPC engaged Egan Nelson LLP (“Egan Nelson”) as its legal advisor.

On January 12, 2023, representatives of FPC met with representatives of the Company via videoconference, during which representatives of FPC provided a presentation on FPC’s financial projections and business performance.

On January 13, 2023, representatives of Skadden, on behalf of the Company, emailed a due diligence request list to representatives of Egan Nelson on behalf of FPC. On February 18, 2023, representatives of Skadden, on behalf of the Company, emailed an annotated version of the due diligence request list to representatives of FPC and Egan Nelson, which provided an overview of the diligence requests that were still outstanding. Over the next month through March 21, 2023, the date of the Purchase Agreement, representatives of Skadden conducted due diligence on the materials provided in the virtual data room, including documents related to governance matters (including the organizational documents of FPC), related party arrangements, commercial agreements and proposals, intellectual property owned or used by FPC, employee compensation and benefits, labor and employment matters, and certain regulatory and compliance matters. Representatives of Skadden conferred with representatives of the Company on its diligence findings and requested supplemental information from FPC.

On January 17, 2023, representatives of Skadden, on behalf of the Company, emailed representatives of Egan Nelson, on behalf of the Company, an initial draft of the Purchase Agreement based on the terms of the Initial LOI. The draft Purchase Agreement required additional negotiation by the parties, including with respect to mechanics relating to the tax treatment in the Business Combination of the FPC Members’ outstanding equity interests, the representations and warranties of each party, restrictions on the conduct of FPC’s business between signing and closing, obligations of the parties with respect to delivery of required approvals, certain conditions to closing and termination rights of the parties, and certain other terms and conditions, the details of which were not fully addressed in the Initial LOI. Over the course of the following weeks, representatives of Skadden and Egan Nelson, on behalf of the Company and FPC, respectively, exchanged multiple drafts of the Purchase Agreement and met by videoconference and/or audioconference to discuss the terms of the Purchase Agreement, among other topics.

On January 18, 2023, the Board held a call via videoconference to discuss aspects of the potential transaction with FPC, including the key transaction terms of the proposed Purchase Agreement and the status of the negotiations with FPC.

On January 23, 2023, the Company executed an engagement letter with EF Hutton, a financial services company and division of Benchmark Investments, LLC (“EF Hutton”), and Johnson Rice & Company L.L.C. (“JRCo”), to engage EF Hutton and JRCo to act as co-advisor to the Company in connection with the Business Combination. Over the next two months through March 21, 2023, representatives from EF Hutton and JRCo conducted financial due diligence of FPC, reviewed the documents and materials related to FPC’s historical financial information, financial forecast and business performance that had been provided by FPC to the Company.

On January 23, 2023, representatives of JRCo, on behalf of the Company, emailed an initial draft of an investor presentation to the representatives of the Company, Skadden, FPC, Egan Nelson, Exit Partners and EF Hutton (with JRCo, the “Group”). Over the next two months through March 21, 2023, the date of the Purchase Agreement on, representatives of the Group held various meetings via videoconference and audioconference to discuss the investor presentation. JRCo and FPC emailed the Group revised drafts of the investor presentation to reflect discussions of and comments from the Group.

On January 31, 2023, representatives of the Company, FPC, EF Hutton, JRCo and Skadden met by videoconference to discuss the mechanics to extend the deadline by which the Company must complete an initial business combination (the “Extension”) and the terms of the proposed business combination, including, among other things, updating the terms of the Initial LOI to reflect revised economics of the potential business combination. On the same day, representatives of Skadden, on behalf of the Company, circulated an updated draft of letter of intent to representatives of Egan Nelson, on behalf of FPC. Subsequent discussions followed and revised drafts were circulated among the Group between February 3 and February 6, 2023.

On February 7 and February 9, 2023, representatives of the Company, EF Hutton, Exit Partners, JRCo and Skadden met by videoconference to discuss, among other topics, the Extension and the updated draft letter of intent and the investor presentation.

On February 14, 2023, the Company and FPC executed the updated letter of intent (the “Binding LOI”). The Binding LOI provided that the transaction was subject to further due diligence and included the following terms, among others: (i) an initial equity value for FPC of $240 million on a pre-transaction, debt-free, cash-free basis, (ii) the Company will acquire 100% of the outstanding equity interests of FPC in exchange for a combination of cash, senior secured notes and Company Class A Common Stock and (iii) the FPC Members shall be entitled to Earnout Equity pursuant to the Minimum EBITDA Target. On the same day, the Company issued a press release announcing the Company’s entrance into the Binding LOI and filed an 8-K announcing the issuance of the press release and the Company’s entrance into the Binding LOI. The terms set forth in the Binding LOI did not contemplate the Up-C transaction structure reflected in the executed Purchase Agreement. See the section titled “The Purchase Agreement” for more information.

On February 17, 2023, in connection with the Extension, the Company entered into a convertible promissory note with the Sponsor (the “Sponsor Loan”). Pursuant to the Sponsor Loan, the Sponsor agreed to contribute to the Company as a loan the lesser of (i) $0.04 for each share of Class A Common Stock that was not redeemed in connection with the stockholder vote to approve the proposals presented at a special meeting of stockholders, and (ii) $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and (ii) September 16, 2023. The Company subsequently filed an 8-K announcing its entrance into the Sponsor Loan.

On February 21, 2023, a two-hour legal due diligence session via videoconference was held by and among the Company, FPC and their respective legal and financial advisors. Mr. Abrams and Mr. Ravi attended on behalf of the Company, and Mr. Startz, Mr. Nesloney, Mr. Achilles and other members of FPC management attended on behalf of FPC. In the meeting, the FPC team shared information regarding, among other things, general corporate matters, material contracts, labor and employee compensation matters and intellectual property, privacy and cybersecurity, compliance and regulatory, real estate and environmental matters related to FPC. After a thorough and robust discussion, the FPC team agreed to follow up on action items requested by representatives of Skadden and to provide additional materials in the virtual data room. During the following weeks, representatives of Skadden, on behalf of the Company, and representatives of FPC management and Egan Nelson exchanged extensive additional correspondence regarding follow-up questions and requests arising from matters discussed in the legal due diligence session and other matters arising over the course of Skadden’s due diligence reviews.

On February 7, 2023, the Company entered into an engagement letter with Alvarez & Marsal (“A&M”), pursuant to which, A&M will act as advisor to the Company to conduct due diligence on FPC’s business operations and the oil field services market. A&M reviewed FPC’s products and services to assess FPC’s market position, reviewed FPC’s inventory levels and inventory age to assess operational risks and assessed FPC’s certifications and health, safety and environment compliance with respect to industry practices. A&M also conducted interviews with select members of management and key employees and produced a detailed report on its assessment of FPC. On March 22, 2023, A&M issued a final report to the Company, which summarizes FPC’s products and services to assess FPC’s market position, reviewed FPC’s inventory levels and inventory age to assess operational risks and assessed FPC’s certifications and health, safety and environment compliance with respect to industry practices.

On March 8, 2023, representatives of Egan Nelson emailed representatives of Skadden to discuss the potential tax implications of the contemplated transaction structure to the FPC Members and to explore the possibility of an “Up-C transaction.” Subsequent calls regarding this topic were held by and among representatives from the Company, FPC, Skadden and Egan Nelson.

On March 10, 2023, the Company held a special meeting of stockholders pursuant to which its stockholders approved amending the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination from March 16, 2023 to September 16, 2023. After the extension vote, the net trust balance after redemptions was $63,690,448.65 with 6,255,019 shares of Company Class A Common Stock outstanding.

On March 13 and 14, 2023, the Company, FPC and their respective legal advisors held additional legal due diligence sessions via videoconference. The FPC team shared additional information in response to follow-up questions from representatives of Skadden regarding intellectual property and privacy and cybersecurity matters during the March 13 session. The FPC team shared additional information regarding labor and employee compensation matters, general corporate matters and material contracts, including FPC’s historical assets and business acquisitions and related party transactions, during the March 14 session.

On March 15, 2023, representatives of Egan Nelson, on behalf of FPC, emailed representatives of Skadden, on behalf of the Company, drafts of the FPC A&R LLC Agreement and the Tax Receivables Agreement, a form of which will be agreed by the parties at the signing of the Purchase Agreement and will be executed by the parties at the Closing of the Business Combination. Pursuant to the draft FPC A&R LLC Agreement, FPC will be required to, among the other things, (i) permit the issuance of the post-recapitalization equity of FPC as contemplated by the Purchase Agreement and (ii) admit the Company as the sole managing member of FPC post-Closing. Pursuant to the Tax Receivables Agreement, among other things, the Company will be required to pay to each TRA Holder 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of the increases in tax basis resulting from any exchange of Common Units for Company Class A Common Stock or cash in the future and certain other tax benefits arising from payments under the Tax Receivables Agreement. FPC also requested that its existing accounting firm, Adamson & Company, LLC (“Adamson”), review the Tax Receivables Agreement on its behalf. Representatives of Skadden, on behalf of the Company, and representatives of Egan Nelson, on behalf of FPC, exchanged comments and revised versions of the FPC A&R LLC Agreement and Tax Receivables Agreement up through the time the Purchase Agreement was executed on March 21, 2023. See the sections titled “Related Agreements — FPC A&R LLC Agreement” and “Related Agreements — Tax Receivable Agreement” for more information.

Also on March 15, 2023, representatives of Egan Nelson, emailed to representatives of Skadden, on behalf of the Company, a draft of FPC’s Disclosure Letter to the Purchase Agreement (the “FPC Disclosure Letter”). Representatives of Skadden and of Egan Nelson continued to exchange comments to and drafts of the FPC Company Disclosure Letter on behalf of the Company and FPC, respectively, from March 17, 2023, up through the time the Purchase Agreement was executed on March 21, 2023.

On March 16, 2023, representatives of Skadden, on behalf of the Company, emailed to representatives of Egan Nelson, on behalf of FPC, a revised draft of the business combination agreement to reflect the new “Up-C” structure of the Business Combination. Over the course of the following week, representatives of the Company and FPC negotiated the terms of the Purchase Agreement and exchanged multiple drafts before an agreed final version of the Purchase Agreement was executed by the parties thereto on March 21, 2023. See the section titled “The Purchase Agreement” for more information.

On March 16, 2023, representatives of Egan Nelson, on behalf of FPC, and representatives of Skadden, on behalf of the Company, agreed to finalize drafts of the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws following execution of the Purchase Agreement.

On March 17, 2023, representatives of Skadden, on behalf of the Company, emailed to representatives of Egan Nelson, on behalf of FPC, drafts of the (i) Sponsor Support Agreement, which was executed concurrently with the Purchase Agreement, (ii) form of the Lock-Up Agreement and form of Amended and Restated Registration Rights Agreement, both of which will be executed at the closing of the Business Combination. Pursuant to the Sponsor Support Agreement, the Initial Stockholders agreed to, among other things, vote in favor of the Purchase Agreement and the transactions contemplated thereby. Pursuant to the Lock-Up Agreement, the parties thereto, including affiliates of the Company and FPC, agree to restrict the transfer of Company Common Stock, Private Placement Warrants, and any Common Units issued in connection with the Business Combination, as applicable. Pursuant to the Amended and Restated Registration Rights Agreement, the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Company Common Stock and other equity securities of the Company that are held by the parties thereto from time to time. From March 18, 2023 through March 19, 2023, representatives of Skadden, on behalf of the Company, and representatives of Egan Nelson, on behalf of FPC, exchanged multiple drafts prior to finalizing the forms of Sponsor Support Agreement, Lock-Up Agreement and Registration Rights Agreement on March 20, 2023. See the sections titled “Related Agreements — Sponsor Support Agreement,” “Related Agreements — Registration Rights Agreement” and “Related Agreements — Lock-Up Agreement” for more information.

On March 19, 2023, representatives of Egan Nelson, on behalf of FPC, emailed to representatives of Skadden, on behalf of the Company, a draft of the unanimous written consent of the FPC Members (the “FPC Member Consent”), which was to be executed and delivered by the second Business Day after the date of the Purchase Agreement. Representatives of Skadden, on behalf of the Company, emailed to representatives of Egan Nelson comments to the draft FPC Member Consent on March 21, 2023.

On March 20, 2023, representatives of Skadden, on behalf of the Company, emailed to representatives of Egan Nelson, a draft of the Acquiror Disclosure Letter.

On March 20, 2023, the Company Board held a meeting via videoconference. Mr. Abrams, Chairman of the Board; board members Mr. Ravi, Mr. Bergeron and Mr. Wagner; and representatives of Skadden were present. Mr. Abrams presented an update to the Board on revisions to the terms of the proposed Business Combination between the Company and FPC and representatives of Skadden presented an overview of the key transaction terms of the proposed Business Combination. Discussion of the proposed terms followed, including questions from the Company Board regarding the terms of the draft Purchase Agreement and certain other ancillary documents that were previously provided to and reviewed by the Board, and questions related to FPC’s business and financials, potential closing timeline of the Business Combination, underwriting fees, auditors engaged by FPC in connection with the Business Combination and plans for a PIPE Financing. After extended deliberation and discussion, the directors of the Board present at the meeting unanimously approved the entry by the Company into the Purchase Agreement, subject to completion of final reviews and approval by the Company’s management of the final terms of such agreement, and the transactions contemplated thereby, pursuant to which, among other things, the Company Board determined that the Purchase Agreement and the related ancillary documents were advisable and in the best interests of the Company and its stockholders, approved the execution by the Company of the Purchase Agreement and the related ancillary documents and the transactions contemplated thereby, and recommended the approval by the Company’s stockholders of the Purchase Agreement and the related ancillary documents and the transactions contemplated thereby.

Messrs. Startz and Nesloney, as the managers of FPC, frequently updated the FPC Members throughout the process on the status of negotiations regarding the Business Combination and the key transaction terms, and provided them with drafts of the Purchase Agreement, Ancillary Agreements, and other related documents. On March 21, 2023, the FPC Members executed a unanimous written consent in lieu of meeting to approve the terms of the Business Combination with the Company and the substantially final versions of the Purchase Agreement, Ancillary Agreements, and other related documents.

Later on March 20, 2023, representatives of the Company and FPC held a meeting by teleconference to discuss remaining opening points of the Purchase Agreement and to finalize the agreement for execution. The parties also met by videoconference on March 20, 2023 to finalize the investor presentation.

On March 21, 2023, following the meeting of the Company Board and the consent of the FPC Members, the Company, FPC and the FPC Members executed the Purchase Agreement and the Sponsor Support Agreement. See “Proposal No. 1 — Approval of the Business Combination” for additional information. Simultaneous with the execution of the Purchase Agreement, representatives of Egan Nelson, on behalf of FPC, sent to representatives of Skadden, on behalf of the Company, the executed FPC Member Consent, which, among other things, approved the Purchase Agreement and the transactions contemplated thereby and waived any rights of first refusal granted to the FPC Members by FPC’s Amended and Restated Limited Liability Agreement in connection with the execution of the Purchase Agreement.

On the morning of March 22, 2023, prior to the commencement of trading of the shares of Company securities on Nasdaq, the Company issued a Form 8-K and press release announcing the execution of the Purchase Agreement. The Company filed a subsequent Form 8-K on March 27, 2023 to disclose the unregistered sales of equity securities in connection with the execution of the Purchase Agreement.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Stratim Capital LLC. In connection with the Business Combination, our independent directors, Messrs. Misra, Bergeron and Wagner, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Purchase Agreement, the Related Agreements and the amendments to the Existing Charter to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates that could arise with regard to the proposed terms of the Purchase Agreement and amendments to our Existing Charter to take effect upon the completion of the Business Combination (including the election not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Purchase Agreement and the transactions contemplated therein, including the Business Combination.

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with FPC, consulted with the Company’s management and its legal counsel, financial advisor and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Purchase Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the Company’s stockholders adopt the Purchase Agreement and approve the transactions contemplated thereby, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 6 of this proxy statement.

The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Purchase Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

•        Attractive Proprietary Technology with Strong Free Cash Flow:    FPC designs and assembles proprietary equipment, for use in its innovative rental services, including its first geothermal well solution in 2022, to FPC’s clients, which yields high margins, free cash flows and returns on invested capital and positions FPC to generate further revenue growth.

•        Opportunity to participate in the energy services Market:    FPC provides necessary services to its customers in the oil production, natural gas production, and geothermal energy production markets. The energy industry is experiencing attractive growth in revenues and earnings and FPC generates attractive margins from these customers.

•        Diverse Revenue Streams and Attractive Business Model:    FPC has built a fast growing and profitable business since its founding in 2019 and developed multiple revenue streams with strong EBITDA margins derived from FPC’s rental tools used during frac and flowback operations for newly drilled and mature wellbores.

•        Strong and Loyal Customer Base:    FPC has a loyal blue chip customer base in the industry, including ConocoPhillips, Devon Energy, BPX, Pioneer Natural Resources, Marathon Oil and many others driven by FPC’s full service offering.

•        Advantages in ESG:    FPC service offerings provide a critical link for ESG efforts in well completions through its ability to deliver a safer, cleaner and faster well completion process. Its ability to deliver a solution for geothermal wells represents an opportunity to diversify its revenues and participate in an emerging market for cleaner energy.

•        FPC’s Proven and Experienced Management Team.    The Board believed that FPC has an experienced leadership team with a track record of successfully developing and deploying cutting edge technologies from product inception to successful market launch.

•        Results of Due Diligence Conducted by the Company.    The Board considered the scope of the due diligence examinations conducted by the Company’s management team and outside advisors and evaluated the results thereof and information available to it related to FPC, including:

•        extensive virtual meetings and calls with FPC’s management team regarding its operations and projections and the proposed Business Combination;

•        in-person meetings and on-site diligence conducted at FPC’s headquarter and manufacturing facility;

•        review of materials related to the Company made available, including with respect to financial, accounting, tax, legal (including corporate governance, indebtedness, real property, intellectual property, executive compensation and labor, anti-trust/regulatory and litigation), industry, management background and technical due diligence matters; and

•        review of the report prepared by Alvarez & Marsal.

•        Other Alternatives.    The Board’s belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company and its stockholders based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and Company management’s belief that such processes had not presented a better alternative.

•        Terms of the Purchase Agreement.    The Board considered the terms and conditions of the Purchase Agreement and the transactions contemplated thereby, including the Business Combination, including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate the Purchase Agreement. See “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement” and “Proposal No. 1 — Approval of the Business Combination — Related Agreements” for detailed discussions of the terms and conditions of these agreements.

•        Continued Ownership By FPC Members.    The Board considered that the FPC Members would receive a significant amount of our Common Stock as part of its consideration and would collectively be the largest stockholders of the Company following the Business Combination. The Board considered this a strong sign of the FPC Members’ confidence in FPC and the benefits to be realized as a result of the Business Combination.

•        Redemption Rights Available for Public Stockholders.    If the Business Combination closes, the public stockholders may have all or any portion of their shares redeemed for cash, regardless of whether they vote for or against the Business Combination Proposal. This redemption option will allow each public stockholder to choose whether or not to invest in FPC. This is an important decision, particularly given certain post-signing developments as noted in the negative factors, uncertainties and risks described below. If the Business Combination fails to close, this redemption option will not be available until the Company finds and closes an alternative transaction in the future, which could take substantial time and may never occur. Given the state of the market, there are a more limited number of targets available for SPACs, and it will be more difficult for the Company to identify and close an alternative transaction.

•        Independent Director Role.    The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. In connection with the Business Combination, our independent directors took an active role in evaluating the proposed terms of the Business Combination, including the Purchase Agreement. Our independent directors evaluated and unanimously approved, as members of the Board, the Purchase Agreement and the transactions contemplated therein, including the Business Combination.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Limited Management Experience in Operating a Public Company.    FPC’s management has limited experience in operating a public company. The requirements of being a public company may strain FPC’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination may be greater than FPC anticipates.

•        Uncertainty Regarding Post-Closing Trading Price and Float.    The Board believed that there is a meaningful risk that shares of our Common Stock may trade below $10.00 per share immediately post-Closing, and that a substantial percentage of public stockholders may choose to redeem their shares rather than remain invested in FPC.

•        Valuation Depends on Future Performance.    The valuation of FPC agreed to in the Business Combination depends in large part on FPC’s performance in calendar year 2023 and beyond. There is a risk that, if FPC does not perform as was expected, the future valuation will be below the market value of FPC at the time of Closing.

•        Limitations of Due Diligence.    Although the Company and its outside advisors conducted due diligence on FPC, the scope of review was limited by the time available, the materials provided by FPC and the inherent uncertainties in any due diligence process. Accordingly, there can be no assurance that FPC discovered all material issues that may be present with regard to FPC’s business, or that issues outside of the Company’s or FPC’s control will not later arise.

•        Benefits Not Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•        Liquidation of the Company.    The risks and costs to the Company if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in the Company being unable to effect a business combination by September 16, 2023, and force the Company to liquidate and the Warrants to expire worthless.

•        Exclusivity.    The fact that the Purchase Agreement includes an exclusivity provision that prohibits the Company from soliciting other business combination proposals, which restricts the Company’s ability to consider other potential business combinations to complete prior to September 16, 2023.

•        No Survival of Remedies for Breach of Representations, Warranties or Covenants of FPC.    The risk that the Company will not have any surviving remedies against the FPC Members after the Closing of the Business Combination to recover for losses as a result of any inaccuracies or breaches of FPC’s representations, warranties or covenants set forth in the Purchase Agreement.

•        Stockholder Vote.    The risk that the Company’s stockholders may fail to provide the respective votes necessary to effect the Business Combination.

•        Redemptions.    The risk that the Company’s current public stockholders may redeem their public shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to the Company and potentially resulting in an inability to consummate the Business Combination.

•        Closing Conditions.    The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

•        Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

•        Other Risks.    Various other risks associated with the Business Combination, the business of the Company and the business of FPC described under “Risk Factors” beginning on page 45 of this proxy statement.

In addition to considering the factors described above, the Board also considered:

•        Interests of Certain Persons.    Some officers and directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “— Interests of Certain Persons in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Purchase Agreement and the transactions contemplated therein, including the Business Combination.

The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Purchase Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, and in the best interests of, the Company and its stockholders.

Satisfaction of 80% Test

It is a requirement under our Existing Charter and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. Based on the financial analysis of FPC generally used to approve the transaction, our Board determined that this requirement was met. Our Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arm’s-length, was fair to and in the best interests of the Company and its stockholders and appropriately reflected FPC’s value. In reaching this determination, our Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as its potential for future growth in revenue and profits. Our Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of FPC met this requirement.

Certain Projected Financial Information

On November 10, 2022, the Company received a Confidential Information Memorandum (the “CIM”) from Exit Partners, the financial advisor to FPC. The CIM provided a financial forecast for the full year ended December 31, 2022 and 2023, and unaudited financial results (without certain adjustments under GAAP) for fiscal year 2021 and pro forma financial results for fiscal year 2020, after giving effect to the merger of FPC and Infinity Well Control, LLC (“IWC) for the full year. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. There were adjustments made to the financial forecast (the “Projections”) to reflect the actual results for the full year of 2022 and based on business activity during the first two months of 2023. The Projections reflect strong revenue growth, which is expected to be driven by expanding services to existing customers and additional customer wins in their existing regions of focus. It also reflects consistent EBITDA margins as a result of a continued focus on delivering positive cash flow to its members. The Projections are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the Projections in making a decision regarding the transaction, as the Projections may be materially different than actual results.

The Projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions, oil and gas pricing and other energy industry developments and various other factors in existence at the time of preparation, all of which are difficult to predict and many of which are beyond FPC’s or the Company’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The Projections reflect the consistent application of the accounting policies of FPC and should be read in conjunction with the accounting policies included in Note 2 to the accompanying historical audited consolidated financial statements of FPC included in this proxy statement.

The Projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond FPC’s or the Company’s control. While all Projections are necessarily speculative, the Company believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Projections. The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Company or its representatives considered or currently consider the Projections to be a reliable prediction of future events, and reliance should not be placed on the Projections.

The Projections are a component of our overall evaluation of FPC and are included in this proxy statement because they were provided to the Board for its evaluation of the Business Combination. FPC has not warranted the accuracy, reliability, appropriateness, or completeness of the Projections to anyone, including us. Neither FPC’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of FPC compared to the information contained in the Projections, and none of them intends to or undertakes any obligation to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the Projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. The Company will not refer back to the Projections in future periodic reports filed under the Exchange Act following the Business Combination.

Ham, Langston & Brezina, L.L.P. (“HLB”) , FPC’s independent auditor, has not examined, compiled, or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it and assumes no responsibility for, and disclaims any association with, the prospective financial information. The HLB report included in this proxy statement relates to historical financial information of FPC. The HLB report does not extend to the Projections included herein and should not be read as if it does.

The key elements of the Projections provided to us are summarized below (in thousands of dollars). FPC experienced strong growth as a result of the rapid rise of oil prices in 2022 and strong demand for their products and services. The growth rate in 2023 is moderating relative to the prior year but FPC continues to see strong demand for its products and services and expects continues to expand its product offerings and geographic presence.(1)

($ in thousands)	For the Year Ended December 31,				2021 – 2023 CAGR	2023 % Growth vs 2022
	2020	2021	2022	2023
Revenues	7,369	85,042	164,274	204,786	55%	25%
Gross profit	2,436	35,788	77,301	103,099	70%	33%
Total Operating Expenses	1,904	17,760	26,800	44,349	58%	65%
Operating Income	532	18,028	50,501	58,750	81%	16%
EBITDA	1,456	26,868	62,503	81,707	74%	31%

____________

(1)      2023 EBITDA Adjusted to exclude certain one-time, non-recurring costs, non-cash costs, other costs unique to private company ownership and transaction costs. Pre-acquisition financials for periods prior to U.S. GAAP consolidation are adjusted for other items that are not indicative of ongoing operations. For a historical reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP measure of Net earnings (loss), please see the section entitled “FPC Management’s Discussion and Analysis of Financial Condition and Results of Operations — Comparison of Non-GAAP Financial Measures”.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•        the fact that our Initial Stockholders (including our Sponsor), officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•        the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter;

•        the fact that our Initial Stockholders paid an aggregate of $25,000 for 6,250,000 shares of Class B Common Stock which will be converted into Class A Common Stock upon the Closing of the Business Combination and approximately $7,000,000 for its 4,666,667 Private Placement Warrants to purchase shares of Class A Common Stock, both of which will have no value if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter);

•        the fact that our Sponsor will have a right to exercise its Private Placement Warrants at an exercise price of $11.50 per share following the Business Combination, subject to certain lock-up periods;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the anticipated continuation of two of our existing directors, Doug Bergeron and Zachary Abrams, as directors of the post-Business Combination Company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that our Initial Stockholders will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders;

•        that, at the Closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Initial Stockholders and their permitted transferees;

•        the fact that we entered into the Sponsor Loan with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan the lesser of $0.04 for each share of Class A Common Stock that was not redeemed in connection with the stockholder vote to approve the proposals presented at the special meeting of stockholders that was held on March 10, 2023, and $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial Business Combination and the Extended Date (as defined below); and

•        the fact that we entered into the Promissory Note with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Potential Purchases of Public Shares

Subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the FPC Members or our or their respective directors, officers, advisors or respective affiliates may (i) purchase public shares from institutional and other investors (including those who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, public shares), (ii) enter into transactions with such investors and others to provide them with incentives not redeem their public shares, or

(iii) execute agreements to purchase such public shares from such investors or enter into non-redemption agreements in the future. In the event that the Sponsor, the FPC Members or our or their respective directors, officers, advisors or respective affiliates purchase public shares in situations in which the tender offer rules restrictions on purchases would apply, they (a) would purchase the public shares at a price no higher than the price offered through the Company’s redemption process; (b) would represent in writing that such public shares will not be voted in favor of approving the Business Combination; and (c) would waive in writing any redemption rights with respect to the public shares so purchased. To the extent any such purchases by the Sponsor, the FPC Members or our or their respective directors, officers, advisors or respective affiliates are made in situations in which the tender offer rules restrictions on purchases apply, we will disclose in a Form 8-K prior to the Special Meeting the following: (i) the number of our public shares purchased outside of the redemption offer, along with the purchase price(s) for such public shares; (ii) the purpose of any such purchases; (iii) the impact, if any, of the purchases on the likelihood that the Business Combination Proposal will be approved; (iv) the identities of the Company’s securityholders who sold to the Sponsor, the FPC Members or our or their respective directors, officers, advisors or respective affiliates (if not purchased on the open market) or the nature of the securityholders (e.g., 5% security holders) who sold such public shares; and (v) the number of shares of the Common Stock for which the Company has received redemption requests pursuant to its redemption offer. The purpose of such share purchases and other transactions would be to increase the likelihood of having sufficient cash to purchase the number of Sold Units elected by the FPC Members and otherwise limiting the number of public shares electing to redeem. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Consistent with SEC guidance, purchases of shares by the persons described above would not be permitted to be voted for the Business Combination at the Special Meeting and could decrease the chances that the Business Combination would be approved. In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Total Company Shares to be Issued in the Business Combination

In this proxy statement, we assume that the Company will use the funds in the Trust Account and cash proceeds from other financing sources (if any) to fund the Aggregate Cash Consideration payable to FPC Members in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of an existing $14.9 million loan to an FPC Member. Any additional funds will be used for general corporate purposes.

It is anticipated that, upon completion of the Business Combination and assuming the FPC Members elect to sell 12 million FPC Common Units: (i) the Company’s public stockholders will retain a voting ownership interest of approximately 18.8% in the post-Business Combination Company; (ii) our Initial Stockholders and their permitted transferees will own approximately 18.8% of the voting interests of the post-Business Combination Company; (iii) the investors from third party financing and FPC’s financial advisor, Exit Partners, will own approximately 26.3% of the voting interests of the post-Business Combination Company; and (iv) the FPC Members will own approximately 36.1% of the voting interests of the post-Business Combination Company. The voting ownership percentages with respect to the post-Business Combination Company are on a dilutive basis assuming full conversion of the FPC Common Units to Class A Common Stock (accompanied by the corresponding cancellation of shares of Class C Common Stock), but do not take into account (1) any redemption by our public stockholders, (2) Warrants that will remain outstanding immediately following the Business Combination, (3) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, and (4) the Earnout Equity.

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the FPC Members in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses
(Assuming No Redemptions)

Sources		Uses
Estimated Cash Held in Trust(1)	$63	Cash Consideration(3)	$120
FPC Estimated Cash to Balance Sheet	30	Cash to Balance Sheet	26
PIPE Proceeds or proceeds from other third-party financing(2)	85	Debt Repayment	15
		Transaction Costs(4)	17
Total Sources	$178	Total Uses	$178

____________

(1)      Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)      Assumes $85 million raised in combination of PIPE proceeds or proceeds from third party financing sources.

(3)      Assumes that the FPC Members elect to sell 12 million FPC Common Units. Cash consideration amount excludes any Net Working Capital Adjustment.

(4)      Transaction Expenses include fees paid to third-party advisors and other transaction expenses but excludes Deferred Underwriting Fees. Estimates subject to change.

Sources & Uses
(Assuming 50% Redemptions)

Sources		Uses
Estimated Cash Held in Trust(1)	$31	Cash Consideration(3)	$105
FPC Estimated Cash to Balance Sheet	30	Cash to Balance Sheet	9
PIPE Proceeds or proceeds from other third-party financing(2)	85	Debt Repayment	15
		Transaction Costs(4)	17
Total Sources	$146	Total Uses	$146

____________

(1)      Assumes that the public stockholders elect to redeem 3,127,019 shares of Class A Common Stock, or 50% of the outstanding shares of Class A Common Stock.

(2)      Assumes $85 million raised in combination of PIPE proceeds or proceeds from third party financing sources.

(3)      Assumes that the FPC Members elect to sell 10.5 million FPC Common Units. Cash consideration amount excludes any Net Working Capital Adjustment.

(4)      Transaction Expenses include fees paid to third-party advisors and other transaction expenses but excludes Deferred Underwriting Fees. Estimates subject to change.

Sources & Uses
(Assuming Maximum Redemptions)

Sources		Uses
Estimated Cash Held in Trust(1)	$15	Cash Consideration(3)	$90
FPC Estimated Cash to Balance Sheet	30	Cash to Balance Sheet	8
PIPE Proceeds or proceeds from other third-party financing(2)	85	Debt Repayment	15
		Transaction Costs(4)	17
Total Sources	$130	Total Uses	$130

____________

(1)      Assumes that the public stockholders elect to redeem 4,755,019 shares of Class A Common Stock, or 76% of the outstanding shares of Class A Common Stock.

(2)      Assumes $85 million raised in combination of PIPE proceeds or proceeds from third party financing sources.

(3)      Assumes that the FPC Members elect to sell 9 million FPC Common Units. Cash consideration amount excludes any Net Working Capital Adjustment.

(4)      Transaction Expenses include fees paid to third-party advisors and other transaction expenses but excludes Deferred Underwriting Fees. Estimates subject to change.

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, our Board anticipates increasing its size from five directors to seven directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2025 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2026, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having two (2) Class I directors, two (2) Class II directors and three (3) Class III directors. As discussed above, in connection with the Business Combination, each of Jacob Startz, Doug Bergeron, Zachary Abrams, Dustin Nesloney, Harvey Mueller, [•] and [•] have been nominated to serve as directors of the post-Business Combination Company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 4 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

Certificate of Incorporation; Bylaws

Pursuant to the terms of the Purchase Agreement, upon the Closing of the Business Combination, our Existing Charter will be amended promptly to:

•        To amend the number of authorized shares of the Company’s capital stock, par value $0.0001 per share, from shares, consisting of (a) 85,000,000 shares of Common Stock, including 75,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, and (b) 1,000,000 shares of Preferred Stock, to 126,000,000 shares, consisting of (i) 75,000,000 shares of Class A Common Stock, (ii) 50,000,000 shares of Class C Common Stock and (iii) 1,000,000 shares of Preferred Stock;

•        Provide for the relative voting, dividend and liquidation rights of all classes of Common Stock;

•        Provide that the number of directors will be determined exclusively by our Board pursuant to a resolution adopted by a majority of the Board as will be provided in our Amended and Restated Bylaws;

•        Provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL;

•        Require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote to make amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company;

•        Change the post-Business Combination Company’s name to “Force Pressure Control, Inc.”;

•        Change the purpose of the post-Business Combination Company to “to engage in any lawful act or activity for which a corporation may be organized under the DGCL”;

•        Remove the prior provisions relating to our status as a blank check company that will be no longer applicable following the Business Combination;

•        Provide that special meetings of stockholders may only be called by the Board; and

•        Remove waivers regarding the doctrine of corporate opportunity.

For additional information, please see the section entitled “Proposal No. 3 — Approval of the Second Amended and Restated Certificate of Incorporation.”

Name; Headquarters

The name of the post-Business Combination Company will be “Force Pressure Control, Inc.” and our headquarters will be located at 3040 W. IH 10 Seguin, TX 78155.

Redemption Rights

Pursuant to the Existing Charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Existing Charter. As of March 31, 2023, the redemption price would have been approximately $10.15 per share. If a holder exercises its, his or her redemption rights, then such holder will be exchanging its shares of our Class A Common Stock for cash and will no longer own shares of the post-Business Combination Company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than fifteen percent (15%) of the shares of Class A Common Stock included in the units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

We have no specified maximum redemption threshold under the Existing Charter, other than the aforementioned 15% threshold. Each redemption of shares of Class A Common Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and cash items (which may be interest bearing to the extent permitted by Continental and the applicable rules of the SEC) with a fair value of approximately $64,501,029 as of March 31, 2023. The Purchase Agreement provides that the FPC Members may elect that the Company purchase up to 12,000,000 Common Units from the FPC Members, which would require that the Company have at least $120,000,000 in cash in the event that the FPC Members make the full election. This election in the Purchase Agreement is for the sole benefit of the FPC Members and such election may only be made by such parties. If, as a result of redemptions of our Class A Common Stock by our public stockholders there is insufficient cash to purchase all of the FPC Common Units elected to be sold by the FPC Members, then we may not be able to consummate the Business Combination. Please see the section entitled “Special Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Accounting Treatment

The Business Combination will be accounted for under the acquisition method of accounting based on Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 805, Business Combination (“ASC 805”). Under this method of accounting, FPC will be treated as the “acquired” company for financial reporting purposes.

In all three scenarios, the unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of the Company as the accounting acquirer and FPC as the accounting acquiree. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. However, in all redemption scenarios, the Company has been determined to be the accounting acquirer based on evaluation of the following factors:

•        FPC is a variable interest entity (“VIE”). The Company will be the sole managing member and primary beneficiary who has full and complete charge of all affairs of FPC, and the non-managing members of FPC do not have substantive participating or kick out rights; and

•        No single party controls FPC pre and post transaction, hence, the Business Combination is not considered a common control transaction.

The factors discussed above support the conclusion that the Company will acquire a controlling financial interest in FPC and will be the accounting acquirer. The Company is the primary beneficiary of FPC, which is a VIE, since it has the power to direct the activities of FPC that most significantly impact FPC’s economic performance through its control of the Company, which will be the sole managing member of FPC, and the Company’s variable interests in FPC include ownership of FPC, which results in the right (and obligation) to receive benefits (and absorb losses) of FPC that could potentially be significant to FPC. Therefore, the Business Combination will be accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of FPC, based on their estimated acquisition-date fair values. Transaction costs will be expensed as if the Business Combination consummated on January 1, 2022.

U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of U.S. federal income tax considerations generally applicable to holders of Class A Common Stock that elect to have their shares of such stock redeemed for cash if the Business Combination is completed. This discussion applies only to holders of Class A Common Stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment).

This discussion does not describe all U.S. federal income tax considerations that may be relevant to a holder of Class A Common Stock in light of the holder’s particular circumstances or to holders that may be subject to special treatment under U.S. federal income tax laws, including:

•        banks and financial institutions;

•        insurance companies;

•        brokers and dealers in securities, currencies or commodities;

•        taxpayers subject to mark-to-market accounting rules;

•        regulated investment companies and real estate investment trusts;

•        governments or agencies or instrumentalities thereof;

•        persons holding Class A Common Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation, or in connection with services;

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•        partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•        certain former citizens or long-term residents of the United States;

•        controlled foreign corporations and passive foreign investment companies;

•        qualified foreign pension funds;

•        any holder of Founder Shares; and

•        tax-exempt entities.

In addition, this discussion does not address considerations relating to the alternative minimum tax, the Medicare tax on net investment income, or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. The effects of U.S. federal non-income tax laws, such as estate and gift tax laws, are not discussed.

For purposes of this section, the term “U.S. Holder” means a beneficial owner of Class A Common Stock that, for U.S. federal income tax purposes, is or is treated as:

•        a citizen or individual resident of the United States,

•        a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia,

•        a trust if (a) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) it has made a valid election to be treated as a United States person for U.S. federal income tax purposes, or

•        an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Class A Common Stock, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Class A Common Stock, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, such partnerships and their partners should consult their tax advisors regarding the U.S. federal income tax consequences to them of the matters discussed below.

This discussion is based on the Code, Treasury Regulations, judicial decisions, published positions of the IRS, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could affect the tax considerations described herein. We have neither sought nor will seek any rulings from the IRS regarding any matter discussed in this summary. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

Redemption of Class A Common Stock

If a holder redeems Class A Common Stock pursuant to the redemption provisions described in “Special Meeting of Company Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether or not the redemption qualifies as a sale or other exchange of shares under Section 302 of the Code.

Whether a redemption of shares qualifies for sale treatment will depend largely on the total number of shares treated as held by the redeemed holder before and after the redemption relative to all Company stock outstanding both before and after the redemption. The redemption of Class A Common Stock by a holder will qualify as a sale of such stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to such holder, (ii) results in a “complete termination” of such holder’s interest in the Company or (iii) is “not essentially equivalent to a dividend” with respect to such holder. Under these tests, which are explained more fully below, it is expected that a redeeming holder will generally be treated as selling its Class A Common Stock, with the U.S. federal income tax consequences generally described below under “— Taxation of Redemptions Treated as Sales”.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only stock actually owned by such holder, but also stock that is treated as constructively owned by such holder. A holder may be treated as constructively owning shares of stock owned by certain related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any stock that such holder has a right to acquire by exercise of an option, which would generally include shares of stock that can be acquired upon the exercise of warrants.

The redemption of Class A Common Stock will generally be “substantially disproportionate” with respect to a redeeming holder if the percentage of the Company’s voting stock that such holder actually or constructively owns immediately after the redemption is less than 80% of the percentage of the Company’s outstanding voting stock that such holder actually or constructively owned immediately before the redemption. Prior to the Business Combination, Class A Common Stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of such holder’s interest if either (i) all of the shares of Class A Common Stock actually and constructively owned by such holder are redeemed or (ii) all of the shares of Class A Common Stock actually owned by such holder are redeemed and such holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of our stock owned by certain family members and such holder does not constructively own any other Class A Common Stock. The redemption of Class A Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the redemption results in a meaningful reduction in a holder’s proportionate interest will depend on such holder’s particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest in a publicly held corporation held by a small minority stockholder that exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, a redemption of Class A Common Stock will generally be treated as a distribution to the redeeming holder with the consequences to U.S. Holders as described below under “— U.S. Holders — Taxation of Redemptions Treated as Distributions,” and the consequences to Non-U.S. Holders as described below under “— Non-U.S. Holders — Taxation of Redemptions Treated as Distributions.”

U.S. Holders

Taxation of Redemptions Treated as Sales

If the redemption of a U.S. Holder’s Class A Common Stock qualifies as a sale of such stock, the U.S. Holder will generally recognize gain or loss on the redemption in an amount equal to the difference between its amount realized and its adjusted tax basis in the Class A Common Stock surrendered in the redemption. A U.S. Holder’s amount realized will generally equal the sum of the amount of cash and the fair market value of any property received in the redemption. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions paid to such U.S. Holder with respect to its shares of Class A Common Stock that are treated as returns of capital.

Gain or loss recognized on the redemption will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder’s holding period for the redeemed shares of Class A Common Stock exceeds one year at the time of the redemption. It is unclear, however, whether a U.S. Holder’s redemption rights with respect to its Class A Common Stock may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders will generally be subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Taxation of Redemptions Treated as Distributions

If the redemption of a U.S. Holder’s Class A Common Stock does not qualify as a sale of such stock, the U.S. Holder will generally be treated as receiving the redemption proceeds as a distribution with respect to its Class A Common Stock. Any such distribution will be treated as a dividend to the extent it is paid out of the Company’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any amount in excess of the Company’s current and accumulated earnings and profits will generally be applied against and reduce (but not below zero) the U.S. Holder’s tax basis in its Class A Common Stock, and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Common Stock, the consequences of which are described above under “— Taxation of Redemptions Treated as Sales.” A U.S. Holder’s remaining tax basis (if any) with respect to the Class A Common Stock surrendered in the redemption will generally be added to such holder’s adjusted tax basis in its remaining Class A Common Stock, or, if it has none, to such holder’s adjusted tax basis in its warrants or, possibly, to the basis of such holder’s constructively-owned Class A Common Stock.

Dividends received by corporate U.S. Holders will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by non-corporate U.S. Holders will generally constitute “qualified dividends” that are subject to tax at preferential long-term capital gains rates. It is unclear, however, whether a U.S. Holder’s redemption rights with respect to its Class A Common Stock may suspend the running of the applicable holding period for purposes of the dividends received deduction or the preferential tax rate on qualified dividend income.

Non-U.S. Holders

Taxation of Redemptions Treated as Sales

If the redemption of a Non-U.S. Holder’s Class A Common Stock qualifies as a sale of such stock, gain realized by the Non-U.S. Holder on the redemption will generally not be subject to U.S. federal income tax unless:

•        The gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed based maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates generally applicable to United States persons and, in the case of a Non-U.S. Holder that is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) after application of certain adjustments;

•        The Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met, in which case the gain will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) and may be offset by U.S. source capital losses if certain requirements are satisfied; or

•        We are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period during which the Non-U.S. Holder held Class A Common Stock (and, if the Class A Common Stock is treated as regularly traded on an established securities market for purposes of these rules, the Non-U.S. Holder has owned directly, indirectly or constructively more than five percent (5%) of the Class A Common Stock during such period), in which case the gain will generally be subject to tax on a net income basis at the U.S. federal income tax rates generally applicable to United States persons.

The Company believes that it is not, and has not at any time since its formation been, a U.S. real property holding corporation, and does not expect to be a U.S. real property holding corporation immediately after the Business Combination is completed. However, this determination is factual in nature and subject to change, and no assurance can be provided regarding the status of the Company as a U.S. real property holding corporation currently, following the Business Combination or at any future time.

The applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s Class A Common Stock. Accordingly, it is possible that the withholding agent will treat the redemption of a Non-U.S. Holder’s Class A Common Stock as a distribution subject to withholding tax as described below under “— Taxation of Redemptions Treated as Distributions.” In addition, if the third bullet point above applies, unless the Class A Common Stock is regularly traded on an established securities market, the applicable withholding agent may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized by a Non-U.S. Holder on a redemption of Class A Common Stock that qualifies as a sale. There can be no assurance that the Class A Common Stock will be treated as regularly traded on an established securities market.

Taxation of Redemptions Treated as Distributions

If the redemption of a Non-U.S. Holder’s Class A Common Stock does not qualify as a sale of such stock, the Non-U.S. Holder will generally be treated as receiving the redemption proceeds as a distribution with respect to its Class A Common Stock. Any such distribution will be treated as a dividend to the extent it is paid out of the Company’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any such dividend will generally be subject to U.S. federal withholding tax at a rate of 30% unless the Non-U.S. Holder timely provides certification of its eligibility for a reduced rate under an applicable income tax treaty (usually on an IRS Form W-8BEN or W-8BEN-E) or furnishes a valid IRS Form W-8ECI certifying that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed based maintained by the Non-U.S. Holder in the United States). Any redemption proceeds in excess of the Company’s current and accumulated earnings and profits will generally be applied against and reduce (but not below zero) the Non-U.S. Holder’s tax basis in its Class A Common Stock, and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Common Stock, the consequences of which are described above under “— Taxation of Redemptions Treated as Sales.” A Non-U.S. Holder’s remaining tax basis (if any) with respect to Class A Common Stock surrendered in the redemption will generally be added to such holder’s adjusted tax basis in its remaining Class A Common Stock, or, if it has none, to such holder’s adjusted tax basis in its warrants or, possibly, to the basis of such holder’s constructively-owned Class A Common Stock, if any.

A dividend that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed based maintained by the Non-U.S. Holder in the United States) will generally be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated until notification has been made to the Antitrust Division of the Department of Justice and the FTC and certain waiting period requirements have been satisfied or terminated. The Business Combination is subject to HSR notification and may not be completed until the expiration of a 30-day waiting period following the filing of the required Premerger Notification and Report Forms with the Antitrust Division of the Department of Justice and the FTC or until early termination of the waiting period is granted. Prior to the expiration of the waiting period, the FTC or the Antitrust Division of the Department of Justice has the ability to issue a Request for Additional Information and Documentary Materials (also referred to as a “Second Request”). If the FTC or the Antitrust Division of the Department of Justice issues a Second Request, the waiting period with respect to the Business Combination would be extended for an additional period of 30 calendar days, to begin once both the Company and FPC have certified substantial compliance with the Second Request. In practice, complying with a Second Request can take a significant period of time. On             , 2023, the Company and FPC filed the required notifications under the HSR Act with the FTC and the Antitrust Division of the Department of Justice. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on             , 2023, unless the FTC or the Antitrust Division of the Department of Justice earlier terminates the waiting period or issues a Second Request.

Before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor FPC is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other.

The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Business Combination Proposal, will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal. As of the date of this proxy statement, our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them (including all of the Founder Shares) in favor of the Business Combination. As of the date hereof, such persons own approximately 50% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT OUR STOCKHOLDERS VOTE “FOR”
THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — APPROVAL OF THE ISSUANCE OF
MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK
IN CONNECTION WITH THE BUSINESS COMBINATION

Overview

Assuming the Business Combination Proposal is approved, the FPC Members will be given the right to exchange their FPC Common Units following the Closing for at least approximately 12 million newly-issued shares of Class A Common Stock. The FPC Members will also receive at the Closing of the Business Combination, as additional consideration, Earnout Equity in the form of Common Units that are exchangeable for shares of Class A Common Stock and shares of Class C Common Stock. For more information about the Purchase Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement.”

As contemplated by the Incentive Plan Proposal, we intend to reserve [•] shares for grants of awards under the Incentive Plan. For more information on the Incentive Plan Proposal, please see the section entitled “Proposal No. 5 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan.”

The terms of the Company Unitholder Redemption Right of the Common Units held by the FPC Members and the exchange right of equity interests held by holders under the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Purchase Agreement, which is attached as Annex A hereto, and the form of the Incentive Plan, which is attached as Annex I hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Common Stock (or securities convertible into or exercisable for Common Stock); or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Class C Common Stock in connection with the Business Combination and potential exchange of FPC Common Units held by the FPC Members into shares of Class A Common Stock following the Closing. In addition, the Company intends to reserve for issuance shares of Class A Common Stock for potential future issuances of Class A Common Stock under the Incentive Plan.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the Common Stock (or securities convertible into or exercisable for Common Stock) or voting power of an issuer could constitute a change of control. Certain of the FPC Members are expected to receive more than 20% of the combined voting power of the Common Stock by virtue of the Class C Common Stock received as part of the Business Combination.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, and assuming the Business Combination Proposal, each of the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal are also approved, and that the FPC Members elect to sell 12 million of their FPC Common Units to the Company, (i) 12 million shares of Class C Common Stock will be issued in connection with the Business Combination; and (ii) the FPC Members will, following the Closing, have the right to exchange their FPC Common Units for at least approximately 12 million shares of Class A Common Stock. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Nasdaq Proposal, will have no effect on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Nasdaq Proposal.

This Proposal No. 2 is conditioned upon the approval of the Business Combination Proposal, each of the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal. If such proposals are not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 50% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3 — APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Assuming the Business Combination Proposal and the Nasdaq Proposal are approved, our stockholders are also being asked to act upon five separate proposals related to adopting the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C, which, in the judgment of our Board, is necessary to adequately address the needs of the post-Business Combination Company.

The following is a summary of the key changes effected by the Second Amended and Restated Certificate of Incorporation. Each of these amendments was negotiated as part of the Business Combination. The Board’s reasons for proposing each of these amendments to the amended and restated certificate of incorporation are also set forth below.

This summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is included as Annex C. All stockholders are encouraged to read the Second Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

Proposal 3A:    Authorized Shares and Conversion

Description of Amendments

•        To amend the number of authorized shares of the Company’s capital stock, par value $0.0001 per share, from shares, consisting of (a) 85,000,000 shares of Common Stock, including 75,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, and (b) 1,000,000 shares of Preferred Stock, to 126,000,000 shares, consisting of (i) 75,000,000 shares of Class A Common Stock, (ii) 50,000,000 shares of Class C Common Stock and (iii) 1,000,000 shares of Preferred Stock;

•        Eliminate the authorization of, and references to, the Class B Common Stock.

•        Provide for the relative voting, dividend and liquidation rights of all classes of Common Stock.

Reasons for Amendments

•        The Board believes that the authorization of the Class C Common Stock will facilitate the UP-C transaction structure and enable the consummation of the Business Combination.

•        Given the conversion of the Class B Common Stock at the Closing and the elimination of the blank check provisions, our Board determined that there was no longer a need to continue with that class of Common Stock. Therefore, Proposal 3A reduces the authorized Class B Common Stock to zero, retires Class B Common Stock and eliminates all references to Class B Common Stock in the Second Amended and Restated Certificate of Incorporation.

Proposal 3B:    Number of Directors

Description of Amendment

•        Provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the members of the Board as will be provided in our Amended and Restated Bylaws.

Reasons for Amendment

•        The Board believes this change should be included in the Second Amended and Restated Certificate of Incorporation to clarify how the number of directors on our Board is determined. In addition, this change would reduce the vulnerability of the Company to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company.

Proposal 3C:    DGCL Section 203 and Business Combinations

Description of Amendment

•        Provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL.

Reasons for Amendment

•        The post-Business Combination Company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds (66⅔%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

•        The Board has elected to opt out of Section 203 because the Board believes that the overall package of provisions in its governance documents provides adequate protections that are in the best interests of stockholders.

Proposal 3D:    Required Vote to Amend Certain Charter and Bylaws Provisions

Description of Amendment

•        Require the approval by affirmative vote of the holders of at least two-thirds (66⅔%) of the Common Stock of the post-Business Combination Company entitled to vote to make amendments to the Second Amended and Restated Certificate of Incorporation or bylaws of the Company.

Reasons for Amendment

•        The Board believes this amendment protects the provisions of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders. A supermajority voting requirement encourages any person seeking control of the Company to negotiate with our Board to reach terms that are appropriate for all stockholders.

Proposal 3E:    Approval of Other General Changes

Description of Amendments

•        Change the post-Business Combination Company’s name to “Force Pressure Control, Inc.”.

•        Change the purpose of the post-Business Combination Company to “to engage in any lawful act or activity for which a corporation may be organized under the DGCL.”

•        Remove the prior provisions relating to our status as a blank check company that will be no longer applicable following the Business Combination.

•        Allow for stockholder action by written consent.

•        Provide that special meetings of stockholders may only be called by the Board.

•        Remove waivers regarding the doctrine of corporate opportunity.

Reasons for Amendments

•        The Board believes the name of the post-Business Combination Company should more closely align with the name of the post-Business Combination operating business and therefore has proposed the name change.

•        The Board believes the change in the purpose of the Company is appropriate to remove language applicable to a blank check company.

•        the Existing Charter includes various provisions applicable to blank check companies. The elimination of such provisions is desirable because these provisions will no longer be applicable to the Company following the Business Combination, and many of these provisions terminate upon the consummation of the Company’s initial business combination.

•        The Board believes that, given the anticipated stockholder base of the post-Business Combination Company, the flexibility provided by allowing stockholder action by written consent outweighs any additional protection afforded against acquisition proposals if such written consent were to be restricted.

•        The Board believes that part of the package of provisions designed to discourage hostile takeover or acquisition proposals should include that special meetings may only be called by the Board.

•        The Second Amended and Restated Certificate of Incorporation will no longer contain language providing that certain transactions are not “corporate opportunities” and exempting certain persons from the doctrine of corporate opportunity because these provisions are solely for the benefit of those specific individuals, and such individuals did not request such language in negotiating the Business Combination.

In addition, the amendments correct typographical errors and reflect that the certificate of incorporation of the post-Business Combination Company will be the Second Amended and Restated Certificate of Incorporation.

Vote Required for Approval

The approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of these Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal.

Each of the Charter Proposals is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the Incentive Plan Proposal. If such proposals are not approved, these Charter Proposals will have no effect, even if approved by our stockholders, and the Existing Charter will remain in effect.

As of the date of this proxy statement, our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 50% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” ALL PROPOSALS WITHIN PROPOSAL NO. 3.

PROPOSAL NO. 4 — ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

Assuming the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals are approved at the Special Meeting, stockholders are being asked to elect seven directors to our Board, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2025 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2026, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Business Combination, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals.

Our Board has nominated each of Jacob Startz, Doug Bergeron, Zachary Abrams, Dustin Nesloney, Harvey Mueller, [•] and [•] to serve as directors of the post-Business Combination Company, with [•], [•], to serve as Class I directors, [•], [•], to serve as Class II directors and Jacob Startz, Doug Bergeron, and Zachary Abrams to serve as Class III directors. For more information on the experience of each of these director nominees, see the section titled “Management After the Business Combination” of this proxy statement.

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, virtually or by proxy. This means that the seven director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote virtually at the Special Meeting, abstentions and broker non-votes will have no effect on the vote.

This Proposal No. 4 is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals. If each of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals is not approved, this Proposal No. 4 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of each director nominee. As of the date hereof, such persons own approximately 50% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS IN THE DIRECTOR ELECTION PROPOSAL

PROPOSAL NO. 5 — APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN

Assuming the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals and the Director Election Proposal are approved, at the Special Meeting, stockholders will be asked to approve the Incentive Plan. The Board of Directors adopted the Incentive Plan on             , subject to its approval by our stockholders. If the stockholders approve the Incentive Plan, it will become effective upon the closing of the Business Combination. The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Incentive Plan.

Equity Incentive Plan

In connection with the Business Combination, we expect to adopt the Force Pressure Control, Inc. 2023 Equity Incentive Plan (the “2023 Plan”). The purpose of the 2023 Plan is to promote and closely align the interests of our employees, officers, non-employee directors, and other service providers and our stockholders by providing stock-based compensation and other incentive compensation. The objectives of the 2023 Plan are to attract and retain the best available personnel for positions of substantial responsibility and to motivate participants to optimize the profitability and growth of the Company through incentives that are consistent with our goals and that link the personal interests of participants to those of our stockholders. The 2023 Plan will allow for the grant of stock options, both incentive stock options and “non-qualified” stock options; stock appreciation rights (SARs), alone or in conjunction with other awards; restricted stock and restricted stock units (RSUs), which may be paid in cash, stock, or a combination thereof; and other stock-based awards. We refer to these collectively herein as Awards.

The following description of the 2023 Plan is not intended to be complete and is qualified in its entirety by the complete text of the 2023 Plan, a copy of which is attached hereto as an Exhibit. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this Proxy Statement have the meanings assigned to them in the 2023 Plan. In the event of any inconsistency between the terms of this description and the 2023 Plan, the terms of the 2023 Plan will prevail.

Administration

The 2023 Plan will be administered by our compensation committee, or such other committee designated by our board of directors to administer the Plan, which we refer to herein as the Committee. The Committee will have broad authority, subject to the provisions of the 2023 Plan, to administer and interpret the 2023 Plan and Awards granted thereunder. All decisions and actions of the Committee will be final.

Stock Subject to 2023 Plan

The maximum number of shares of Class A Common Stock that may be issued under the 2023 Plan will not exceed              shares (the “Share Pool”), subject to certain adjustments in the event of a change in our capitalization. Shares of Class A Common Stock issued under the 2023 Plan may be either authorized and unissued shares or previously issued shares acquired by us. On termination or expiration of an Award under the 2023 Plan, in whole or in part, the number of shares of Class A Common Stock subject to such Award but not issued thereunder or that are otherwise forfeited back to the Company will again become available for grant under the 2023 Plan. Additionally, shares retained or withheld in payment of any exercise price, purchase price or tax withholding obligation of an Award will again become available for grant under the 2023 Plan.

Limits on Non-Employee Director Compensation

The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee director for services in such capacity shall not exceed $[•].

Types of Awards

Stock Options.    All stock options granted under the 2023 Plan will be evidenced by a written agreement with the participant, which provides, among other things, whether the option is intended to be an incentive stock option or a non-qualified stock option, the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed ten years, and other terms and conditions. Subject to the express provisions of the 2023 Plan, options generally may be exercised over such period, in installments or otherwise, as the Committee may determine. The exercise price for any stock option granted may not generally be less than the fair market value of the Class A Common Stock subject to that option on the grant date. The exercise price may be paid in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares or withholding of shares deliverable upon exercise. Other than in connection with a change in our capitalization, we will not, without stockholder approval, reduce the exercise price of a previously awarded option, and at any time when the exercise price of a previously awarded option is above the fair market value of a share of Class A Common Stock, we will not, without stockholder approval, cancel and re-grant or exchange such option for cash or a new Award with a lower (or no) exercise price.

Stock Appreciation Rights or SARs.    SARs may be granted alone or in conjunction with all or part of a stock option. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the Class A Common Stock at the time of exercise exceeds the grant price of the SAR. This amount is payable in Class A Common Stock, cash, restricted stock, or a combination thereof, at the Committee’s discretion.

Restricted Stock and RSUs.    Awards of restricted stock consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of cash or stock to the participant only after specified conditions are satisfied. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance vesting conditions.

Other Stock-Based Awards.    Other stock-based awards are Awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of stock.

Performance Criteria.    The Committee may specify certain performance criteria which must be satisfied before Awards will be granted or will vest. The performance goals may vary from participant to participant, group to group, and period to period.

Transferability

Awards generally may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime.

Amendment and Termination

Our board of directors has the right to amend, alter, suspend or terminate the 2023 Plan at any time, provided certain enumerated material amendments may not be made without stockholder approval. No amendment or alteration to the 2023 Plan or an Award or Award agreement will be made that would materially impair the rights of the holder, without such holder’s consent; however, no consent will be required if the Committee determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for us, the 2023 Plan or such Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The 2023 Plan is expected to be adopted by our board of directors in connection with the Business Combination and will automatically terminate, unless earlier terminated by our board of directors, ten years after such approval by our board of directors.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Incentive

Plan Proposal. The Incentive Plan Proposal is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals and the Director Election Proposal. If such proposals are not approved, the Incentive Plan Proposal will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 50% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE INCENTIVE PLAN.

PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond September 16, 2023 (unless the deadline by which the Company must complete a business combination is further extended pursuant to the Existing Charter).

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal. Our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of the Adjournment Proposal.

As of the date of this proxy statement, our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 50% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Stratim Cloud Acquisition Corp. prior to the consummation of the Business Combination.

General

We are a blank check company incorporated on July 29, 2020, as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more businesses. We are not limited to a particular industry or geographic region for purposes of consummating a business combination. Our Sponsor is Stratim Cloud Acquisition, LLC, a Delaware limited liability company.

Our registration statement for our initial public offering was declared effective on March 11, 2021 (“IPO”). On March 16, 2021, we consummated our IPO of 25,000,000 units (the “Units” and, with respect to the shares Class A Common Stock included in the Units sold, the “Public Shares”) at $10.00 per unit, generating gross proceeds of $250,000,000 and incurring offering costs of approximately $14,326,696, inclusive of approximately $8,750,000 in deferred underwriting fees. We granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the IPO price, less the underwriting discounts and commissions. The underwriters elected not to exercise their remaining over-allotment option. Additionally, on April 14, 2023, and April 18, 2023, BofA and Cowen, separately delivered the Fee Waiver Letters to the Company and gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, the Company does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. The Company expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.

Simultaneously with the closing of the IPO, we consummated the sale of 4,666,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement (“Private Placement”) to our Sponsor, generating gross proceeds of $7,000,000.

At the closing of the IPO on March 16, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in our trust account (the “Trust Account”) which was initially invested in U.S. government securities within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by us. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, on March 7, 2023, the Company instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account as cash items (which may be interest bearing to the extent permitted by Continental and the applicable rules of the SEC) until the earlier of the consummation of the Company’s initial Business Combination or the Company’s liquidation.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination. We must complete a business combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. We will only complete a business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

We intend to effectuate our business combination using cash from the proceeds of the IPO and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt. As of March 31, 2023, we had not commenced any operations. All activity through March 31, 2023 relates to our formation, the IPO, and, subsequent to the IPO, identifying a target company for a Business Combination. We will not generate any operating revenues until after the completion of a business combination, at the earliest. We have historically generated non-operating income in the form of interest income from the proceeds derived from the IPO. Based on our business activities, we are a “shell company” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”), because we have no operations and nominal assets consisting almost entirely of cash.

We will provide our holders of our outstanding public shares (the “public stockholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of a business combination either (i) in connection with a stockholder meeting called to approve the business Combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a business combination or conduct a tender offer will be made by us, solely in our discretion. The public stockholders will be entitled to redeem their public shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to us to pay its tax obligations). For illustrative purposes, based on the fair value of investments held in the Trust Account of approximately $64,501,029 as of March 31, 2023, the estimated per share redemption price would have been approximately $10.15. There will be no redemption rights upon the completion of a business combination with respect to our warrants.

We will have until September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, to consummate a business combination, which date was extended from March 16, 2023, by vote of our stockholders (the “Combination Period”). If we are unable to consummate a business combination within the Combination Period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete a business combination within the Combination Period.

Charter Amendment

On March 10, 2023, we held a special meeting of stockholders (the “Extension Meeting”). At the Extension Meeting, the Company’s stockholders were asked to approve: (i) a proposal to amend the Company’s amended and restated certificate of incorporation then in effect to extend the date by which the Company must complete an initial business combination from March 16, 2023, to September 16, 2023, or such earlier date as determined by the Board of Directors of the Company (such date, the “Extended Date” and such proposal, the “Extension Proposal”) and (ii) to eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed this redemption limitation. At the Extension Meeting, the Company’s stockholders approved the proposals, and the amendment became effective on March 10, 2023, upon the filing thereof with the Secretary of State of the State of Delaware.

Sponsor Loan

As previously disclosed, on February 17, 2023, we entered the Sponsor Loan with our Sponsor. Pursuant to the Sponsor Loan, the Sponsor has agreed that it will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) the lesser of (A) $0.04 for each share of Class A Common Stock of the Company that was not redeemed in connection with the stockholder vote to approve certain amendments to the Company’s certificate of incorporation at the special meeting of stockholders held on March 10, 2023, and (B) $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and (ii) the Extended Date. Up to $1.5 million of the loans could initially be settled in whole warrants to purchase shares of Class A Common Stock at a conversion price equal to $1.50 per warrant. On April 28, 2023, the Sponsor and the Company entered into a Waiver and Consent, pursuant to which the Sponsor unconditionally and irrevocably waived its right to settle the unpaid balance under the Sponsor Loan in whole warrants pursuant to the terms of the Sponsor Loan. The Contribution(s) will not bear any interest, and will be repayable by the Company to the Sponsor upon the earlier of the date by which the Company must complete an initial business combination and the consummation of the Company’s initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for up to six months, and if the Company’s board of directors determines not to continue extending for additional months, the Sponsor’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s certificate of incorporation. Monthly deposits into the Company’s trust account are based on the number of public shares still outstanding following the amendments to the Company’s certificate of incorporation. The maturity date of the Sponsor Loan may be accelerated upon the occurrence of an Event of Default (as defined therein). Any outstanding principal under the Sponsor Loan may be prepaid at any time by the Company, at its election and without penalty.

Promissory Note

As previously disclosed, on June 6, 2023, we entered the Promissory Note with our Sponsor. Pursuant to the Promissory Note, the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination. The maturity date of the Promissory Note may be accelerated upon the occurrence of an Event of Default (as defined therein). Any outstanding principal and accrued but unpaid interest under the Promissory Note may be prepaid at any time by the Company, at its election and without penalty.

Initial Business Combination

Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (less any taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of March 31, 2023, the fair value of the cash items (which may be interest bearing to the extent permitted by Continental and the applicable rules of the SEC) held in the Trust Account, net of taxes payable and any interest that we may withdraw for working capital purposes, was approximately $64,501,029, or $10.15 per public share. Our Initial Stockholders, including our Sponsor, and our other current directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Sponsor has also agreed to, in its capacity as holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter.

Submission of Our Initial Business Combination to a Stockholder Vote

The Special Meeting of our stockholders to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. A public stockholder may exercise his or her redemption rights regardless of whether or not he or she votes in favor of the business combination, and regardless of whether he or she votes at all. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. However, public stockholders would still be entitled to a pro rata portion of the Trust Account upon our liquidation if they hold public shares at such time.

Our Initial Stockholders (including our Sponsor), officers and directors have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. Currently, our Initial Stockholders (including our Sponsor), officers and directors, in the aggregate, own approximately 50% of our issued and outstanding shares of Common Stock, including all shares of Class B Common Stock.

Limitations on Redemption Rights

Notwithstanding the foregoing, our Existing Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemptions with respect to more than an aggregate of 15% of the shares of Class A Common Stock included in the units sold in our IPO.

Human Capital

We currently have two officers and do not intend to have any full-time employees prior to the completion of our initial Business Combination. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial Business Combination. The amount of time that any such person will devote in any time period to our Company will vary based on the current stage of the Business Combination process.

Competition

If we succeed in effecting the Business Combination, in all likelihood, we will face significant competition from FPC’s competitors. We cannot assure you that, subsequent to the Business Combination, we will have the resources or ability to compete effectively. Information regarding FPC’s competition is set forth in the sections entitled “Information About FPC — Competition.”

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending or to our knowledge, threatened against us or any members of our management team in their capacity as such.

Management

Directors and Officers

The directors and officers of the Company are as follows as of the date of this proxy statement:

Name	Age	Position
Sreekanth Ravi	56	Chairman and Chief Executive Officer
Zachary Abrams	56	Chief Financial Officer, Chief Strategy Officer and Director
Kabir Misra	53	Director
Doug Bergeron	62	Director
John Wagner	49	Director
Wendell Brooks	58	Advisory Board Member

Sreekanth Ravi has been Chairman of our board of directors and our Chief Executive Officer since August 2020. From 2002 until present, Mr. Ravi has been investing in technology companies, as well as in public and private companies in other sectors. Mr. Ravi is currently the Executive Chairman of RSquared AI, an artificial intelligence enabled workforce analytics software company, which he founded in 2018. From 2010 to 2015, Mr. Ravi was the Co-Founder, Chairman and Chief Executive Officer of Tely, a developer of video conferencing equipment for the consumer and business market, which later filed for an assignment for the benefit of creditors in 2016. From 2004 to 2009, Mr. Ravi was a Co-Founder and Chief Executive Officer of Code Green Networks, a maker of data-loss prevention and content security solutions for enterprises. Prior to that, for over 10 years Mr. Ravi was the Co-Founder, Chairman, and Chief Executive Officer of SonicWALL, a firewall company which Mr. Ravi and other investors ultimately took public in 1999. Mr. Ravi earned a B.S. in Electrical Engineering from the University of Illinois in Urbana-Champaign. Mr. Ravi is well qualified to serve as the Chairman of our board of directors because of his experience serving on the boards of directors of public and private companies in the technology sector.

Zachary Abrams has been our Chief Strategy Officer and Chief Financial Officer, as well as a member of our board of directors, since August 2020. Mr. Abrams has been the managing partner of Stratim Capital, LLC, a late stage venture firm focused on acquiring concentrated positions in technology companies via the secondary market, since he founded the firm in 2006. During this period, he was also the Chief Financial Officer at Rio SEO, a local content management SaaS software provider and a Stratim Capital, LLC portfolio company, from October 2014 to July 2018. From June 2006 to December 2008, Mr. Abrams was the Chief Operating Officer and Chief Financial Officer of Applied Financial Technology, a SaaS provider of mortgage analytics solutions, where he managed the Company’s financial and administrative operations and led an M&A process leading to it being acquired by Fidelity National Information Services. Prior to founding Stratim Capital, LLC, Mr. Abrams was one of two founding partners of Lake Street Capital, a private equity firm focused on acquiring direct equity interests in the secondary market from 2003 to 2006. From 2000 to 2002, Mr. Abrams was Vice President of Corporate and Business Development at SonicWALL, Inc., where he served on the Operating Committee and led the company’s OEM and licensing division while managing the business development and M&A efforts. Mr. Abrams previously worked at Bear, Stearns & Co., a leading full service investment bank, where he was a Vice President of Investment Banking focused on clients in the technology industry from 1997 to 2000. He also served as a professional in the Technology Investment Banking Group at Merrill Lynch. Mr. Abrams started his career in the Financial Management Program at GE, then served on the Corporate Audit Staff at GE Capital where he focused on financial audits and M&A due diligence. Mr. Abrams has a Bachelors of Economics from Colby College and an MBA from the Wharton School at the University of Pennsylvania. Mr. Abrams is well qualified to serve on our board because of his knowledge and experience in the technology sector and his experience leading the finance function at several companies.

Kabir Misra has served on our board of directors since June 2021. Since October 2018, Mr. Misra has served as managing partner at RPS Ventures, a venture capital firm in Palo Alto, California. Mr. Misra has been a director of Alibaba Group Holdings Limited since September 2020. Prior to October 2018, Mr. Misra was a managing partner at SoftBank Investment Advisors (which manages the SoftBank Vision Fund) and SoftBank Capital. He has worked with SoftBank since 2006 and continues to be an advisor to SoftBank. He has represented SoftBank at various points on the boards of its investee companies, including Alibaba, FlipKart, PayTM, Tokopedia, Coupang, BigCommerce and PayActiv. Prior to joining SoftBank, Mr. Misra worked as an investment banker in the United States and Hong Kong. Mr. Misra has a Bachelor of Arts degree in Economics from Harvard University and an MBA degree from the Stanford Graduate School of Business. Mr. Misra is well qualified to serve on our board due to his investment and governance experience.

Doug Bergeron has served on our board of directors since March 2021. Mr. Bergeron is the current Chief Executive Officer of the Hudson Executive Investment Corp., a SPAC affiliated with Hudson Executive Capital (“HEC”), a hedge fund focused on improving value and performance in small and mid-cap public and private companies, and is the Co-Managing Partner of HEC. Prior to joining HEC, Mr. Bergeron founded DGB Investments, a diversified holding company of technology investments, in 2013. Mr. Bergeron also served on the board of directors of Renters Warehouse, a marketplace and property management services platform, from September 2015 until February 2023. Mr. Bergeron’s experience in technology spans over 35 years, including 12 years as the Chief Executive Officer of Verifone Systems, Inc., or Verifone, a provider of technology for electronic payment transactions and value-added services at the point-of-sale. In 2001, Mr. Bergeron led the acquisition of Verifone, in partnership with the private equity firm The Gores Group, and was named Verifone’s Chief Executive Officer. The following year, Mr. Bergeron partnered with GTCR, another private equity firm, to acquire Verifone from The Gores Group, and continued to lead the company. Over this time, Verifone went from sales of under $300 million in 2002 to over $2 billion in 2013 and enterprise value grew to exceed $5 billion. Mr. Bergeron grew Verifone organically as well as through accretive, value-enhancing acquisitions and strategic partnerships. Prior to leading Verifone, Mr. Bergeron held many senior roles at SunGard Data Systems and rose to become Chief Executive Officer of SunGard Brokerage Systems Group and President of SunGard Futures Systems, which provided software and services to a variety of trading institutions, banks, futures brokerages, derivatives exchanges and clearing and settlement services providers. Mr. Bergeron has a Master of Science from University of Southern California, and a Bachelor of Arts in Computer Science from York University. Mr. Bergeron is well qualified to serve on our board because of his knowledge and experience in the technology sector, as well as his experience serving as a board member of a special purpose acquisition company.

John Wagner has served on our board of directors since May 1, 2022. Mr. Wagner previously served on our advisory board. Mr. Wagner has served as Chief Financial Officer of EverQuote (Nasdaq: EVER), an online insurance marketplace, since 2014. Prior to EverQuote, Mr. Wagner served as Chief Financial Officer of NuoDB, a database company, from 2012 to 2014. Mr. Wagner is an experienced executive with more than two decades of operational and strategic financial leadership roles at software-as-a-service, internet and technology services companies. Mr. Wagner has extensive experience with private and public capital raising, business acquisitions, and scaling financial operations to support high growth and the transition to operating as a public company. In addition to the initial public offering of EverQuote in 2018, Mr. Wagner was instrumental in the initial public offerings of Carbonite, a cloud back up provider, in 2010 and Constant Contact, a software-as-a-service marketing solutions company, in 2007. Mr. Wagner began his career with the firm of Arthur Andersen and is a Certified Public Accountant. Mr. Wagner holds an undergraduate degree in accounting and information systems from University of Massachusetts’ Isenberg School of Management and an MBA from Boston University. Mr. Wagner’s financial management expertise and his extensive management experience make him well qualified to serve as a member of our board of directors.

Wendell Brooks has served on our advisory board since the completion of our initial public offering. Mr. Brooks was the Senior Vice President & President of Intel Capital from September 2014 through August 2020. At Intel Capital, Mr. Brooks led investments in innovative technology startups and companies worldwide. Previously, he was a Managing Director at Allen & Company from 2008 to 2014. Mr. Brooks was a Managing Director and the Head of European TMT Investment Banking at Citi from 1993 to 2008. Mr. Brooks holds a Bachelor of Science in Engineering from University of Michigan and an MBA from the University of Chicago Graduate School of Business. Mr. Brooks’ experience in the technology sector and investment experience make him well qualified to serve as a member of our advisory board.

Director Independence

Nasdaq listing rules require that a majority of our board of directors be independent within one year of our Initial Public Offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have three “independent directors” as defined in the Nasdaq listing rules and applicable SEC rules. Our board has determined that each of John Wagner, Kabir Misra and Doug Bergeron is an independent director under applicable SEC and Nasdaq listing rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Number, Terms of Office and Election of Officers and Director

Our board of directors consists of five members. Our advisory board consists of one member, Mr. Brooks. The role of the advisory board is consultative in nature to support our directors and officers in operating our business, and it will not perform managerial board or committee functions. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year-end following our listing on Nasdaq. The term of office of our initial directors will expire at our first annual meeting of stockholders.

Prior to consummation of our initial business combination, holders of our Class B Common Stock will have the right to elect all of our directors and remove members of our board of directors for any reason. Holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our Existing Charter may only be amended if approved by holders of a majority of at least 90% of the outstanding shares of our Common Stock entitled to vote. Approval of our initial business combination will require the affirmative vote of a majority of our board directors, which must include a majority of our independent directors. Subject to any other special rights applicable to the stockholders, prior to our initial business combination, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors that includes any directors representing our Sponsor then on our board of directors, or by holders of a majority of the outstanding shares of our Class B Common Stock.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our current Bylaws as it deems appropriate. Our current Bylaws provide that our officers may consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as may be determined from time to time by the board of directors.

Committees of the Board of Directors

Our Board has three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee, each of which is composed solely of independent directors. Each committee operates under a charter that was approved by our board of directors and has the composition and responsibilities described below. The charter of each committee is available on our website.

Audit Committee

The members of our audit committee are John Wagner, Kabir Misra and Doug Bergeron. John Wagner serves as chairman of the audit committee.

Each member of the audit committee is financially literate, and our board of directors has determined that John Wagner qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the purpose and responsibilities of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm have with us in order to evaluate its continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our compensation committee are John Wagner, Kabir Misra and Doug Bergeron. Kabir Misra serves as chairman of the compensation committee.

We have adopted a compensation committee charter, which details the purpose and responsibilities of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity-based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement (if applicable); and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are John Wagner, Kabir Misra and Doug Bergeron. John Wagner serves as chair of the nominating and corporate governance committee.

We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

•        assisting in identifying, recruiting, interviewing and reviewing individuals to fill positions on the board of directors, and recommending to the Board director nominees for election by the shareholders or appointment by the Board, consistent with criteria approved by the board of directors;

•        developing and recommending to the board of directors our corporate governance guidelines;

•        overseeing the annual evaluation of the board of directors and management; and

•        reviewing on a regular basis our corporate governance principles and recommending changes when necessary.

The charter also provides that the nominating and corporate governance committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, and has the sole authority to approve the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that our nominating and corporate governance committee considers appropriate in the context of the needs of the Board. Prior to our initial Business Combination, the holders of Class B Common Stock shall have the exclusive right to elect, remove and replace any director.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees (our “Code of Ethics”). We have posted a copy of our Code of Ethics and the charters of our three committees on our website https://www.stratimcloud.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement. You are able to review these documents by accessing our public filings at the SEC website. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Our Existing Charter provides that, prior to the consummation of our initial business combination, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and the director or officer is permitted to refer that opportunity to us without violating any legal obligation. Our officers and directors would continue to be subject to all other fiduciary duties owed to us and our stockholders and no other waivers of their respective fiduciary obligations have been provided to any such officers and directors. We do not have any plans to waive the fiduciary duties of our officers and directors post-business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•        the fact that our Initial Stockholders (including our Sponsor), officers and directors, and their permitted transferees, have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•        the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in our Existing Charter;

•        the fact that our Initial Stockholders paid an aggregate of $25,000 for 6,250,000 shares of Class B Common Stock which will be converted into Class A Common Stock upon the Closing of the Business Combination and approximately $7,000,000 for its 4,666,667 Private Placement Warrants to purchase shares of Class A

Common Stock, both of which will have no value if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board;

•        the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter);

•        the fact that our Sponsor will have a right to exercise its Private Placement Warrants at an exercise price of $11.50 per share following the Business Combination, subject to certain lock-up periods;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the anticipated continuation of two of our existing directors, Doug Bergeron and Zachary Abrams, as directors of the post-Business Combination Company;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that our Initial Stockholders will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 16, 2023 (unless further extended pursuant to the Existing Charter) , or such earlier date as determined by our Board;

•        that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders; and

•        that, at the Closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Initial Stockholders and their permitted transferees.

•        Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities that are engaged in a business similar to ours, although our Sponsor and officers and directors (excluding independent directors) have agreed not to participate in the formation of, or become an officer or director of, any special purpose acquisition company with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial Business Combination or we have failed to complete our initial Business Combination by September 16, 2023. Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see information below.

•        Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular Business Combination. These agreements may provide for them to receive compensation following our initial Business Combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular Business Combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial Business Combination.

•        As previously disclosed, on February 17, 2023, we entered the Sponsor Loan with our Sponsor. Pursuant to the Sponsor Loan, the Sponsor has agreed that it will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) the lesser of (A) $0.04 for each share of Class A Common Stock of the Company that was not redeemed in connection with the stockholder vote to approve certain amendments to the Company’s certificate of incorporation at the special meeting of stockholders held on March 10, 2023, and (B) $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and (ii) the Extended Date. Up to $1.5 million of the loans could initially be settled in whole warrants to purchase shares of Class A Common Stock at a conversion price equal to $1.50 per warrant. On April 28, 2023, the Sponsor and the Company entered into a Waiver and Consent, pursuant to which the Sponsor unconditionally and irrevocably waived its right to settle the unpaid balance under the Sponsor Loan in whole warrants pursuant to the terms of the Sponsor Loan. The Contribution(s) will not bear any interest, and will be repayable by the Company to the Sponsor upon the earlier of the date by which the Company must complete an initial business combination and the consummation of the Company’s initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for up to six months, and if the Company’s board of directors determines not to continue extending for additional months, the Sponsor’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s certificate of incorporation. Monthly deposits into the Company’s trust account are based on the number of public shares still outstanding following the amendments to the Company’s certificate of incorporation. The maturity date of the Sponsor Loan may be accelerated upon the occurrence of an Event of Default (as defined therein). Any outstanding principal under the Sponsor Loan may be prepaid at any time by the Company, at its election and without penalty, provided.

•        As previously disclosed, on June 6, 2023, we entered into the Promissory Note with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Existing Charter provides that, prior to the consummation of our initial business combination, the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have, and there will not be any expectancy that any of our directors or officers will offer any such corporate opportunity of which he or she may become aware to us. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Sreekanth Ravi	RSquared AI	Software Company	Executive Chairman
Zachary Abrams	Stratim Capital, LLC	Venture Capital Firm	Managing Partner
Kabir Misra	RPS Ventures	Venture Capital Firm	Managing Partner
	Alibaba Group Holdings Limited	Internet Commerce	Director
Doug Bergeron	Cantaloupe, Inc.	Electronic Payment Solutions	Chairman
	United Language Group	Language Service Provider	Chairman
	Pipeworks Studios	Video Game Developer	Board Member
	Jupiter Pro Parts	Auto Parts Provider	Board Member
	Zact Inc.	Payments and Expense Management Platform	Board Member
John Wagner	EverQuote	Online Insurance Marketplace	Chief Financial Officer
Wendell Brooks	Snowcloud Capital	Venture Capital and Private Equity Firm	Managing Partner

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination. Our Existing Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our Sponsor, officers or directors, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that our initial Business Combination is fair to our Company from a financial point of view.

In addition, our Sponsor or any of its affiliates may make additional investments in the Company in connection with the initial business combination, although our Sponsor and its affiliates have no obligation or current intention to do so. If our Sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our Sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote their Founder Shares (and their permitted transferees will agree) and any public shares held by them in favor of our initial business combination. Our other directors and officers have also entered into the letter agreement, which imposes the same obligations on them with respect to any public shares acquired by them.

Limitation on Liability and Indemnification of Officers and Directors

Our Existing Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Existing Charter provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Existing Charter. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Executive and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities were first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we pay our Sponsor a total of $10,000 per month, for office space, utilities, administrative and support services. Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our Sponsor, officers, directors or our or any of their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed Business Combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial Business Combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

We note that some named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination.”

After the completion of the Business Combination, our two existing directors who are anticipated to continue as directors of the post-Business Combination Company, Doug Bergeron and Zachary Abrams, may be entitled to director compensation. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination.”

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company formed under the laws of the State of Delaware on July 29, 2020 for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our Business Combination using cash from the proceeds of the IPO and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt.

As of March 31, 2023, we had cash of $253,366 and current liabilities of $5,230,404. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans, including the Business Combination. We cannot assure you that our plans to complete the Business Combination will be successful.

Recent Developments

Charter Amendment

On March 10, 2023, we held a special meeting of stockholders (the “Extension Meeting”). At the Extension Meeting, the Company’s stockholders were asked to approve: (i) a proposal to amend the Company’s amended and restated certificate of incorporation then in effect to extend the date by which the Company must complete an initial business combination from March 16, 2023, to September 16, 2023, or such earlier date as determined by the Board of Directors of the Company (such date, the “Extended Date” and such proposal, the “Extension Proposal”) and (ii) to eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed this redemption limitation.

At the Extension Meeting, the Company’s stockholders approved the proposals, and the amendment became effective on March 10, 2023, upon the filing thereof with the Secretary of State of the State of Delaware. The foregoing description is qualified in its entirety by reference to the Existing Charter.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities from July 29, 2020 (inception) through March 31, 2023 were organizational activities, those necessary to prepare for the IPO, described below, and identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of the Business Combination. We have historically generated non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a business combination.

For the three months ended March 31, 2023 and the year ended December 31, 2022, we had a net loss of $2,421,903 and a net income of $9,217,598, respectively, which consists of a change in fair value of warrant liabilities of $(2,470,000) and $7,540,000, respectively, and interest earned on marketable securities held in Trust Account of $2,314,275 and $3,577,988, respectively, offset by operating and formation costs of $1,790,645 and $1,003,279, respectively, unrealized loss on marketable securities held in the Trust Account of $0 and $277,009, respectively, and provision for income taxes of $475,533 and $620,102, respectively.

For the year ended December 31, 2021, we had a net income of $9,636,139, which consists of change in fair value of warrant liability of $11,246,666, interest earned on marketable securities held in Trust Account of $14,433, offset by transaction costs related to warrants of $688,515, and operating costs of $936,445.

Liquidity and Capital Resources

On March 16, 2021, we consummated the IPO of 25,000,000 Units at $10.00 per unit, generating gross proceeds of $250,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 4,666,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $7,000,000.

Following the IPO and the sale of the Private Units, a total of $250,000,000 was placed in the Trust Account. We incurred $14,326,696 in IPO related costs, including $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $576,696 of other offering costs. However, on April 14, 2023, and April 18, 2023, BofA and Cowen, separately delivered the Fee Waiver Letters to the Company and gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, the Company does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. The Company expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.

For the three months ended March 31, 2023 and the year ended December 31, 2022, cash used in operating activities was $319,450 and $891,665, respectively. Net loss of $2,421,903 and net income of $9,217,598, respectively, was affected by a change in fair value of warrant liabilities of $2,470,000 and $7,540,000, respectively, interest earned on marketable securities held in Trust Account of $2,314,275 and $3,577,988, respectively, and unrealized loss on marketable securities held in the Trust Account of $0 and $277,009, respectively. Changes in operating assets and liabilities provided $2,475,081 and $203,363, respectively, of cash for operating activities.

For the year ended December 31, 2021, cash used in operating activities was $628,059. Net income of $9,636,139 was affected by a change in fair value of warrant liabilities of $11,246,666, transaction costs incurred in connection with warrant liabilities of $688,515, and interest earned on marketable securities held in Trust Account of $14,433. Changes in operating assets and liabilities used $308,386 of cash for operating activities.

As of March 31, 2023 and December 31, 2022, we had cash and marketable securities held in the Trust Account of $64,501,029 and $252,973,594, respectively. On March 10, 2023, our stockholders voted to approve an amendment to our certificate of incorporation to (i) extend the date by which we must complete an initial Business Combination and (ii) remove the limitation that we may not redeem public shares to the extent such redemption results in us having net tangible assets of less than $5,000,001. In connection therewith, stockholders elected to redeem 18,744,981 shares of Class A Common Stock, and approximately $190,866,926 was paid out of the Trust Account in connection therewith. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through March 31, 2023, we withdrew $511,932 of interest earned from the Trust Account to pay taxes. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete the Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete the Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies. As of March 31, 2023 and December 31, 2022, the Company had $253,366 and $402,902, respectively, in its operating bank account, and working capital deficit of $3,884,303 and $49,503, respectively. The Company’s liquidity needs prior to the Company’s IPO and Private Placement had been satisfied through a capital contribution from the Sponsor in the amount of $25,000 (see Note 5) for the Founder Shares, and an unsecured promissory note from the Sponsor of $300,000 (see Note 5). The Company fully repaid the promissory note to the Sponsor on January 15, 2021. Subsequent to the consummation of the IPO and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a business combination, the Company’s Sponsor, or an affiliate of the Sponsor, or certain Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (see Note 5).

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a business combination, we will repay such loaned amounts. In the event that a business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant, at the option of the lender. The warrants would be identical to the Private Placement Warrants.

As previously disclosed, on February 17, 2023, we entered the Sponsor Loan with our Sponsor. Pursuant to the Sponsor Loan, the Sponsor has agreed that it will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) the lesser of (A) $0.04 for each share of Class A Common Stock of the Company that was not redeemed in connection with the stockholder vote to approve certain amendments to the Company’s certificate of incorporation at the special meeting of stockholders held on March 10, 2023, and (B) $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and (ii) the Extended Date. Up to $1.5 million of the loans could initially be settled in whole warrants to purchase shares of Class A Common Stock at a conversion price equal to $1.50 per warrant. On April 28, 2023, the Sponsor and the Company entered into a Waiver and Consent, pursuant to which the Sponsor unconditionally and irrevocably waived its right to settle the unpaid balance under the Sponsor Loan in whole warrants pursuant to the terms of the Sponsor Loan. The Contribution(s) will not bear any interest, and will be repayable by the Company to the Sponsor upon the earlier of the date by which the Company must complete an initial business combination and the consummation of the Company’s initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for up to six months, and if the Company’s board of directors determines not to continue extending for additional months, the Sponsor’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s certificate of incorporation. Monthly deposits into the Company’s trust account are based on the number of public shares still outstanding following the amendments to the Company’s certificate of incorporation. The maturity date of the Sponsor Loan may be accelerated upon the occurrence of an Event of Default (as defined therein). Any outstanding principal under the Sponsor Loan may be prepaid at any time by the Company, at its election and without penalty.

As previously disclosed, on June 6, 2023, we entered into the Promissory Note with our Sponsor, pursuant to which the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination. The maturity date of the Promissory Note may be accelerated upon the occurrence of an Event of Default (as defined therein). Any outstanding principal and accrued but unpaid interest under the Promissory Note may be prepaid at any time by the Company, at its election and without penalty.

Going Concern

In connection with our assessment of going concern considerations in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 205-40, “Presentation of Financial Statements — Going Concern,” we have until September 16, 2023 (unless further extended pursuant to the Existing Charter) or such earlier date as determined by our Board, to consummate an initial business combination. It is uncertain that we will be able to consummate an initial business combination by this time. If an initial business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company.

On February 17, 2023, the Company entered into a Convertible Promissory Note (the “Sponsor Loan”) with its sponsor, Stratim Cloud Acquisition, LLC, a Delaware limited liability company. Pursuant to the Sponsor Loan, the Sponsor has agreed that it will contribute to the Company as a loan the lesser of $0.04 for each share of Class A Common Stock that was not redeemed in connection with the stockholder vote to approve the proposals presented at the special meeting of stockholders that was held on March 10, 2023, and $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial Business Combination and the Extended Date.

On June 6, 2023, the Company entered the Promissory Note with our Sponsor. Pursuant to the Promissory Note, the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination.

Additionally, it is uncertain that we will have sufficient liquidity to fund the working capital needs of the Company through September 16, 2023. We have determined that the liquidity condition and mandatory liquidation, should an initial business combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after September 16, 2023.

Off-balance Sheet Financing Arrangements

We have no obligations, assets, or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay our Sponsor a monthly fee of $10,000 for office space, utilities, administrative and support services. We began incurring these fees on March 11, 2021 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.

The underwriters are entitled to a deferred fee of $0.35 per share, or $8,750,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Offering Costs Associated with the IPO

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities is expensed, and offering costs associated with the Class A Common Stock are charged to the stockholders’ deficit. Accordingly, as March 31, 2023, offering costs in the aggregate of $14,326,696 have been charged to stockholders’ deficit and $233,334 of offering costs associated with warrant and forward purchase unit issuance cost has been expensed on the Company’s statements of operations.

Warrant Liabilities

We account for the Warrants in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. The Private Placement Warrants and the public warrants for periods where no observable traded price was available are valued using a Modified Black-Scholes Option Pricing Model. For periods subsequent to the detachment of the public warrants from the Units, the public warrant quoted market price will be used as the fair value as of each relevant date.

Common Stock Subject to Possible Redemption

We account for our Common Stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A Common Stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ deficit. Our Class A Common Stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Class A Common Stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of our balance sheets.

Net Income Per Common Stock

Net income per Common Stock, basic and diluted for Class A Common Stock subject to possible redemption is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes, if any, by the weighted average number of shares of Class A Common Stock subject to possible redemption outstanding for the period. Net income per Common Stock, basic and diluted, for non-redeemable Common Stock is calculated by dividing net income less income attributable to Class A Common Stock subject to possible redemption, by the weighted average number of Common Stock of non-redeemable Common Stock outstanding for the period presented.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, because of the potential differences in accounting standards used.

New accounting standards

We do not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of March 31, 2023, we did not have any “off-balance sheet arrangements” as defined in Item 303(a)(4)(ii) of Regulation S-K, and did not have any commitments or contractual obligations other than obligations disclosed herein. No unaudited quarterly operating data is included in this proxy statement, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act, and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We have elected to delay the adoption of new or revised accounting standards, and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company,” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the IPO or until we are no longer an “emerging growth company,” whichever is earlier.

INFORMATION ABOUT FPC

Overview

FPC provides surface system pressure control related rental tools and services required during frac and flowback well operations. FPC’s products are rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion (including fracturing) and production phases of FPC’s customers’ wells. FPC believes it is a leading player in the market for onshore well completions products and services in the State of Texas. FPC was established in 2019 and later combined with D&B Flowback and Well Testing in 2020, a company that was founded by Jacob Startz, FPC’s Chief Executive Officer, in 2013, and Infinity Well Control, LLC (“IWC”) in 2021, a company that was founded by Dustin Nesloney, FPC’s President, in 2011. FPC has grown by offering superior services and solutions to FPC’s expanding customer base and via acquisitions of other companies in the market.

FPC’s principal products include master frac valves, frac stacks, zipper manifolds, flowback and ancillary equipment. The Infinity Valve employs a proprietary design with tight tolerances and advanced metallurgy that is manufactured and re-manufactured to an API 6A standard at FPC’s facility in Orange Grove, TX. It is qualified as a PSL 3 PR 2F Class X valve. FPC provided 8,294 valves in 2022 out of FPC’s Orange Grove facility. FPC also has invented a proprietary method to enable continuous fracturing operations which was issued US patent #11,585,20 in February 2023. This system has already successfully completed field trials and is undergoing improvements and refinements.

During the completion phase of a well, FPC rents frac stacks, zipper manifolds and other high-pressure equipment that are used for well control and for managing the transmission of frac fluids and proppants during the hydraulic fracturing process. These severe service applications require robust and reliable equipment. In addition, FPC provides mission-critical field services for FPC’s products and rental items, including 24-hour service crews to assist with the installation, maintenance and safe handling of the wellhead and pressure control equipment. FPC is involved in providing solutions across well lifecycles, including pre-frac, frac, drill-out, flowback and well testing, production, and post-production. FPC’s products and service lines include frac rental tools and services, flowback rental tools and services, hydraulic chokes, completion fluids, BOPs, and special services. Finally, FPC provides repair services for the equipment that FPC sells or rents.

FPC’s close, consultative relationship with its customers at various levels of the organization provides us with insight into the specific issues encountered in the drilling and completion processes in each basin, allowing us to provide turnkey, highly tailored product and service solutions. FPC has achieved significant market share in South Texas, and are actively growing market share in West and East Texas. FPC believes that FPC’s focus on safety, reliability, operational efficiencies, and customer objectives has contributed to recognition of the FPC name brand. FPC optimizes its products for multi-well pad drilling (i.e., the process of drilling multiple wellbores from a single surface location) to reduce rig time and provide operators with significant efficiencies that translate to cost savings at the wellsite. In time, FPC believes that its patented continuous frac technology, which pairs well with electric frac fleets, will drive further efficiencies for the unconventional US oil and gas production market.

FPC has several facilities in Texas to support FPC’s operations, including in Seguin, Orange Grove, The Woodlands, Marion, Longview. In addition, FPC is constructing a new facility in Midland to support FPC’s continued growth plans in West Texas. FPC’s Orange Grove facility is an API 6A facility. These facilities support FPC’s main operating basins of the Eagle Ford, Permian, and Haynesville.

The following table presents information regarding FPC’s consolidated revenues, net income (loss) and Adjusted EBITDA for the periods indicated (in thousands, except per unit data).

	For the Three Months Ended March 31,		Years Ended December 31,
	2023	2022	2022	2021	2020
	(unaudited)	(unaudited)	(audited)	(audited)	(audited)
Revenues	$48,907	$31,714	$162,750	$85,042	$7,369

Operating expenses:
Cost of goods sold (excluding depreciation and amortization expense)	25,511	18,426	87,359	49,865	4,933
Selling, general, and administrative expenses	5,898	5,146	15,781	8,874	1,006
Depreciation and amortization expense	3,549	2,760	12,002	8,840	924
Total costs and expenses:	34,958	26,332	115,142	67,579	6,863
Income from operations	13,949	5,382	47,608	17,463	506

Other income (expense):
Interest income (expense), net	61	(464)	(602)	(618)	(47)
Other income	62	11	48	1,370	89
Other expenses	(20)	(24)	(144)	(18)	—
Total other income (expense):	103	(477)	(698)	734	42

Income before income tax	14,052	4,905	46,910	18,197	548
Income tax expense	—	—	—	—	—
Net income	14,052	4,905	46,910	18,197	548
Net (income) loss attributable to noncontrolling interest	(18)	(20)	(86)	7	—
Net income attributable to Force Pressure Control, LLC.	$14,034	$4,885	$46,824	$18,204	$548

Net income attributable to Force Pressure Control, LLC per member unit
Basic and diluted	$14,034	$4,885	$46,824	$18,204	$548
Weighted average number of member units outstanding:
Basic and diluted	1,000	1,000	1,000	1,000	1,000
	For the Three Months Ended March 31,		Years Ended December 31,
	2023	2022	2022	2021	2020
Net income attributable to Force Pressure Control, LLC	$14,034	$4,885	$46,824	$18,204	$548
Interest (income) expense, net	(61)	464	602	618	47
Depreciation and amortization expense	3,549	2,760	12,002	8,840	924
EBITDA	17,522	8,109	59,428	27,662	1,519
Non-recurring items:
Transaction and public company implementation costs	1,566	50	130	—	—
(Gain) loss on disposal of fixed assets	(216)	1,940	1,103	370	(73)
Other (income) expenses	(42)	13	96	(1,352)	(89)
Adjusted EBITDA	$18,830	$10,112	$60,757	$26,680	$1,357

FPC’s Industry

Over the past decade, E&P companies have increasingly focused on exploiting the vast hydrocarbon reserves contained in North America’s unconventional oil and natural gas reservoirs. E&P companies utilize drilling and completion equipment and techniques, including hydraulic fracturing, that optimize cost and maximize overall production of a given well. In addition, the Energy Information Administration (“EIA”) projects that the average West Texas Intermediate (“WTI”) spot price will increase through 2040 from growing demand and the development of more costly oil resources. Moreover, the EIA reported that US natural gas exports grew from 1.14 trillion cubic feet (“TCF”) in 2010 to 6.65 TCF in 2021 to 39 countries around the world. The EIA expects that three new US natural gas export projects under construction will expand US liquified natural gas (“LNG”) peak export capacity by a combined 5.7 billion cubic per day by 2025.

FPC’s pressure control equipment is designed for horizontal wells and supports greater pad drilling efficiency while enhancing safety. FPC believes that demand for its products and services will continue to increase over the medium and long-term as a result of favorable industry trends, including:

•        increases in customer drilling and completion budgets, particularly in the Permian, Eagle Ford, and Haynesville regions, the key unconventional basins where FPC operates;

•        an expected increase in horizontal wells as a percentage of all wells drilled;

•        increases in the number of fracturing stages for a typical wellbore; and

•        an industry shift towards pad drilling and simultaneous fracturing operations, for which FPC believes E&P companies will seek to work with vendors that can provide a comprehensive suite of products and services to reduce pad congestion and who are focused on safety, reliability and quality.

FPC’s Competitive Strengths

FPC’s primary business objective is to create value for FPC’s shareholders by serving as the preferred provider of well completion pressure control equipment and services to FPC’s customers through a comprehensive suite of bundled products and services. FPC believes that the following strengths differentiate FPC from FPC’s peers and position FPC to capitalize on increased activity across FPC’s expanding footprint:

•        Leading provider of differentiated, innovative and mission-critical pressure control equipment and services for the U.S. onshore unconventional market.    FPC is a leading pressure control equipment provider to customers in all of the major Texas onshore producing regions, the largest oil and gas services market in the country. FPC manufactures products engineered specifically for the development of unconventional wells, and the products FPC provides are critical to well control. FPC’s Infinity Valve master valve is manufactured to extremely tight tolerances to serve the greatest range of frac proppants used by E&P companies. This design mitigates safety hazards, reduces frac time and increases operating efficiencies when deployed onto a well completion pad. Through years of operating trials and customer input, FPC’s equipment has also been tailored to address specific basin and customer requirements. FPC’s technologically advanced pressure control equipment is designed to enable safer, cleaner and faster well completions for FPC’s customers. This leading technology, bundled services, and relentless focus on safety defines FPC’s value proposition and has expedited FPC’s market share expansion.

•        Comprehensive and complementary provider of pressure control products and related services.    FPC is a pure-play provider of pressure control equipment and related services. FPC’s suite of products and services spans FPC’s customers’ pressure control needs from the onset the completion process to the commencement of production and beyond. With the growth of multi-well pad drilling and high-intensity completions, space restrictions and the increasing number of contractor personnel are leading FPC’s customers to seek vendors that can provide comprehensive and complementary product support and services. FPC believes that FPC’s suite of complementary products and services provides a distinct competitive advantage relative to FPC’s peers, reducing well pad congestion, logistical complexities and safety oversight.

•        Responsive manufacturing in the United States and lower cost production in China.    FPC employs a dynamic blend of manufacturing capabilities. FPC has rapid turnaround capacity in Orange Grove, Texas to satisfy FPC’s customers’ unplanned demand, which houses an expansive inventory of lower cost, longer lead-time parts and components sourced from China. FPC is an API 6A licensed manufacturer of Gate, Ball, and Plug Valves at Product Standard Level (“PSL”) 1, PSL 2, and PSL 3. FPC’s redundant relationships in China provide access to high-quality components and significant capacity at a lower cost compared to US production. FPC believes this diversity and flexibility of supply will continue to allow FPC to better ensure availability of products during the projected ramp up in the U.S. onshore unconventional oil and gas market.

•        Proven ability to generate free cash flow and long-lived equipment fleet.    Pressure control equipment is usually rented during the completion phase of a well. This arrangement allows FPC to recover FPC’s cost in the equipment, re-manufacture it to an API 6A specification, then rent the equipment again. Customers are responsible to pay for damages to rented equipment. This results in an extended useful life of equipment with strong and recurring free cash flow generation. In the year ended December 31, 2022, FPC generated $50.5 million cash flow from operations and used $16.7 million cash from investing resulting in $33.8 million cash flow from operations less cash from investing.

•        Well-positioned to capitalize on the U.S. onshore unconventional oil and gas market growth.    FPC’s strong position in the leading oil and gas production state of Texas has created a platform to selectively expand into other basins at the request of existing customer base.

•        Blue Chip Customer base.    From inception, FPC has focused its offerings to large, well-capitalized, and steadily active producers in FPC’s footprint. These include many large, public companies such as ConocoPhillips, Devon, Pioneer, BPX Energy, XTO Energy, Marathon Oil Company, EOG Resources, SM Energy, GeoSouthern, among others. This customer base demands the highest quality, safest equipment and service providers in the industry. In general, these customers also provide visibility into their well completion and production targets on an annual basis, allowing for advanced planning and logistical measures internally.

•        Experienced management and operating team with strong industry relationships.    FPC’s senior management team includes FPC’s key heritage company co-founders, Jacob Startz (FPC’s Chief Executive Officer) and Dustin Nesloney (FPC’s President), who are highly experienced and respected in the oilfield services industry. They have been able to take advantage of market opportunities by turning FPC into a leading independent provider of the most mission-critical needs of its well completion customers. Together they have built and acquired numerous businesses. In addition, the management team is supported by more than 12 key employees, many of whom have worked together for many years and are attracted to the high-performance organization that Jacob and Dustin have built. FPC believes that its leading management team and corporate culture will continue to attract and retain the best talent in the industry.

FPC’s Strategy

FPC intends to achieve its primary business objective by successful execution of the following strategies:

•        Targeting continued growth of the U.S. onshore unconventional oil and gas market.    U.S. onshore unconventional resources have emerged as a low-cost and flexible supply of crude oil and natural gas yielding attractive returns to E&P operators. FPC focuses on serving this market and increasing market share. FPC’s suite of products and services is specifically designed for the U.S. onshore unconventional oil and gas market, and FPC believes that the trends of rising well counts, greater focus on pad drilling and increasing completion intensity will make the U.S. onshore unconventional market a high margin and fast growing oil and gas market in the world. Texas is the leading state in the U.S. for these services and while FPC continues its focus in this state, FPC looks to expand to other unconventional basins in the future.

•        Continuing to introduce product enhancements and new technologies.    FPC enjoys a reputation for relentlessly seeking to improve product and service efficiencies for its customers. A prime example is FPC’s continuous frac technology which has the potential to be a step change in the speed at which wells can be safely and reliably completed. FPC’s technical experts and leadership team will continue to work closely with its customer base to identify and develop such value-added technologies. FPC will continue investing in the design and manufacture of peak-performance products, which reduce costs, increase operating efficiencies and improve the safety of FPC’s customers’ wellsite operations.

•        Focusing on increasing market share in frac rentals.    During the industry downturn that resulted from the COVID-19 pandemic, FPC took advantage by acquiring competitors and customers which continued to operate. Over the past three years, FPC has achieved a high growth rate which FPC expects to moderate as it scales. FPC’s proprietary tolerances and re-manufacturing capabilities have led to steady cash flow generation and a renewable revenue stream with limited capital expenditure. FPC’s relatively recent expansion has also provided FPC with a uniform and young fleet of equipment, which leads to operational, service, and logistical efficiencies for FPC’s customer base.

•        Investing in FPC’s supply chain and service infrastructure.    FPC is focused on the continuous improvement of FPC’s internal manufacturing processes and FPC’s third-party suppliers. FPC strives to ensure uninterrupted product flow, reduce its total production costs and enhance product reliability. Partially in response to delayed delivery times from Asia, FPC invested in a substantial amount of parts inventory to moderate the impacts of an unforeseen future supply delay. FPC believes that locating service capabilities in close proximity to field locations improves response time, further reduces costs and augments customer service, and so FPC continues to invest in existing and new facilities.

•        Attracting and retaining best-in-class personnel and maintaining a strong safety and service culture.    FPC’s ability to attract and retain top talent has become critical to FPC’s strong safety and service culture. FPC has attracted, and expects to continue to attract experienced and well-regarded managers, salespeople, technical field experts, and service center managers. While some other companies in FPC’s industry have been negatively impacted by changing market dynamics, FPC has consistently benefited by attracting talented people and desirable customers. FPC will continue to invest in the development of FPC’s personnel and FPC’s safety management system so that FPC can continue to be an industry leader in providing a leading service experience. FPC’s high regard for safety, quality and service allows FPC’s customers to differentiate FPC and allows FPC to expand its market share.

•        Maintaining a conservative balance sheet to preserve operational and strategic flexibility.    FPC carefully manages FPC’s liquidity by continuously monitoring cash flow, capital spending and have not utilized third-party debt during FPC’s rapid growth. FPC’s focus on maintaining its financial strength and flexibility provides FPC with the ability to execute its strategy through industry volatility and commodity price cycles. FPC intends to maintain a conservative approach to managing FPC’s balance sheet to preserve operational and strategic flexibility. FPC’s goal is to remain very liquid through the transaction and have availability to pursue a continued acquisition strategy using a variety of sources of capital.

•        Identifying strategic acquisitions to expand FPC’s product and service offerings, targeted service regions or employee capabilities.    FPC has engaged in several acquisitions of companies that provide complementary products and services or operate in regions where FPC sought to have resources available to deliver services. FPC intends to continue to pursue such transactions to the extent they are attractively priced and accelerate our opportunities to grow profitably.

FPC’s History

FPC’s major legacy companies were formed in 2011 and 2013. FPC itself was formed in 2019 and acquired D&B Flowback and Well Testing in 2020 in addition to acquiring Fortis Well Services. In January 2021, FPC acquired G-4 Oilfield Services. In February 2021, FPC acquired Infinity Well Control, LLC (“IWC”). This powerful merger of service expertise and equipment expertise formed the basis for the rapid growth and expansion of FPC. FPC made two other acquisitions in 2021. In 2022, FPC surpassed $160 million in revenues.

Suppliers and Raw Materials

Forgings, castings and components represent the principal raw materials used to manufacture FPC’s products and rental equipment. In addition, FPC requires accessory items (such as elastomers, ring gaskets, studs and nuts) and machining services.

For the three months ended March 2023, FPC purchased these items and services from over 169 vendors, both in the United States and China. For the three months ended March 31, 2023 and 2022, FPC had total purchases of approximately $15.9 million and $8.5 million, respectively. Purchases made from a vendor located in China, represented approximately 16% and 14%, respectively, of FPC’s third-party vendor purchases of raw materials, finished products and machining services. FPC has historically made purchases from this vendor pursuant to a long-term business relationship.

For the year ended December 31, 2022, FPC purchased these items and services from over 302 vendors, both in the United States and China. For the years ended December 31, 2022 and 2021, FPC had total purchases of approximately $45.7 million and $29.5 million, respectively. Purchases made from a vendor located in China, represented approximately 22% and 23%, respectively, of FPC’s third-party vendor purchases of raw materials, finished products and machining services. FPC has historically made purchases from this vendor pursuant to a long-term business relationship.

Although FPC’s relationships with its existing vendors, including the Chinese vendor referred to above, are important to FPC, FPC does not believe that it is substantially dependent on any individual vendor to supply FPC’s required materials or services. The materials and services essential to FPC’s business are normally readily available and, where FPC use one or a few vendors as a source of any particular materials or services, FPC believes that FPC can, within a reasonable period of time, make satisfactory alternative arrangements in the event of an interruption of supply from any vendor, either domestically or internationally. FPC believes that FPC’s materials and services vendors have the capacity to meet additional demand, should FPC require it.

Customers

For the three months ended March 31, 2023, FPC served over 77 customers representing major independent and other oil and gas companies with operations in the key U.S. oil and gas producing basins including the Permian, the Eagle Ford, and the Haynesville. For the three months ended March 31, 2023, ConocoPhillips, Devon Energy, and BPX Production Company accounted for 22%, 11%, and 10%, respectively of FPC’s total revenue. For the three months ended March 31, 2022, ConocoPhillips and Devon Energy accounted for 21% and 10%, respectively of FPC’s total revenue.

For the year ended December 31, 2022, FPC served over 151 customers representing major independent and other oil and gas companies with operations in the key U.S. oil and gas producing basins including the Permian, the Eagle Ford, and the Haynesville. For the year ended December 31, 2022, ConocoPhillips and BPX Production Company accounted for 25% and 11%, respectively, of FPC’s total revenue. For the year ended December 31, 2021, ConocoPhillips and Devon Energy accounted for 17% and 12%, respectively, of FPC’s total revenue. For the year ended December 31, 2020, ConocoPhillips accounted for 45% of FPC’s total revenue. For all periods, no other customer represented 10% or more of FPC’s total revenue.

Manufacturing

FPC valves are designed to API 6A specifications with all application specific features. All new manufacturing/machining is outsourced to third parties to help with cost control. Any in house manufacturing/machining is primarily reserved for remanufacture of used product back to 6A specifications.

Properties

The following tables set forth information with respect to FPC’s current facilities.

Location	Type	Own/ Lease	Approximate Size
Seguin, TX	Operational Headquarters	Owned	2,880 sq. ft.
Marion, TX	Marion Facility	Leased	9,250 sq. ft.
Orange Grove, TX	Valve Assembly & Repair Facility	Owned	44,488 sq. ft.
Odessa, TX	Midland/Odessa Facility	Leased	22,000 sq. ft.
Longview, TX	East Texas Facility	Leased	39,900 sq. ft.
Cibolo, TX	Cibolo Yard	Leased	N/A*
The Woodlands, TX	Corporate Administration	Leased	6,244 sq. ft.

____________

*        Includes indoor square footage only, no surrounding land, and Cibolo Yard is outside space only.

FPC has entered into a contract to acquire raw land and to construct a new facility in Midland, Texas, to support FPC’s continued growth plans in West Texas. The new facility is expected to be operational by the end of 2023.

Competition

The markets in which FPC operates are highly competitive. FPC believes that the rental market for frac stacks and related flow control equipment and related services is more fragmented than the wellhead product market. FPC does not believe that any individual company represents more than 10% of the aggregate of the US frac-well rental market. Larger competitors in the wellhead market, Cactus, Schlumberger, GE and TechnipFMC rent internally engineered and manufactured products. Other competitors generally rent foreign designed and manufactured generic products.

FPC believes that the principal competitive factors in the markets FPC serves are technical performance, equipment availability, work force competency, efficiency, safety record, reputation, experience and price. Additionally, projects are often awarded on a bid basis, which tends to create a highly competitive environment. While FPC seeks to be competitive in its pricing, FPC believes many of its customers elect to work with FPC based on product features, safety, performance and quality of FPC’s crews, equipment and services. FPC seeks to differentiate itself from its competitors by delivering high quality services and equipment possible, coupled with superior execution and operating efficiency in a safe working environment.

Patents, Trademarks and Other Intellectual Property

FPC’s new continuous frac system reduces non-productive time and increases output, resulting in potentially significant monetary savings for operators. Certain aspects of this new system are covered in US Patent #11,585,200 was issued on February 21, 2023. The prototype body has been tested in live applications with large customers. FPC believes that this new technology pairs very well with electrified frac crews, and represents another potential growth area for ESG in the oil field service industry. However, competitors of FPC and other third parties have also claimed patent protection for intellectual property in this area and may assert claims that FPC infringes patents or other intellectual property rights held by them.

Cyclicality

FPC is substantially dependent on conditions in the oil and gas industry, including the level of exploration, development and production activity of, and the corresponding capital spending by, oil and natural gas companies. The level of exploration, development and production activity is directly affected by trends in oil and natural gas prices, which, historically, have been volatile.

Declines, as well as anticipated declines, in oil and gas prices could negatively affect the level of these activities and capital spending, which could adversely affect demand for FPC’s products and services and, in certain instances, result in the cancellation, modification or rescheduling of existing and expected orders and the ability of FPC’s customers to pay FPC for FPC’s products and services. These factors could have an adverse effect on FPC’s revenue and profitability.

Seasonality

FPC’s business is not significantly impacted by seasonality.

Environmental, Health and Safety Regulation

FPC’s operations are subject to domestic (including U.S. federal, state and local) and international regulations with regard to air, land and water quality and other environmental matters. FPC believes that it is in substantial compliance with these regulations. Laws and regulations to minimize and mitigate risks to the environment and to workplace safety continue to be enacted. Changes in standards of enforcement of existing regulations, as well as the enactment and enforcement of new legislation, may require FPC and FPC’s customers to modify, supplement or replace equipment or facilities or to change or discontinue present methods of operation. FPC’s environmental compliance expenditures, FPC’s capital costs for environmental control equipment, and the market for FPC’s products may change accordingly.

Hazardous Substances and Waste

The Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the Environmental Protection Agency (“EPA”), the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. FPC are required to manage the transportation, storage and disposal of hazardous and non-hazardous wastes generated by FPC’s operations in compliance with applicable laws, including RCRA.

The Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), also known as the Superfund law, imposes joint and several liability, without regard to fault or legality of conduct, on classes of persons who are considered to be responsible for the release of a hazardous substance into the environment. These persons include the current and former owner or operator of the site where the release occurred, and anyone who disposed of or arranged for the disposal of a hazardous substance released at the site. FPC currently owns, leases, or operates numerous properties used for manufacturing and other operations. FPC also contracts with waste removal services and landfills. In the event of a release from these properties, under CERCLA, RCRA and analogous state laws, FPC could be required to remove substances and wastes, remediate contaminated property, or perform remedial operations to prevent future contamination even if the releases are not from FPC’s operations. In addition, neighboring landowners and other third parties may also file claims for personal injury and property damage allegedly caused by releases into the environment. Any obligations to undertake remedial operations in the future may increase FPC’s cost of doing business and may have a material adverse effect on FPC’s financial condition and results of operation.

Water Discharges.

The Federal Water Pollution Control Act (the “Clean Water Act”) and analogous state laws restrict and control the discharge of pollutants into waters of the United States. Discharges to water associated with FPC’s operations require appropriate permits from state agencies and may add material costs to FPC’s operations. The adoption of more stringent criteria in the future may also increase FPC’s costs of operation. The Clean Water Act and analogous state laws provide for administrative, civil and criminal penalties for unauthorized discharges and, together with the Oil Pollution Act of 1990, impose rigorous requirements for spill prevention and response planning, as well as substantial potential liability for the costs of removal, remediation, and damages in connection with any unauthorized discharges.

Employee Health and Safety

FPC is subject to a number of federal and state laws and regulations, including OSHA and comparable state statutes, establishing requirements to protect the health and safety of workers. In addition, the OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and comparable state statutes require that information be maintained concerning hazardous materials used or produced in FPC’s operations and that this information be provided to employees, state and local government authorities and the public. Substantial fines and penalties can be imposed and orders or injunctions limiting or prohibiting certain operations may be issued in connection with any failure to comply with laws and regulations relating to worker health and safety.

Climate Change

State, national and foreign governments and agencies continue to evaluate, and in some instances adopt, climate-related legislation and other regulatory initiatives that would restrict emissions of greenhouse gases. Changes in environmental requirements related to greenhouse gases, climate change and alternative energy sources may negatively impact demand for FPC’s services. For example, oil and natural gas exploration and production may decline as a result of environmental requirements, including land use policies responsive to environmental concerns. In January 2021, the Acting Secretary of the Department of the Interior issued an order suspending new leasing and drilling permits for fossil fuel production on federal lands and waters for 60 days. President Biden then issued an executive order indefinitely suspending new oil and natural gas leases on public lands or in offshore waters pending completion of a comprehensive review and reconsideration of federal oil and gas permitting and leasing practices. While the United States Department of the Interior announced in April 2022 that it would resume oil and gas leasing on public lands, the topic of oil and gas leasing on public land remains politically fraught, as the announcement indicated that federal land available for oil and gas leasing will be significantly reduced due to environmental and climate concerns. To the extent that these developments or other initiatives to reform federal leasing practices result in the development of additional restrictions on drilling, limitations on the availability of leases, or restrictions on the ability to obtain required permits, it could impact FPC’s customers’ opportunities and reduce demand for FPC’s products and services in the aforementioned areas.

Because FPC’s business depends on the level of activity in the oil and natural gas industry, existing or future laws, regulations, treaties or international agreements related to greenhouse gases and climate change, may reduce demand for oil and natural gas and could have a negative impact on FPC’s business. Likewise, such restrictions may result in additional compliance obligations that could have a material adverse effect on FPC’s business, consolidated results of operations and consolidated financial position. In addition, FPC’s business could be impacted by initiatives to address greenhouse gases and climate change and incentives to conserve energy or use alternative energy sources. For example, in August 2022, the Inflation Reduction Act of 2022 (the “Inflation Reduction Act”) was signed into law. The Inflation Reduction Act appropriates significant federal funding for the development of renewable energy, clean hydrogen, clean fuels, electric vehicles and supporting infrastructure and carbon capture and sequestration, among other provisions. In addition, the Inflation Reduction Act imposes the first ever federal fee on the emission of greenhouse gases (“GHG”) through a methane emissions charge. The Inflation Reduction Act amends the federal Clean Air Act to impose a fee on the emission of methane from sources required to report their GHG emissions to the EPA, including those sources in the onshore petroleum and natural gas production categories. These developments could further accelerate the transition of the U.S. economy away from the use of fossil fuels towards lower- or zero-carbon emissions alternatives, which could reduce demand for FPC’s products and services and negatively impact FPC’s business.

Hydraulic Fracturing

Most of FPC’s customers utilize hydraulic fracturing in their operations. Environmental concerns have been raised regarding the potential impact of hydraulic fracturing and the resulting wastewater disposal on underground water supplies and seismic activity. These concerns have led to several regulatory and governmental initiatives in the United States to restrict the hydraulic fracturing process, which could have an adverse impact on FPC’s customers’ completions or production activities. Although FPC does not conduct hydraulic fracturing, FPC’s products are used in hydraulic fracturing. Increased regulation and attention given to the hydraulic fracturing process could lead to greater opposition to oil and gas production activities using hydraulic fracturing techniques. In December 2021, the Texas Railroad Commission, which regulates the state’s oil and gas industry, suspended the use of deep wastewater disposal wells in four oil-producing counties in West Texas. The suspension is intended to mitigate earthquakes thought to be caused by the injection of waste fluids, including saltwater, that are a byproduct of hydraulic fracturing into disposal wells. The ban will require oil and gas production companies to find other options to handle the wastewater, which may include piping or trucking it longer distances to other locations not under the ban. In addition, the Texas Railroad Commission has overseen the development of well-operator-led response plans to reduce injection volumes in other portions of West Texas in order to reduce seismicity in these areas.

Although FPC does not conduct hydraulic fracturing, increased regulation and attention given to the hydraulic fracturing process could lead to greater opposition to oil and gas production activities using hydraulic fracturing techniques. The adoption of new laws or regulations at the federal, state, local or foreign level imposing reporting obligations on, or otherwise limiting, delaying or banning, the hydraulic fracturing process or other processes on which hydraulic fracturing and subsequent hydrocarbon production relies, such as water disposal, could make it more difficult to complete oil and natural gas wells. Further, it could increase FPC’s customers’ costs of compliance and doing business, and otherwise adversely affect the hydraulic fracturing services for which they contract, which could negatively impact demand for FPC’s products.

Insurance and Risk Management

FPC provides products and services to customers involved in oil and gas exploration, development and production. FPC also provides parts, repair services and field services associated with installation at all of FPC’s facilities and service centers in the United States, as well as at customer sites. FPC’s operations are subject to hazards inherent in the oil and natural gas industry, including accidents, blowouts, explosions, cratering, fires, oil spills and hazardous materials spills. These conditions can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and wildlife, and interruption or suspension of operations, among other adverse effects. In addition, claims for loss of oil and natural gas production and damage to formations can occur. If a serious accident were to occur at a location where FPC’s equipment and services are being used, it could result in FPC’s being named as a defendant to lawsuits asserting significant claims.

FPC has suffered accidents in the past, and FPC anticipates that it could experience accidents in the future. In addition to the property and personal losses from these accidents, the frequency and severity of these incidents affect FPC’s operating costs and insurability, as well as FPC’s relationships with customers, employees and regulatory agencies. Any significant increase in the frequency or severity of these incidents, or the general level of compensation awards, could adversely affect the cost of, or FPC’s ability to obtain, workers’ compensation and other forms of insurance and could have other adverse effects on FPC’s financial condition and results of operations.

FPC relies on customer indemnifications and third-party insurance as part of FPC’s risk mitigation strategy. However, FPC’s customers may be unable to satisfy indemnification claims against them. In addition, FPC indemnifies FPC’s customers against certain claims and liabilities resulting or arising from FPC’s provision of goods or services to them. FPC’s insurance may not be sufficient to cover any particular loss or may not cover all losses. FPC carries a variety of insurance coverages for FPC’s operations, and FPC is partially self-insured for certain claims, in amounts that FPC believes to be customary and reasonable. Historically, insurance rates have been subject to various market fluctuations that may result in less coverage, increased premium costs, or higher deductibles or self-insured retentions.

FPC’s insurance includes coverage for commercial general liability, damage to FPC’s real and personal property, damage to FPC’s mobile equipment, sudden and accidental pollution liability, workers’ compensation and employer’s liability, auto liability, foreign package policy, and excess liability. FPC’s insurance includes various limits and deductibles or self-insured retentions, which must be met prior to, or in conjunction with, recovery. Specifically, FPC’s commercial general liability policy provides for a limit of $1,000,000 per occurrence and $2,000,000 in the aggregate with no deductible. FPC’s property/inland marine policy provides coverage with various limits and sublimits based on the values insured with a $2,500 per occurrence deductible. FPC’s inland marine policy only extends to equipment leased or rented from others ($300,000 single item “loss”, $600,000 aggregate “loss”). Exposure is based on rented equipment expense. FPC owned property is self-insured. FPC has two commercial excess liability policies that follow the underlying $25 million commercial umbrella policy: $5 million in excess of $25 million and $10 million in excess of $30 million. The umbrella policy plus the two excess liability policies total $40 million.

Employees

As of March 31, 2023, FPC employs approximately 520 people. FPC’s future success will depend partially on FPC’s ability to attract, retain and motivate qualified personnel. FPC is not a party to any collective bargaining agreements and have not experienced any strikes or work stoppages. FPC considers FPC’s relations with FPC’s employees to be satisfactory.

Facilities

FPC’s operating headquarters is located in Seguin, Texas. Please see “— Properties” for information with respect to FPC’s other facilities. FPC believes that its facilities are adequate for its current operations.

Legal Proceedings

From time to time, FPC is a party to ongoing legal proceedings in the ordinary course of business. FPC does not believe the results of currently pending proceedings, individually or in the aggregate, will have a material adverse effect on FPC’s business, financial condition, results of operations or liquidity.

FPC MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Throughout this section, unless otherwise noted, “FPC” refers to Force Pressure Control, LLC and its consolidated subsidiaries prior to the completion of the Business Combination, unless otherwise stated or as required by context. You should read the following discussion and analysis of FPC’s financial condition and consolidated results of operations in conjunction with the section entitled “Selected Historical Consolidated Financial and Other Data of FPC” and FPC’s consolidated financial statements and the related notes appearing elsewhere in this proxy statement. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. FPC’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the section entitled “Risk Factors — Risks Related to FPC’s Business” and elsewhere in this proxy statement. FPC assumes no obligation to update any of these forward-looking statements except as otherwise required by law. All numbers presented within the following discussion and analysis are presented in thousands, except for members’ units and per members’ unit amounts, or if stated otherwise.

Established in 2019, FPC is a vertically integrated provider of pressure control related rental equipment and services to the energy industry in Texas, which includes the Permian, Eagle Ford and Haynesville Basins, and to a lesser extent in the States of New Mexico and Louisiana. FPC’s ability to design, manufacture, operate and service quality pressure control equipment allows it to build sustainable and valuable customer partnerships. In addition, through its subsidiary, Force Pressure Control International SAS, FPC provides oilfield services in Columbia.

Key Factors Affecting Operating Results

FPC’s future operating results and cash flows are dependent upon a number of opportunities, challenges, and other factors, including (i) growth in the number of wells drilled; (ii) demand for rentals and services dependent upon oil and gas activity; (iii) oil and gas price volatility; (iv) competition in the markets in which FPC operates; (v) the concentration of FPC’s operations among the oil fields it operates within; and (vi) industry trends and general economic conditions.

Growth in Number of Wells Completed

FPC’s rental revenues are primarily dependent on the number of wells completed (i.e., hydraulically fractured) and the number of fracture stages per well. Rental revenues and prices are more dependent on overall industry activity levels in the short-term than product sales. This is due to the more competitive and price-sensitive nature of the rental market with more participants having access to completions-focused rental equipment. Pricing had also been impacted with the move from day-rate pricing to stage-based pricing in the hydraulic fracturing market. FPC believes that as the market increases in activity levels, and as capacity becomes more constrained due to cannibalization of both rental and hydraulic fracturing service equipment, the pricing of completions-focused pressure control rental equipment will be less of a factor due to a renewed focus on availability, reliability and quality. Furthermore, FPC believes that the current number of drilled but uncompleted wells (“DUCs”), and any increases thereto, could ultimately provide additional opportunities, although FPC recognizes that not all DUCs may be completed.

Oil and Natural Gas Price Volatility

Oil prices were volatile throughout 2022 primarily due to global import restrictions enacted on Russian oil, including a price cap set by the International Group of Seven (G7) members in response to the conflict in Ukraine, releases of oil from the Strategic Petroleum Reserve and subsequent plans to replenish it, enacted and planned production cuts by OPEC+, fears of a global recession and easing COVID-19 restrictions in China. Oil prices reached their peak in March 2022 with West Texas Intermediate (“WTI”) prices increasing to over $123 per barrel. Prices dropped below $80 per barrel in late November 2022 and remained under $80 per barrel for the majority of December 2022 before ending the year at slightly above $80 per barrel. Oil prices dropped below $80 several days in early 2023 but remained above $73 per barrel and averaged approximately $78 per barrel through February 24, 2023. In mid-February 2023, the International Energy Agency raised its forecast for global crude oil demand for 2023, raising the projection for 2023 to two million barrels per day above 2022.

Prices for natural gas were elevated, but also volatile, throughout 2022 in the United States (“U.S.”) due to several factors including, higher demand for heating due to a colder winter early in the year, a nationwide heat wave during the summer and record-high liquified natural gas (“LNG”) exports due to a rise in global LNG demand. Henry

Hub natural gas spot prices increased from an average of $3.76 per one million British Thermal Units (“MMBtu”) in December 2021, to an average high of $8.14 per MMBtu in May 2022, to an average of $5.53 per MMBtu in December 2022. Natural gas prices began to moderate toward the end of 2022 primarily due to increased levels of domestic production, the shutdown of a large LNG export facility and relatively mild winter weather in Europe, which drove inventories in underground storage to levels in-line with the five-year average from levels below the five-year average. These impacts continued into early 2023, with natural gas prices declining to an average of $3.27 per MMBtu for January 2023, down even further to $2.07 per MMBtu on February 24, 2023. Although weakening natural gas prices could negatively impact the oil and gas industry, FPC’s customers are primarily oil-focused, thus slightly moderating the adverse impacts to demand for FPC’s products and services.

Industry Trends and General Economic Conditions

The ongoing conflict in Ukraine has had repercussions globally and in the U.S. by continuing to cause uncertainty, not only in the oil and natural gas markets, but also in the financial markets and global supply chain. Such uncertainty could continue to result in stock market volatility and supply chain disruptions, as well as higher oil and natural gas prices which could cause higher inflation worldwide, impact consumer spending and negatively impact demand for FPC’s goods and services. Moreover, additional interest rate increases by the U.S. Federal Reserve to combat inflation could further increase the probability of a recession.

Notwithstanding the significant commodity price volatility in 2022, U.S. onshore drilling activity increased meaningfully during the year. At the end of 2022, the U.S. onshore rig count, as reported by Baker Hughes, was 764 rigs as compared to 571 at the end of 2021. The weekly average U.S. onshore rig count for the three months ended March 31, 2023 was 744 rigs, a 20% increase as compared to 618 rigs for the comparable period in 2022. U.S. onshore drilling activity has been relatively stable during the first part of 2023.

How FPC Generates Its Revenues

FPC’s revenues are derived from three sources: frac valve rentals and services, flowback rentals and services and other rentals and services. Frac valve rentals and services includes the revenue earned from renting proprietary frac valves and related equipment to customers. Flowback rentals and services revenue includes equipment rentals and services provided after the frac valve stage, during the process in which the oil flows out of the well with the water and sand that was pumped into it during the wellhead stage. Other rentals and services include all other equipment rentals and services provided by FPC, such as blowout preventors (“BOPs”), completion fluids and special services provided on the oil field.

For the three months ended March 31, 2023, FPC derived approximately 67% of its total revenues from frac valves rentals and services, approximately 25% of its total revenues from flowback rentals and services, and approximately 8% of total revenues from other rentals and services. For the three months ended March 31, 2022, FPC derived approximately 58% of its total revenues from frac valve rentals and services, approximately 34% of its total revenues from flowback rentals and services, and approximately 8% of total revenues from other rentals and services.

For the year ended December 31, 2022, FPC derived approximately 59% of its total revenues from frac valves rentals and services, approximately 32% of its total revenues from flowback rentals and services, and approximately 9% of total revenues from other rentals and services. For the year ended December 31, 2021, FPC derived approximately 55% of its total revenues from frac valve rentals and services, approximately 38% of its total revenues from flowback rentals and services, and approximately 7% of total revenues from other rentals and services.

Costs of Conducting FPC’s Business

The principal elements of cost of goods sold (excluding depreciation and amortization expense) are labor, repairs specifically performed on rental equipment, third-party equipment rental, fuel and freight.

Selling, general and administrative expenses are comprised of costs such as sales and marketing, engineering expenses, general corporate overhead, business development expenses, compensation expense, information technology (“IT”) expenses, safety and environmental expenses, legal and professional expenses and other related administrative functions.

Factors Affecting the Comparability of FPC’s Financial Condition and Results of Operations

FPC’s historical financial condition and results of operations for the periods presented may not be comparable, either from period to period or going forward, for the following reason:

Significant Acquisitions

Acquisitions qualifying as business combinations are accounted for under the acquisition method of accounting, which requires, among other items, that assets acquired and liabilities assumed be recognized on the consolidated balance sheets at their fair values as of the acquisition date. The fair value measurements, assets acquired, and liabilities assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs represent Level 3 measurements in the fair value hierarchy and include, but are not limited to, estimates of revenues, future operating costs, estimated future market prices, estimated future cash flows and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation.

Infinity Well Control, LLC

On February 1, 2021, FPC acquired all of the membership interests in Infinity Well Control, LLC (“IWC”) from the individuals who held 100% of the membership interests. The acquisition was accounted for using the acquisition method of accounting, in accordance with Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”). IWC is a frac valve provider for industry operators across FPC’s regions.

The total purchase price paid by FPC to acquire IWC was $48.2 million of which $2.9 million was cash, $19.6 million was interest-bearing promissory notes issued by FPC (net of debt discount), and membership interests in FPC with a fair value of $25.7 million.

Results of Operations

Three months ended March 31, 2023, compared to the three months ended March 31, 2022 (in thousands of dollars)

The following table presents summary consolidated operating results for the periods indicated:

	Three months ended March 31,
	2023	2022	$ Change	% Change
Revenue	$48,907	$31,714	$17,193	54%

Costs and expenses:
Cost of goods sold (excluding depreciation and amortization expense)	25,511	18,426	7,085	38%
Selling, general, and administrative expenses	5,898	5,146	752	15%
Depreciation and amortization expense	3,549	2,760	789	29%
Total costs and expenses	34,958	26,332	8,626	33%
Income from operations	13,949	5,382	8,567	159%

Other income (expense):
Interest income (expense), net	61	(464)	525	113%
Other income	62	11	51	464%
Other expenses	(20)	(24)	4	17%
Total other income (expense)	103	(477)	580	122%

Net income	$14,052	$4,905	$9,147	186%
Non-controlling interest	(18)	(20)	2	10%
Net income attributable to Force Pressure Control, LLC	$14,034	$4,885	$9,149	187%

Revenue

Revenue increased by $17.2 million, or 54%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The increase was attributable to increased sales volume for the period. Sales primarily increased due to higher completion activity by FPC’s customers.

Additionally, FPC’s revenue increased through the bundling of rentals and services achieved from strategic business acquisitions, as FPC was able to provide its full suite of rentals and services to the legacy customers of each acquired company.

Costs and expenses

Cost of goods sold (excluding depreciation and amortization expense) increased by $7.1 million, or 38%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The increase was attributable to the increase in revenue, offset by cost efficiencies that FPC continues to realize as a result of the IWC acquisition.

Selling, general, and administrative expenses increased by $752 thousand, or 15%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The increase was attributable to additional general and administrative costs incurred, as FPC has grown. This includes growth in FPC’s corporate functions in addition to expansion into additional facilities during the period, as well as increased professional services fees.

Depreciation and amortization expense increased $789 thousand, or 29%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. This increase was attributable to rental fleet capital expenditures incurred, which increased associated depreciation and amortization expense.

Other income (expense), net

Interest income (expense), net increased by $525 thousand, or 113%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The decrease is attributable to decreased outstanding borrowings related to a pay down in debt.

Income tax expense

FPC and its U.S. based wholly-owned subsidiaries, are treated as disregarded entities for income tax purposes. As a result, the net taxable income and any related tax attributes, for federal income tax purposes, are deemed to pass to the individual members.

Year ended December 31, 2022, compared to the year ended December 31, 2021 (in thousands of dollars)

The following table presents summary consolidated operating results for the periods indicated:

	Year ended December 31,
	2022	2021	$ Change	% Change
Revenue	$162,750	$85,042	$77,708	91%

Costs and expenses:
Cost of goods sold (excluding depreciation and amortization expense)	87,359	49,865	37,494	75%
Selling, general, and administrative expenses	15,781	8,874	6,907	78%
Depreciation and amortization expense	12,002	8,840	3,162	36%
Total costs and expenses	115,142	67,579	47,563	70%
Income from operations	47,608	17,463	30,145	173%

Other income (expense):
Interest expense, net	(602)	(618)	16	3%
Other income	48	1,370	(1,322)	(96)%
Other expenses	(144)	(18)	(126)	(700)%
Total other income (expense)	(698)	734	(1,432)	(195)%

Net income	$46,910	$18,197	$28,713	158%
Non-controlling interest	(86)	7	(93)	(1329)%
Net income attributable to Force Pressure Control, LLC	$46,824	$18,204	$28,620	157%

Revenue

Revenue increased by $77.7 million, or 91%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase was attributable to increased sales volume for the period. Sales primarily increased due to higher completion activity by FPC’s customers and a full year of revenue from the IWC business acquired in 2021.

Additionally, FPC’s revenue increased through the bundling of rentals and services achieved from strategic business acquisitions, as FPC was able to provide its full suite of rentals and services to the legacy customers of each acquired company.

Costs and expenses

Cost of goods sold (excluding depreciation and amortization expense) increased by $37.5 million, or 75%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase was attributable to the increase in revenue, offset by cost efficiencies that were gained through the IWC acquisition.

Selling, general, and administrative expenses increased by $6.9 million, or 78%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase was attributable to additional general and administrative costs incurred, as FPC has grown. This includes growth in FPC’s corporate functions in addition to expansion into additional facilities during the year.

Depreciation and amortization expense increased $3.2 million, or 36%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. This increase was attributable to rental fleet capital expenditures incurred, which increased associated depreciation and amortization expense.

Other income (expense), net

Other income decreased by $1.3 million, or 96%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The decrease was primarily attributable to $913 thousand of loan forgiveness on a Paycheck Protection Program (“PPP”) recognized during the year ended December 31, 2021.

Other expenses increased by $126 thousand, or 700%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase was primarily attributable to a loss on sale of equipment recognized during the year ended December 31, 2022.

Income tax expense

FPC and its U.S.-based wholly-owned subsidiaries, are treated as partnerships for income tax purposes. As a result, the net taxable income and any related tax attributes, for federal income tax purposes, are deemed to pass to the individual members.

Segment Operating Results

As of March 31, 2023, in applying the criteria set forth in ASC 280, Segment Reporting, FPC has determined that there were three reportable segments: Frac Valve Rentals and Services, Flowback Rentals and Services, and Other Rentals and Services. FPC’s chief operating decision makers review financial information on an aggregated and consolidated basis, together with certain operating and performance measures principally to make decisions about how to allocate resources and to measure performance.

Frac Valve Rentals and Services

FPC provides and services a full suite of equipment needed during the pre-frac, frac, and post-frac stages of its customers’ well completions. FPC’s equipment is used by its customers during the multiple phases of well completion as the well is prepared for production. When completed, the well is ready to produce and FPC’s equipment is replaced with a production frac valve.

Flowback Rentals and Services

Once FPC’s customers’ operations have completed the frac phase, FPC provides surface pressure control equipment to support drill-out units in removal of plugs, sand, and debris from the well bore. When FPC’s customers’ operations move into the testing and production phase, FPC provides surface pressure control and separation equipment, as well as service personnel to monitor, manage, and report on well conditions.

Other Rentals and Services

Throughout the completion and production phases, FPC also provides BOP assemblies, as well as control systems in support of various well service operations. To assist in the production and completion phases, FPC also provides mixing plant units with support equipment, to mix and inject lubricants and other chemicals during completion operations. To ensure on-going support is available throughout the life of a well, FPC offers well intervention and well control services with associated equipment.

Three months ended March 31, 2023, compared to the three months ended March 31, 2022 (in thousands of dollars)

	Three months ended March 31,
	2023	2022	$ Change	% Change
Frac Valve Rentals and Services
Revenue	$32,808	$18,256	$14,552	80%
Income from operations(1)	17,198	5,342	11,856	222%
Flowback Rentals and Services
Revenue	12,367	10,754	1,613	15%
Income from operations(1)	2,450	2,837	(387)	(14)%
Other Rentals and Services
Revenue	3,732	2,704	1,028	38%
Income from operations(1)	1,096	1,018	78	8%
Total segments revenue	48,907	31,714	17,193	54%
Total segments income from operations	20,744	9,197	11,547	126%

Items not allocated to segment level:
Corporate selling, general, and administrative expenses	3,246	1,055	2,191	208%
Depreciation and amortization expense(1)	3,549	2,760	789	29%
Total company income from operations	$13,949	$5,382	$8,567	159%

____________

(1)      The Company has not elected to allocate depreciation and amortization expense at the segment level.

Frac Valve Rentals and Services

Revenues

Frac valve rentals and services revenues increased by $14.6 million, or 80%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The increase was attributable to higher completion activity by FPC’s customers, as well as increased capital allocation to service customer demand.

Income from Operations

Frac valve rentals and services income from operations increased by $11.9 million, or 222%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The increase in income from operations was primarily attributable to the increase in revenues for the period as well as improved cost efficiencies.

Flowback Rentals and Services

Revenues

Flowback rentals and services revenues increased by $1.6 million, or 15%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The increase was attributable to bundling of rentals and service lines across business segments, as FPC leveraged acquired customer relationships to bring its full suite of rentals and services to legacy acquiree customers.

Income from Operations

Flowback rentals and services income from operations decreased by $387 thousand, or 14%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The decrease was attributable to changes in service mix as revenue in lower margin rentals and services increased during the current period, when compared to the same period in prior year.

Other Rentals and Services

Revenues

Other rentals and services revenues increased by $1.0 million, or 38%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The increase was attributable to increased customer activity resulting in increased rental and services fees.

Income from Operations

Other rentals and services income from operations increased by $78 thousand, or 8%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The lower growth in Income from Operations, when compared to growth in Revenue, was attributable to changes in service mix as revenue in lower margin rentals and services increased during the current period, when compared to the same period in prior year.

Year ended December 31, 2022 compared to the year ended December 31, 2021 (in thousands of dollars)

	Year ended December 31,
	2022	2021	$ Change	% Change
Frac Valve Rentals and Services
Revenue	$96,745	$46,790	$49,955	107%
Income from operations(1)	43,924	17,507	26,417	151%
Flowback Rentals and Services
Revenue	52,222	32,254	19,968	62%
Income from operations(1)	14,614	9,174	5,440	59%
Other Rentals and Services
Revenue	13,783	5,998	7,785	130%
Income from operations(1)	5,782	2,459	3,323	135%
Total segments revenue	162,750	85,042	77,708	91%
Total segments income from operations	64,320	29,140	35,180	121%

Items not allocated to segment level:
Corporate selling, general, and administrative expenses	4,710	2,837	1,873	66%
Depreciation and amortization expense(1)	12,002	8,840	3,162	36%
Total company income from operations	$47,608	$17,463	$30,145	173%

____________

(1)      The Company has not elected to allocate depreciation and amortization expense at the segment level.

Frac Valve Rentals and Services

Revenues

Frac valve rentals and services revenues increased by $50.0 million, or 107%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase was attributable to higher completion activity by FPC’s customers, the full year of income from the IWC acquisition, as compared to the partial year in 2021, as well as increased capital allocation to service customer demand.

Income from Operations

Frac valve rentals and services income from operations increased by $26.4 million, or 151%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase in income from operations was primarily attributable to the increase in revenues for the period as well as cost efficiencies achieved from integrating IWC into FPC’s operations.

Flowback Rentals and Services

Revenues

Flowback rentals and services revenues increased by $20.0 million, or 62%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase was attributable to bundling of rentals and service lines across business segments, as FPC leveraged acquired customer relationships to bring its full suite of rentals and services to legacy acquiree customers.

Income from Operations

Flowback rentals and services income from operations increased by $5.4 million, or 59%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase was attributable to the increase in revenues with a commensurate increase in costs year over year.

Other Rentals and Services

Revenues

Other rentals and services revenues increased by $7.8 million, or 130%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase was attributable to increased customer activity resulting in increased rental and services fees.

Income from Operations

Other rentals and services income from operations increased by $3.3 million, or 135%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The increase was attributable to increased customer activity and execution of cost recovery measures.

Comparison of Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA are not measures of net income as determined by U.S. Generally Accepted Accounting Principles (“GAAP”). EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of FPC’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. FPC defines EBITDA as net income excluding net interest expense, income tax and depreciation and amortization. FPC defines Adjusted EBITDA as EBITDA excluding certain items that are typically non-recurring and outside the normal course of business for FPC.

Management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate FPC’s operating performance and compare the results of FPC’s operations from period to period without regard to FPC’s financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. FPC’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. FPC presents EBITDA and Adjusted EBITDA because FPC believes they provide useful information regarding the factors and trends affecting its business.

The following tables present a reconciliation of EBITDA and Adjusted EBITDA to the GAAP financial measure of net income (loss) (in thousands of dollars) for each of the periods indicated.

Three months ended March 31, 2023, compared to the three months ended March 31, 2022 (in thousands of dollars)

	Three months ended March 31,
	2023	2022	$ Change	% Change
Net income attributable to Force Pressure Control, LLC	$14,034	$4,885	$9,149	187%
Interest (income) expense, net	(61)	464	(525)	(113)%
Depreciation and amortization expense	3,549	2,760	789	29%
EBITDA	17,522	8,109	9,413	116%
Non-recurring items:
Transaction and public company implementation costs	1,566	50	1,516	3032%
(Gain) loss on disposal of fixed assets	(216)	1,940	(2,156)	(111)%
Other (income) expenses	(42)	13	(55)	(423)%
Adjusted EBITDA	$18,830	$10,112	$8,718	86%

Adjusted EBITDA increased by $8.7 million, or 86%, for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022. The primary reason for the change was higher net income for the three months ended March 31, 2023, as discussed within Results of Operations.

Year ended December 31, 2022 compared to the year ended December 31, 2021 (in thousands of dollars)

	Year ended December 31,
	2022	2021	$ Change	% Change
Net income attributable to Force Pressure Control, LLC	$46,824	$18,204	$28,620	157%
Interest expense, net	602	618	(16)	(3)%
Depreciation and amortization expense	12,002	8,840	3,162	36%
EBITDA	59,428	27,662	31,766	115%
Non-recurring items:
Transaction and public company implementation costs	130	—	130	*
Loss on disposal of fixed assets	1,103	370	733	198%
Other (income) expense	96	(1,352)	1,448	107%
Adjusted EBITDA	$60,757	$26,680	$34,077	128%

____________

*        Not meaningful

Adjusted EBITDA increased by $34.1 million, or 128%, for the year ended December 31, 2022, when compared to the year ended December 31, 2021. The primary reason for the change for the year ended December 31, 2022, compared to the year ended December 31, 2021, was higher net income in the year ended December 31, 2022, as discussed within Results of Operations.

Liquidity and Capital Resources

For the three months ended March 31, 2023, net income attributable to FPC of $14.0 million plus depreciation and amortization add back and changes in operating assets and liabilities provided $15.1 million of cash for operating activities.

As of March 31, 2023, FPC had cash and cash equivalents of $22.4 million compared to $15.7 million as of December 31, 2022. Cash increased during the period due to higher cash from operating activities and decreased cash used for financing activities, offset by an increase in cash used for investing activities which included purchases of property and equipment.

For the year ended December 31, 2022, net income attributable to FPC of $46.8 million plus depreciation and amortization add back and changes in operating assets and liabilities provided $50.5 million of cash for operating activities.

As of December 31, 2022, FPC had cash and cash equivalents of $15.7 million compared to $2.4 million as of December 31, 2021. Cash increased during the period due to higher cash from operating activities, offset by an increase in cash used for financing activities which included paying seller financed notes related to prior acquisitions.

As such, management does not believe FPC will need to raise additional funds in order to meet the expenditures required for operating its business.

Cash Flows

Three months ended March 31, 2023, compared to the three months ended March 31, 2022 (in thousands of dollars)

The following table summarizes FPC’s cash flows (in thousands of dollars) for the periods indicated:

	Three months ended March 31,
	2023	2022
Net cash provided by operating activities	$15,118	$11,933
Net cash used in investing activities	$(4,020)	$(1,957)
Net cash used in financing activities	$(4,252)	$(7,024)

Net cash provided by operating activities was $15.1 million and $12.0 million for the three months ended March 31, 2023 and 2022, respectively. The cash provided by operating activities during the three months ended March 31, 2023 was due to net income of $14.1 million and $3.5 million of depreciation and amortization added back, offset by a gain on disposal of fixed assets of $0.2 million and a negative change in operating assets and liabilities of $2.3 million. The cash provided by operating activities during the three months ended March 31, 2022 was due to net income of $4.9 million, $2.8 million of depreciation and amortization added back and by a positive change in operating assets and liabilities of $4.3 million.

Net cash used in investing activities was $4.0 million and $2.0 million for the three months ended March 31, 2023 and 2022, respectively. The primary reason for the change during the three months ended March 31, 2023 was due to purchases of property and equipment of $4.2 million, offset by disposals of property and equipment of $0.2 million. The cash used in investing activities during the three months ended March 31, 2022 was due to purchases of property and equipment of $3.0 million, offset by disposals of property and equipment of $1.0 million.

Net cash used in financing activities was $4.3 million and net cash provided by financing activities was $7.0 million for the three months ended March 31, 2023 and 2022, respectively. The cash used in financing activities during the three months ended March 31, 2023 was due to distributions to members of $3.0 million, payments made on related party notes payable of $1.2 million, payments made on notes payable of $0.1 million. The cash provided by financing activities during the three months ended March 31, 2022 was due to proceeds from related party notes payable of $5.5 million and proceeds from notes payable of $5 thousand, offset by distributions to members of $0.8 million, payments made on related party notes payable of $11.7 million and payments made on notes payable of $11 thousand.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021 (in thousands of dollars)

The following table summarizes FPC’s cash flows (in thousands of dollars) for the periods indicated:

	Year Ended December 31,
	2022	2021
Net cash provided by operating activities	$50,466	$23,281
Net cash used in investing activities	$(16,668)	$(23,895)
Net cash used in financing activities	$(20,497)	$807

Net cash provided by operating activities was $50.5 million and $23.3 million for the years ended December 31, 2022 and 2021, respectively. The cash provided by operating activities in 2022 is due to net income of $46.9 million and $12.0 million of depreciation and amortization added back, offset by a negative change in operating assets and liabilities of $8.4 million. The cash provided by operating activities in 2021 is due to net income of $18.2 million and $8.8 million of depreciation and amortization added back, offset by a negative change in operating assets and liabilities of $3.7 million.

Net cash used in investing activities was $16.7 million and $23.9 million for the years ended December 31, 2022 and 2021, respectively. The primary reason for the change in 2022 was due to purchases of property and equipment of $20.5 million, purchases of intangible assets of $0.2 million, offset by disposals of property and equipment of $4.0 million. The cash used in investing activities for 2021 was due to purchases of property and equipment of $23.9 million, the acquisition of IWC for $2.8 million, the acquisition of Force Pressure Control International SAS for $0.1 million, offset by disposals of property and equipment of $2.9 million.

Net cash used in financing activities was $20.5 million and net cash provided by financing activities was $0.8 million for the years ended December 31, 2022 and 2021, respectively. The cash used in financing activities for 2022 is due to distributions to members of $5.5 million, payments made on related party notes payable of $17.9 million, payments made on notes payable of $2.6 million, offset by proceeds from related party notes payable of $5.5 million. The cash provided by financing activities in 2021 was due to proceeds from related party notes payable of $8.9 million, and proceeds from notes payable of $1.3 million, offset by payments made on related party notes payable of $6.1 million and payments made on notes payable of $3.3 million.

Critical Accounting Policies and Estimates

The discussion and analysis of FPC’s financial condition and results of operations are based upon FPC’s consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of FPC’s financial statements requires FPC to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. FPC evaluates its estimates and assumptions on a regular basis. FPC bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and assumptions used in preparation of FPC’s consolidated financial statements. See Note 2 in the notes to the condensed consolidated financial statements included elsewhere in this proxy statement for an expanded discussion of FPC’s significant accounting policies and estimates made by management.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, expenses and impairments during the reporting period. While FPC concludes that estimates are reasonable when considered in conjunction with FPC’s Consolidated Balance Sheets and Statements of Operations taken as a whole, actual results could differ materially from those estimates.

Reportable Segments

FPC has three reportable segments in accordance with ASC 280. Operating segments are components of public entities that engage in business activities from which they may earn revenues and incur expenses, and separate financial information is available and evaluated regularly by FPC’s Chief Operating Decision Maker (“CODM”), who has been determined to be FPC’s Chief Executive Officer and the President in deciding how to assess performance and allocate resources. The three reportable segments are Frac Valve Rentals and Services, Flowback Rentals and Services, and Other Rentals and Services.

Business Combinations

FPC applies the provisions of ASC 805, in the accounting for acquisitions. ASC 805 requires FPC to recognize separately from goodwill the assets acquired and the liabilities assumed at their acquisition date fair values. Goodwill, if any, as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. While FPC uses the best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, as well as contingent consideration, where applicable, estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, FPC records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Consolidated Statements of Operations.

Revenue Recognition

FPC provides pressure control related services through its rental equipment as well as providing various other services. FPC’s customer agreements primarily relate to the lease of equipment. Since an essential portion of FPC’s revenue generating activities are applicable to ASC 842, Leases (“ASC 842”), FPC will recognize revenue in accordance with ASC 842.

Income Taxes

FPC and its U.S.-based wholly-owned subsidiaries, are treated as partnerships for income tax purposes. As a result, the net taxable income and any related tax credits, for federal income tax purposes, are deemed to pass to the individual members and are included in the members’ tax returns even though such net taxable income or tax credits may not actually have been distributed.

FPC applies the measurement and disclosure provisions for uncertain tax positions as required by ASC 740, Income Taxes. This subtopic requires that computations and deferred income tax provisions only consider tax positions that are more likely than not to be sustained if the taxing authority examines the positions. Management believes that all tax positions considered for this purpose meet this “more likely than not” threshold.

FPC is subject to income or franchise tax requirements in various states in which it conducts business. FPC has determined that the provision for such taxes would not have a material effect on the Condensed Consolidated Statements of Operations for the three months ended March 31, 2023 and 2022. FPC has determined that the provision for such taxes would not have a material effect on the Consolidated Statements of Operations for the years ended December 31, 2022, and 2021. Taxes on foreign operations, if any, are provided for in accordance with the applicable country’s tax rules and rates.

FPC recognizes the impact of state income and franchise taxes in the consolidated financial statements, based upon positions that are more likely than not of being sustained upon examination by a tax authority. Any penalties and interest assessed as a result of an examination will be recognized as income tax expense.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements, or Accounting Standard Updates (“ASU”) are issued by the FASB, or other standard setting bodies and adopted by FPC as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on FPC’s financial position or results of operations upon adoption.

Recently Adopting Accounting Pronouncements

Changes to U.S. GAAP that went into effect in the three months ended March 31, 2023, did not have a material effect on our condensed consolidated financial statements.

Accounting Pronouncements Issued Not Yet Adopted

Changes to U.S. GAAP that are not yet effective are not expected to have a material effect on our condensed consolidated financial statements.

Internal Controls and Procedures

FPC has begun the process of evaluating its internal control over financial reporting, although FPC is in the early phases of its review and will not complete the review until later in 2023. FPC cannot predict the outcome of its review at this time. During the course of the review, FPC may identify control deficiencies, which could give rise to significant deficiencies and material weaknesses. Any identified material weaknesses could result in a misstatement of FPC’s accounts or disclosures that would result in a material misstatement of its annual or interim consolidated financial statements that would not be prevented or detected. FPC cannot assure you that the measures it has taken to date, or any measures it may take in the future, will be sufficient to remediate any material weaknesses or avoid potential future material weaknesses.

Inflation

Inflation in the U.S. has been relatively higher in recent years and has had an impact on FPC’s results of operations for the three months ended March 31, 2023. As a result of the rise in inflation, FPC has experienced a significant increase in costs and revenue prices, with pressure on wages and raw materials.

Off-Balance Sheet Arrangements

Currently, FPC does not have off-balance sheet arrangements.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following sets forth certain information, as of the date of this proxy statement, concerning the persons who are expected to serve as directors and executive officers of the Company following the consummation of the Business Combination and assuming the election of the nominees at the Special Meeting as set forth in “Proposal No. 4 — Election of Directors to the Board of Directors.”

Name	Age	Position(s) Held
Jacob Startz	32	Director, Chief Executive Officer
Dustin Nesloney	46	Director, President
Jeff Achilles	39	Chief Financial Officer
Harvey Mueller	85	Director
Doug Bergeron	62	Director
Zach Abrams	56	Director
[Independent Director]	[•]	[•]
[Independent Director]	[•]	[•]

The directors have been nominated pursuant to the Purchase Agreement. See “Proposal No. 1 — Approval of the Business Combination — The Purchase Agreement.”

Directors

Upon the consummation of the Business Combination, we anticipate increasing the initial size of the Board from five to seven directors, each of whom will be voted upon by our stockholders at the Special Meeting. If all director nominees are elected and the Business Combination is consummated, the Board will initially consist of seven directors.

Jacob Startz has been with FPC since its inception. He has over 14 years of industry experience that ranges from entry level hands-on field experience to owning and operating various service companies. He started his career working for FESCO as a District Engineer from 2008 to 2013. In 2013, he founded D&B Flowback, LLC, which was later merged into FPC in order to begin the company. Previously, he interned with Valero Energy. He holds a Bachelor of Arts degree in Mechanical Engineering from Texas A&M — Kingsville. Mr. Startz is well qualified to serve on our board due to his extensive knowledge of the oil and gas industry and governance experience.

Dustin Nesloney has been with FPC since 2021. He has over 20 years of experience in the oil & gas industry including field operations, manufacturing, sales, and corporate functions. Prior to his time at FPC, Dustin spent 11 years in operations at Valero Refining. He also started Petroleum Production Technology (“PPT”), a manufacturer of hydraulic power units utilized in well control in 2008. In 2011, Dustin started Infinity Well Control (“IWC”) which was a wellhead/frac valve provider in the Eagle Ford Shale and Permian Basin. In 2021, IWC was acquired by FPC and Dustin was appointed Chief Operating Officer of the combined company. Dustin received a Bachelor of Science in Construction Science with minors in Petroleum Geology and Business from Texas A&M. Mr. Nesloney is well qualified to serve on our board due to his extensive knowledge of the oil and gas industry and governance experience.

Jeff Achilles joined FPC in July 2022. He has over 15 years of accounting and financial control experience ranging from large public accounting firms to several closely-matched oilfield services companies. Jeff has diverse experience in all aspects of operational finance, corporate development, accounting, and administration, developing both strategic and tactical solutions in support of key business objectives. Jeff started his career with PricewaterhouseCoopers in 2007 before joining Tucker Energy Services in 2012 as the US Controller. Immediately following that, he joined Stuart Pressure Control as Controller and then Vice President of Finance. In 2020, Covenant Testing Technologies purchased Stuart and Jeff led the integration as the newly appointed Chief Financial Officer. Since joining FPC, he has been implementing new models of financial reporting, budgeting, and accounting for the company. Jeff earned Bachelor of Business Administration and Master of Professional in Accounting degrees from the University of Texas and is a licensed CPA.

Harvey Mueller worked for several businesses following his graduation from high school in 1955 until he started his own Houston-based rubber business, Supreme Oilfield Rubber Products, in the early 1970s. While continuing to own and operate Supreme Oilfield Rubber Products, Mr. Mueller founded two other businesses, Supreme International, an international rubber distributing business, and Offshore Kinematics, which specialized in the manufacture of shock cells, a product invented by Mr. Mueller for boat landings on offshore platforms. He sold all three businesses in January of 1982. Shortly thereafter, Mr. Mueller started Mueller Rental, a company that manufactures patented high pressure stripper rubbers for oil and gas workover operations, and which he still owns and operates. In 2015, he started MB Milling, where he created a patented milling system and where he remains the President & CEO of such company. In 2019, he joined the other founders to establish FPC, where he has played the roles of an investor and a mentor to FPC’s management team. In 2022, he started a crane company named LV Crane and Rigging, where he also serves as a board member. Along with the long list of businesses of which Mr. Mueller has been a part of, he has acquired over 20,000 acres of land over the years and runs over 2,100 head of cattle and built a ranching enterprise.

Doug Bergeron has served on the Board of the Company since March 2021. Mr. Bergeron is the current Chief Executive Officer of the Hudson Executive Investment Corp., a SPAC affiliated with Hudson Executive Capital (“HEC”), a hedge fund focused on improving value and performance in small and mid-cap public and private companies, and is the Co-Managing Partner of HEC. Prior to joining HEC, Mr. Bergeron founded DGB Investments, a diversified holding company of technology investments, in 2013. Mr. Bergeron also served on the board of directors of Renters Warehouse, a marketplace and property management services platform, from September 2015 until February 2023. Mr. Bergeron’s experience in technology spans over 35 years, including 12 years as the Chief Executive Officer of Verifone Systems, Inc., or Verifone, a provider of technology for electronic payment transactions and value-added services at the point-of-sale. In 2001, Mr. Bergeron led the acquisition of Verifone, in partnership with the private equity firm The Gores Group, and was named Verifone’s Chief Executive Officer. The following year, Mr. Bergeron partnered with GTCR, another private equity firm, to acquire Verifone from The Gores Group, and continued to lead the company. Over this time, Verifone went from sales of under $300 million in 2002 to over $2 billion in 2013 and enterprise value grew to exceed $5 billion. Mr. Bergeron grew Verifone organically as well as through accretive, value-enhancing acquisitions and strategic partnerships. Prior to leading Verifone, Mr. Bergeron held many senior roles at SunGard Data Systems and rose to become Chief Executive Officer of SunGard Brokerage Systems Group and President of SunGard Futures Systems, which provided software and services to a variety of trading institutions, banks, futures brokerages, derivatives exchanges and clearing and settlement services providers. Mr. Bergeron has a Master of Science from University of Southern California, and a Bachelor of Arts in Computer Science from York University. Mr. Bergeron is well qualified to serve on our board because of his knowledge and experience in the technology sector, as well as his experience serving as a board member of a special purpose acquisition company.

Zachary Abrams has been Chief Strategy Officer and Chief Financial Officer, as well as a member of the Board of the Company, since August 2020. Mr. Abrams has been the managing partner of Stratim Capital, LLC, a late stage venture firm focused on acquiring concentrated positions in technology companies via the secondary market, since he founded the firm in 2006. During this period, he was also the Chief Financial Officer at Rio SEO, a local content management SaaS software provider and a Stratim Capital, LLC portfolio company, from October 2014 to July 2018. From June 2006 to December 2008, Mr. Abrams was the Chief Operating Officer and Chief Financial Officer of Applied Financial Technology, a SaaS provider of mortgage analytics solutions, where he managed the Company’s financial and administrative operations and led an M&A process leading to it being acquired by Fidelity National Information Services. Prior to founding Stratim Capital, LLC, Mr. Abrams was one of two founding partners of Lake Street Capital, a private equity firm focused on acquiring direct equity interests in the secondary market from 2003 to 2006. From 2000 to 2002, Mr. Abrams was Vice President of Corporate and Business Development at SonicWALL, Inc., where he served on the Operating Committee and led the company’s OEM and licensing division while managing the business development and M&A efforts. Mr. Abrams previously worked at Bear, Stearns & Co., a leading full service investment bank, where he was a Vice President of Investment Banking focused on clients in the technology industry from 1997 to 2000. He also served as a professional in the Technology Investment Banking Group at Merrill Lynch. Mr. Abrams started his career in the Financial Management Program at GE, then served on the Corporate Audit Staff at GE Capital where he focused on financial audits and M&A due diligence. Mr. Abrams has a Bachelors of Economics from Colby College and an MBA from the Wharton School at the University of Pennsylvania. Mr. Abrams is well qualified to serve on as a member of the board of directors because of his knowledge and experience in the technology sector and his experience leading the finance function at several companies.

Classified Board of Directors

In accordance with the proposed Second Amended and Restated Certificate of Incorporation, the board of directors of the post-Business Combination Company will be divided into three classes with only one class of directors being elected each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

As discussed above, in connection with the Business Combination, each of Jacob Startz, Doug Bergeron, Zachary Abrams, Dustin Nesloney, Harvey Mueller, [•] and [•], have been nominated to serve as directors of the post-Business Combination Company upon completion of the Business Combination.

Committees of the Board of Directors

It is anticipated that the board of directors of the post-Business Combination Company will maintain the committees currently constituted by the Board of the Company, the audit committee and the compensation committee, and will readopt their respective charters in substantially the same form. We anticipate that the board of directors of the post-Business Combination Company will also form a corporate governance and nominating committee and adopt a charter for such committee. Upon consummation of the Business Combination, we anticipate that the composition of the committees of our Board will be as follows.

Audit Committee

Upon consummation of the Business Combination, it is anticipated that the audit committee will consist of            ,            , and            .            is expected to serve as the chair of the audit committee.

Each member of the audit committee is financially literate and our Board has determined that            qualifies as an “audit committee financial expert” as defined in the applicable SEC rules.

Compensation Committee

Upon consummation of the Business Combination, it is anticipated that the compensation committee will consist of            ,            , and            .            is expected to serve as the chair of the compensation committee.

Corporate Governance and Nominating Committee

Upon consummation of the Business Combination, it is anticipated that our corporate governance and nominating committee will consist of            ,            , and            .            is expected to serve as chair of the corporate governance and nominating committee.

Director Independence

Nasdaq listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect to have            “independent directors” as defined in the Nasdaq listing rules and applicable SEC rules. Our Board has determined that each of            would be independent directors under applicable SEC and Nasdaq rules.

Code of Ethics

The post-Business Combination Company will have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on the post-Business Combination Company’s website, [___________]. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

The Company

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2022 (i.e., pre-Business Combination).

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities were first listed on Nasdaq through the earlier of consummation of our initial Business Combination and our liquidation, we pay our Sponsor a total of $10,000 per month, for office space, utilities, administrative and support services. Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our Sponsor, officers, directors or our or any of their affiliates. After the completion of our initial Business Combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed Business Combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial Business Combination will be determined by a compensation committee constituted solely by independent directors. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial Business Combination should be a determining factor in our decision to proceed with any potential Business Combination. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination.”

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination” beginning on page 206 of this proxy statement.

FPC

The following discussion and analysis of compensation arrangements of the named executive officers of FPC for the fiscal year ended December 31, 2022 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with FPC’s financial statements and related notes appearing elsewhere in this proxy statement. Compensation information included in the following discussion is presented in actual dollar amounts.

For fiscal year 2022, the executive officers of FPC were:

Name	Principal Position
Jacob Startz	Chief Executive Officer, Manager
Dustin Nesloney	President, Manager
Jeff Achilles	Chief Financial Officer
Harrison Daniel	Vice President — Operations
Wesley Mangan	Vice President — Sales

Summary Compensation Table

The following table summarizes, with respect to FPC’s principal executive officer (Mr. Startz) and the two most other highly paid executive officers of FPC, information relating to the compensation earned for services rendered in all capacities during the fiscal year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)(2)	Total ($)
Jacob Startz (Chief Executive Officer, Manager)(3)	2022	248,846	150,000	12,740	411,586

Dustin Nesloney (President, Manager)(3)	2022	244,442	150,000	6,140	400,582

Harrison Daniel (Vice President – Operations)(4)	2022	246,721	150,000	12,740	409,461

____________

(1)      FPC does not have any proscribed metrics for awarding bonuses.

(2)      Amounts reflected within the “All Other Compensation” column are comprised of a vehicle allowance.

(3)      Although Messrs. Startz and Nesloney each serve as FPC’s managers, they are not compensated for their services as managers.

(4)      Mr. Harrison ceased being Vice President — Operations in January, 2023 and moved to the position of Director, Technical Sales with FPC.

Narrative to the Summary Compensation Table

The salary numbers for 2022 reflect the aggregate amount paid to the named executive officers during the year. In August, 2022, the FPC managers approved salary increases for each of Messrs. Startz, Nesloney and Harrison at $280,000 each.

The bonuses paid to the named executive officers were determined without regard to any proscribed achievement metrics.

Outstanding Equity Awards at 2022 Fiscal Year-End

None of FPC’s named executive officers held outstanding equity awards as of December 31, 2022.

Employment, Severance or Change in Control Agreements

Employment Agreements

Of the executive officers named in the compensation table above, only Mr. Nesloney has a written employment agreement with FPC.

Dustin Nesloney

FPC has entered into an employment agreement with Mr. Dustin Nesloney, FPC’s President, in order to promote his continued performance of his role for an extended period of time given his position and value to FPC. His employment agreement has a five-year term ending on January 31, 2026. In addition, the agreement provides for a specified base salary originally set at $175,000 (subsequently raised in 2022 to $280,000) and participation in health and dental insurance coverage under FPC’s policies.

The employment agreement does not entitle Mr. Nesloney to any severance payments upon termination. His employment may be terminated as follows: (a) by the company for cause upon written notice to Mr. Nesloney describing the cause for termination; (b) upon his death or permanent disability; (c) upon the sale of all or substantially all of the assets of the Company or upon the sale, by merger or other disposition, of all or substantially all of the membership interests of the Company; (d) by Mr. Nesloney for default under this agreement by Company upon written notice to Company describing such default; (e) upon expiration of the term of the agreement; or (f) upon mutual written agreement between the Company and Mr. Nesloney.

For purposes of Mr. Nesloney’s employment agreement, the term “cause” means “(i) unsatisfactory performance of Employee’s duties or employment responsibilities to the Company, provided that Company has given Employee written notice specifying the unsatisfactory performance of his duties and responsibilities, which remains uncorrected by the Employee after the lapse of ten (10) business days following receipt of the written notice; (ii) a breach by Employee of any of his obligations under this Agreement which remain uncured after the lapse of ten (10) days following the date that Company has given Employee written notice thereof; (iii) Employee enters into any transaction that represents, directly or indirectly, self-dealing to the detriment of the interests of the Company which has not been approved in advance by the Company in writing; (iv) the repeated breach by the Employee of any duty referred to in clause (i) or (ii); (v) any act of misappropriation, embezzlement or intentional fraud by Employee involving the Company; (vi) the conviction or the plea of nolo contendere or the equivalent in respect of any felony or other crime involving moral turpitude; (vii) intentional infliction of any damage of a material nature to any property of the Company; or (viii) the repeated confirmed abuse of any controlled substance or the repeated confirmed abuse of alcohol or any other non-controlled substance which, in any case described in this clause, the Company reasonably determines renders the Employee unfit to serve as an employee of the Company.”

Non-Competition

Additionally, Mr. Nesloney agreed in his employment agreement that for a period of two years following his termination with FPC, he shall not, within a 250-mile radius of 11895 I-10, Marion, Texas 78124, compete with FPC in its business in any manner or capacity, whether as an employee, consultant, advisor or director, and will not provide any services or contribute his knowledge to any work by a business in any manner, directly or indirectly competitive to those provided by FPC.

Non-Solicitation

Mr. Nesloney agrees during the term of his employment and for a period of two years following his termination from FPC, he will not (i) offer employment to any “Persons” of FPC or attempt to entice Persons of FPC away from FPC; (ii) interfere with the material business relationships of FPC, or entice away any material customers, clients, suppliers or contractors of FPC; (iii) procure or facilitate the making of any such offer or attempt by any other Person; or (iv) solicit, directly or through any other Person, any customer of Company for purposes of facilitating any investment, partnership or business opportunity.

For purposes of Mr. Nesloney’s employment agreement, “Persons” means an individual, corporation, a limited liability company, a trust, a partnership, a joint stock association, a business trust or other business entity, or a government or agency or subdivision thereof, and includes the singular and the plural.

Potential Payments upon Termination

Mr. Nesloney is not subject to an employment or severance arrangement upon his termination.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-Business Combination Company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Second Amended and Restated Certificate of Incorporation is attached as Annex C to this proxy statement. We urge you to read our Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-Business Combination Company’s securities following the Business Combination.

Authorized and Outstanding Stock

Upon completion of the Business Combination, the authorized capital stock of the post-Business Combination Company will consist of (i)            shares of Class A Common Stock (ii) zero shares of Class B Common Stock and (iii)            shares of Class C Common Stock.

As of the record date for the Special Meeting, there were 6,255,019 shares of Class A Common Stock outstanding, held of record by approximately [•] holders of Class A Common Stock; 6,250,000 shares of Class B Common Stock outstanding, held of record by our Initial Stockholders and their permitted transferees; no shares of Class C Common Stock outstanding; no shares of preferred stock outstanding and 13,000,000 warrants outstanding, held of record by approximately [•] holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Class A Common Stock

Generally.    The Second Amended and Restated Certificate of Incorporation provides that the Class A Common Stock will have identical rights, powers, preferences and privileges to current Class A Common Stock, as set forth in more detail below.

Voting Rights.    Holders of shares of Class A Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.

Dividend Rights.    Holders of shares of our Class A Common Stock are entitled to ratably receive dividends when and if declared by our Board out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A Common Stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters.    The shares of Class A Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. All outstanding shares of our Class A Common Stock, including the Class A Common Stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

Generally.    The Second Amended and Restated Certificate of Incorporation provides that each share of Class B Common Stock outstanding immediately prior to the filing of the Second Amended and Restated Certificate of Incorporation will automatically convert into one share of Class A Common Stock and, concurrently with such conversion, the number of authorized shares of Class B Common Stock will be reduced to zero.

Class C Common Stock

Generally.    The Second Amended and Restated Certificate of Incorporation provides that the Class C Common Stock will have the rights, powers, preferences and privileges set forth below and under the captions “— Voting Rights” and “— Dividend and Liquidation Rights.” In connection with Business Combination, each FPC Member will receive one share of Class C Common Stock for each FPC Common Unit that such FPC Member holds. Accordingly, each FPC Member will have a number of votes in the post-Business Combination Company equal to the aggregate number of FPC Common Units that such FPC Member holds.

Voting Rights.    Holders of shares of our Class C Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A Common Stock and Class C Common Stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of Second Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class C Common Stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividend and Liquidation Rights.    Holders of our Class C Common Stock do not have any right to receive dividends, unless the dividend consists of shares of our Class C Common Stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class C Common Stock paid proportionally with respect to each outstanding share of our Class C Common Stock and a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class A Common Stock on the same terms is simultaneously paid to the holders of Class A Common Stock. Holders of our Class C Common Stock do not have any right to receive a distribution upon a liquidation or winding up of the Post-Business Combination Company.

Transfer Rights.    No person holding shares of Class C Common Stock can transfer shares of Class C Common Stock so long as shares of Class B Common Stock remain outstanding.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

As discussed in greater detail in “Proposal No. 4 — Election of Directors to the Board of Directors,” under the terms of the Second Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of the Class I directors in place at such time will expire at the first annual meeting of the stockholders of the post-Business Combination Company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; the term of the Class II directors in place at such time will expire at the second annual meeting of the stockholders of the post-Business Combination Company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; and the term of the Class III directors in place at such time will expire at the third annual meeting of the stockholders of the post-Business Combination Company following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Under both the current amended and restated certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our Common Stock.

Capital Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares of Class A Common Stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Initial Stockholders, directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter.

We will consummate the Business Combination only if a majority of our outstanding shares of Common Stock entitled to vote and actually cast thereon at the Special Meeting are voted in favor of the Business Combination Proposal at the Special Meeting.

Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date of filing this proxy statement, our Initial Stockholders, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to the Existing Charter, if we are unable to consummate a business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Initial Stockholders, officers and directors, and their permitted transferees have agreed to waive their redemption rights with respect to the Founder Shares and any public shares held by them (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), or such earlier date as determined by our Board, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our Board resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to September 16, 2023. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter. However, if our Initial Stockholders or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our Common Stock are entitled to share ratably, in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock), in all assets remaining available for distribution to them after payment of the debts and other liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Common Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including any amounts representing interest earned on the Trust Account, less any interest released to the Company to pay its franchise and income taxes.

Founder Shares

The Founder Shares designated as Class B Common stock, and except as described below, are identical to the shares of Class A Common Stock included in the units sold in the IPO, except that: (1) prior to our initial business combination, only holders of the Class B Common Stock have the right to vote on the election of directors and holders of a majority of the outstanding shares of our Class B Common Stock may remove members of our board of directors for any reason; (2) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed: to (a) waive their redemption rights with respect to their Founder Shares and any public shares held by them in connection with the completion of our initial business combination; (b) waive their redemption rights with respect to their Founder Shares and any public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination by September 16, 2023, or such earlier date as determined by our Board, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (c) waive their rights to liquidating distributions from the trust account with respect to any Founder Shares they hold if we fail to complete our initial business combination by September 16, 2023, or such earlier date as determined by our Board, or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (3) the Founder Shares are subject to certain transfer restrictions, as described in more detail below; (4) the Founder Shares are automatically convertible into shares of our Class A Common Stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and (5) the Founder Shares are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their Founder Shares and any public shares held by them purchased during or after this offering in favor of our initial business combination.

The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at the time of our initial business combination on a one-for-one basis, subject to increase in respect of the issuance of certain securities, as provided herein. In the case that additional shares of Class A Common Stock, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amount issued in this offering and related to the closing of our initial business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B Common Stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as-converted basis, 20% of the aggregate number of all shares of Common Stock outstanding upon the completion of this offering, plus the aggregate number of shares of Class A Common Stock and equity-linked securities issued or deemed issued in connection with our initial business combination (net of the number of shares of Class A Common Stock redeemed in connection with our initial business combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement warrants issued to our sponsor, an affiliate of our sponsor or any of our officers or directors.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. Our Sponsor has also agreed to, in its capacity as holder of a majority of our Class B Common Stock, waive the right to a conversion price adjustment with respect to all shares of our Class B Common Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class B Common Stock in the Existing Charter.

Preferred Stock

The Existing Charter authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

We are not registering the shares of Class A Common Stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00. Once the warrants become exercisable, we may call the warrants (except as described herein with respect to the private placement warrants) for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the $18.00 per share (as adjusted) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00. Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•        in whole and not in part;

•        at a price of $0.10 per warrant provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Class A Common Stock determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock (as defined below) except as otherwise described below;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•        if, and only if, there is an effective registration statement covering the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Pursuant to the warrant agreement, references above to Class A Common Stock shall include a security other than Class A Common Stock into which the Class A Common Stock has been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A Common Stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date (period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per warrant. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.

Any public warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants if they exercise their public warrants in connection with such redemption (“fair market value” for such public warrants held by our officers or directors being defined as the last reported sale price of the public warrants on such redemption date).

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants (other than the private placement warrants) to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of the Company’s final prospectus related to the IPO. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares of Class A Common Stock. If we choose to redeem the warrants when the Class A Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for Class A Common Stock if and when such Class A Common Stock trades at a price higher than the exercise price of $11.50 per share.

No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A Common Stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security.

Redemption procedures and cashless exercise.    If we call the warrants for redemption as described above under “— Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00,” our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.    If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (1) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination or to redeem 100% of our Class A Common Stock if we do not complete our initial business combination by September 16, 2023, or such earlier date as determined by our Board, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our founders or their affiliates, without taking into account any Founder Shares held by our founders or their affiliates, as applicable, prior to such issuance) (the “newly issued price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A Common Stock during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the newly issued price, and the $18.00 per share redemption trigger price described above under “Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the newly issued price.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A Common Stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common equity in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which was filed as an exhibit to the Company’s final prospectus related to the IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that (a) the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the final prospectus related to the IPO, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (b) all other modifications or amendments require the vote or written consent of at least 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants, forward purchase warrants or working capital warrants or any provision of the warrant agreement with respect to the private placement warrants, forward purchase warrants or working capital warrants, at least 50% of the then outstanding private placement warrants, forward purchase warrants or working capital warrants, respectively.

The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of Class A Common Stock.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Private Placement Warrants

Our Sponsor purchased an aggregate of 4,666,667 Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $7,000,000 in a private placement that occurred simultaneously with the closing of the IPO. $5,000,000 of the proceeds of the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account such that, at the closing of the IPO, $250,000,000 was held in the Trust Account. If the Initial business combination is not completed within 24 months by September 16, 2023 or a date further extended, or such earlier date as determined by our Board, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. In April 2019, the underwriters’ over-allotment option expired and as a result the Sponsor’s agreement to purchase up to an additional 750,000 Private Placement Warrants also expired. The Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant Agent. The reason that we have agreed that these Warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Warrants and sell the shares of Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and our general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and Warrant Agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and Warrant Agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Anti-Takeover Effects of Certain Provisions of Our Second Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws will contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We will not be subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•        the transaction is approved by the Board before the date the interested stockholder attained that status;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•        on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We intend to elect in our certificate of incorporation not to be subject to Section 203. Although our certificate of incorporation will have certain provisions that generally have the same effect as Section 203, the Designated Parties, their respective affiliates and successors, and their respective direct and indirect transferees will not be subject to such provisions regardless of the percentage of stock owned by them.

Our Second Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Provisions of our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which will become effective upon the closing of this offering, may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A Common Stock.

Among other things, our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will:

•       establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Amended and Restated Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•        provide our Board the ability to authorize undesignated preferred stock. This ability makes it possible for our Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•        provide that the authorized number of directors may be changed only by resolution of the Board;

•        provide that all vacancies, including newly created directorships, shall, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•        provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•        provide that certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Common Stock entitled to vote thereon, voting together as a single class;

•        provide that special meetings of our stockholders may only be called by our Board pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•        provide for our Board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•        provide that the affirmative vote of the holders of at least 66-2/3% of the voting power of all then outstanding Common Stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause; and

•        provide that our Amended and Restated Bylaws can be amended by the Board.

Forum Selection Clause

Our Second Amended and Restated Certificate of Incorporation will provide that, unless we select or consent in writing to the selection of an alternative forum, all complaints asserting any internal corporate claims (defined as claims, including claims in the right of our Company: (i) that are based upon a violation of a duty by a current or former director, officer, employee, or stockholder in such capacity; or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, subject matter jurisdiction, another state court or a federal court located within the State of Delaware). Further, unless we select or consent to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our choice of forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Our Second Amended and Restated Certificate of Incorporation will also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Second Amended and Restated Certificate of Incorporation is inapplicable or unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

Our Second Amended and Restated Certificate of Incorporation will limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•        for any breach of their duty of loyalty to us or our stockholders;

•        for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•        for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•        for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Amended and Restated Bylaws will also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also will permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that will be in our Second Amended and Restated Certificate of Incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Rule 144

Pursuant to Rule 144 of the Securities Act, which we refer to as “Rule 144,” a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act’s periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period during which we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, pursuant to which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Common Stock then outstanding; or

•        the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period during which the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Sponsor will be able to sell its Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after we complete the Business Combination.

As of the date of this proxy statement, we have 12,505,019 shares of Common Stock outstanding. Of these shares, 6,255,019 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 6,250,000 Founder Shares owned by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement, there are 13,000,000 Warrants outstanding, consisting of 8,333,333 Public Warrants originally sold as part of the Units issued in the Company’s IPO and 4,666,667 Private Placement Warrants that were sold by the Company to our Sponsor in a private sale prior to the Company’s IPO. Each whole Warrant is exercisable for one share of our Class A Common Stock, in accordance with the terms of the Warrant agreement governing the Warrants. 8,333,333 of these Warrants are Public Warrants and are freely tradable. In addition, we will be obligated to file no later than 20 business days after the closing of the Business Combination a registration statement under the Securities Act covering the 8,333,333 shares of our Class A Common Stock that may be issued upon the exercise of the Public Warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the Warrants.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

Pursuant to a registration rights agreement entered into on March 11, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Common Stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A Common Stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor, holders of shares of Class B Common Stock and certain Force Members will enter into an Amended and Restated Registration Rights Agreement, pursuant to which the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of the Company that are held by the parties thereto from time to time.

Listing of Securities

We intend to apply to continue the listing of the post-Business Combination Company’s Class A Common Stock and Public Warrants on Nasdaq under the symbols “FPCI,” and “FPCIW,” respectively, upon the Closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our voting Common Stock as of the record date (prior to the business combination and any PIPE financing or third-party financing) and (ii) the expected beneficial ownership of our voting Common Stock immediately following consummation of the Business Combination in the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario by:

•        each person who is, or is expected to be, the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock;

•        each of our current officers and directors;

•        each person who will become a named officer or director of the post-Business Combination Company; and

•        all officers and directors of the Company, as a group, and of the post-Business Combination Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or will become exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of our voting Common Stock set forth in the table below in the pre-Business Combination period is based on 6,255,019 shares of Class A Common Stock issued and outstanding as of March 31, 2023. The beneficial ownership of our Class B Common Stock pre-Business Combination is based on 6,250,000 shares of Class B Common Stock issued and outstanding as of March 31, 2023. The combined voting power set forth in the table below in the pre-Business Combination period reflects the aggregate number of shares of our Class A Common Stock and Class B Common Stock, or 12,505,019 shares of Common Stock issued and outstanding as of March 31, 2023, because, pursuant to our Existing Charter, holders of both classes of Common Stock are entitled to vote as a single class on all matters to be voted upon by our stockholders pre-Business Combination, except as otherwise required by law or by the Existing Charter.

The expected beneficial ownership of our voting Common Stock set forth in the period below in the post-Business Combination period in the No Redemption Scenario assumes that (i) no shares of Class A Common Stock are redeemed in connection with the Business Combination and (ii) the FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $120 million in cash and 12,000,000 shares of Class C Common Stock. The expected beneficial ownership of our Class A Common Stock set forth in the table below in the post-Business Combination period in the 50% Redemption Scenario assumes that (i) 3,127,019 shares of Class A Common Stock are redeemed in connection with the Business Combination and (ii) the FPC Members elect to receive purchase consideration exchange for the Sold Units in the form of $105 million in cash and 13,500,000 shares of Class C Common Stock. The expected beneficial ownership of our Class A Common Stock set forth in the table below in the post-Business Combination period in the Maximum Redemption Scenario assumes that (i) 4,755,019 shares of Class A Common Stock are redeemed in connection with the Business Combination and (ii) the FPC Members elect to receive purchase consideration in exchange for the Sold Units in the form of $90 million in cash and 15,000,000 shares of Class C Common Stock.

The expected beneficial ownership of our voting Common Stock set forth in the table below in the post-Business Combination period in all three scenarios includes the Lock-Up Shares but excludes (i) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (ii) Warrants that will remain outstanding immediately following the Business Combination, (iii) the Earnout Equity, and is further based on the assumption that (i) full exchange of all FPC Common Units held by the FPC Member to Class A Common Stock on a one-for-one basis, accompanied by the corresponding cancellation of shares of Class C Common Stock held by such FPC Members and (ii) 8,500,000 shares of Class A Common Stock will be issued pursuant to the PIPE financing or any third-party financing.

As a result of the foregoing assumptions, the calculations of beneficial ownership of our voting common stock in the post-Business Combination period in the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario are based on 33,245,000, 31,618,000 and 31,490,000 shares of Common Stock, respectively, issued and outstanding immediately following the consummation of the Business Combination.

	Pre-Business Combination and any PIPE financing		Post-Business Combination
			Assuming No Redemptions		Assuming 50% Redemptions		Assuming Max Redemptions
Name and Address of Beneficial Owner(1)(2)	Number of Shares of Common Stock	%	Number of Shares of Common Stock	%	Number of Shares of Common Stock	%	Number of Shares of Common Stock	%
Stratim Cloud Acquisition, LLC (our Sponsor)(3)	4,889,500	39.1%	4,889,500	14.8%	4,889,500	15.6%	4,889,500	15.6%
Sreekanth Ravi(4)	4,889,500	39.1%	4,889,500	14.8%	4,889,500	15.6%	4,889,500	15.6%
Zachary Abrams(5)	6,139,500	49.1%	6,139,500	18.6%	6,139,500	19.6%	6,139,500	19.6%
John Wagner	35,000	*	35,000	*	35,000	*	35,000	*
Doug Bergeron	25,000	*	25,000	*	25,000	*	25,000	*
Kabir Misra	25,000	*	25,000	*	25,000	*	25,000	*
Wendell Brooks	10,000	*	10,000	*	10,000	*	10,000	*
Saba Capital Management, L.P.(6)	1,556,051	12.4%	1,556,051	4.7%	1,556,051	5.0%	1,556,051	5.0%
Millennium Management LLC(7)	1,372,096	11.0%	1,372,096	4.2%	1,372,096	4.4%	1,372,096	4.4%
Magnetar Financial LLC(8)	1,997,076	16.0%	1,997,076	6.1%	1,997,076	6.4%	1,997,076	6.4%
Jane Street Group, LLC(9)	1,335,727	10.7%	1,335,727	4.0%	1,335,727	4.3%	1,335,727	4.3%
Radcliffe Capital Management, L.P.(10)	351,400	2.8%	351,400	1.1%	351,400	1.1%	351,400	1.1%
Glazer Capital, LLC(11)	937,500	7.5%	937,500	2.8%	937,500	0.3%	937,500	0.3%
All directors and executive officers of the pre-Business Combination Company as a group (5 individuals)	6,234,500	49.9%	6,234,500	18.9%	6,234,500	19.9%	6,234,500	20.0%
Jacob Startz(12)	—	—	3,696,000	11.2%	4,158,000	13.3%	4,620,000	14.8%
Doug Bergeron	25,000	*	25,000	*	25,000	*	25,000	*
Zachary Abrams(5)	6,139,500	49.1%	6,139,500	18.6%	6,139,500	19.6%	6,139,500	19.6%
Dustin Nesloney(12)	—	—	4,800,000	14.5%	4,800,000	15.3%	4,800,000	15.4%
Harvey Mueller(12)	—	—	10,608,000	32.1%	10,608,000	33.8%	10,608,000	33.9%
[•]	—	—	—	—	—	—	—	—
[•]	—	—	—	—	—	—	—	—
All directors and executive officers of the post-Business Combination Company as a group (7 individuals)	[•]	[•] %	[•]	[•] %	[•]	[•] %	[•]	[•] %

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is 100 West Liberty Street, Suite 100, Reno, NV 89501.

(2)      The number of shares of our voting Common Stock include shares of Class A Common Stock and Class B Common Stock prior to the Business Combination and shares of Class A Common Stock and shares of Class C Common Stock following the Business Combination. Shares of Class B Common Stock shown consist solely of Founder Shares and such shares will automatically convert into shares of Class A Common Stock at the time of our initial Business Combination on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities” in our prospectus filed with the SEC pursuant to Rule 424(b)(4) (File No. 333-253174). Shares of Class C Common Stock will be issued to the FPC Members following the Business Combination and such shares will carry such non-economic and voting rights as set forth in the Second Amended and Restated Certificate of Incorporation.

(3)      Each of our officers and directors is, directly or indirectly, a member of Stratim Cloud Acquisition, LLC, our Sponsor.

(4)      Stratim Cloud Acquisition, LLC is managed by a board, which consists of Mr. Ravi and Mr. Abrams. As such, Mr. Ravi may be deemed to have beneficial ownership of the Common Stock held directly by our Sponsor.

(5)      Stratim Cloud Acquisition, LLC is managed by a board, which consists of Mr. Ravi and Mr. Abrams. As such, Mr. Abrams may be deemed to have beneficial ownership of the Common Stock held directly by our Sponsor. A trust in which Mr. Abrams is a beneficiary subscribed for 1,437,500 Founder Shares in August 2020, 187,500 of which were forfeited. As such, Mr. Abrams may be deemed to have beneficial ownership of the Common Stock held directly by the trust.

(6)      According to a Schedule 13G/A filed with the SEC on February 14, 2023, Saba Capital Management, L.P., Boaz R. Weinstein and Saba Capital Management GP, LLC share voting and dispositive power over the Class A Common Stock reported herein. The business address of these reporting persons is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

(7)      According to a Schedule 13G/A filed with the SEC on February 1, 2023, Integrated Core Strategies (US) LLC has shared voting and dispositive power with regard to 369,344 Class A Common Stock, Integrated Assets, Ltd. has shared voting and dispositive power with regard to 2,752 Class A Common Stock, ICS Opportunities, Ltd. has shared voting and dispositive power with regard to 1,000,000 Class A Common Stock, Millennium International Management LP has shared voting and dispositive power with regard to 1,002,752 Class A Common Stock, Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander have shared voting and dispositive power with regard to 1,372,096 Class A Common Stock. The business address of these reporting persons is 399 Park Avenue, New York, New York 10022.

(8)      According to a Schedule 13G/A filed with the SEC on February 9, 2023, Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and David J. Snyderman share voting and dispositive power over the Class A Common Stock reported herein. The business address of these reporting persons is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(9)      According to a Schedule 13G filed with the SEC on February 14, 2023, Jane Street Group, LLC has shared voting and dispositive power with regard to 1,335,727 Class A Common Stock, Jane Street Capital, LLC has shared voting and dispositive power with regard to 136,000 Class A Common Stock and Jane Street Global Trading, LLC has shared voting and dispositive power with regard to 1,199,727 Class A Common Stock. The business address of these reporting persons is 250 Vesey Street, 6th Floor, New York, NY 10281.

(10)    According to a Schedule 13G filed with the SEC on March 14, 2023, Radcliffe Capital Management, L.P., RGC Management Company, LLC, Steven B. Katznelson, Christopher Hinkel, Radcliffe SPAC Master Fund, L.P. and Radcliffe SPAC GP, LLC have shared voting and dispositive power over the shares of Class A Common Stock shown here. According to such Schedule 13G, Radcliffe Capital Management, L.P. is the relevant entity for which RGC Management Company, LLC, Steven B. Katznelson and Christopher Hinkel may be considered control persons, and Radcliffe SPAC Master Fund, L.P. is the relevant entity for which Radcliffe SPAC GP, LLC, Steven B. Katznelson and Christopher Hinkel may be considered control persons. The business address of these reporting persons is 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.

(11)    According to a Schedule 13G filed with the SEC on April 10, 2023, Glazer Capital, LLC (“Glazer Capital”) and Paul J. Glazer have shared voting and dispositive power over the shares of Class A Common Stock shown here. According to such Schedule 13G, the shares shown here are held by certain funds and managed accounts to which Glazer Capital serves as investment manager (the “Glazer Funds”). According to such Schedule 13G, Mr. Glazer serves as the Managing Member of Glazer Capital. According to such Schedule 13G, Glazer Enhanced Offshore Fund, Ltd., a Glazer Fund, has the right to receive or the power to direct the receipt of the proceeds from the sale of more than 5% of the shares of Common Stock outstanding. The business address of Glazer Capital and Mr. Glazer is 250 West 55th Street, Suite 30A, New York, New York 10019.

(12)    The address of the principal business office of each of Startz, Nesloney and Mueller is c/o Force Pressure Control, LLC, 3040 W. IH 10 Seguin, TX 78155.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

On August 14, 2020, the initial stockholders purchased 7,187,500 shares of Class B Common Stock (the “Founder Shares”) for an aggregate consideration of $25,000. The Founder Shares included an aggregate of up to 937,500 shares of Class B Common Stock subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the initial stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the IPO (assuming the initial stockholders did not purchase any Public Shares in the IPO). The underwriters’ elected not to exercise their remaining over-allotment and, accordingly, 937,500 Founder Shares were forfeited resulting in 6,250,000 Founder Shares issued and outstanding as of December 31, 2022.

The initial stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their Common Stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the IPO, our Sponsor purchased an aggregate of 4,666,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $7,000,000. A portion of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the IPO held in the Trust Account. Each Private Placement Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment. If we do not complete a Business Combination by September 16, 2023 (unless further extended pursuant to the Existing Charter), the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Sponsor Loan

As previously disclosed, on February 17, 2023, we entered the Sponsor Loan with our Sponsor. Pursuant to the Sponsor Loan, the Sponsor has agreed that it will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) the lesser of (A) $0.04 for each share of Class A Common Stock of the Company that was not redeemed in connection with the stockholder vote to approve certain amendments to the Company’s certificate of incorporation at the special meeting of stockholders held on March 10, 2023, and (B) $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and (ii) the Extended Date. Up to $1.5 million of the loans could initially be settled in whole warrants to purchase shares of Class A Common Stock at a conversion price equal to $1.50 per warrant. On April 28, 2023, the Sponsor and the Company entered into a Waiver and Consent, pursuant to which the Sponsor unconditionally and irrevocably waived its right to settle the unpaid balance under the Sponsor Loan in whole warrants pursuant to the terms of the Sponsor Loan. The Contribution(s) will not bear any interest, and will be repayable by the Company to the Sponsor upon the earlier of the date by which the Company must complete an initial business combination and the consummation of the Company’s initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for up to six months, and if the Company’s board of directors determines not to continue extending for additional months, the Sponsor’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s certificate of incorporation. Monthly deposits into the Company’s trust account are based on the number of public shares still outstanding following the amendments to the Company’s certificate of incorporation. The maturity date of the Sponsor Loan may be accelerated upon the occurrence of an Event of Default (as defined therein). Any outstanding principal under the Sponsor Loan may be prepaid at any time by the Company, at its election and without penalty.

Promissory Note

As previously disclosed, on June 6, 2023, we entered the Promissory Note with our Sponsor. Pursuant to the Promissory Note, the Sponsor has agreed that it will contribute to the Company as a loan up to a principal amount of two hundred fifty thousand U.S. Dollars (U.S. $250,000) with an interest rate of 10% per annum, computed at a daily rate of 0.0278%. All unpaid principal and interest under the Promissory Note shall be due and payable in full on the date by which the Company completes an initial business combination. The maturity date of the Promissory Note may be accelerated upon the occurrence of an Event of Default (as defined therein). Any outstanding principal and accrued but unpaid interest under the Promissory Note may be prepaid at any time by the Company, at its election and without penalty.

Registration Rights

Pursuant to a registration rights agreement entered into on March 11, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Common Stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A Common Stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor, holders of shares of Class B Common Stock and certain Force Members will enter into an Amended and Restated Registration Rights Agreement, pursuant to which the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of the Company that are held by the parties thereto from time to time.

Sponsor Support Agreement

Concurrently with the execution of the Purchase Agreement, the Company, FPC, the Sponsor and other holders of shares of Class B Common Stock entered into the Sponsor Support Agreement, pursuant to which the Support Parties agreed to, among other things, vote in favor of the Purchase Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement and not to seek redemption of any of its shares of Common Stock in connection with the consummation of the Business Combination. Pursuant to the Sponsor Support Agreement, the Sponsor and other holders of shares of Class B Common Stock and the Company also agreed to amend the Insider Letter to amend the Founder Shares Lock-Up Period (as defined in the Insider Letter) to provide for lock-up of its shares of the Class B Common Stock (or the Class A Common Stock issuable upon conversion thereof) until the earlier of (A) the 180th day after the closing of the Business Combination and (B) (x) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction following the closing of the Business Combination or (y) the day that the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days following the Closing of the Business Combination. The Sponsor Support Agreement will terminate and be of no further force or effect upon the earliest of (i) the Expiration Time (as defined in the Sponsor Support Agreement), (ii) the liquidation of the Company and (iii) the written agreement of the Sponsor, Force Members, and FPC.

Lock-Up Agreement

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor, holders of shares of Class B Common Stock and certain Force Members will enter into the Lock-Up Agreements restricting the transfer of Common Stock, Private Placement Warrants, and any Common Units issued in connection with the Transaction, as applicable. The lock-up period for Lock-Up Shares is 180 days after the Closing, subject to early termination (i) of a liquidation, merger, stock exchange, reorganization or other similar transaction of FPC after the Closing or (ii) upon the stock price of Common Stock reaching $12.00 (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing. Any Private Placement Warrants held by the holder thereof immediately after the Closing, or any shares of Class A Common Stock issued or issuable upon the exercise of Private Placement Warrants, will be subject to the Lock-Up Restrictions during the period commencing from the Closing and ending on the date that is 30 days after the date of the Closing.

Related Party Notes

In order to finance transaction costs in connection with a Business Combination, the initial stockholders or an affiliate of the initial stockholders or certain of our directors and officers may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete a Business Combination, we would repay the Working Capital Loans out of the proceeds of the Trust Account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022, there are no amounts outstanding under the Working Capital Loans.

Administrative Support Agreement

We entered into an agreement whereby, commencing on March 11, 2021, we agreed to pay our Sponsor up to $10,000 per month for office space, utilities, administrative and support services. Upon completion of a business combination or its liquidation, we will cease paying these monthly fees. For the year ended December 31, 2022, we incurred $120,000 in fees for these services, of which no amounts are included in accrued expenses in the accompanying balance sheets.

FPC Related Party Transactions

The following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•        FPC has been or is to be a participant;

•        the amount involved exceeded or exceeds $120,000; and

•        any of FPC’s directors, executive officers or holders of more than 5% of FPC’s outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

FPC rents equipment from time to time from Mueller Rental, Inc., 52% of which is owned by an FPC Member, Harvey Mueller. The rented equipment is in turn re-rented to FPC customers.

For the three months ended March 31, 2023 and 2022, purchases made from Mueller Rental, Inc. were $19,000 and $31,000, respectively. FPC believes that the rental rates charged by Mueller Rental, Inc. were no less favorable than the rates generally charged by an unaffiliated third party under the same or similar circumstances. As of March 31, 2023, there were $2,000 outstanding payables related to purchases made from Mueller Rental, Inc.

For the years ended December 31, 2022 and 2021, the amounts paid to Mueller Rental, Inc. were $77,000 and $162,000, respectively. FPC believes that the rental rates charged by Mueller Rental, Inc. were no less favorable than the rates generally charged by an unaffiliated third party under the same or similar circumstances. As of December 31, 2022 and 2021, there were no outstanding payables related to purchases made from Mueller Rental, Inc.

FPC purchases consumable items from Petroleum Production Technology (“PPT”), which is owned 50% by an FPC Member, Dustin Nesloney, and 50% by an FPC Member, Darin Nesloney.

For the three months ended March 31, 2023 and 2022, the purchases made from PPT were $545,000 and $247,000, respectively. FPC believes that the sales prices charged by PPT were no less favorable than the prices generally charged by an unaffiliated third party under the same or similar circumstances. As of March 31, 2023, there were $7,000 outstanding payables related to purchases made from PPT.

For the years ended December 31, 2022 and 2021, the amounts paid to PPT were $650,000 and $159,000, respectively. FPC believes that the sales prices charged by PPT were no less favorable than the prices generally charged by an unaffiliated third party under the same or similar circumstances. As of December 31, 2022 and 2021, there were no outstanding payables related to purchases made from PPT.

FPC has entered into an employment agreement with Mr. Jeff Achilles, the Chief Financial Officer of FPC, who is entitled to receive a bonus in the event of a change of control of FPC provided that he actively supports and works toward the execution of a transaction agreement and the completion of all of the requirements necessary to consummate the transaction. The amount of the bonus is determined based on a percentage of Mr. Achilles’ base salary and the number of days elapsed during the term of the employment agreement. The range is a bonus of 15% of base salary if the transaction occurs within the first 210 days of the employment term, up to a bonus of 100% of base salary if the transaction occurs after the second anniversary of the employment term.

From time to time FPC has received advances from Harvey Mueller, one of its members, in order to fund operations of FPC. As of March 31, 2023, the amount owed to Mr. Mueller for these advances totaled $14,855,000. As of December 31, 2022, the amount owed to Mr. Mueller for these advances totaled $16,055,000. FPC has been making consistent monthly payments to Mr. Mueller for the owed amount and expects to repay the amount in full upon the consummation of the Business Combination.

MARKET PRICE INFORMATION

The Company

Our Units, each of which consists of one share of our Class A Common Stock and one-third of one Warrant, began trading on Nasdaq under the symbol “SCAQU” on March 12, 2021. On April 30, 2021, we announced that holders of our Units could elect to separately trade the Class A Common Stock and the Warrants included in the Units, or to continue to trade the Units without separating them. On May 1, 2021, the Class A Common Stock and Warrants began trading on Nasdaq under the symbols “SCAQ” and “SCAQW,” respectively. Each Warrant entitles the holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustments as described in our final prospectus related to the IPO dated March 11, 2021, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A Common Stock and will become exercisable 30 days after the completion of the Business Combination. Our Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation as described in the final prospectus related to the IPO.

We intend to apply to continue the listing of the post-Business Combination Company’s Class A Common Stock and Public Warrants on Nasdaq under the symbols “FPCI,” and “FPCIW,” respectively, upon the Closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

On March 21, 2023, the last trading date before the public announcement of the Business Combination, the Company’s Class A Common Stock, Units and Warrants closed at $10.13, $10.133 and $0.06, respectively. As of the record date for the Special Meeting, the closing price of the Company’s Class A Common Stock, Units and Public Warrants was $[•], $[•] and $[•], respectively.

Holders of the Units, Class A Common Stock and Public Warrants should obtain current market quotations for their securities. The market price of our securities could vary at any time before the Business Combination.

FPC

Historical market price information regarding FPC is not provided because there is no public market for its securities. For information about distributions paid by FPC to its equity holders, please see the sections entitled “FPC Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Cash Flows.

INDEPENDENT REGISTERED ACCOUNTING FIRM

Representatives of our independent registered accounting firm, Marcum LLP, will be present at the annual meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of Common Stock in connection with the Business Combination.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Company stockholders may notify us of their requests by calling (775) 318-3629 or by writing us at our principal executive offices at 100 West Liberty Street, Suite 100, Reno, Nevada 89501.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2024 annual meeting of stockholders will be held no later than            . For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2024 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the meeting is held on or about            , such proposals must be received by the Company at its offices at 100 West Liberty Street, Suite 100, Reno, Nevada 89501 no later than            and no earlier than            .

In addition, our Amended and Restated Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for our 2024 annual meeting, assuming the meeting is held on            , notice of a nomination or proposal must be delivered to us no later than            and no earlier than            . Nominations and proposals also must satisfy other requirements set forth in the Amended and Restated Bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, the Company’s corporate website under the heading “Investor” at https://www.stratimcloud.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

Stratim Cloud Acquisition Corp.
100 West Liberty Street, Suite 100
Reno, Nevada 89501
(775) 318-3629
Attention:
Email: sreekanth@stratimcloud.com

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerages, please call: (203) 658-9400
Email: [SCAQ.info@investor.morrowsodali.com]

If you are a stockholder of the Company and would like to request documents, please do so by            (one week prior to the Special Meeting), in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to FPC has been supplied by FPC. Information provided by either the Company or FPC does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or FPC that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

STRATIM CLOUD ACQUISITION CORP.

FORCE PRESSURE CONTROL, LLC.

STRATIM CLOUD ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash	$253,366	$402,902
Prepaid expenses	83,905	64,047
Total Current Assets	337,271	466,949

Cash and marketable securities held in Trust Account	64,501,029	252,973,594
TOTAL ASSETS	$64,838,300	$253,440,543

LIABILITIES, COMMITMENTS AND CONTINGENCIES, REDEEMABLE CLASS A COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$1,976,100	$485,047
Excise tax payable	1,908,669	—
Income taxes payable	1,095,635	91,749
Loans outstanding	250,000	—
Total Current Liabilities	5,230,404	576,796

Warrant liabilities	2,600,000	130,000
Deferred tax liability	—	528,353
Deferred underwriting fee payable	8,750,000	8,750,000
Total Liabilities	16,580,404	9,985,149

Commitments and Contingencies (See Note 6)

Class A common stock subject to possible redemption 6,255,019 and 25,000,000 shares at redemption value of approximately $10.15 and $10.09 at March 31, 2023 and December 31, 2022, respectively	63,492,199	252,314,783

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding (excluding 6,255,019 and 25,000,000 shares subject to possible redemption) at March 31, 2023 and December 31, 2022, respectively	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,250,000 shares issued and outstanding at March 31, 2023 and December 31, 2022	625	625
Additional paid-in capital	—	—
Accumulated deficit	$(15,234,928)	(8,860,014)
Total Stockholders’ Deficit	(15,234,303)	(8,859,389)
TOTAL LIABILITIES, COMMITMENTS AND CONTINGENCIES, REDEEMABLE CLASS A COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$64,838,300	$253,440,543

The accompanying notes are an integral part of the unaudited condensed financial statements.

STRATIM CLOUD ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,
	2023	2022
Operating and formation costs	$1,790,645	$335,725
Loss from operations	(1,790,645)	(335,725)

Other (expense) income:
Change in fair value of warrant liability	(2,470,000)	5,070,000
Interest earned on marketable securities held in Trust Account	2,314,275	5,412
Unrealized loss on marketable securities held in Trust Account	—	(69,340)
Total other (expense) income	(155,725)	5,006,072

(Loss) Income before provision for income taxes	(1,946,370)	4,670,347
Provision for income taxes	(475,533)	—
Net (loss) income	$(2,421,903)	$4,670,347

Weighted average shares outstanding, Class A common stock	21,875,837	25,000,000

Basic and diluted net (loss) income per share, Class A common stock	$(0.09)	$0.15

Weighted average shares outstanding, Class B common stock	$6,250,000	$6,250,000

Basic and diluted net (loss) income per share, Class B common stock	$(0.09)	$0.15

The accompanying notes are an integral part of the unaudited condensed financial statements.

STRATIM CLOUD ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2023	—	$—	6,250,000	$625	$—	$(8,860,014)	$(8,859,389)
Excise tax liability arising from redemption of Class A shares	—	—	—	—	—	(1,908,669)	(1,908,669)
Remeasurement of Class A Common Stock to Redemption Value	—	—	—	—	—	(2,044,342)	(2,044,342)
Net loss	—	—	—	—	—	(2,421,903)	(2,421,903)
Balance – March 31, 2023	—	$—	6,250,000	$625	$—	$(15,234,928)	$(15,234,303)

FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2022	—	$—	6,250,000	$625	$—	$(15,762,829)	$(15,762,204)
Net income	—	—	—	—	—	4,670,347	4,670,347
Balance – March 31, 2023	—	$—	6,250,000	$625	$—	$(11,092,482)	$(11,091,857)

The accompanying notes are an integral part of the unaudited condensed financial statements.

STRATIM CLOUD ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(2,421,903)	$4,670,347
Adjustments to reconcile (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,314,275)	(5,412)
Unrealized loss on marketable securities held in Trust Account	—	69,340
Change in fair value of warrant liabilities	2,470,000	(5,070,000)
Deferred tax provision	(528,353)	—
Changes in operating assets and liabilities:
Prepaid expenses	(19,858)	3,504
Accrued expenses	1,491,053	230,860
Income taxes payable	1,003,886	—
Net cash used in operating activities	(319,450)	(101,361)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(250,200)	—
Cash withdrawn from Trust Account to pay for franchise and income taxes	170,114	—
Cash withdrawn from Trust Account in connection with redemption	190,866,926	—
Net cash provided by investing activities	190,786,840	—

Cash Flows from Financing Activities:
Proceeds from loans outstanding	250,000	—
Redemption of common stock	(190,866,926)	—
Net cash used in financing activities	(190,616,926)	—

Net Change in Cash	(149,536)	(101,361)
Cash – Beginning of period	402,902	952,749
Cash – End of period	$253,366	$851,388

Non-Cash investing and financing activities:
Excise tax liability arising from redemption of Class A shares	$1,908,669	$—
Remeasurement of Class A Common Stock to Redemption Value	2,044,342	—

The accompanying notes are an integral part of the unaudited condensed financial statements.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Stratim Cloud Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on July 29, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2023, the Company had not commenced any operations. All activity through March 31, 2023, relates to the Company’s formation, the Initial Public Offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on March 11, 2021. On March 16, 2021, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares Class A common stock included in the Units sold, the “Public Shares”) at $10.00 per unit, generating gross proceeds of $250,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,666,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Stratim Cloud Acquisition, LLC (the “Sponsor”), generating gross proceeds of $7,000,000, which is described in Note 4.

Transaction costs amounted to $14,326,696, consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $576,696 of other offering costs.

At the closing of the Initial Public Offering on March 16, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which was previously invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. However, to mitigate the risk of the Company being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, on March 7, 2023, the Company instructed Continental Stock Transfer & Trust Company (“Continental”), the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account as cash items (which may be interest bearing to the extent permitted by Continental and the applicable rules of the Securities and Exchange Commission (“SEC”)) until the earlier of the consummation of the Company’s initial Business Combination or the Company’s liquidation.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, the requisite number of shares are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor and other holders of the Company’s shares of Class B common stock prior to the closing of the Initial Public Offering and their permitted transferees (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination, and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period (as defined below).

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will have until the extended liquidation date of September 16, 2023, or such earlier date as determined by the Company’s board of directors (the “Extended Date”), to consummate a Business Combination (as it may be further extended, the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Initial Stockholders have agreed to waive their liquidation rights with respect to their Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. The Company’s ability to consummate an initial Business Combination may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Going Concern

As of March 31, 2023, the Company had $253,366 in its operating bank accounts and working capital deficit of $3,884,303.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 205-40, “Presentation of Financial Statements — Going Concern,” the Company has until the extended liquidation date of September 16, 2023, or such earlier date as determined by the board, to consummate an initial business combination. It is uncertain that the Company will be able to consummate an initial business combination by this time. If an initial business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. The Company may also need to raise further additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the extended liquidation date of September 16, 2023.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 30, 2023. The interim results for the three months ended March 31, 2023, are not necessarily indicative of the results to be expected for the year ending December 31, 2023, or for any future periods.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. One of the significant estimates used in the preparation of these condensed financial statements is the valuation of the Public and Private Placement Warrants.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2023, and December 31, 2022.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Marketable Securities held in the Trust Account

At December 31, 2022, the assets held in the Trust Account were held in U.S. Treasury securities. At March 31, 2023, the assets held in the Trust Account consisted of cash items (which may be interest bearing to the extent permitted by Continental and the applicable rules of the SEC). All of the Company’s investments held in the Trust Account were historically classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Dividend income from securities in the Trust Account is included in interest earned on marketable securities held in Trust Account in the accompanying condensed statements of operations. Unrealized gains and losses resulting from the change in fair value of investments held in Trust Account are included in the accompanying condensed statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ deficit. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. In connection with the implementation of the Amendments, the Company’s stockholders elected to redeem an aggregate of 18,744,981 shares (each share at valued approximately $10.18 per share and totaling $190,866,926). Accordingly, 6,255,019 and 25,000,000 Class A common stock subject to possible redemption at $10.02 and $10.09 redemption value as of March 31, 2023, and December 31, 2022, respectively, are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

At March 31, 2023, and December 31, 2022, the Class A common stock reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$250,000,000
Less:
Proceeds allocated to Public Warrants	(11,916,666)
Class A common stock issuance costs	(13,505,677)
Plus:
Remeasurement of carrying value to redemption value	27,737,126
Class A common stock subject to possible redemption, December 31, 2022	252,314,783
Less:
Redemptions of Class A Common Stock	(190,866,926)
Plus:
Remeasurement of carrying value to redemption value	2,044,342
Class A common stock subject to possible redemption, March 31, 2023	$63,492,199

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A —“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheets date. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities is expensed, and offering costs associated with the Class A common stock are charged to the stockholders’ deficit. Accordingly, as of March 31, 2023, offering costs in the aggregate of $14,326,696 have been charged to stockholders’ deficit and $233,334 of offering costs associated with warrant and forward purchase unit issuance cost has been expensed on the Company’s statements of operations.

Warrant Liabilities

The Company accounts for the Public and Private Placement Warrants (“Warrants”) in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Modified Black-Scholes Option Pricing Model. The Company has recorded compensation expense of $233,334 related to warrant liabilities, which represents the difference between the fair value and purchase price of the Private Placement Warrants. Additionally, the Company has recorded changes in the fair value of warrant liabilities within the Company’s Statements of Operations for the periods ended March 31, 2023, and December 31, 2022. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price will be used as the fair value as of each relevant date.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of March 31, 2023, and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was 24.4% and 0% for the three months ended March 31, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three months ended March 31, 2023 and 2022, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2023, and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Common Stock

The Company has two classes of shares, Class A common stock and Class B common stock. Net (loss) income per common stock is computed by dividing net income, on a pro rata basis, by the weighted average number of common stock outstanding for the period. Remeasurement associated with the redeemable shares of Class A common stock is excluded from net (loss) income per common stock as the redemption value approximates fair value.

The Company has not considered the effect of the warrants sold in the IPO and Private Placement to purchase 13,000,000 shares of Class A common stock in the calculation of diluted (loss) income per share, since the exercise of the warrants is contingent upon the occurrence of future events. As of March 31, 2023 and 2022, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in earnings of the Company. As a result, diluted net (loss) income per common stock is the same as basic net (loss) income per common stock for the period presented.

The following table reflects the calculation of basic and diluted net (loss) income per common stock (in dollars, except per share amounts): The following table reflects the calculation of basic and diluted net (loss) income per common stock (in dollars, except per share amounts):

	For the Three Months Ended March 31,
	2023		2022
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per common stock
Numerator:
Allocation of net (loss) income, as adjusted	$(1,883,718)	$(538,185)	$3,736,278	$934,069
Denominator:
Basic and diluted weighted average shares outstanding	21,875,837	6,250,000	25,000,000	6,250,000
Basic and diluted net (loss) income per common stock	$(0.09)	$(0.09)	$0.15	$0.15

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature, except for the Warrants (see Note 9).

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Standards

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13 — Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,666,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $7,000,000. The Sponsor agreed to purchase up to a total of 5,166,667 Private Placement Warrants, for an aggregate purchase price of $7,750,000, if the over-allotment option was exercised in full by the underwriter. A portion of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On August 14, 2020, the Initial Stockholders purchased 7,187,500 shares of Class B common stock (the “Founder Shares”) for an aggregate consideration of $25,000. The Founder Shares included an aggregate of up to 937,500 shares of Class B common stock subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Initial Public Offering). The underwriters elected not to exercise their remaining over-allotment and, accordingly, 937,500 Founder Shares were forfeited resulting in 6,250,000 Founder Shares issued and outstanding as of March 31, 2023, and December 31, 2022.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The Initial Stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on March 11, 2021, the Company agreed to pay the Sponsor up to $10,000 per month for office space, utilities, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2023, the Company incurred $30,000 in fees for these services, of which $20,000 of such amount is included in accrued expenses in the accompanying March 31, 2023, balance sheets. For the three months ended March 31, 2022, the Company incurred $30,000 in fees for these services, of which $30,000 of such amount is included in accrued expenses.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Initial Stockholders or an affiliate of the Initial Stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. No amounts of the Working Capital Loans have been drawn or are outstanding as of March 31, 2023, or December 31, 2022.

Promissory Note

On February 17, 2023, the Company entered into a Promissory Note with its Sponsor (the “Sponsor Loan”). Pursuant to the Sponsor Loan, the Sponsor has agreed that, because at the Company’s special meeting of stockholders held on March 10, 2023, the Company’s stockholders approved the proposals to amend (such amendments, the “Amendments”) the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to (1) extend the date by which the Company must consummate an initial business combination from March 16, 2023, to the Extended Date, and (2) eliminate from the Charter the limitation that the Company may not redeem public shares to the extent such redemption would cause the Company to have net tangible assets of less than $5,000,001, the Sponsor will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) the lesser of (A) $0.04 for each share of Class A common stock, par value $0.0001 per share, of the Company that was not redeemed in connection with the stockholder vote to approve the Amendments and (B) $300,000, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and the Extended Date. The Contributions will be deposited

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

into the Company’s trust account. The Contribution(s) will not bear any interest, and will be repayable by the Company to the Sponsor upon the earlier of the date by which the Company must complete an initial business combination and the consummation of the Company’s initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for up to six months, and if the Company’s board of directors determines not to continue extending for additional months, the Sponsor’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s certificate of incorporation. Monthly deposits into the Company’s trust account following approval and implementation of the Amendments are be based on the number of public shares still outstanding following such implementation.

Loans Outstanding

Force Pressure Control, LLC (“Force”), the target of the Company’s current business combination as described below, shall loan the Company the amount of funds determined by the Company as necessary to increase the outstanding amount of the Trust Account to effect the extension of the deadline by which the Company must complete a Business Combination in accordance with its Governance Documents from March 16, 2023 to September 16, 2023 (the “Extension Amount”), provided that the Extension Amount will not exceed $300,000 per month and $1,500,000 in the aggregate. The Company was loaned $250,000 from Force of their business combination, in lieu of the Sponsor depositing Contributions into the trust account as described above. The amount loaned to the Company does not bear any interest. As the consideration of the Extension Amount, the Members of Force shall receive, within ten calendar days following the Closing, their Pro Rata Shares of (i) cash equal to the Extension Amount; and (ii) a number of Force Common Units issued by Force equal to (x) the Extension Amount multiplied by 1.5 divided by (y) $10.00 (and an equivalent number of shares of Company Class C Common Stock issued by the Company). The outstanding balance under this Loan was $250,000 as of March 31, 2023.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on March 11, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be entered into on or prior to the closing of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The underwriters’ elected not to exercise their remaining over-allotment.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate. The deferred fee would become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completed a Business Combination, subject to the terms of the underwriting agreement. However, on April 14, 2023, and April 18, 2023, the underwriters each separately delivered a fee waiver letter to the Company and gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Transaction (as defined below). Accordingly, the Company does not owe such underwriters deferred underwriting discounts and commissions in connection with the Transaction.

Entry into a Membership Interests Purchase Agreement

On March 21, 2023, the Company entered into a membership interests purchase agreement (as it may be amended, the “Purchase Agreement”), by and among the Company, Force Pressure Control, LLC, (“Force”), a Texas limited liability company, and each of the individuals listed on the signature page of the Purchase Agreement (the “Force Members”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Transaction.”

Immediately prior to the time of the closing (the “Closing,” and the date on which the Closing occurs, the “Closing Date”), Force will effectuate a recapitalization (the “Recapitalization”), pursuant to which, among other things, all outstanding membership interests of Force will be converted or exchanged into common units (the “Common Units”).

The Transaction and Consideration

Immediately prior to the Closing:

(i)     Force will adopt a Second Amended and Restated LLC Agreement (the “A&R LLC Agreement”) to, among other things, (a) permit the issuance and ownership of the post-Recapitalization equity of Force as contemplated by the Purchase Agreement and (b) to admit the Company as the sole managing member of Force; and

(ii)    The Company will file with the Secretary of State of Delaware an amended and restated certificate of incorporation (the “A&R Charter”) to, among other things, approve the issuance of shares of Class C Common Stock of the Company (“Company Class C Common Stock”), which will, among other matters, carry such non-economic and voting rights as set forth in the A&R Charter.

Pursuant to the Purchase Agreement, the Company will purchase an aggregate of up to 12,000,000 Common Units from Force Members for up to $120,000,000 prior to any Net Working Capital Adjustment (as defined in the Purchase Agreement) and the Force Members will retain at least 50% of the total Common Units issued and outstanding immediately after the Recapitalization (the “Retained Units”).

Pursuant to the Purchase Agreement, the Company will subscribe for a number of Common Units equal to the total shares of Class B common stock of the Company issued and outstanding immediately prior to the Transaction, in exchange for the number of shares of Company Class C Common Stock equal to the number of Retained Units, which will be subsequently distributed to Force Members pro rata to the number of Common Units to be held by such Force Member following the Closing, and the Force Members may, following the Closing, cause the Company to redeem their Common Units, which redemption may be effected as an exchange of Common Units for shares of Class A common stock of the Company on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of Company Class C Common Stock held by such Members.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Earn-Out

Following the Closing, and as additional consideration for the Transaction, within five (5) Business Days after the determination of the 2023 EBITDA, Force and the Company shall issue or cause to be issued to each Force Member the following number of Common Units and shares of Company Class C Common Stock (subject to further adjustment) (the “Earnout Equity”), if the 2023 EBITDA is greater than $60,000,000 (the “Minimum EBITDA Target”), a one-time issuance of 200,000 units and shares, as applicable, of Earnout Equity, for each $1,000,000 of EBITDA (rounded down to the nearest $1,000,000) in excess of the Minimum EBITDA Target, up to a maximum of 3,000,000 units and shares, as applicable, of Earnout Equity.

Notwithstanding the foregoing, the Company shall be permitted to satisfy its obligation to deliver Earnout Equity pursuant to the Minimum EBITDA Target by: (i) delivering $12.50 cash per unit and share, as applicable, of Earnout Equity within thirty (30) calendar days of determination of the 2023 EBITDA or (ii) if the volume weighted average closing sale price of the Class A common stock for the five (5) trading days following public announcement of the 2023 EBITDA (the “Company Trading Price”) exceeds $14.00 per share, by delivering the number of shares of Class A common stock equal to (x) the aggregate number of units and shares, as applicable, of Earnout Equity multiplied by $12.50, divided by (y) the Company Trading Price, subject to the adjustment provided in the Purchase Agreement.

Extension Loan

Pursuant to the Purchase Agreement, Force has agreed that it will loan to the Company (the “Extension Loan”) the amount of funds determined by the Company as necessary to increase the outstanding amount of the Trust Account to effect the extension of the deadline by which the Company must complete a business combination in accordance with its governing documents from March 16, 2023, to September 16, 2023, provided that such amounts of funds will not exceed $300,000 per month and $1,500,000 in the aggregate. As the consideration, the Force Members will receive their pro rata shares of (i) cash equal to the amount loaned by Force to the Company; and (ii) a number of Common Units issued by Force equal to (x) the amount loaned by Force to the Company multiplied by 1.5 divided by (y) $10.00 (and an equivalent number of shares of Company Class C Common Stock).

Representations and Warranties; Covenants

The Purchase Agreement contains customary representations and warranties by the Company, Force and Force Members. The representations and warranties of the respective parties to the Purchase Agreement generally will not survive the Closing, except for (i) those covenants and agreements contained in the Purchase Agreement that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the closing and (ii) the miscellaneous section in the Purchase Agreement.

In addition, the Company has agreed to adopt an equity incentive plan prior to the Closing Date, as described in the Purchase Agreement.

Conditions to Closing

The Closing is subject to the satisfaction or waiver of certain customary closing conditions, including, among other things, (i) approval of the Transaction and related agreements and transactions by the Company’s stockholders, (ii) the HSR waiting period shall have expired or been terminated; (iii) the absence of any legal restraints on the Closing, (iv) the shares of Company common stock issuable pursuant to the Transaction shall have been approved for listing on the Nasdaq.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

The Company’s obligation to consummate the Transaction is also subject to, among other things, (i) the accuracy of the representations and warranties of Force and Force Members as of the date of the Purchase Agreement and as of the Closing, subject to the limitations provided in the Purchase Agreement, (ii) each of the covenants of Force having been performed in all material respects, (iii) the key financial results in the Audited Financial Statements (as defined in the Purchase Agreement) and 2022 Audited Financial Statements (as defined in the Purchase Agreement) to be delivered by Force to the Company being substantially consistent with the financial results provided in Exhibit F of the Purchase Agreement; (iv) the Recapitalization having been completed; and (v) there having not been any event that has had, or would reasonably be expected to have, a Company Material Adverse Effect (as defined in the Purchase Agreement).

Force’s obligation to consummate the Transaction is also subject to, among other things, (i) the accuracy of the representations and warranties of Company as of the date of the Purchase Agreement and as of the Closing, subject to the limitations provided in the Purchase Agreement; and (ii) the Company having performed each of the covenants in all material respects.

Termination

The Purchase Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of the Company and Force (on behalf of itself and each of the Force Members), (ii) by Force (on behalf of itself and each of the Force Members), if certain approvals of the stockholders of the Company, to the extent required under the Purchase Agreement, are not obtained as set forth therein, (iii) by the Company, if approval of the Force Members are not obtained by the Company Member Approval Deadline (as defined in the Purchase Agreement), (iv) by the Company if the Board of Directors of the Company decides not to continue extending the business combination deadline for additional months and, as a result, the Company would wind up its affairs and redeem 100% of its outstanding public shares; and (v) by either the Company or Force (on behalf of itself and each of the Force Members) in certain other circumstances set forth in the Purchase Agreement, including (a) if any Governmental Authority (as defined in the Purchase Agreement) has issued or otherwise entered a final, non-appealable order making consummation of the Transaction illegal or otherwise preventing or prohibiting consummation of the Transaction, (b) if any of the closing conditions have not been satisfied or waived by September 16, 2023, subject to certain limitations as provided in the Purchase Agreement or (c) in the event of certain uncured breaches by the other party.

Sponsor Support Agreement

Concurrently with the execution of the Purchase Agreement, the Company, Force and Stratim Cloud Acquisition, LLC (the “Sponsor Holdco”) and other holders of shares of Class B common stock (together with the Sponsor Holdco, the “Sponsors”), entered into that certain sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsors agreed to, among other things, vote in favor of the Purchase Agreement and the transactions contemplated thereby and not to seek redemption of any of its shares of common stock in connection with the consummation of the Transaction, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. The Sponsor Support Agreement will terminate and be of no further force or effect upon the earliest of (i) the Closing, (ii) the termination of the Purchase Agreement, (iii) the liquidation of the Company and (iv) the mutual written agreement of the Sponsor Holdco, the Force Members, and Force.

Amended and Restated Registration Rights Agreement

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor Holdco, holders of shares of Class B common stock and certain Force Members will enter into an Amended and Restated Registration Rights Agreement, pursuant to which the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended, certain shares of Company common stock and other equity securities of the Company that are held by the parties thereto from time to time. The Registration Rights Agreement will amend and restate the registration rights agreement that was entered into by the Company, Sponsor, and the other parties thereto in

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

connection with the IPO. The Registration Rights Agreement will terminate on the earlier of (a) the tenth anniversary of the date of the Registration Rights Agreement and (b) with respect to any Holder (as defined therein), on the date that such Holder no longer holds any Registrable Securities (as defined therein).

Lock-Up Agreement

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor Holdco, holders of shares of Class B common stock and certain Force Members will enter into Lock-Up Agreements restricting the transfer of Company common stock, Private Placement Warrants (as defined in the Purchase Agreement), and any Common Units issued in connection with the Transaction, as applicable. The lock-up period for Company common stock is 180 days after the Closing, subject to early termination (i) of a liquidation, merger, stock exchange, reorganization or other similar transaction of Force after the Closing or (ii) upon the stock price of Company common stock reaching $12.00 (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing.

Tax Receivable Agreement

The Purchase Agreement contemplates that, at the Closing, the Company will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with Force and certain Force Members (the “TRA Holders”). Pursuant to the Tax Receivable Agreement, among other things, the Company will be required to pay to each TRA Holder 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of the increases in tax basis resulting from any exchange of Common Units for Class A common stock or cash in the future and certain other tax benefits arising from payments under the Tax Receivable Agreement. In certain cases, the Company’s obligations under the Tax Receivable Agreement may accelerate and become due and payable, based on certain assumptions, upon a change in control and certain other termination events, as defined therein.

Inflation Reduction Act of 2022 (the “IR Act”)

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

In connection with the Company’s special meeting of stockholders on March 10, 2023, the Company’s stockholders elected to redeem an aggregate of 18,744,981 shares of Class A common stock for a total of $190,866,926. The Company evaluated the current status and probability of completing a Business Combination as of March 31, 2023, and concluded that it is probable that a contingent liability should be recorded. As of March 31, 2023, the Company recorded $1,908,669 of excise tax liability calculated as 1% of shares redeemed in connection with the special meeting of stockholders held on March 10, 2023.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2023, and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 75,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of March 31, 2023, and December 31, 2022, there were no shares of Class A common stock issued and outstanding, excluding 6,255,019 and 25,000,000 shares of Class A common stock, respectively, subject to possible redemption which are presented as temporary equity.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of March 31, 2023, and December 31, 2022, there were 6,250,000 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will vote on the election of directors prior to the consummation of a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amount issued in the Initial Public Offering and related to the closing of a Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the aggregate number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the aggregate number of shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, an affiliate of the Sponsor or any of our officers or directors (the “Anti-Dilution Right”). However, each Support Party (as defined below), solely in connection with and only for the purpose of the Purchase Agreement, has agreed to waive the Anti-Dilution Right and has agreed that the shares of Class B Common Stock will convert only upon the Initial Conversion Ratio (as defined in the Charter) in connection with the Transactions.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days following a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the Public Warrants become exercisable, the Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 8. WARRANTS (cont.)

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.    Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at $0.10 per warrant provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•        if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2023, and December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2023	December 31, 2021
Assets:
Marketable Securities held in Trust Account	1	64,501,029	252,973,594

Liabilities:
Warrant liabilities – Public Warrants	1	1,666,667	83,333
Warrant liabilities – Private Placement Warrants	2	933,333	46,667

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the condensed statements of operations.

Initial and Subsequent Measurement

The Warrants were valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes Option Pricing Model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date and March 31, 2023, and December 31, 2022, was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units will be classified as Level 1 due to the use of an observable market quote in an active market. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. During the three months ended March 31, 2023 and 2022, there were no transfers made.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events, other than described below, that would have required adjustment or disclosure in the condensed financial statements.

On April 28, 2023, the Sponsor and the Company entered into a Waiver and Consent, pursuant to which the Sponsor unconditionally and irrevocably waived its right to settle the unpaid balance under the Sponsor Loan in whole warrants pursuant to the terms of the Sponsor Loan.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Stratim Cloud Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Stratim Cloud Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2022 and 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and needs to complete a Business Combination by the close of business on September 16, 2023, otherwise the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

March 30, 2023

STRATIM CLOUD ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$402,902	$952,749
Prepaid expenses	64,047	218,492
Total Current Assets	466,949	1,171,241

Marketable Securities held in Trust Account	252,973,594	250,014,433
TOTAL ASSETS	$253,440,543	$251,185,674

LIABILITIES, COMMITMENTS AND CONTINGENCIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$485,047	$527,878
Income taxes payable	91,749	—
Total Current Liabilities	576,796	527,878

Warrant liabilities	130,000	7,670,000
Deferred tax liability	528,353	—
Deferred underwriting fee payable	8,750,000	8,750,000
Total Liabilities	9,985,149	16,947,878

Commitments and Contingencies (See Note 6)

Class A common stock subject to possible redemption 25,000,000 shares at redemption value of $10.09 and $10.00 at December 31, 2022 and 2021, respectively	252,314,783	250,000,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding (excluding 25,000,000 shares subject to possible redemption) at December 31, 2022 and 2021	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,250,000 shares issued and outstanding at December 31, 2022 and 2021	625	625
Additional paid-in capital	—	—
Accumulated deficit	(8,860,014)	(15,762,829)
Total Stockholders’ Deficit	(8,859,389)	(15,762,204)
TOTAL LIABILITIES, COMMITMENTS AND CONTINGENCIES AND STOCKHOLDERS’ DEFICIT	$253,440,543	$251,185,674

The accompanying notes are an integral part of the financial statements.

STRATIM CLOUD ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2022	2021
Operating and formation costs	$1,003,279	$936,445
Loss from operations	(1,003,279)	(936,445)

Other income:
Change in fair value of warrant liability	7,540,000	11,246,666
Transaction costs associated with Initial Public Offering	—	(688,515)
Interest earned on marketable securities held in Trust Account	3,577,988	14,433
Unrealized loss on marketable securities held in Trust Account	(277,009)	—
Total other income, net	10,840,979	10,572,584

Income before provision for income taxes	9,837,700	9,636,139
Provision for income taxes	(620,102)	—
Net income	$9,217,598	$9,636,139

Weighted average shares outstanding, Class A common stock	25,000,000	19,863,014

Basic and diluted net income per share, Class A common stock	$0.29	$0.37

Weighted average shares outstanding, Class B common stock	$6,250,000	$6,250,000

Basic and diluted net income per share, Class B common stock	$0.29	$0.37

The accompanying notes are an integral part of the financial statements.

STRATIM CLOUD ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	—	$—	7,187,500	$719	$24,281	$(1,000)	$24,000
Accretion to shares subject to redemption	—	—	—	—	(24,375)	(25,397,968)	(25,422,343)
Forfeiture of Founder Shares	—	$—	(937,500)	$(94)	$94	$—	$—
Net income	—	—	—	—	—	9,636,139	9,636,139
Balance – December 31, 2021	—	$—	6,250,000	$625	$—	$(15,762,829)	$(15,762,204)
Accretion to shares subject to redemption	—	—	—	—	—	(2,314,783)	(2,314,783)
Net income	—	—	—	—	—	9,217,598	9,217,598
Balance – December 31, 2022	—	$—	6,250,000	$625	$—	$(8,860,014)	$(8,859,389)

The accompanying notes are an integral part of the financial statements.

STRATIM CLOUD ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$9,217,598	$9,636,139
Adjustments to reconcile income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(3,577,988)	(14,433)
Unrealized loss on marketable securities held in Trust Account	277,009	—
Change in fair value of warrant liabilities	(7,540,000)	(11,246,666)
Deferred tax benefit	528,353	—
Transaction costs allocable to warrant liabilities	—	688,515
Changes in operating assets and liabilities:
Prepaid expenses	154,445	(218,492)
Accrued expenses	(42,831)	526,878
Income taxes payable	91,749	—
Net cash used in operating activities	(891,665)	(628,059)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(250,000,000)
Cash withdrawn from Trust Account to pay franchise and income taxes	341,818	—
Net cash provided by (used in) investing activities	341,818	(250,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	245,000,000
Proceeds from sale of Private Placement Warrants	—	7,000,000
Advances from related party	—	292,312
Repayment of advances from related party	—	(292,312)
Proceeds from promissory note – related party	—	251,375
Repayment of promissory note – related party	—	(300,000)
Payment of offering costs	—	(395,567)
Net cash provided by financing activities	—	251,555,808

Net Change in Cash	(549,847)	927,749
Cash – Beginning of period	952,749	25,000
Cash – End of period	$402,902	$952,749

Non-Cash investing and financing activities:
Accretion to shares subject to redemption	$2,314,783	$25,544,974
Forfeiture of founder shares	$—	$(94)
Deferred underwriting fee payable	$—	$8,750,000

The accompanying notes are an integral part of the financial statements.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Stratim Cloud Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on July 29, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity through December 31, 2022 relates to the Company’s formation, the Initial Public Offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on March 11, 2021. On March 16, 2021, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares Class A common stock included in the Units sold, the “Public Shares”) at $10.00 per unit, generating gross proceeds of $250,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,666,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Stratim Cloud Acquisition LLC (the “Sponsor”), generating gross proceeds of $7,000,000, which is described in Note 4.

Transaction costs amounted to $14,326,696, consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $688,515 of other offering costs.

At the closing of the Initial Public Offering on March 16, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of the Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor and other holders of the Company’s shares of Class B common stock prior to the closing of the Initial Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination, and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

The Company will have until the extended liquidation date of September 16, 2023 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Initial Stockholders have agreed to waive their liquidation rights with respect to their Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Additionally, in February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Going Concern

As of December 31, 2022, the Company had $402,902 in its operating bank accounts, $252,973,594 in marketable securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem stock in connection therewith and working capital deficit of $49,503.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 205-40, “Presentation of Financial Statements — Going Concern,” the Company has until the extended liquidation date of September 16, 2023, to consummate an initial business combination. It is uncertain that the Company will be able to consummate an initial business combination by this time. If an initial business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. The Company may also need to raise further additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the extended liquidation date of September 16, 2023.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. One of the significant estimates used in the preparation of these financial statements is the valuation of the Private Placement Warrants.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of nine months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

Marketable Securities Held in Trust Account

On December 31, 2022 and 2021, the assets held in the Trust Account were held in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Dividend income from securities in the Trust Account is included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. Unrealized gains and losses resulting from the change in fair value of investments held in Trust Account are included in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ deficit. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

On December 31, 2022 and 2021, the Class A common stock reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$250,000,000
Less:
Proceeds allocated to Public Warrants	(11,916,666)
Class A common stock issuance costs	(13,505,677)
Plus:
Remeasurement of carrying value to redemption value	25,422,343
Class A common stock subject to possible redemption, December 31, 2021	250,000,000
Plus:
Remeasurement of carrying value to redemption value	2,314,783
Class A common stock subject to possible redemption, December 31, 2022	$252,314,783

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A —”Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheets date. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities is expensed, and offering costs associated with the Class A common stock are charged to the stockholders’ deficit. Accordingly, as of December 31, 2022, offering costs in the aggregate of $688,515 have been charged to stockholders’ deficit and $233,334 of offering costs associated with warrant and forward purchase unit issuance cost has been expensed on the Company’s statements of operations.

Warrant Liabilities

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Modified Black-Scholes Option Pricing Model.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company has recorded compensation expense of $233,334 for the year ended December 31, 2021 related to warrant liabilities, which represents the difference between the fair value and purchase price of the Private Placement Warrants. Additionally, the Company has recorded changes in the fair value of warrant liabilities within the Company’s Statements of Operations for the year ended December 31, 2022 and 2021. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price will be used as the fair value as of each relevant date.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The Company’s effective tax rate was 6.30% and 0% for the years ended December 31, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2022 and 2021, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income per Common Stock

The Company has two classes of shares, Class A common stock and Class B common stock. Net income per common stock is computed by dividing net income, on a pro rata basis, by the weighted average number of common stock outstanding for the period. Remeasurement associated with the redeemable shares of Class A common stock is excluded from net income per common stock as the redemption value approximates fair value.

The Company has not considered the effect of the warrants sold in the IPO and Private Placement to purchase 13,000,000 shares of Class A common stock in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2022, and 2021, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in earnings of the Company. As a result, diluted net income per common stock is the same as basic net income per common stock for the period presented.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net income per common stock (in dollars, except per share amounts): The following table reflects the calculation of basic and diluted net income per common stock (in dollars, except per share amounts):

	Year Ended December 31, 2022		Year Ended December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common stock
Numerator:
Allocation of net income, as adjusted	$7,374,078	$1,843,520	$7,329,784	$2,306,355
Denominator:
Basic and diluted weighted average shares outstanding	25,000,000	6,250,000	19,863,014	6,250,000
Basic and diluted net income per common stock	$0.29	$0.29	$0.37	$0.37

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, except for the Warrants (see Note 10).

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,666,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $7,000,000. The Sponsor has agreed to purchase up to a total of 5,166,667 Private Placement Warrants, for an aggregate purchase price of $7,750,000, if the over-allotment option is exercised in full by the underwriter. A portion of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On August 14, 2020, the Initial Stockholders purchased 7,187,500 shares of Class B common stock (the “Founder Shares”) for an aggregate consideration of $25,000. The Founder Shares included an aggregate of up to 937,500 shares of Class B common stock subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Initial Public Offering). The underwriters elected not to exercise their remaining over-allotment and, accordingly, 937,500 Founder Shares were forfeited resulting in 6,250,000 Founder Shares issued and outstanding as of December 31, 2022 and 2021.

The Initial Stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on March 11, 2021, the Company agreed to pay the Sponsor up to $10,000 per month for office space, utilities, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2022, the Company incurred $120,000 in fees for these services, of which $60,000 of such amount is included in accrued expenses in the accompanying December 31, 2022 balance sheets. For the year ended December 31, 2021, the Company incurred and paid $95,000 in fees for these services. No amounts remain outstanding under the agreement as of December 31, 2021.

Advances from Related Party

The Sponsor paid for certain offering costs on behalf of the Company in connection with the Initial Public Offering. The outstanding balance under these advances of $292,312 was repaid at the closing of the Initial Public Offering on March 16, 2021.

Promissory Note — Related Party

On August 14, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) June 30, 2021 or (i) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $300,000 was repaid at the closing of the Initial Public Offering on March 16, 2021.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or an affiliate of the Initial Stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. No amounts of the Working Capital Loans have been drawn or are outstanding as of December 31, 2022 and 2021.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on March 11, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be entered into on or prior to the closing of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The underwriters’ elected not to exercise their remaining over-allotment.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Entry into a Membership Interests Purchase Agreement

On March 21, 2023, the Company entered into a membership interests purchase agreement (as it may be amended, the “Purchase Agreement”), by and among the Company, Force Pressure Control, LLC, (“Force”) a Texas limited liability company, and each of the individuals listed on the signature page of the Purchase Agreement (the “Force Members”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Transaction.” Following the time of the closing (the “Closing,” and the date on which the Closing occurs, the “Closing Date”) of the Transaction, the Company will change its name to “Force Pressure Control Corp.”

Immediately prior to the Closing, Force will effectuate a recapitalization (the “Recapitalization”), pursuant to which, among other things, all outstanding membership interests of Force will be converted or exchanged into common units (“Common Units”).

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

The Transaction and Consideration

Immediately prior to the Closing:

(i)     Force will adopt a Second Amended and Restated LLC Agreement (the “A&R LLC Agreement”) to, among other things, (a) permit the issuance and ownership of the post-Recapitalization equity of Force as contemplated by the Purchase Agreement and (b) to admit the Company as the sole managing member of Force; and

(ii)    The Company will file with the Secretary of State of Delaware an amended and restated certificate of incorporation (the “A&R Charter”) to, among other things, approve the issuance of shares of Class C Common Stock of the Company (“Company Class C Common Stock”), which will, among other matters, carry such non-economic and voting rights as set forth in the A&R Charter.

Pursuant to the Purchase Agreement, the Company will purchase an aggregate of up to 12,000,000 Common Units from Force Members for $120,000,000 prior to any Net Working Capital Adjustment (as defined in the Purchase Agreement) and the Force Members will retain at least 50% of the total Common Units issued and outstanding immediately after the Recapitalization (the “Retained Units”).

Pursuant to the Purchase Agreement, the Company will subscribe for a number of Common Units equal to the total shares of Class B Common Stock of the Company issued and outstanding immediately prior to the Transaction, in exchange for the number of shares of Company Class C Common Stock equal to the number of Retained Units, which will be subsequently distributed to Force Members. Following the Closing, the Force Members may cause the Company to redeem their Common Units, which redemption may be effected as an exchange of Common Units for shares of Class A Common Stock of the Company on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of Company Class C Common Stock held by such Members.

Earn-Out

Following the Closing, and as additional consideration for the Transaction, within five (5) Business Days after the determination of the 2023 EBITDA, Force and the Company shall issue or cause to be issued to each Force Member the following number of Common Units and shares of Company Class C Common Stock (subject to further adjustment) (the “Earnout Equity”), if the 2023 EBITDA is greater than $60,000,000 (the “Minimum EBITDA Target”), a one-time issuance of 200,000 units and shares, as applicable, of Earnout Equity, for each $1,000,000 of EBITDA (rounded down to the nearest $1,000,000) in excess of the Minimum EBITDA Target, up to a maximum of 3,000,000 units and shares, as applicable, of Earnout Equity.

Notwithstanding the foregoing, the Company shall be permitted to satisfy its obligation to deliver Earnout Equity pursuant to the Minimum EBITDA Target by: (i) delivering $12.50 cash per unit and share, as applicable, of Earnout Equity within thirty (30) calendar days of determination of the 2023 EBITDA or (ii) if the volume weighted average closing sale price of the Company Class A Common Stock for the five (5) trading days following public announcement of the 2023 EBITDA (the “Company Trading Price”) exceeds $14.00 per share, by delivering the number of shares of Company Class A Common Stock equal to (x) the aggregate number of units and shares, as applicable, of Earnout Equity multiplied by $12.50, divided by (y) the Company Trading Price, subject to the adjustment provided in the Purchase Agreement.

Representations and Warranties; Covenants

The Purchase Agreement contains customary representations and warranties by the Company, Force and Force Members. The representations and warranties of the respective parties to the Purchase Agreement generally will not survive the Closing. In addition, the Company has agreed to adopt an equity incentive plan prior to the Closing Date, as described in the Purchase Agreement.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Conditions to Closing

The Closing is subject to the satisfaction or waiver of certain customary closing conditions, including, among other things, (i) approval of the Transaction and related agreements and transactions by the Company’s stockholders, (ii) the HSR waiting period shall have expired or been terminated; (iii) the absence of any legal restraints on the Closing, (iv) the shares of Company common stock issuable pursuant to the Transaction shall have been approved for listing on the Nasdaq.

The Company’s obligation to consummate the Transaction is also subject to, among other things, (i) the accuracy of the representations and warranties of Force and Force Members as of the date of the Purchase Agreement and as of the Closing, subject to the limitations provided in the Purchase Agreement, (ii) each of the covenants of Force having been performed in all material respects, (iii) the key financial results in the Audited Financial Statements (as defined in the Purchase Agreement) and 2022 Audited Financial Statements (as defined in the Purchase Agreement) to be delivered by Force to the Company being substantially consistent with the financial results provided in Exhibit F of the Purchase Agreement; (iv) the Recapitalization having been completed; and (v) there having not been any event that has had, or would reasonably be expected to have, a Company Material Adverse Effect (as defined in the Purchase Agreement).

Force’s obligation to consummate the Transaction is also subject to, among other things, (i) the accuracy of the representations and warranties of Company as of the date of the Purchase Agreement and as of the Closing, subject to the limitations provided in the Purchase Agreement; and (ii) the Company having performed each of the covenants in all material respects.

Termination

The Purchase Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of the Company and Force, (ii) by Force, if certain approvals of the stockholders of the Company, to the extent required under the Purchase Agreement, are not obtained as set forth therein, (iii) by the Company, if approval of the Force Members are not obtained by the Company Member Approval Deadline (as defined in the Purchase Agreement), (iv) by the Company if the Board of Directors of the Company decides not to continue extending the business combination deadline for additional months and, as a result, the Company would wind up its affairs and redeem 100% of its outstanding public shares; and (v) by either the Company or Force in certain other circumstances set forth in the Purchase Agreement, including (a) if any Governmental Authority (as defined in the Purchase Agreement) has issued or otherwise entered a final, non-appealable order making consummation of the Transaction illegal or otherwise preventing or prohibiting consummation of the Transaction, (b) if any of the closing conditions have not been satisfied or waived by September 16, 2023, subject to certain limitations as provided in the Purchase Agreement or (c) in the event of certain uncured breaches by the other party.

Sponsor Support Agreement

Concurrently with the execution of the Purchase Agreement, the Company, Force and Stratim Cloud Acquisition, LLC (the “Sponsor Holdco”) and other holders of shares of Company Class B Common Stock (together with the Sponsor Holdco, the “Sponsors”), entered into that certain sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsors agreed to, among other things, vote in favor of the Purchase Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. The Sponsor Support Agreement will terminate and be of no further force or effect upon the earliest of (i) the Expiration Time (as defined in the Sponsor Support Agreement), (ii) the liquidation of the Company and (iii) the written agreement of the Sponsor Holdco, the Force Members, and Force.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Amended and Restated Registration Rights Agreement

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor Holdco, holders of shares of Company Class B Common Stock and certain Force Members will enter into an Amended and Restated Registration Rights Agreement, pursuant to which the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended, certain shares of Company common stock and other equity securities of the Company that are held by the parties thereto from time to time.

Lock-Up Agreement

The Purchase Agreement contemplates that, at the Closing, the Company, the Sponsor Holdco, holders of shares of Company Class B Common Stock and certain Force Members will enter into Lock-Up Agreements restricting the transfer of Company common stock, Private Placement Warrants (as defined in the Purchase Agreement), and any Common Units issued in connection with the Transaction, as applicable. The lock-up period for Company common stock is 180 days after the Closing, subject to early termination (i) of a liquidation, merger, stock exchange, reorganization or other similar transaction of Force after the Closing or (ii) upon the stock price of Company common stock reaching $12.00 (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 75,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were no shares of Class A common stock issued and outstanding, excluding 25,000,000 shares of Class A common stock subject to possible redemption which are presented as temporary equity.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 6,250,000 shares of common stock issued and outstanding.

Holders of Class B common stock will vote on the election of directors prior to the consummation of a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amount issued in the Initial Public Offering and related to the closing of a Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the aggregate number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the aggregate number of shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, an affiliate of the Sponsor or any of our officers or directors.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days following a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the Public Warrants become exercisable, the Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 8. WARRANTS (cont.)

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.    Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at $0.10 per warrant provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•        if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 9. INCOME TAX

The Company’s net deferred tax assets (liability) at December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets (liability)
Net operating loss carryforward	$—	$31,104
Startup/Organization Expenses	327,641	162,728
Unrealized gain – Trust	(528,353)	—
Total deferred tax assets (liability)	(200,712)	193,832
Change in valuation allowance	(327,641)	(193,832)
Deferred tax liability	$(528,353)	$—

The income tax provision for the year ended December 31, 2022 and 2021 consists of the following:

	December 31, 2022	December 31, 2021
Federal
Current	$91,749	$—
Deferred	394,544	(193,832)

State and Local
Current	—	—
Deferred	—	—

Change in valuation allowance	133,809	193,832
Effective tax rate	$620,102	$—

As of December 31, 2022 and 2021, the Company had $0 and $148,111, respectively, of U.S. federal net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022 and 2021, the change in the valuation allowance was $133,809 and $193,832, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Change in fair value of warrant liability	(16.1)%	(25.0)%
Transaction costs – warrants	0.0%	2.0%
Change in valuation allowance	1.4%	2.0%
Income tax provision	6.3%	0.0%

The Company files income tax returns in the U.S. federal. The Company’s tax returns for the year ended December 31, 2022 and 2021 remain open and subject to examination.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022	December 31, 2021
Assets:
Marketable Securities held in Trust Account	1	252,973,594	250,014,433

Liabilities:
Warrant liabilities – Public Warrants	1	83,333	4,916,666
Warrant liabilities – Private Placement Warrants	2	46,667	—
Warrant liabilities – Private Placement Warrants	3	—	2,753,334

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the statements of operations.

Initial and Subsequent Measurement

The Warrants were valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes Option Pricing Model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date and December 31, 2022, was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units will be classified as Level 1 due to the use of an observable market quote in an active market. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the quantitative information regarding Level 3 fair value measurements on December 31, 2021:

December 31, 2021
Exercise price	$11.50
Stock Price	$9.77
Risk-free interest rate	1.36%
Expected term (in years)	5.0
Expected volatility	11.03%

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on March 16, 2021	7,233,334	11,916,666	19,150,000
Change in fair value	(4,480,000)	250,000	(4,230,000)
Transfers out of level 3 into level 1	—	(12,166,666)	(12,166,666)
Fair value as of December 31, 2021	2,753,334	—	2,753,334
Change in fair value	(2,333,334)	—	(2,333,334)
Transfers out of level 3 into level 2	(420,000)	—	(420,000)
Fair value as of December 31, 2022	$—	$—	$—

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. During the second quarter of 2021, there were transfers out of Level 3 into Level 1 of $12,166,666 in the fair value hierarchy for the year ended December 31, 2021 for the Public Warrants. During the second quarter of 2022, there were transfers out of Level 3 into level 2 of $420,000.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 17, 2023, the Company entered into a Convertible Promissory Note with its Sponsor (the “Sponsor Loan”). Pursuant to the Sponsor Loan, the Sponsor has agreed that, because at the Company’s special meeting of stockholders held on March 10, 2023, the Company’s stockholders approved the proposals to amend (such amendments, the “Amendments”) the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to (1) extend the date by which the Company must consummate an initial business combination from March 16, 2023, to September 16, 2023 (the “Extended Date”), or such earlier date as determined by the Board of Directors of the Company, and (2) eliminate from the Charter the limitation that the Company may not redeem public shares to the extent such redemption would cause the Company to have net tangible assets of less than $5,000,001, the Sponsor will contribute to the Company as a loan (the “Contribution(s)”) the lesser of (A) $0.04 for each share of Class A common stock, par value $0.0001 per share, of the Company that was not redeemed in connection with the stockholder vote to approve the Amendments and (B) $300,000.00, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and the Extended Date. Up to $1.5 million of the loans may be settled in whole warrants to purchase shares of Class A Common Stock at a conversion price equal to $1.50 per warrant. The Contribution(s) will not bear any interest, and will be repayable by the Company to the Sponsor upon the earlier of the date by which the

STRATIM CLOUD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS (cont.)

Company must complete an initial business combination and the consummation of the Company’s initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for up to six months, and if the Company’s board of directors determines not to continue extending for additional months, the Sponsor’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s certificate of incorporation. Monthly deposits into the Company’s trust account following approval and implementation of the Amendments are be based on the number of public shares still outstanding following such implementation. In connection with the implementation of the Amendments, the Company’s stockholders elected to redeem an aggregate of 18,744,981 shares (each share at valued approximately $10.18 per share and totaling $190,866,926). The Company’s stockholders also voted to extend the date by which the Company must consummate an initial business combination from March 16, 2023, to September 16, 2023, or such earlier date as determined by the Company’s Board of Directors, as described above, and the Company’s stockholders also approved the proposals to amend the Certificate of Incorporation, as described above.

On March 21, 2023, the Company entered into a membership interests purchase agreement with Force Pressure Control, LLC, and each of the individuals listed on the signature page of the Purchase Agreement. Following the closing of the Transaction, the Company will change its name to “Force Pressure Control Corp.” (refer to Note 6, Commitments and Contingencies).

Force Pressure Control, LLC.
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,363	$15,701
Accounts receivable, net	28,043	30,252
Unbilled receivables	7,668	5,389
Inventory	7,674	6,244
Other current assets	590	678
Total current assets	66,338	58,264

Property, plant, and equipment, net	70,417	62,816
Right-of-use assets – operating, net	2,217	2,029
Goodwill	18,590	18,590
Intangible assets, net	6,418	6,985
Total assets	$163,980	$148,684

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$15,117	$17,025
Accrued expenses	7,269	1,898
Accrued payroll	3,763	2,054
Unearned revenue	2,040	2,568
Notes payable, short term	417	185
Related party notes payable	14,855	16,055
Current portion of lease liability	864	687
Total current liabilities	44,325	40,472

Notes payable, long term	563	—
Lease liability – operating	1,361	1,349
Total liabilities	46,249	41,821

Commitments and contingencies (Note 11)

Members’ equity:
Members’ capital	117,763	106,729
Accumulated other comprehensive (loss) income	(90)	11
Total members’ equity attributable to Force Pressure, LLC	117,673	106,740
Non-controlling interest	58	123
Total members’ equity	117,731	106,863
Total liabilities and members’ equity	$163,980	$148,684

See accompanying notes to Condensed Consolidated Financial Statements

Force Pressure Control, LLC.
Condensed Consolidated Statements of Operations
(In Thousands, except for Unit and Per Unit amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues	$48,907	$31,714

Operating expenses:
Cost of goods sold (excluding depreciation and amortization expense)	25,511	18,426
Selling, general, and administrative expenses	5,898	5,146
Depreciation and amortization expense	3,549	2,760
Total costs and expenses:	34,958	26,332
Income from operations	13,949	5,382

Other income (expense):
Interest income (expense), net	61	(464)
Other income	62	11
Other expenses	(20)	(24)
Total other income (expense):	103	(477)

Income before income tax	14,052	4,905
Income tax expense	—	—
Net income	14,052	4,905
Net income attributable to noncontrolling interest	(18)	(20)
Net income attributable to Force Pressure Control, LLC.	$14,034	$4,885

Net income attributable to Force Pressure Control, LLC per member unit
Basic and diluted	$14,034	$4,885
Weighted average number of member units outstanding:
Basic and diluted	1,000	1,000

See accompanying notes to Condensed Consolidated Financial Statements

Force Pressure Control, LLC.
Condensed Consolidated Statements of Comprehensive Income
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$14,052	$4,905
Other comprehensive income, net of tax:
Foreign currency translation loss	(101)	(52)
Total comprehensive income	13,951	4,853
Comprehensive loss attributable to noncontrolling interest	(65)	(23)
Comprehensive income attributable to Force Pressure Control, LLC	$14,016	$4,876

See accompanying notes to Condensed Consolidated Financial Statements

Force Pressure Control, LLC.
Condensed Consolidated Statements of Changes in Members’ Equity
(In Thousands)
(Unaudited)

	Members’ Capital	Accumulated Other Comprehensive Income (Loss)	Total Members’ Equity Attributable to Force	Non- Controlling Interest	Total Members’ Equity
Balance as of December 31, 2022	$106,729	$11	$106,740	$123	$106,863
Distributions to members	(3,000)	—	(3,000)	—	(3,000)
Other comprehensive income (loss) – foreign exchange	—	(101)	(101)	(83)	(184)
Net income (loss)	14,034	—	14,034	18	14,052
Balance as of March 31, 2023	$117,763	$(90)	$117,673	$58	$117,731
	Members’ Capital	Accumulated Other Comprehensive Income (Loss)	Total Members’ Equity Attributable to Force	Non- Controlling Interest	Total Members’ Equity
Balance as of December 31, 2021	$65,430	$(12)	$65,418	$18	$65,436
Distributions to members	(799)	—	(799)	—	(799)
Other comprehensive income (loss) – foreign exchange	—	(52)	(52)	(43)	(95)
Net income (loss)	4,885	—	4,885	20	4,905
Balance as of March 31, 2022	$69,516	$(64)	$69,452	$(5)	$69,447

See accompanying notes to Condensed Consolidated Financial Statements

Force Pressure Control, LLC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	For the three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$14,052	$4,905
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,549	2,760
Amortization of debt discount	—	410
Right-of-use assets – operating	185	147
(Gain) loss on disposal of fixed assets	(216)	1,940
Changes in operating assets and liabilities, net of assets acquired:
Accounts receivable	2,209	227
Unbilled receivables	(2,279)	(3,236)
Inventories, net	(1,430)	(497)
Prepaid expenses and other current assets	88	97
Accounts payable	(1,908)	2,856
Lease liabilities – operating	(184)	(146)
Accrued expenses and other liabilities	1,052	2,470
Net cash flows provided by operating activities	15,118	11,933
Cash flows from investing activities:
Purchases of property and equipment	(4,264)	(3,010)
Proceeds from disposal of property and equipment	244	1,053
Net cash flows used in investing activities	(4,020)	(1,957)
Cash flows from financing activities:
Proceeds from issuance of related party notes payable	—	5,500
Proceeds from issuance of notes payable	—	5
Distributions to members	(3,000)	(799)
Payments made on related party notes payable	(1,200)	(11,719)
Payments made on notes payable	(52)	(11)
Net cash flows used in financing activities	(4,252)	(7,024)

Effects of exchange rates on cash	(184)	(94)

Net increase in cash and cash equivalents	6,662	2,858
Cash and cash equivalents, beginning of period	15,701	2,358
Cash and cash equivalents, end of period	$22,363	$5,216

Supplemental disclosures of cash flow information:
Cash paid for interest	$7	$2
Supplemental disclosures for noncash investing activities
Right of use assets obtained in exchange for operating lease obligation	$373	$—
Supplemental disclosures for noncash financing activities
Purchases of property and equipment under vendor financing arrangements	$6,347	$—

See accompanying notes to Condensed Consolidated Financial Statements

Force Pressure Control, LLC.
Notes to Condensed Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)
(Unaudited)

NOTE 1 — ORGANIZATION AND OPERATIONS

Established in 2019, Force Pressure Control, LLC, (“Force,”, “Company”, “we” or “us”) is a vertically integrated provider of pressure control related rental equipment and services to the energy industry in Texas, New Mexico and Louisiana which includes the Permian, Eagle Ford and Haynesville Basins. Force’s ability to design, manufacture, operate and service quality pressure control equipment allows us to build sustainable and valuable customer partnerships. In addition, through its subsidiary, Force Pressure Control International SAS, the Company provides oilfield services in Colombia.

On March 21, 2023, the Company entered into a membership interests purchase agreement (the “Purchase Agreement”) with Stratim Cloud Acquisition Corp. (“Stratim”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Transaction”. Immediately prior to the closing (“the Closing Date”), we will effectuate a recapitalization (the “Recapitalization”) and all outstanding membership interests of the Company will be converted or exchanged into common units (the “Common Units”). Immediately prior to the Closing Date, (i) the Company will adopt a Second Amended Restated LLC Agreement (the “A&R LLC Agreement”) to permit the issuance and ownership of the post-recapitalization equity of the Company and to admit Stratim as the sole managing member of the Company; and (ii) Stratim will file with the Secretary of State of Delaware an amended and restated certificate of incorporation (the “A&R Charter”) to approve the issuance of shares Class C Common Stock of Stratim (“Stratim Class C Common Stock”), which will carry such non-economic and voting rights as set forth in the A&R Charter. Pursuant to the Purchase Agreement, Stratim will purchase an aggregate of up to 12,000,000 Common Units from Force members for $120,000 prior to any Net Working Capital Adjustment (as defined in the Purchase Agreement) and the Force members will retain at least 50% of the total Common Units issued and outstanding immediately after the Recapitalization (the “Retained Units”).

Pursuant to the Purchase Agreement, Stratim will subscribe for a number of Common Units equal to the total shares of Class B common stock of Stratim issued and outstanding immediately prior to the Closing Date, in exchange for the number of shares of Stratim Common Class C common stock equal to the number of Retained Units, which will be subsequently distributed to Force members pro rata to the number of Common Units to be held by such Force members following the Closing Date, and Force members may cause Stratim to redeem their Common Units, which redemption may be effected as an exchange of Common Units for shares of Class A common stock of Stratim on a one-for-one basis (subject to adjustment in certain cases), accompanied by the corresponding cancellation of shares of Stratim Class C common stock held by such members.

Following the Closing Date, Force and Stratim will issue to each Force member the following number of Common Units and shares of Stratim Class C common stock (subject to further adjustments) (the “Earnout Equity”), if the 2023 EBITDA is greater than $60,000 (the “Minimum EBITDA Target”), a one-time issuance of 200,000 units and shares, as applicable, of the Earnout Equity, for each $1,000 of EBITDA in excess of the Minimum EBITDA Target, up to a maximum of 3,000,000 units and shares, as applicable, of the Earnout Equity. Notwithstanding the foregoing, Stratim shall be permitted to satisfy its obligation to deliver the Earnout Equity pursuant to the Minimum EIBTDA Target by: (i) delivering $12.50 cash per unit and share of Earnout Equity within thirty (30) calendar days of determination of the 2023 EBITDA or (ii) if the volume weighted average closing sale price of the Class A common stock for the first (5) trading days following public announcement of the 2023 EBITDA (“Stratim Trading Price”) exceeds $14.00 per shares, by delivering the number of shares of Class A common stock equal to (x) the aggregate number of units and shares, as applicable, of the Earnout Equity multiplied by $12.50, divided by (y) Stratim Trading Price.

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

There have been no material changes in our significant accounting policies during the three months-ended March 31, 2023, as compared to the significant accounting policies described in Note 2 to the consolidated Financial Statements for the year-ended December 31, 2022, except as detailed below.

Force Pressure Control, LLC.
Notes to Condensed Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)
(Unaudited)

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

Principles of Consolidation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements include all accounts of Force Pressure Control, LLC. and subsidiaries, including Force Pressure Control International SAS. All intercompany transactions and account balances have been eliminated upon consolidation.

The accompanied condensed consolidated statements of operations, comprehensive income, changes in members’ equity, and cash flows for the three months-ended March 31, 2023 and 2022, and the condensed balance sheet as of March 31, 2023 are unaudited but reflect all adjustments that are of a normal recurring nature and that are considered necessary for a fair statement of the results for the periods shown. Our condensed consolidated balance sheet as of December 31, 2022 has been derived from our audited financial statements as of that date. Our condensed consolidated financial statements should be read in conjunction with our consolidated financial statements and notes thereto for the year ended December 31, 2022, which include a complete set of footnote disclosures, including our significant accounting policies. The results of the interim periods are not necessarily indicative of the results that may be expected for a full fiscal year or for any other future period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, expenses and impairments during the reporting period. While the Company concludes that estimates are reasonable when considered in conjunction with the Company’s Consolidated Balance Sheets and Statements of Operations taken as a whole, actual results could differ materially from those estimates.

Accounts Receivable

The Company extends payment terms to customers who meet pre-established credit requirements. Generally, the Company does not require collateral when trade credit is granted to customers. The Company regularly monitors its customer account balances and actively pursues collections on past-due balances. The Company maintains an allowance for doubtful accounts based on historical collections and specific collection issues. If actual bad debts differ from the reserves calculated, the Company records an adjustment to bad-debt expense in the period in which the difference occurs. Such adjustment could result in additional charges to the Company’s results of operations. The Company concluded that an allowance for doubtful accounts was not necessary as of March 31, 2023 and December 31, 2022.

Accounts receivable represent recorded revenues that have been billed. The timing of revenue recognition may not align with the right to invoice the customer. The Company records accounts receivable when it has the unconditional right to invoice regardless of whether revenue has been recognized. The timing of revenue recognition may differ from the timing of invoicing customers and these timing differences result in receivables (billed or unbilled) or contract liabilities (unearned revenue) in the condensed consolidated balance sheets. Unbilled receivables were recorded in the amount of $7,668 and $5,389 as of March 31, 2023 and December 31, 2022, respectively.

Billings and other consideration received on contracts in excess of related revenues recognized are recorded as advances from customers within Unearned revenue on the condensed consolidated balance sheets. Unearned revenue was recorded in the amount of $2,040 and $2,568 as of March 31, 2023 and December 31, 2022, respectively.

Force Pressure Control, LLC.
Notes to Condensed Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)
(Unaudited)

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. When considering market participant assumptions in fair value measurements, the fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1:	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.
Level 2:	Inputs are other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.
Level 3:

Inputs are unobservable for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Financial instruments (principally cash and cash equivalents, accounts receivable, accounts payable and accrued expenses) are carried at cost, which approximates fair value due to the short-term maturity of these instruments. Fair value measurements are also utilized on a nonrecurring basis in certain circumstances, such as in the allocation of purchase consideration for acquisition transactions to the assets and liabilities acquired, including intangible assets, goodwill, and equity consideration, (a Level 3 fair value measurement) and for the impairment of long-lived assets, including goodwill (a Level 3 fair value measurement).

Recent Accounting Pronouncements

Recently Adopting Accounting Pronouncements

Changes to U.S. GAAP that went into effect in the three months ended March 31, 2023, did not have a material effect on our condensed consolidated financial statements.

Accounting Pronouncements Issued Not Yet Adopted

Changes to U.S. GAAP that are not yet effective are not expected to have a material effect on our condensed consolidated financial statements.

NOTE 3 — LEASES

Lessee Transactions

Operating lease expense for the three months ended March 31, 2023 and 2022 was $606 and $161, respectively. The Company has short-term and month-to-month leases in the normal course of business which are all operating leases and are considered not material for the three months ended March 31, 2023 and 2022.

Force Pressure Control, LLC.
Notes to Condensed Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)
(Unaudited)

NOTE 3 — LEASES (cont.)

The following table represents the weighted-average remaining lease term and discount rate as of March 31, 2023:

Operating Leases
Weighted-average remaining term (in years)	5.0
Weighted-average discount rate	5.8%

Lessor Transactions

The Company is service-focused offering surface pressure control solutions in the oilfield services market. The Company mainly generates revenue through rental arrangements and therefore recognizes revenue under ASC 842, Leases.

Lease revenue is derived primarily from the lease component in the transactions, which is predominate when compared to the non-lease component. Lease revenue is recognized on a straight-line basis over the lease term, which is the amount of time the equipment is made available to the customer. The Company’s contracts are short in duration and the payments are primarily variable in nature, as a result, lease revenue is recognized as earned. As of March 31, 2023, the Company does not have material lease contracts with fixed payments extending into future periods. The Company recognized lease revenue relating to variable lease payments in the amounts of $48,907 and $31,714 for the three months ended March 31, 2023 and 2022, respectively.

NOTE 4 — EARNINGS PER MEMBERS’ UNIT

Basis net income per unit is computed by dividing net income (the numerator) by the weighted average number of members’ units outstanding for the period (the denominator). Diluted income per unit is computed by dividing net income by the weighted average number of members’ units outstanding during the period adjusted for the dilutive effects of members’ units equivalents:

The computation of basic and diluted earnings per unit is as follows:

	Three Months Ended March 31,
	2023	2022
Net income attributable to Force Pressure Control, LLC	$14,034	$4,885
Weighted-average member units outstanding:
Basic and diluted	1,000	1,000
Net income per member unit:
Basic and diluted	$14,034	$4,885

For the three months ended March 31, 2023 and 2022, there were no dilutive instruments.

NOTE 5 — GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following change in goodwill occurred for the three months ended March 31, 2023:

	Frac Valve	Flowback	Total
Balance, December 31, 2022	$12,416	$6,174	$18,590
Acquisitions	—	—	—
Impairment	—	—	—
Balance, March 31, 2023	$12,416	$6,174	$18,590

Force Pressure Control, LLC.
Notes to Condensed Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)
(Unaudited)

NOTE 5 — GOODWILL AND INTANGIBLE ASSETS (cont.)

Intangible Assets

The carrying value of other intangible assets as of March 31, 2023 are as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Lives (In Years)
Patents	$155	$(25)	$130	4.17
Trademarks	2,900	(1,315)	1,585	2.74
Customer relationships	8,300	(3,597)	4,703	2.23
	$11,355	$(4,937)	$6,418	2.84

The carrying value of other intangible assets as of December 31, 2022 are as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Lives (In Years)
Patents	$155	$(18)	$137	4.42
Trademarks	2,900	(1,170)	1,730	2.99
Customer relationships	8,300	(3,182)	5,118	2.42
	$11,355	$(4,370)	$6,985	3.09

Amortization expense for intangible assets was $567 and $560 for the three months-ended March 31, 2023 and 2022, respectively.

NOTE 6 — Property and equipment

Property and equipment consists of the following:

	March 31, 2023	December 31, 2022
Land	$230	$230
Buildings & building improvements	3,627	3,546
Machinery & equipment	80,710	72,954
Construction-in-progress	1,567	—
Vehicles	3,063	2,415
Furniture, fixtures, and equipment	794	638
	89,991	79,783
Less: Accumulated depreciation	(19,574)	(16,967)
	$70,417	$62,816

Depreciation expense related to all property, plant and equipment was $2,982 and $2,200 for the three months-ended March 31, 2023 and 2022, respectively. Depreciation expense related to equipment rented to customer was $2,539 and $1,918 for the three months-ended March 31, 2023 and 2022, respectively.

Force Pressure Control, LLC.
Notes to Condensed Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)
(Unaudited)

NOTE 7 — INVENTORIES

Components of inventories are as follows:

	March 31, 2023	December 31, 2022
Spare parts	$7,139	$5,731
Other inventories	535	513
Total inventories	$7,674	$6,244

The Company determined that no net realizable value adjustments were necessary for the periods ended March 31, 2023 and December 31, 2022.

NOTE 8 — ACCRUED EXPENSES

The Company’s accrued expenses consists of the following:

	March 31, 2023	December 31, 2022
Vendor financing arrangements(1)	$4,982	$—
Sales taxes payable	2,173	1,866
Other expenses	72	1
Employee related expense	42	31
Total accrued expenses	$7,269	$1,898

____________

(1)      In March 2023, the Company purchased $5,535 of Machinery & Equipment that was vendor financed. The vendor financing is for a ten (10) month term with no interest with minimum monthly payments of $554.

NOTE 9 — MEMBERS’ EQUITY

The Company has a singular class of member units which entitle the holder to share in the profits and losses and receive distributions related to the Company’s operations.

The units issued and outstanding as of March 31, 2023 and December 31, 2022 are as follows:

Members’ Units
Outstanding, December 31, 2022	1,000
Issued	—
Repurchased	—
Outstanding, March 31, 2023	1,000

Members’ equity activity

For the three months ended March 31, 2023, Member Contributions and Distributions to members totaled $0 and $3,000, respectively. All Distributions to members were cash distributions. For the three months ended March 31, 2022, Member Contributions and Distributions to members totaled $0 and $799, respectively. All Distributions to members were cash distributions.

Force Pressure Control, LLC.
Notes to Condensed Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)
(Unaudited)

NOTE 10 — LONG-TERM DEBT AND OTHER BORROWINGS

The Company’s debt consists of the following:

	March 31, 2023	December 31, 2022
Notes payable, gross	$980	$185
Less: Unamortized debt discount and debt issuance costs	—	—
Notes payable, net of unamortized debt discount and debt issuance costs	$980	$185
Less: Current maturities	(417)	(185)
Notes payable, long term balance	$563	$—

In February 2023, the Company purchased eighteen (18) new vehicles and financed the purchase through various auto loans. A total of thirteen (13) vehicle loans have a term of 48 months with interest at a rate of 8.79 percent, totaling minimum monthly payments of $14. The remaining five (5) vehicle loans have a term of 36 months with no interest, totaling minimum monthly payments of $7.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Legal Proceedings

In the ordinary course of business, the Company may be involved in various legal proceedings. Although the outcome of these matters cannot be determined at the present time, the Company believes that the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

Funding to Stratim

Pursuant to the Purchase Agreement, we have agreed to fund Stratim the amount of funds as necessary to complete the Transaction, provided that such amounts of funds will not exceed $300 per month and $1,500 in the aggregate. Upon the Closing Date, in exchange for the funds provided by Force to Stratim, the Force members will receive their pro rata shares of (i) cash equal to the amount provided by Force to Stratim; and (ii) a number of Common Units issued by Force equal to (x) the amount provided by Force to Stratim multiplied by 1.5 divided by (y) $10.00 (and an equivalent number of shares of Stratim Class C common stock). In the event the Transaction fails, no such payments will be provided to the Force members and amounts funded to Stratim will be forfeited. Payments to Stratim under the Purchase Agreement totaled $250 and $0 for the three months ended March 31, 2023 and 2022, respectively, and included in Selling, general, and administrative expenses within the condensed consolidated statements of operations.

NOTE 12 — RELATED PARTY TRANSACTIONS

Member Contribution Limits

Per the Company Agreement, members are not required to contribute more than their capital commitment within the Company Agreement at any time. However, in the event that a member contributes further capital in order to supply the Company funding, the amount(s) in excess of the capital commitment will be considered a note payable to that member. From time to time, the Company has received contributions from its members in excess of their respective capital commitments. The Company accounts for this excess within Related party notes payable within the condensed consolidated balance sheets.

The Company’s related party notes payable consists of the following:

	March 31, 2023	December 31, 2022
Short term related party notes payable	$14,855	$16,055

Force Pressure Control, LLC.
Notes to Condensed Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)
(Unaudited)

NOTE 12 — RELATED PARTY TRANSACTIONS (cont.)

As of March 31, 2023 and December 31, 2022, the Company’s related party notes payable balance was considered current.

Related Party Vendors

Certain of the Company’s members own companies that provide material and services (“related party vendors”) to the Company. For the three months ended March 31, 2023 and 2022, total purchases made from related party vendors totaled $564 and $278, respectively. As of March 31, 2023 and December 31, 2022, there were $9 and $0 outstanding payables related to purchases made from related party vendors, respectively.

NOTE 13 — SEGMENT INFORMATION

Information by Segment

The results of each segment are regularly reviewed by both the Company’s Chief Executive Officer and President, who are the Company’s chief operating decision maker, to assess the performance of the segment and make decisions regarding the allocation of resources. The Company’s chief operating decision maker uses income from operations to measure segment performance and allocate resources. The Company does not report balance sheet information by segment because the Company’s CODM does not review that information. There were no intersegment sales or transfers within the three months ended March 31, 2023 and 2022, respectively.

The following tables present a summary of the Company’s reporting segments for the three months ended March 31, 2023 and 2022:

	Three months ended March 31,
	2023	2022
Frac Valve Rentals and Services
Revenue	$32,808	$18,256
Income from operations(1)	17,198	5,342
Flowback Rentals and Services
Revenue	12,367	10,754
Income from operations(1)	2,450	2,837
Other Rentals and Services
Revenue	3,732	2,704
Income from operations(1)	1,096	1,018
Total segments revenue:	48,907	31,714
Total segments income from operations:	20,744	9,197

Items not allocated to segment level:
Corporate selling, general, and administrative expenses	3,246	1,055
Depreciation and amortization expense(1)	3,549	2,760
Total company income from operations	$13,949	$5,382

____________

(1)      The Company has not elected to allocate depreciation and amortization expense at the segment level.

NOTE 14 — SUBSEQUENT EVENTS

Subsequent events have been evaluated through June 13, 2023, which is the date the condensed consolidated financial statements were available to be issued. Based upon the review, no subsequent events requiring adjustment or disclosure in the condensed consolidated financial statements were identified.

Consolidated Financial Statements

Force Pressure Control, LLC.

As of and for the years ended December 31, 2022, 2021 and 2020

Report of Independent Registered Public Accounting Firm

To the Members of Force Pressure Control, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Force Pressure Control, LLC (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive income, changes in members’ equity and cash flows for each of the three years in the period ended December 31, 2022, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ham, Langston & Brezina, LLP

We have served as the Company’s auditor since 2023.

Houston, TX
June 13, 2023

Force Pressure Control, LLC.
Consolidated Balance Sheets
(In Thousands)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$15,701	$2,358
Accounts receivable, net	30,252	17,219
Unbilled receivables	5,389	438
Inventory	6,244	3,088
Other current assets	678	234
Total current assets	58,264	23,337

Property, plant, and equipment, net	62,816	57,151
Right-of-use assets – operating, net	2,029	1,518

Goodwill	18,590	18,590
Intangible assets, net	6,985	9,088
Total assets	$148,684	$109,684

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$17,025	$8,300
Accrued expenses	1,898	754
Accrued payroll	2,054	1,494
Unearned revenue	2,568	1,486
Notes payable	185	2,810
Related party notes payable	16,055	27,882
Current portion of lease liability	687	571
Total current liabilities	40,472	43,297

Lease liability – operating	1,349	951
Total liabilities	41,821	44,248

Commitments and contingencies (Note 12)

Members’ equity:
Members’ capital	106,729	65,430
Accumulated other comprehensive income (loss)	11	(12)
Total members’ equity attributable to Force Pressure Control, LLC	106,740	65,418
Non-controlling interest	123	18
Total members’ equity	106,863	65,436
Total liabilities and members’ equity	$148,684	$109,684

See accompanying notes to Consolidated Financial Statements

Force Pressure Control, LLC.
Consolidated Statements of Operations
(In Thousands, except for Unit and Per Unit amounts)

	Year Ended December 31,
	2022	2021	2020
Revenues	$162,750	$85,042	$7,369

Operating expenses:
Cost of goods sold (excluding depreciation and amortization expense)	87,359	49,865	4,933
Selling, general, and administrative expenses	15,781	8,874	1,006
Depreciation and amortization expense	12,002	8,840	924
Total costs and expenses:	115,142	67,579	6,863
Income from operations	47,608	17,463	506

Other income (expense):
Interest expense, net	(602)	(618)	(47)
Other income	48	1,370	89
Other expenses	(144)	(18)	—
Total other income (expense)	(698)	734	42

Income before income tax	46,910	18,197	548
Income tax expense	—	—	—
Net income	46,910	18,197	548
Net (income) loss attributable to noncontrolling interest	(86)	7	—
Net income attributable to Force Pressure Control, LLC	$46,824	$18,204	$548

Net income attributable to Force Pressure Control, LLC per member unit
Basic and diluted	$46,824	$18,204	$548
Weighted average number of member units outstanding:
Basic and diluted	1,000	1,000	1,000

See accompanying notes to Consolidated Financial Statements

Force Pressure Control, LLC.
Consolidated Statements of Comprehensive Income
(In Thousands)

	Year Ended December 31,
	2022	2021	2020
Net income	$46,910	$18,197	$548
Other comprehensive income, net of tax:
Foreign currency translation gain (loss)	42	(21)	—
Total other comprehensive income (loss)	42	(21)	—
Total comprehensive income	46,952	18,176	548
Comprehensive (income) loss attributable to noncontrolling interest	(105)	16	—
Comprehensive income attributable to Force Pressure Control, LLC	$46,847	$18,192	$548

See accompanying notes to Consolidated Financial Statements

Force Pressure Control, LLC.
Consolidated Statements of Changes in Members’ Equity
(In Thousands)

	Members’ Capital	Accumulated Other Comprehensive Income (Loss)	Total Members’ Equity Attributable to Force	Non-Controlling Interest	Total Members’ Equity
Balance as of December 31, 2019	$2,630	$—	$2,630	$—	$2,630
Member contributions	15,728	—	15,728	—	15,728
Equity consideration – D&B Flowback, LLC	2,437	—	2,437	—	2,437
Net income (loss)	548	—	548	—	548
Balance as of December 31, 2020	21,343	—	21,343	—	21,343
Member contributions	234	—	234	34	268
Equity consideration – Infinity Well Control, LLC	25,649	—	25,649	—	25,649
Other comprehensive income (loss) – foreign exchange	—	(12)	(12)	(9)	(21)
Net income (loss)	18,204	—	18,204	(7)	18,197
Balance as of December 31, 2021	65,430	(12)	65,418	18	65,436
Distributions to members	(5,525)	—	(5,525)	—	(5,525)
Other comprehensive income (loss) – foreign exchange	—	23	23	19	42
Net income (loss)	46,824	—	46,824	86	46,910
Balance as of December 31, 2022	$106,729	$11	$106,740	$123	$106,863

See accompanying notes to Consolidated Financial Statements

Force Pressure Control, LLC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income	$46,910	$18,197	$548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,002	8,840	925
Amortization of debt discount	520	203	—
Right-of-use assets – operating	628	532	140
Gain on forgiveness of Paycheck Protection Program (“PPP”) Loan	—	(913)	—
(Gain) loss on disposal of fixed assets	1,103	370	(73)
Changes in operating assets and liabilities, net of assets acquired:
Accounts receivable	(13,033)	(10,557)	(2,845)
Unbilled receivables	(4,951)	(217)	(220)
Inventories, net	(3,156)	(916)	(4)
Prepaid expenses and other current assets	(444)	(75)	(125)
Accounts payable	8,725	5,092	1,613
Lease liabilities – operating	(625)	(527)	(140)
Accrued expenses and other liabilities	2,787	3,252	384
Net cash flows provided by operating activities	50,466	23,281	203
Cash flows from investing activities:
Purchases of property and equipment	(20,525)	(23,868)	(7,247)
Acquisition of D&B Flowback, LLC net of cash received	—	—	(12,609)
Acquisition of Infinity Well Control, LLC, net of cash received	—	(2,812)	—
Acquisition of Force Pressure Control International SAS, net of cash received	—	(146)	—
Purchases of intangible assets	(155)	—	—
Disposal of property and equipment	4,012	2,931	432
Net cash flows used in investing activities	(16,668)	(23,895)	(19,424)
Cash flows from financing activities:
Proceeds from issuance of related party notes payable	5,500	8,887	5,255
Proceeds from issuance of notes payable	—	1,255	503
Proceeds from members’ contributions	—	—	14,978
Distributions to members	(5,525)	—	—
Payments made on related party notes payable	(17,836)	(6,074)	—
Payments made on notes payable	(2,636)	(3,261)	(8)
Net cash flows provided by (used in) financing activities	(20,497)	807	20,728

Effects of exchange rates on cash	42	(21)	—

Net increase in cash and cash equivalents	13,343	172	1,507
Cash and cash equivalents, beginning of period	2,358	2,186	679
Cash and cash equivalents, end of period	$15,701	$2,358	$2,186

Force Pressure Control, LLC.
Consolidated Statements of Cash Flows — (Continued)
(In Thousands)

	Year Ended December 31,
	2022	2021	2020
Supplemental disclosures of cash flow information:
Cash paid for interest	$351	$184	$10
Supplemental disclosures for noncash investing activities
Measurement period adjustment for acquisition of D&B Flowback, LLC	$—	$192	$—
Acquisition of G4 Oilfield Services, LLC – Vehicle Notes Payable	—	88	—
Acquisition of D&B Flowback, LLC – Notes Payable	—	—	4,978
Acquisition of D&B Flowback, LLC – Equity Consideration	—	—	2,437
Acquisition of Infinity Well Control, LLC – Notes Payable	—	19,622	—
Acquisition of Infinity Well Control, LLC – Equity Consideration	—	25,649	—
Acquisition of G4 Oilfield Services, LLC – Notes Payable	—	254	—
Acquisition of Fortis Well Services, Inc. – Notes Payable	—	—	375
Supplemental disclosures for noncash financing activities
Asset in kind contribution	$—	$—	$750

See accompanying notes to Consolidated Financial Statements

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 1 — ORGANIZATION AND OPERATIONS

Established in 2019, Force Pressure Control, LLC, (the “Company”) is a vertically integrated provider of pressure control related rental equipment and services to the energy industry in Texas, New Mexico and Louisiana which includes the Permian, Eagle Ford and Haynesville Basins. The Company’s ability to design, manufacture, operate and service quality pressure control equipment allows it to build sustainable and valuable customer partnerships. In addition, through its subsidiary, Force Pressure Control International SAS, the Company provides oilfield services in Colombia.

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include all accounts of Force Pressure Control, LLC and its subsidiary, Force Pressure Control International SAS. All intercompany transactions and account balances have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, expenses and impairments during the reporting period. While the Company concludes that estimates are reasonable when considered in conjunction with the Consolidated Balance Sheets and Consolidated Statements of Operations taken as a whole, actual results could differ materially from those estimates.

Reportable Segments

The Company presents the financial statements by segment in accordance with Accounting Standard Codification Topic 280, Segment Reporting (“ASC 280”) to provide investors with transparency into how the chief operating decision makers (“CODM”) manages the business. The Company determined the CODM to be its Chief Executive Officer (“CEO”) and President. The CODM reviews financial information and allocates resources across three reportable segments: Frac Valve Rentals and Services, Flowback Rentals and Services, and Other Rentals and Services. See Note 14, Segment Information, for further details.

Foreign Operations and Foreign Currency Translation

The consolidated financial statements are presented in U.S. dollars, which is the Company’s reporting currency. The Company translates the Consolidated Statements of Operations and the Consolidated Statements of Cash Flows with functional currencies other than U.S. dollar through utilizing the average exchange rates effective during each period and translates the Consolidated Balance Sheets through utilizing exchanges rates effective at the end of each period. The functional currency of Force Pressure Control International SAS is Colombian Peso. The Company records currency translation adjustments as a component of equity within Accumulated other comprehensive income (loss) and through Other comprehensive income (loss) in the Consolidated Statements of Operations.

Cash Equivalents

The Company considers all highly liquid cash investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250 per bank account. Accordingly, such balances in excess of the FDIC-guarantee limit of $250 are uninsured. The Company has not experienced any loss on these balances and believes the credit risk to be minimal.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist principally of trade receivables with companies in the energy industry. The Company’s policy is to evaluate, prior to providing goods or services, each customer’s financial condition and to determine the amount of open credit to be extended. The Company’s customers consist primarily of major, well-established oil and gas producers, and independent oil and gas companies. Payment terms are on a short-term basis. See Note 14, Segment Information, for additional information regarding customer concentrations.

Accounts Receivable

The Company extends payment terms to customers who meet pre-established credit requirements. Generally, the Company does not require collateral when trade credit is granted to customers. The Company regularly monitors its customer account balances and actively pursues collections on past-due balances. The Company maintains an allowance for doubtful accounts based on historical collections and specific collection issues. If actual bad debts differ from the reserves calculated, the Company records an adjustment to bad-debt expense in the period in which the difference occurs. Such adjustment could result in additional charges to the Company’s results of operations. The Company concluded that an allowance for doubtful accounts was not necessary as of December 31, 2022 and 2021.

Accounts receivable represent recorded revenues that have been billed. The timing of revenue recognition may not align with the right to invoice the customer. The Company records accounts receivable when it has the unconditional right to invoice regardless of whether revenue has been recognized. The timing of revenue recognition may differ from the timing of invoicing customers and these timing differences result in receivables (billed or unbilled) or contract liabilities (unearned revenue) in the Consolidated Balance Sheets. Unbilled receivables were recorded in the amount of $5,389 and $438 as of December 31, 2022 and 2021, respectively.

Billings and other consideration received on contracts in excess of related revenues recognized are recorded as advances from customers within Unearned revenue on the Consolidated Balance Sheets. Unearned revenue was recorded in the amount of $2,568 and $1,486 as of December 31, 2022 and 2021, respectively.

Inventories

Inventory consists of frac valve equipment parts and is recorded at weighted average costs. For the years ending December 31, 2022 and 2021, no inventory obsolescence reserves have been recorded.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Additions, replacements, and improvements are capitalized at cost, while maintenance and repairs are expensed as incurred. The sale, retirement, or disposal of an asset are written-off at the remaining net book value and the resulting gain or loss is recorded through the Consolidated Statements of Operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The useful lives of the fixed assets held are generally as follows:

Buildings	30 years
Machinery and equipment	2 – 10 years
Furniture, fixtures, and equipment	5 – 10 years
Vehicles	3 – 10 years

Leasehold improvements are depreciated over the shorter of the remaining term of the associated lease or its useful life.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible Assets

Customer relationships, trademarks, and patents are amortized on a straight-line basis over their estimated useful lives. Amortization of intangible assets was $2,258, $2,065, and $47 for the years ended December 31, 2022, 2021, and 2020, respectively, and is included in Depreciation and amortization within the Consolidated Statement of Operations. See Note 6, Goodwill and Intangibles Assets, for further detail.

Intangible assets, other than goodwill, are tested for recoverability whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. In such an event, the Company will determine the fair value of the asset using an undiscounted cash flow analysis of the asset at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company will recognize a loss for the difference between the carrying value and the estimated fair value of the intangible asset.

Goodwill

Goodwill represents the excess purchase price over the fair value of the net assets of an acquired business. Goodwill is assessed for impairment in accordance with ASC 350, Goodwill and Other Intangible Assets (“ASC 350”), on an annual basis, or more often if indicators of potential impairment exist, by determining if the carrying value exceeds its estimated fair value. The Company has six reporting units. The Company’s annual impairment testing date is October 1st, and in interim periods if events occur that would indicate that it is more likely than not the fair value for the reporting unit is less than the carrying value. The Company can elect to qualitatively assess goodwill for impairment if it is more likely than not that the fair value of a reporting unit exceeds its carrying value. The Company’s 2022, 2021 and 2020 goodwill impairment analyses, which were based on qualitative assessments, did not result in any impairment charges. As circumstances change, it is possible that future goodwill impairment analysis could result in goodwill impairments, which would be included in the calculation of income or loss from operations.

When the Company evaluates Goodwill for impairment using a quantitative approach, the Company estimates the fair value by considering both comparable public company multiples (a market approach) and projected discounted future cash flows (an income approach). If the Company’s reporting unit carrying amount exceeds its fair value, an impairment charge will be recorded based on that difference. The impairment charge will be limited to the amount of goodwill currently recognized in the Company’s applicable reporting unit(s).

Impairments of Long-Lived Assets

Impairments of long-lived assets, including identified amortizable intangible assets, are determined periodically when indicators of impairment are present. If such indicators are present, the determination of the amount of impairment is based on the Company’s judgments as to the future undiscounted operating cash flows to be generated from these assets throughout their remaining estimated useful lives. If these undiscounted cash flows are less than the carrying amount of the related asset, an impairment is recognized for the excess of the carrying value over its fair value. Assets held for disposal are recorded at the lower of carrying value or estimated fair value less estimated selling costs.

Leases

The Company adopted ASC 842, Leases (“ASC 842”), as of January 1, 2020. The Company determines if an arrangement contains a lease at inception based on whether the contract conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration.

Lessee Transactions

At lease commencement, the Company recognizes lessee leases with lease terms greater than one year on the balance sheet as right-of-use (“ROU”) assets and lease liabilities and classifies the leases as either finance leases or operating leases. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Options to renew or terminate the lease are recognized as part of the Company’s right-of-use assets and lease liabilities when it is reasonably certain the options will be exercised.

Lease liabilities are recognized, at lease commencement, based on the present value of future lease payments over the remaining lease term. When the implicit discount rate is not readily determinable, the Company uses its incremental borrowing rate to calculate the present value of lease payments. The Company does not allocate consideration between lease and non-lease components and accounts for the combined components as lease components for lessee transactions. Right-of-use assets are initially recognized, at lease commencement, based on the corresponding lease liability adjusted for (i) payments made to the lessor at or before the commencement date, (ii) initial direct costs incurred, and (iii) lease incentives under the lease. Expenses related to operating leases are recognized on a straight-line basis, while finance leases are recognized following a front-loaded expense pattern whereby interest and amortization are presented separately in the income statement. Right-of-use assets are assessed for impairment consistent with long-lived assets.

Operating lease expense for fixed lease payments is recognized on a straight-line basis over the lease term. Variable lease payments for usage-based fees are not included in the measurement of the right-of-use assets or lease liabilities and are expensed as incurred.

Operating leases are presented separately as operating lease ROU assets and operating lease liabilities in the accompanying consolidated balance sheet. The Company does not have a material finance lease portfolio.

Lessor Transactions

The Company provides pressure control related services through its rental equipment and various other services. The contracts contain both lease components, relating to the equipment, and non-lease components, relating to the services provided. The Company elects the practical expedient to combine lease and non-lease components, and account for the two components as a single component, for its lessor transactions. The timing and pattern of transfer is the same for both components and the lease component would be accounted for as an operating lease if it were accounted for separately. The predominate component is the lease component, and therefore the Company accounts for these transactions utilizing the guidance within ASC 842.

For operating leases, the owned equipment remains on the Company’s books under property and equipment and continues to be depreciated. Operating lease income for fixed lease payments is recognized on a straight-line basis over the lease term. Variable lease payments are recognized in income, as incurred.

Business Combinations

The Company applies the provisions of ASC 805, Business Combinations (“ASC 805”), in the accounting for acquisitions. ASC 805 requires the Company to recognize separately from goodwill the assets acquired and the liabilities assumed at their acquisition date fair values. Goodwill, if any, as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. While the Company uses the best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, as well as contingent consideration, where applicable, estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Consolidated Statements of Operations.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. When considering market participant assumptions in fair value measurements, the fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1:	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.
Level 2:	Inputs are other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.
Level 3:

Inputs are unobservable for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Financial instruments (principally cash and cash equivalents, accounts receivable, accounts payable and accrued expenses) are carried at cost, which approximates fair value due to the short-term maturity of these instruments (Level 1 fair value measurements). Fair value measurements are also utilized on a nonrecurring basis in certain circumstances, such as in the allocation of purchase consideration for acquisition transactions to the assets and liabilities acquired, including intangible assets, goodwill, and equity consideration, (a Level 3 fair value measurement) and for the impairment of long-lived assets, including goodwill (a Level 3 fair value measurement).

Operating Costs

Cost of sales primarily includes the cost of maintaining, delivering and renting of pressure control equipment and services required during well operation, as well as relevant sales employee costs, such as payroll and travel expenses. Cost of sales does not include depreciation of property and equipment, or the amortization of intangible assets, which are separately stated in the Consolidated Statements of Operations.

Costs identified and disclosed within Selling, general, and administrative expenses in the Consolidated Statements of Operations are those not specifically identifiable as related to revenue-generating activities, including divisional and general corporate overhead, professional services, corporate office costs, sales and marketing expenses, insurance, and certain taxes.

Advertising Costs

Costs of advertising are expensed as they are incurred and recorded in Selling, general, and administrative expenses within the Consolidated Statements of Operations. Advertising expense was $360, $315, and $47 for the years ended December 31, 2022, 2021, and 2020, respectively.

Income Taxes

The Company is treated as a disregarded entity for income tax purposes. As a result, the net taxable income and any related tax credits, for federal income tax purposes, are deemed to pass to the individual members and are included in the members’ tax returns even though such net taxable income or tax credits may not actually have been distributed.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company applies the measurement and disclosure provisions for uncertain tax positions as required by ASC 740, Income Taxes (“ASC 740”). This subtopic requires that computations and deferred income tax provisions only consider tax positions that are more likely than not to be sustained if the taxing authority examines the positions. The Company believes that all tax positions considered for this purpose meet this “more likely than not” threshold.

The Company is subject to income or franchise tax requirements in various states in which it conducts business. The Company has determined that the provision for such taxes would not have a material effect on the Consolidated Statements of Operations for the years ended December 31, 2022, 2021, and 2020. Taxes on foreign operations, if any, are provided for in accordance with the applicable country’s tax rules and rates.

The Company recognizes the impact of state income and franchise taxes in the consolidated financial statements, based upon positions that are more likely than not of being sustained upon examination by a tax authority. Any penalties and interest assessed as a result of an examination will be recognized as income tax expense.

Interest expense, net

Interest expense primarily consists of interest expense on the Company’s outstanding notes payable and the amortization of debt discounts recognized on the Company’s outstanding notes payable. Interest income primarily consists of interest income earned on the Company’s cash holdings.

A summary of Interest expense, net follows:

	Year Ended December 31,
	2022	2021	2020
Interest expense	$(120)	$(415)	$(47)
Interest income	38	—	—
Debt discount amortization	(520)	(203)	—
Interest expense, net	$(602)	$(618)	$(47)

Noncontrolling Interests

Noncontrolling interests represent third-party ownership in the net assets of the Company’s consolidated subsidiary and are presented as a component of equity. All of the Company’s noncontrolling interests represented third-party ownership in Force Pressure Control International SAS, a company incorporated under the laws of Colombia. The Company purchased a 55% equity stake in Force Pressure Control International SAS for $500 on June 12, 2021. As of December 31, 2022, the Company had a 53% stake in Force Pressure Control International SAS.

Accumulated Other Comprehensive Income (Loss)

The Company maintains accounting records for its foreign operations in the local currencies, which is also the foreign operations’ functional currencies. For these operations, the functional currency financial statements are converted to United States dollar equivalents, with the effect of the foreign currency translation adjustment reflected as a component of Accumulated other comprehensive income (loss). Accumulated other comprehensive income (loss) is included in equity in the Consolidated Balance Sheets and consists of the cumulative currency translation adjustments associated with such foreign operations. Activity within Accumulated other comprehensive income (loss) is not subject to reclassifications to net income. In the event of a substantial liquidation or sale of the Company’s foreign operations, Accumulated other comprehensive income (loss) would be reclassified to the Consolidated Statements of Operations.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

Earnings per Member Unit

The calculation of basic and diluted earnings per member unit excludes losses attributable to noncontrolling interests. The calculation of basic earnings per unit excludes any member dilutive effects of equity awards or warrants. The calculation of diluted earnings per member unit includes the effect of equity awards and warrants, if dilutive, which is computed using the treasury stock method during the periods such equity awards and warrants were outstanding. For the years ended December 31, 2022, 2021, and 2020, there were no dilutive instruments.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements, or Accounting Standard Updates (“ASU”) are issued by the Financial Account Standards Board (“FASB”), or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

Recently Adopting Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. The new standard was effective for the Company beginning January 1, 2020. As discussed within the revenue recognition accounting policy above, the Company’s primary revenue source is derived from lessor contracts. As such, the Company notes that its revenue contracts are scoped out of ASC 606 when we adopted ASC 842, Leases, as it applies to lessor accounting in-place of ASC 606.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-12”). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with lease terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The guidance for lessors remains largely consistent with prior guidance, with some key updates to align with lessee accounting, Revenue Recognition (Topic 606), and improve existing guidance. The Company elected the modified retrospective transition method and did not restate prior comparative periods. The standards also provide additional transition relief, of which the Company has elected to (1) not reassess whether any expired or existing contracts are or contain leases, (2) retain the classification of leases (e.g., operating or finance lease) existing as of the date of adoption, (3) not reassess initial direct costs for any existing leases, and (4) not utilize hindsight when assessing lease term and ROU asset impairment for lessee transactions. The standards require more detailed disclosures to enable users of financial statements to understand the amount, timing and uncertainty of cash flows arising from leases. The guidance is effective for public companies beginning after December 15, 2018. The Company adopted this standard as of January 1, 2020. Refer to Note 3, Leases, for further detail around the Company’s adoption of this standard.

In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350) (“ASU 2017-04”). Under ASU 2017-04 goodwill impairment is measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. The new standard was effective for the Company beginning January 1, 2022. See Note 6, Goodwill and Intangible Assets, for further detail around the Company’s adoption of this standard.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 2 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting Pronouncements Issued Not Yet Adopted

In June 2016, the FASB issued ASU 2016-03, Financial Instruments- Credit Losses (Topic 326) (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. Entities will be required to use a model that will result in the earlier recognition of allowances for losses for trade and other receivables, held-to-maturity debt securities, loans, and other instruments. For available-for-sale debt securities with unrealized losses, the losses will be recognized as allowances rather than as reductions in the amortized cost of the securities. As a non-public company, the effective date for the Company is for fiscal years beginning after December 15, 2022. The Company has chosen not to early adopt ASU 2016-03, and therefore will incorporate the adoption of ASU 2016-03 for the fiscal year beginning January 1, 2023. The adoption of ASU 2016-03 is not expected to have a material impact the Company’s consolidated financial statements.

NOTE 3 — LEASES

Lessee Transactions

Upon adoption, ASC 842 had an impact in the Company’s consolidated balance sheet and in its consolidated statement of operations. As part of the transition, the Company elected the following practical expedients:

•        Package of practical expedients which eliminates the need to reassess (1) whether any expired or existing contracts are or contain leases; (2) the lease classification for any expired or existing leases; and (3) the initial direct costs for any existing leases.

•        The practical expedient whereby the lease and non-lease components will not be separated for all classes of assets.

•        Not to recognize ROU assets and corresponding lease liabilities with a lease term of 12 months or less from the lease commencement date.

•        For existing leases, the Company did not elect the use of hindsight and did not reassess lease term upon adoption.

The Company leases facilities and equipment in the normal course of business which are all considered operating leases within the consolidated financial statements. The Company assesses whether a lease is classified as an operating lease or a finance lease at lease commencement. The Company’s leases may contain the option to renew at the discretion of the Company. The Company has elected the practical expedients to exclude any leases with terms under 12-months from the Consolidated Balance Sheets and to calculate the present value of the remaining lease payments utilizing the Company’s incremental secured borrowing rate.

The leases held by the Company as of December 31, 2022, have remaining lease terms ranging from 9 months to 10 years. The present value calculated for the Company’s leases are recorded in Right-of-use assets — operating leases, Lease liability — current, and Lease liability — non-current within the Consolidated Balance Sheets. The corresponding rental expense is recorded straight-line over the remaining term of the lease within Cost of goods sold within the Consolidated Statements of Operations.

Operating lease expense and short-term lease expense for the years ended December 31, 2022, 2021, and 2020 were as follows:

	Year Ended December 31,
	2022	2021	2020
Operating lease costs	$721	$588	$157
Short – term lease costs	82	131	—
Total lease costs	$803	$719	$157

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 3 — LEASES (cont.)

Supplemental cash flow information for the Company’s operating leases were as follows:

	Year Ended December 31,
	2022	2021
Cash paid for amounts included in the measurement of leases liabilities:
Operating cash flows from operating leases	$720	$583
Right-of-use assets obtained in exchange for new operating lease liabilities	$1,139	$903

The following table represents the weighted-average remaining lease term and discount rate as of December 31, 2022:

Operating Leases
Weighted-average remaining term (in years)	5.6
Weighted-average discount rate	5.7%

The following table represents the total future minimum lease payments on the Company’s operating leases as of December 31, 2022:

Years ending December 31:
2023	$786
2024	519
2025	186
2026	150
2027	150
Thereafter	663
Less: imputed interest	(418)
Total future minimum lease payments	$2,036

Lessor Transactions

The Company offers surface pressure control solutions in the oilfield services market. The Company mainly generates revenue through rental arrangements and therefore recognizes revenue under ASC 842. The Company enters into Master Service Agreements (“MSA”) with customers. Certain customer MSAs included multiple of the below revenue streams, whereas others only include services from a single revenue stream. The MSAs determine the services requested by the customer but do not commit the Company to perform. Following the issuance of an MSA, a customer will submit orders to the Company for requested equipment/services; the Company determined that these orders are the contract (“rental contract”). The contracts are short term (i.e., a day to several weeks) and include a fixed charge per day while the equipment is made available to the customer. The determination of whether contracts contain leases generally does not require significant assumptions or judgments.

The Company recognizes revenue as follows:

•       Frac Valve Rentals and Services (“Frac Valves”):    This is the main source of revenue for the Company. Frac Valve Rental and Services includes the revenue earned from renting proprietary frac valves and related support equipment to customers. These contracts generally occur at the earliest stage of well completion operations for which the Company is involved. After drilling the wells is complete, frac valves are placed on top of the well to control the pressure and flow within the well. During well completion, a series of perforations are created. Trucks will then pump millions of pounds of sand and water into the well, fracturing the perforations (fracking). This process is completed in stages, ranging from several to over one hundred stages per well. The frac valves and support equipment provide a safe

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 3 — LEASES (cont.)

and controlled environment between stages during the fracking process and throughout the completion of the well. Frac Valve Rental and Service revenue is recognized under ASC 842 and is discussed in further detail below.

•        Flowback Rentals and Services:    These services are provided during frac valve rentals as support equipment, and after the fracking process has been completed. The Company provides surface pressure control equipment during the drill-out phase of completion. This phase involves a unit drilling (milling) out plugs set during the frac process between stages. The drilled-out plug parts are brought to surface along with any additional debris. When this fluid and debris reaches surface, it flows through the Company’s pressure control equipment that regulates flow in and out of the well, while removing debris from the fluid. The pressure control equipment during this phase includes hydraulic accumulators, flow iron, command centers, manifolds, plug catchers, and chemical mixing plants. Prior to producing the well, the Company provides flowback pressure control equipment that includes flow iron, manifolds, sand knock-outs, separators, flare stacks and support equipment. The flowback process allows for controlled flow out of the well, further removal of debris, and then separation of water, solids, oil, and gas in preparation to produce the well. Service personnel will monitor, manage and report on well conditions. Flowback Rental revenue is recognized over time based upon the length of time the equipment is made available to the customer.

•        Other Rentals and Services:    Blowout Preventors (“BOPs”) and Completion Fluids revenue is recognized at the point in time when control is transferred to the end customer. The Company provides BOPs as support equipment during varying stages of a well life cycle. In support of Flowback Rentals and Services, The Company provides Completion Fluids rental equipment, chemicals, and services. Special Services revenue is recognized over time based upon the length of time services are being provided. Special Services equipment and services provided by the Company includes hot-tap units, gate-valve drilling tools, and freeze units. This equipment and related services are utilized as required for well intervention and well control operations. The Company believes revenue earned from these contracts is immaterial to the consolidated financial statements and therefore will account for revenue earned similar to contracts that are predominantly lease- based contracts (ASC 842).

Lease revenue is derived primarily from the lease component in the transactions, which is predominate when compared to the non-lease component. Lease revenue is recognized on a straight-line basis over the lease term, which is the amount of time the equipment is made available to the customer. The Company’s contracts are short in duration and the payments are primarily variable in nature, as a result, lease revenue is recognized as earned. As of December 31, 2022, the Company does not have material lease contracts with fixed payments extending into future periods. The Company recognized lease revenue relating to variable lease payments in the amounts of $162,750, $85,042 and $7,369 for the years ended December 31, 2022, 2021, and 2020, respectively.

The Company expects to derive significant future benefits from returned rental equipment. Furthermore, the rental contracts also include provisions that provide the Company the ability to charge the customer a fee for damage to the rented equipment. The rental and damage fees are variable and help minimize the Company’s residual asset risk. The Company does not provide an option for the lessee to purchase the rented equipment at the end of the lease and does not generate revenue from sales of equipment under such options. Generally, the terms of the rental contracts are less than a year.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 4 — EARNINGS PER MEMBERS’ UNIT

Basis net loss per unit is computed by dividing net income (loss) (the numerator) by the weighted average number of members’ units outstanding for the period (the denominator). Diluted income (loss) per unit is computed by dividing net income (loss) by the weighted average number of members’ units outstanding during the period adjusted for the dilutive effects of members’ units equivalents:

The computation of basic and diluted earnings per unit is as follows:

	Year Ended December 31,
	2022	2021	2020
Net income (loss) attributable to Force Pressure Control, LLC	$46,824	$18,204	$548

Weighted-average member units outstanding:
Basic and Diluted	1,000	1,000	1,000
Net income (loss) per member unit:
Basic and diluted	$46,824	$18,204	$548

For the years ended December 31, 2022, 2021 and 2020, there were no dilutive instruments.

NOTE 5 — ACQUISITIONS

Asset Acquisition

Acquisitions qualifying as an asset acquisition require, among other items, that the cost of the assets acquired and liabilities assumed to be recognized on the Consolidated Balance Sheets by allocating the asset cost on a relative fair value basis.

Talon Pressure Control, LLC Asset Acquisition — On July 1, 2021, the Company completed the acquisition of select assets from Talon Pressure Control, LLC (the “Talon Acquisition”). The Talon Acquisition was consummated pursuant to a Purchase and Sale Agreement dated July 1, 2021, for cash consideration of $6,500. The acquisition was accounted for as an asset acquisition and, therefore, the acquired interests were recorded based on the fair value of the total assets acquired on the acquisition date.

G4 Oilfield Services, LLC and Fortis Well Service, Inc. Asset Acquisitions — In 2020, the Company completed two acquisitions of select assets from G4 Oilfield Services, LLC and Fortis Energy Services, Inc. for cash consideration of $1,250. These acquisitions were accounted for as asset acquisitions and were not material to the Company’s results of operations or financial condition.

Business Combinations

Acquisitions qualifying as business combinations are accounted for under the acquisition method of accounting, which requires, among other items, that assets acquired and liabilities assumed be recognized on the Consolidated Balance Sheets at their fair values as of the acquisition date. The fair value measurements assets acquired and asset assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs represent Level 3 measurements in the fair value hierarchy and include, but are not limited to, estimates of revenues, future operating costs, estimated future market prices, estimated future cash flows and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation.

Infinity Well Control, LLC

On February 1, 2021, the Company acquired all of the membership interests in Infinity Well Control, LLC (“IWC”) from the individuals who held 100% of the membership interests. The acquisition was accounted for using the acquisition method of accounting, in accordance with ASC 805. IWC is a frac valve provider for industry operators across the Company’s regions.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 5 — ACQUISITIONS (cont.)

The total purchase price paid by the Company to acquire IWC was $48,184, of which $2,913 was cash, $19,622 was interest-bearing promissory notes issued by the Company, and membership interests in the Company with a fair value of $25,649.

The following table represents the total consideration transferred at the acquisition date:

Cash consideration	$2,913
Promissory notes	19,622
Equity consideration	25,649
Total consideration	$48,184

The Company incurred immaterial legal, accounting, and other professional fees related to the acquisition, which were expensed and included in Selling, general, and administrative expenses for the year-ended December 31, 2021 in the Consolidated Statements of Operations.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition:

Assets acquired
Cash	$101
Accounts receivable	2,899
Inventory	1,804
Fixed assets	20,900
Intangible assets	10,500
Goodwill	12,416
Total assets acquired	$48,620
Liabilities assumed
Accounts payable	355
Sales tax payable	81
Total liabilities assumed	$436
Total consideration transferred	$48,184

Details of the acquired intangible assets are as follows:

	Amount Assigned	Weighted- Average Amortization Period
Amortized intangible assets:
Trademarks	$2,200	5.0
Customer relationships	8,300	5.0
	$10,500	5.0

Goodwill of $12,416 arising from the acquisition consists of the value of assembled workforces, barriers to market entry, and expected synergies and premiums paid by the Company. The entire goodwill balance arising from this acquisition was assigned to the Frac Valve reporting unit.

The specific fair values used in connection with the acquisition disclosed above are as follows:

Assets acquired and liabilities assumed were recorded at fair value as of the acquisition date. The Company obtained a third-party valuation report for identifiable intangibles in order to allocate the purchase price.

The estimated fair values of the Company’s short-term financial instruments, including receivables and payables arising in the ordinary course of business, approximated their individual carrying amounts due to the relatively short period of time between their origination and expected realization.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 5 — ACQUISITIONS (cont.)

The Company valued trademarks using the relief from royalty method of the income approach. The approach considers the hypothetical royalty or rental payment that the Company would be willing to pay to a third party in order to obtain the use and the rights to the intangible assets. This method requires the use of certain estimates, where applicable, including future revenue, royalty rate, maintenance research and development expense, income tax rate, economic depreciation rate and discount rate. This method requires the use of certain estimates, including future revenue, royalty rate, income tax rate and discount rate. The value assigned to the trademarks represents the estimated cost savings the Company would achieve by not having to license the intangible assets.

The Company valued customer relationships using the excess earnings method of the income approach. These projected income amounts were then reduced by the return on contributory assets and discounted to present value. This method requires the use of certain estimates, including revenue growth rates, customer attrition, expenses, contributory asset charges, and discount rates.

D&B Flowback, LLC

On October 9, 2020, the Company acquired all of the membership interests in D&B Flowback, LLC (“D&B”) from the individuals who held 100% of the membership interests. The acquisition was accounted for using the acquisition method of accounting, in accordance with ASC 805. While all membership interests of D&B were acquired on October 9, 2020, the Company took control of D&B’s assets and liabilities on September 1, 2020 and therefore the valuation date utilized for the assets and liabilities below is September 1, 2020. D&B is a flowback iron provider for industry operators across the Company’s regions.

The total purchase price paid by the Company to acquire D&B was $20,024, of which $12,609 was cash consideration, $4,978 was interest-bearing promissory notes issued by the Company, and membership interests in the Company with a fair value of $2,437.

The following table represents the total consideration transferred at the acquisition date:

Cash consideration	$12,609
Promissory note	4,978
Equity consideration	2,437
Total consideration	$20,024

The Company incurred immaterial legal, accounting, and other professional fees related to the acquisition, which were expensed and included in Selling, general, and administrative expenses for the year-ended December 31, 2020 in the Consolidated Statements of Operations.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition:

Assets acquired
Accounts receivable	$609
Fixed assets	12,770
Intangible assets	700
Goodwill	5,982
Total assets acquired	$20,061
Liabilities assumed
Other liabilities	$37
Total liabilities assumed	$37
Total consideration transferred	$20,024

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 5 — ACQUISITIONS (cont.)

Details of the acquired intangible assets are as follows:

	Amount Assigned	Weighted- Average Amortization Period
Amortized intangible assets:
Trademarks	$700	5.0
	$700	5.0

Goodwill of $5,982, of which arising from the acquisition consists of the value of assembled workforces, barriers to market entry, and expected synergies and premiums paid by the Company. The entire goodwill balance arising from this acquisition was assigned to the Flowback reporting unit.

The specific fair values used in connection with the acquisition disclosed above are as follows:

Assets acquired and liabilities assumed were recorded at fair value as of the acquisition date. The Company obtained a third-party valuation report for identifiable intangibles in order to allocate the purchase price.

The estimated fair values of the Company’s short-term financial instruments, including receivables and payables arising in the ordinary course of business, approximated their individual carrying amounts due to the relatively short period of time between their origination and expected realization.

The Company valued trademarks using the relief from royalty method of the income approach. The approach considers the hypothetical royalty or rental payment that the Company would be willing to pay to a third party in order to obtain the use and the rights to the intangible assets. This method requires the use of certain estimates, where applicable, including future revenue, royalty rate, maintenance research and development expense, income tax rate, economic depreciation rate and discount rate. This method requires the use of certain estimates, including future revenue, royalty rate, income tax rate and discount rate. The value assigned to the trademarks represents the estimated cost savings the Company would achieve by not having to license the intangible assets.

NOTE 6 — GOODWILL AND INTANGIBLE ASSETS

Goodwill

The Company has six reporting units known as Frac Valve, Flowback, Hydraulics, BOPs, Completion Fluid, and Special Services. Of the six reporting units, the Company allocates goodwill to only the Frac Valve and Flowback reporting units.

As of December 31, 2022 and 2021, goodwill was $18,590; the activity is as follows:

	Frac Valve	Flowback	Total
Balance, December 31, 2020	$—	$5,982	$5,982
Acquisitions (Note 5)(1)	12,416	192	12,608
Impairment	—	—	—
Balance, December 31, 2021	$12,416	$6,174	$18,590
Acquisitions (Note 5)	—	—	—
Impairment	—	—	—
Balance, December 31, 2022	$12,416	$6,174	$18,590

____________

(1)      Inclusive of a measurement period adjustment related to the D&B acquisition which occurred prior to December 31, 2020.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 6 — GOODWILL AND INTANGIBLE ASSETS (cont.)

Intangible Assets

The carrying value of other intangible assets as of December 31, 2022 are as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Lives (In Years)
Patents	$155	$(18)	$137	4.42
Trademarks	2,900	(1,170)	1,730	2.99
Customer relationships	8,300	(3,182)	5,118	2.41
	$11,355	$(4,370)	$6,985	3.09

The carrying value of other intangible assets as of December 31, 2021 are as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Lives (In Years)
Trademarks	$2,900	$(590)	$2,310	3.99
Customer relationships	8,300	(1,522)	6,778	4.08
	$11,200	$(2,112)	$9,088	4.06

Amortization expense for intangible assets was $2,258, $2,065 and $47 for the years ended December 31, 2022, 2021, and 2020, respectively.

Estimated future aggregate amortization expense as of December 31, 2022 is as follows:

Years ending December 31:
2023	2,271
2024	2,271
2025	2,224
2026	206
2027	13

NOTE 7 — Property and equipment

Property and equipment consists of the following:

	Year Ended December 31,
	2022	2021
Land	$230	$355
Buildings & building improvements	3,546	5,404
Machinery & equipment	72,954	56,190
Vehicles	2,415	2,465
Furniture, fixtures, and equipment	638	444
	79,783	64,858
Less: Accumulated depreciation	(16,967)	(7,707)
	$62,816	$57,151

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 7 — Property and equipment (cont.)

Depreciation expense related to all property, plant and equipment was $9,744, $6,775, and $877 for the years ended December 31, 2022, 2021, and 2020, respectively. Depreciation expense related to equipment rented to customers was $8,729, $5,801, and $787 for the years ended December 31, 2022, 2021, and 2020, respectively.

NOTE 8 — INVENTORIES

Components of inventories are as follows:

	Year Ended December 31,
	2022	2021
Spare parts	$5,731	$2,720
Other inventories	513	368
Total inventories	$6,244	$3,088

The Company determined that no net realizable value adjustments were necessary for the years ended December 31, 2022 and 2021.

NOTE 9 — MEMBERS’ EQUITY

The Company has a singular class of member units which entitle the holder to share in the profits and losses and receive distributions related to the Company’s operations.

The units issued and outstanding as of December 31, 2022 and 2021 are as follows:

Members’ Units
Outstanding, December 31, 2020	1,000
Issued
Repurchased
Outstanding, December 31, 2021	1,000
Issued
Repurchased
Outstanding, December 31, 2022	1,000

Members’ equity activity

For the year ended December 31, 2022, Member Contributions and Distributions to members totaled $0 and $5,525, respectively. All Distributions to members were cash distributions. For the year ended December 31, 2021, Member Contributions and Distributions to members totaled $192 and $0, respectively. All Member Contributions were non-cash. For the year ended December 31, 2020, Member Contributions and Distributions to members totaled $15,728 and $0 respectively. Member Contributions during the period consisted of $14,978 and $750 of cash and asset in kind, respectively.

NOTE 10 — LONG-TERM DEBT AND OTHER BORROWINGS

Seller Financing

In October 2020, in connection with the acquisition of D&B, the Company issued notes payable for $5,000 as purchase price consideration. The debt was issued with a 2-year term which was to accrue interest annually at a three percent (3%) rate. The debt was to be paid in two installments with $2,615 due on October 9, 2021, and $2,615 due October 9, 2022. The Company recognized a debt discount of $22 on this note and amortized the discount over the

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 10 — LONG-TERM DEBT AND OTHER BORROWINGS (cont.)

note term. Amortization of the debt discount is included within Interest expense, net in the Consolidated Statements of Operations. Additionally, the debt was guaranteed by a membership owner in the Company. As of December 31, 2022, the note and all related interest has been paid in-full.

The Company’s debt consists of the following:

	Year Ended December 31,
	2022	2021
Notes payable, gross	$185	$2,821
Less: Unamortized debt discount and debt issuance costs	—	(11)
Notes payable, net of unamortized debt discount and debt issuance costs	$185	$2,810
Less: Current maturities	(185)	(2,810)
Notes payable, long term balance	$—	$—

As of December 31, 2022, the future minimum debt payments related to the Company’s Notes payable balance will be due during the year ended December 31, 2023.

NOTE 11 — FOREIGN OPERATIONS

In August 2021, the Company executed a Stock Purchase Agreement with Force Pressure Control International SAS whereby the Company purchased 55% of Force Pressure Control International SAS’s outstanding shares in exchange for $500.

As the Company obtained a controlling financial interest in this Company, it therefore consolidates the results of operations into the Company’s Consolidated Statements of Operations. Additionally, the investment, as valued above, eliminates upon consolidation and therefore is not presented within the Consolidated Balance Sheets.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Legal Proceedings

In the ordinary course of business, the Company may be involved in various legal proceedings. Although the outcome of these matters cannot be determined at the present time, the Company believes that the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

NOTE 13 — RELATED PARTY TRANSACTIONS

Seller Financing

In April 2021, in connection with the acquisition of IWC, the Company issued notes payables of $10,500, $2,897, and $6,927 as purchase price consideration. The notes were issued to equity holders of IWC who also became shareholders of the Company as a part of the acquisition. As a result, the notes issued to these Sellers are considered related party debt to the Company.

The note for $10,500 was issued for an 18-month term which was to accrue interest annually at a 3 percent (3%) rate. The Company recognized a debt discount of $84 on this note and amortized the discount over the note term. The notes for $2,897 and $6,927 were each issued with a 12-month term and were to accrue interest annually at a .12 percent (.12%) rate. The Company recognized debt discounts on these notes of $370 and $248, respectively, and amortized the related discounts over the note terms. Amortization of the debt discount is included within Interest expense, net in the Consolidated Statements of Operations. As of December 31, 2022, the notes and all related interest have been paid in-full and the unamortized debt discount balance was $0.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 13 — RELATED PARTY TRANSACTIONS (cont.)

Additionally, a separate equity holder in the Company guaranteed all of the notes payable related to both the D&B and IWC acquisitions with their own equity stake in the Company. As the Company did not default on these notes payable at any time prior to the notes being paid-in full, this guarantee does not impact the consolidated financial statements and this related party transaction is considered complete as of December 31, 2022.

Member Contribution Limits

Per the Company Agreement, members are not required to contribute more than their capital commitment within the Company Agreement at any time. However, in the event that a member contributes further capital in order to supply the Company funding, the amount(s) in excess of the capital commitment will be considered a note payable to that member. From time to time, the Company has received contributions from its members in excess of their respective capital commitments. The Company accounts for this excess within Related party note payable within the Consolidated Balance Sheets.

The Company’s related party debt consists of the following:

	Year Ended December 31,
	2022	2021
Related party notes payable, gross	$16,055	$28,391
Less: Unamortized debt discount and debt issuance costs	—	(509)
Related party notes payable, net of unamortized debt discount and debt issuance costs	$16,055	$27,882
Less: Current maturities	(16,055)	(27,882)
Related party notes payable, long term balance	$—	$—

As of December 31, 2022, the future minimum debt payments related to the Company’s Related party notes payable balance will be due during the year ended December 31, 2023. See Note 15, Subsequent Events, for further detail.

D&B Flowback, LLC

On October 9, 2020, the Company acquired all of the membership interests in D&B from the individuals who held 100% of the membership interests, including the Company’s CEO. In exchange for the CEO’s equity in D&B, he was granted membership interests in the Company with a fair value of $2,437.

Related Party Vendors

Certain of the Company’s members own companies that provide material and services (“related party vendors”) to the Company. For the years ended December 31, 2022, 2021, and 2020 total purchases made from related party vendors totaled $727, $321, and $21. As of December 31, 2022 and 2021, there were no outstanding payables related to purchases made from related party vendors.

NOTE 14 — SEGMENT INFORMATION

ASC 280 establishes the standards for reporting information about segments in financial statements. As of December 31, 2022, in applying the criteria set forth in ASC 280, the Company has determined that there were three reportable segments: Frac Valve Rentals and Services, Flowback Rentals and Services, and Other Rentals and Services. The Company’s chief operating decision makers reviews financial information on an aggregated and consolidated basis, together with certain operating and performance measures principally to make decisions about how to allocate resources and to measure performance.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 14 — SEGMENT INFORMATION (cont.)

Frac Valve Rentals and Services

This reportable segment provides and services a full suite of equipment needed during the pre-frac, frac, and post-frac stages of customer well completions. Provided equipment is used by customers during the multiple phases of well completion, as the well is prepared for production. When completed, the well is ready to produce and the provided equipment is replaced with a production wellhead.

Flowback Rentals and Services

Once the customers’ operations have completed the frac phase, this reportable segment provides surface pressure control equipment to support drill-out units in removal of plugs, sand, and debris from the well bore. When customer operations move into the testing and production phase, this reportable segment provide surface pressure control and separation equipment as well as service personnel to monitor, manage, and report on well conditions.

Other Rentals and Services

Throughout the completion and production phases, this reportable segment also provides blow-out preventer (“BOP”) assemblies as a well control system in support of various well service operations. To assist in the production and completion phases, this reportable segment also provides mixing plant units with support equipment, to mix and inject lubricants and other chemicals during completion operations. To ensure on-going support is available throughout the life of a well, this reportable segment offers well intervention and well control services with associated equipment.

Information by Segment

The results of each reportable segment are regularly reviewed by both the Company’s Chief Executive Officer and President, who are together the Company’s chief operating decision makers, to assess the performance of the segment and make decisions regarding the allocation of resources. The Company’s chief operating decision makers uses income from operations to measure segment performance and allocate resources. The Company does not report balance sheet information by segment because the Company’s CODM does not review that information. There were no intersegment sales or transfers within the years ended December 31, 2022, 2021, and 2020, respectively.

The following tables present a summary of the Company’s reportable segments for the years ended December 31, 2022, 2021 and 2020:

	Year Ended December 31,
	2022	2021	2020
Frac Valve Rentals and Services
Revenue	$96,745	$46,790	$3,684
Income from operations(1)	43,924	17,507	1,025
Flowback Rentals and Services
Revenue	$52,222	$32,254	$2,545
Income from operations(1)	14,614	9,174	507
Other Rentals and Services
Revenue	$13,783	$5,998	$1,140
Income from operations(1)	5,782	2,459	359
Total segments revenue:	162,750	85,042	7,369
Total segments income from operations:	$64,320	$29,140	$1,891

Items not allocated to segment level:
Corporate selling, general, and administrative expenses	(4,710)	(2,837)	(461)
Depreciation and amortization expense(1)	(12,002)	(8,840)	(924)
Total company income from operations	$47,608	$17,463	$506

____________

(1)      The Company has elected not to allocate depreciation and amortization expense at the segment level.

Force Pressure Control, LLC.
Notes to Consolidated Financial Statements
(In Thousands, Except Units and Per Unit Amounts)

NOTE 14 — SEGMENT INFORMATION (cont.)

Significant Customers

For the year ended December 31, 2022, two customers accounted for 10% or more of the Company’s consolidated revenue, as follows: $41,247 and $18,255, which equaled 25% and 11%, respectively. For the year ended December 31, 2021, two customers accounted for 10% or more of the Company’s consolidated revenue, as follows: $14,412 and $9,887, which equaled 17% and 12%, respectively. For the year ended December 31, 2020, one customer accounted for 10% or more of the Company’s consolidated revenue, as follows: $3,314, which equaled 45%. For all period, the aforementioned customer concentrations were spread across the Company’s three reportable segments.

As of December 31, 2022, three customers accounted for 10% or more of the Company’s consolidated accounts receivable, net balance, as follows: $8,126, $4,124, and $3,112, which equaled 27%, 14%, and 10%, respectively, of the Company’s consolidated accounts receivable, net balance. As of December 31, 2021, two customers accounted for 10% or more of the Company’s consolidated accounts receivable, net balance, as follows: $3,468 and $2,434, which equaled 20% and 14%, respectively, of the Company’s consolidated accounts receivable, net balance.

NOTE 15 — SUBSEQUENT EVENTS

On March 21, 2023, the Company entered into a membership interests purchase agreement with Stratim Cloud Acquisition Corp. (“Stratim”). Immediately prior to the Closing, the Company will effectuate a recapitalization (the “Recapitalization”) pursuant to which all outstanding membership interests of the Company will be converted or exchanged into common units (“Common Units”) to be purchased by Stratim.

Proceeds from the Recapitalization will primarily be used to purchase membership interest in the Company from the existing members. Furthermore, proceeds from the Recapitalization will also be used to pay off the Company’s outstanding Related party note payable balance. Minimal funds from the Recapitalization will be retained to fund operations or capital expenditures.

Annex C

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FORCE PRESSURE CONTROL, INC.

Force Pressure Control, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.           The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 29, 2020 under the name Stratim Cloud Acquisition Corp (the “Original Certificate of Incorporation”).

2.           The Original Certificate was amended and restated in its entirety by the filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on March 10, 2023 (the “First Amended and Restated Certificate of Incorporation”).

3.           This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”), which restates, integrates and also further amends the First Amended and Restated Certificate of Incorporation, has been declared advisable by the board of directors of the Corporation (the “Board”), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by an authorized officer of the Corporation in accordance with the DGCL. References to this “Amended and Restated Certificate of Incorporation” herein refer to the Second Amended and Restated Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.

4.           The First Amended and Restated Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:

ARTICLE I
NAME

SECTION 1.1.    Name. The name of the Corporation is Force Pressure Control, Inc.

ARTICLE II
REGISTERED AGENT

SECTION 2.1.    Registered Agent. The address of its registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

SECTION 3.1.    Purpose. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it currently exists or may hereafter be amended.

ARTICLE IV
CAPITALIZATION

SECTION 4.1.    Number of Shares.

(A)        The total number of shares of capital stock, each with a par value of $0.0001 per share, that the Corporation shall have authority to issue is 126,000,000 shares of stock, classified as:

(1)         1,000,000 shares of preferred stock (“Preferred Stock”);

(2)         75,000,000 shares of Class A common stock (“Class A Common Stock”); and

(3)         50,000,000 shares of Class C common stock (“Class C Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

Annex C-1

(B)         The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either Preferred Stock or Common Stock voting separately as a class shall be required therefor. For purposes of this Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 4.2.    Provisions Relating to Preferred Stock.

(A)        Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereafter prescribed (a “Preferred Stock Designation”).

(B)         Subject to any limitations prescribed by law and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and state by the Preferred Stock Designation the designations and the powers, preferences, privileges and rights, and qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following:

(1)         whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate series either alone or together with the holders of one or more other classes or series of stock;

(2)         the number of shares to constitute the series and the designation thereof;

(3)         restrictions on the issuance of shares of the same series or of any other class or series;

(4)         whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(5)         whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(6)         the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(7)         the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(8)         whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable or redeemable for, the shares of any other class or classes or of any other series of the same or any other class or classes or series of stock, securities or other property of the Corporation and the

Annex C-2

conversion price or prices or ratio or ratios or the rate or rates at which such exchange or redemption may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(9)         such other powers, preferences, privileges and rights, and qualifications, limitations and restrictions with respect to any series as may to the Board seem advisable.

(C)         The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects.

SECTION 4.3.    Provisions Relating to Common Stock.

(A)        Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation, each share of Common Stock shall have identical rights and privileges in every respect. Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as may otherwise be required by this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters which the stockholders are entitled to vote, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters upon which the stockholders are entitled to vote, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law on all matters put to a vote of the stockholders of the Corporation. Except as otherwise required in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, the holders of Common Stock and the Preferred Stock shall vote together as a single class).

(B)         Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(C)         Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock shall be entitled to receive ratably in proportion to the number of shares of Class A Common Stock held by them such dividends and distributions (payable in cash, stock or property), if, when and as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor. Dividends and other distributions shall not be declared or paid on the Class C Common Stock unless (i) the dividend consists of shares of Class C Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class C Common Stock paid proportionally with respect to each outstanding share of Class C Common Stock and (ii) a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class A Common Stock on equivalent terms is simultaneously paid to the holders of Class A Common Stock. If dividends are declared on the Class A Common Stock or the Class C Common Stock that are payable in shares of Common Stock, or securities convertible or exercisable into or exchangeable or redeemable for Common Stock, the dividends payable to the holders of Class A Common Stock shall be paid only in shares of Class A Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class A Common Stock), the dividends payable to the holders of Class C Common Stock shall be paid only in shares of Class C Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class C Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock and Class C Common Stock, respectively (or securities convertible or exercisable into or exchangeable or redeemable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock and Class C Common Stock, respectively). Except in connection with a purchase of units from Force Pressure Control, LLC (the “LLC”) in accordance with the terms of Section 3.2(h) of the Second Amended and Restated Limited Liability Agreement of the LLC dated as of            , 2023 (the “LLC Agreement”), the shares of either Class A Common Stock or Class C Common Stock shall not be split, divided, or combined unless the outstanding shares of the other class shall be proportionately split, divided or combined.

Annex C-3

(D)        In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. The holders of shares of Class C Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (D), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

(E)         Shares of Class C Common Stock shall be redeemable on the terms and subject to the conditions set forth in the LLC Agreement. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the outstanding shares of Class C Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that may be issuable upon any such redemption pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption of shares of Class C Common Stock pursuant to the LLC Agreement with cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Corporation. All shares of Class A Common Stock that shall be issued upon any such redemption will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable.

(F)         No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Preferred Stock Designation.

ARTICLE V
DIRECTORS

SECTION 5.1.    Term and Classes.

(A)        The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

(B)         The directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation (the “Preferred Stock Directors”), shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, designated Class I, Class II, and Class III. The Board shall have the exclusive power to fix the number of directors in each class. Class I directors shall initially serve until the first annual meeting of stockholders following the initial effectiveness of this Section 5.1(B); Class II directors shall initially serve until the second annual meeting of stockholders following the initial effectiveness of this Section 5.1(B); and Class III directors shall initially serve until the third annual meeting of stockholders following the initial effectiveness of this Section 5.1(B). Commencing with the first annual meeting of stockholders following the initial effectiveness of this Section 5.1(B), directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be fixed solely by the Board (as determined solely by the Board), provided, that, the number of directors in each class shall be apportioned as nearly equal as possible. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III.

SECTION 5.2.    Vacancies and Newly Created Directorships. Subject to applicable law and the rights of the holders of any series of Preferred Stock then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or

Annex C-4

removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

SECTION 5.3.    Removal. Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation thereunder), any director may be removed only for cause, upon the affirmative vote of the holders of at least 66⅔% of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (1) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (2) has been found to have been grossly negligent in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (3) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a director of the Corporation.

SECTION 5.4.    Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

ARTICLE VI
STOCKHOLDER ACTION

SECTION 6.1.    Written Consents. Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

ARTICLE VII
SPECIAL MEETINGS

SECTION 7.1.    Special Meetings. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation thereunder), special meetings of stockholders of the Corporation may be called at any time only by (a) the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board or (b) the Chairman of the Board. The Board shall fix the date, time and place, if any, of such special meeting. Subject to the rights of holders of any series of Preferred Stock, the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

ARTICLE VIII
BYLAWS

SECTION 8.1.    Bylaws. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the bylaws of the Corporation may be adopted, altered, amended or repealed by the stockholders of the Corporation only by the affirmative vote

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of holders of not less than 66⅔% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.

ARTICLE IX
LIMITATION OF DIRECTOR LIABILITY

SECTION 9.1.    Limitation of Director Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Article IX shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ARTICLE X
BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

SECTION 10.1.  Opt Out. The Corporation expressly elects not to be governed by or subject to the provisions of Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto, and the restrictions contained in Section 203 of the DGCL shall not apply to the Corporation.

SECTION 10.2.  Applicable Restrictions to Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which any class of Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(a)         prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(b)         upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (A) persons who are directors and also officers and (B) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c)         at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon which is not owned by the interested stockholder.

SECTION 11.3.  Certain Definitions. For purposes of this Article XI, references to:

(a)         “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b)         “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

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(c)         “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)     any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation this Article XI is not applicable to the surviving entity;

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)  any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) through (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)   any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d)         “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XI, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)         “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (A) any Principal Holder, Principal Holder Direct Transferee or Principal Holder Indirect Transferee, (B) a stockholder that becomes an interested stockholder inadvertently and (x) as soon as practicable divests itself of ownership of sufficient shares so

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that such stockholder ceases to be an interested stockholder and (y) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership or (C) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, however, that such person specified in this clause (C) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)          “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)          beneficially owns such stock, directly or indirectly; or

(ii)         has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii)        has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(g)          “person” means any individual, corporation, partnership, unincorporated association or other entity.

(h)          “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(i)          “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article X to a percentage or proportion of voting stock shall refer to such percentage or other proportion of the votes of such voting stock.

ARTICLE XI
AMENDMENT OF CERTIFICATE OF INCORPORATION

SECTION 11.1.  Amendments.

(A)        The Corporation shall have the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation, from time to time, to amend this Amended and Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Amended and Restated Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.

(B)         Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by applicable law or this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of at least 66⅔% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Amended and Restated Certificate

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of Incorporation; provided, however, that the amendment, alteration or repeal of Section 4.1 shall only require the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE XII
FORUM SELECTION

SECTION 12.1.  Exclusive Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, this Article shall not apply to suits brought to enforce a duty or liability created by the Exchange Act. For purposes of this Article XII, “internal corporate claims” means claims, including claims in the right of the Corporation that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

SECTION 12.2.  Stockholder Consent to Personal Jurisdiction. To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Section 12.1 above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 above (an “FSC Enforcement Action”) and (B) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this            , 2023.

FORCE PRESSURE CONTROL, INC.
By:
Name:
Title:

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Annex D

AMENDED AND RESTATED BYLAWS
OF FORCE PRESSURE CONTROL, INC.
(a Delaware corporation)

ARTICLE I
CORPORATE OFFICES

Section 1.1          Registered Office. The registered office of Force Pressure Control, Inc. (the “Corporation”) shall be fixed in the Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) of the Corporation.

Section 1.2           Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1          Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2          Special Meeting.

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Corporation may be called at any time only by (a) the Board of Directors acting pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board (as defined below) or (b) the Chairman of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

Section 2.3          Notice of Stockholders’ Meetings.

(a)         Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, if the meeting is to be held solely by means of remote communications, the means for accessing the list of stockholders contemplated by Section 2.5 of these Bylaws, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b)         Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

(c)         So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such

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stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”). If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

(d)         Except as otherwise required by law and without limiting the manner in which notice otherwise may be given to stockholders, notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.

(e)         An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

(f)          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4          Organization.

(a)         Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the Chief Executive Officer or, in his or her absence, by another person designated by the Board of Directors. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)         The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

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Section 2.5          List of Stockholders. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders. For purposes of these Bylaws, “stock ledger” means one or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL.

Section 2.6          Quorum. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7          Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b). Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8          Voting; Proxies.

(a)         Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b)         Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or

Annex D-3

represented by proxy and entitled to vote on the subject matter, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

(c)         At any meeting of the stockholders, every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or an executed new proxy bearing a later date.

Section 2.9          Submission of Information by Director Nominees.

(a)         To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation the following information:

(i)          a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and

(ii)         all completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor.

(b)         A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(c)         Notwithstanding any other provision of these Bylaws, if a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.10, the Questionnaires described in Section 2.9(a)(ii) above and the additional information described in Section 2.9(b) above shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request, and all information provided pursuant to this Section 2.9 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.10.

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Section 2.10        Notice of Stockholder Business and Nominations.

(a)         Annual Meeting.

(i)          Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(ii)         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. For purposes of this Section 2.10, the 2021 annual meeting of stockholders shall be deemed to have been held on May 15, 2021. Such stockholder’s notice shall set forth:

(A)        if such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (2) the information required to be submitted by nominees pursuant to Section 2.9(a)(i) above;

(B)         as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C)         as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, or the other business is proposed:

(1)         the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2)         the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and

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(3)         a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business;

(D)        as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”):

(1)         the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting;

(2)         a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(3)         a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

(4)         a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the voting power of the stock entitled to vote generally in the election of directors in the case of a nomination, or holders of at least the percentage of the Corporation’s stock required to approve or adopt the business to be proposed in the case of other business.

(iii)        Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)-(3) of this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(iv)        This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(v)         Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the

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increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a)(ii) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)         Special Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); or (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.10(a) above and provides the additional information required by Section 2.9 above. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)         General.

(i)          Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise required by law, each of the Board of Directors or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (a)(ii)(D)(4) of this Section 2.10). If any proposed nomination or other business is not in compliance with this Section 2.10, then except as otherwise required by law, the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Board of Directors or the chairman of the meeting, if the stockholder does not provide the information required under Section 2.9 or clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.10 to the Corporation within the time frames specified herein, any such nomination shall be disregarded and any such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Board of Directors or the chairman of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a qualified representative of a stockholder pursuant to the preceding sentence, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

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(ii)         For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii)        Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

Section 2.11        No Action by Written Consent. Except with respect to actions required or permitted to be taken solely by holders of Preferred Stock pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders.

Section 2.12        Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a)         determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b)         determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c)         count and tabulate all votes and ballots; and

(d)         certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13        Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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Section 2.14        Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III
DIRECTORS

Section 3.1          Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws required to be exercised or done by the stockholders.

Section 3.2          Number and Election. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation) and subject to the rights of the holders of any outstanding series of Preferred Stock to elect directors under specified circumstances, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized (hereinafter referred to as the “Whole Board”).

At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast.

Directors need not be stockholders unless so required by the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3          Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director (and not by the stockholders), and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4          Resignations and Removal.

(a)         Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)         Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66⅔% of the voting power of the stock outstanding and entitled to vote thereon.

Section 3.5          Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

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Section 3.6          Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7          Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8          Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9          Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10        Chairman of the Board. The Chairman of the Board shall preside at meetings of stockholders (unless otherwise determined by the Board of Directors) and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11        Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12        Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13        Emergency Bylaws. This Section 3.13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

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ARTICLE IV
COMMITTEES

Section 4.1          Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2          Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V
OFFICERS

Section 5.1          Officers. The officers of the Corporation shall consist of a Chief Executive Officer and a Secretary of the Corporation. The Board of Directors, in its sole discretion, may also elect one or more Chief Financial Officers, Chief Operating Officers, Presidents, Chief Legal Officers, Treasurers, Chief Accounting Officers, Assistant Secretaries, Assistant Treasurers (or officers with similar titles) and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person.

Section 5.2          Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors or by a duly authorized officer and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3          Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.4          Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws or determined by the Board

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of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders.

Section 5.5          Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.6          President. The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.7          Chief Operating Officer. The Chief Operating Officer shall have general responsibility for the management and control of the operations of the Corporation. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.8          Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all monies and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine.

Section 5.9          Chief Accounting Officer. The Chief Accounting Officer shall have authority over and custody of the financial and property books and records of the Corporation and shall maintain records of all assets, liabilities and transactions of the Corporation. The Chief Accounting Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may from time to time determine.

Section 5.10        Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.11        Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.12        Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.
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Section 5.13        Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.14        Signature Authority. Unless otherwise determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer or the President; or (ii) by the Chief Financial Officer, Treasurer, Secretary or Chief Accounting Officer, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Section 5.15        Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.16        Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1          Right to Indemnification.

(a)         Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.4 with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate. For purposes of this Article VI, references to “officer”, when used with respect to the Corporation, means an officer of the Corporation appointed by the Board of Directors under Article V of these Bylaws.

(b)         To receive indemnification under this Article VI, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee. Upon receipt by the Secretary of the Corporation of such a written request, unless indemnification is required by Section 6.3, the entitlement of the indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination, as selected by the Board of Directors (except with respect to clause (v) of this Section 6.1(b)): (i) the Board of Directors by a majority vote of the directors who are

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not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee; (iv) the stockholders of the Corporation; or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 days after receipt by the Secretary of the Corporation of a written request for indemnification. For purposes of this Section 6.1(b), a “change of control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board of Directors (the “incumbent board”), cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

Section 6.2          Right to Advancement of Expenses.

(a)         In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)         To receive an advancement of expenses under this Section 6.2, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 6.2(a). Each such advancement of expenses shall be made within 30 days after the receipt by the Secretary of the Corporation of a written request for advancement of expenses.

Section 6.3          Indemnification for Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 6.3 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.3 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.4 (notwithstanding anything to the contrary therein); provided, however, that, any indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 6.1 and this Section 6.3 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL.

Section 6.4          Right of Indemnitee to Bring Suit. In the event that a determination is made that the indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 6.1(b) or if an advancement of expenses is not timely made under Section 6.2(b), the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct

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for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met such applicable standard of conduct, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

Section 6.5          Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.6          Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.7          Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 6.8          Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.9          Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.10        Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.11        Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

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ARTICLE VII
CAPITAL STOCK

Section 7.1          Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation certifying the number of shares owned by such holder in the Corporation. Each of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Chief Accounting Officer, the Secretary, or an Assistant Treasurer or Assistant Secretary shall be deemed to have the authority to sign stock certificates. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2          Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Section 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3          Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Transfers may also be made in any manner authorized by the Corporation (or its authorized transfer agent) and permitted by Section 224 of the DGCL.

Section 7.4          Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5          Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

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Section 7.6          Record Date for Determining Stockholders.

(a)         In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.7          Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8          Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII
GENERAL MATTERS

Section 8.1          Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2          Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3          Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of

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the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4          Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including any Preferred Stock Designation) and applicable law.

Section 8.5          Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation (including as otherwise required by any Preferred Stock Designation) or these Bylaws (including, without limitation, as otherwise required by Section 2.14), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

ARTICLE IX
AMENDMENTS

Section 9.1          Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. Except as otherwise provided in the Certificate of Incorporation (including the terms of any Preferred Stock Designation that provides for a greater or lesser vote) or these Bylaws, and in addition to any other vote required by law, the affirmative vote of at least 66⅔% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.

The foregoing Bylaws were adopted by the Board of Directors on            , 2023.

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Annex E

SECOND AMENDED AND RESTATED
COMPANY AGREEMENT OF

FORCE PRESSURE CONTROL, LLC

(A Texas Limited Liability Company)

THE MEMBERSHIP INTERESTS EVIDENCED BY THIS COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NO MEMBERSHIP INTERESTS MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES LAWS) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE MEMBERSHIP INTERESTS IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE MEMBERSHIP INTERESTS. MEMBERSHIP INTERESTS ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE PROVISIONS OF ARTICLE VI OF THIS COMPANY AGREEMENT ARE SATISFIED.

Annex E-1

SECOND AMENDED AND RESTATED
COMPANY AGREEMENT
OF
FORCE PRESSURE CONTROL, LLC

              This Second Amended and Restated Company Agreement (this “Agreement”), dated ___________ __, 2023, is entered into by and among Stratim Cloud Acquisition Corp. (the “Acquiror”), and the other Persons who execute a counterpart of, and are admitted to the Company in accordance with, this Agreement as Non-Managing Members (as defined below) and amends, restates and supersedes in its entirety the Amended and Restated Company Agreement dated as of April 20, 2022 of Force Pressure Control, LLC (the “Company”).

ARTICLE I
THE COMPANY GENERALLY

              1.1         Formation and Recapitalization. The Company has been formed as a limited liability company under and pursuant to the TLLCL (as defined below) and other relevant laws of the State of Texas by the filing of a certificate of formation with the Secretary of State of Texas (the “Certificate”). This Agreement is being entered into in connection with that certain Membership Interests Purchase Agreement dated as of March 21, 2023 among the Acquiror, the Company and the Non-Managing Members listed on the signature page thereto (the “Purchase Agreement”). The Company shall be recapitalized as of the Effective Date (as defined below) pursuant to the terms set forth in Section 3.1(c) below.

              1.2         Name. The name of the Company shall be Force Pressure Control, LLC. The Company shall conduct business under that name or such other names complying with applicable law as the Managing Member (as defined below) may determine from time to time.

              1.3         Duration. The Company commenced on the first proper filing of the Certificate as provided in the TLLCL (as defined below) and shall continue until its business and affairs are wound up as provided in Article VII.

              1.4         Purpose. The purposes and character of the business of the Company are to transact any or all lawful business for which limited liability companies may be organized under the TLLCL.

              1.5         Principal Place of Business; Foreign Qualification. The Company’s principal place of business shall be at such place or places as the Managing Member may determine from time to time. The Managing Member may cause the Company to qualify to do business as a limited liability company (or other entity in which the Members have limited liability) in any other jurisdiction and to designate any registered office or registered agent in any such jurisdiction.

              1.6         Registered Office and Registered Agent. The Company’s initial registered office shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be the initial registered agent named in the Certificate or such other Person or Persons (as defined below) as the Managing Member may designate from time to time in the manner provided by law.

              1.7         Company Property. All real and personal property owned by the Company shall be deemed owned by the Company as an entity and held in its name. No Member shall have any ownership interest in any such property.

              1.8         Merger and Conversion. The Company may merge with, or convert into, another entity only in accordance with a plan of merger or conversion approved pursuant to Section 4.1.

              1.9         Definitions and Construction.

(a)         Definitions. As used in this Agreement, the following terms have the following meanings:

“Acquiror Class A Common Stock” shall have the meaning assigned to it in the Purchase Agreement.

“Acquiror Class C Common Stock” shall have the meaning assigned to it in the Purchase Agreement.

“Acquiror Common Stock” means all classes and series of common stock of the Managing Member, including the Class A Stock and Class C Stock.

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“Acquiror Warrant” means outstanding warrants to purchase shares of Acquiror Class A Common Stock.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person to whom reference is made. The term “control” as used herein (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power (i) to vote a majority of the outstanding voting securities of or voting interest in a Person, or (ii) otherwise to direct the management policies of such Person by contract or otherwise.

“Book Value” means with respect to any property (other than money) treated as being held by the Company for U.S. federal income tax purposes (including property held by an entity disregarded as being separate from the Company for federal income tax purposes), such property’s adjusted basis for federal income tax purposes, except as follows:

(a)         The initial Book Value of any such property contributed by a Member to the Company will be the gross fair market value of such property on the date of contribution, as reasonably determined by the Managing Member.

(b)         The Book Values of each such property will be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), at the time of any Revaluation pursuant to Section 3.3(b), provided that if any Noncompensatory Option with respect to Units or other equity securities of the Company is outstanding, then Book Values will also be adjusted in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(h)(2).

(c)         The Book Value of any such property distributed to any Member will be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such property on the date of distribution.

(d)         The Book Values of such properties will be increased (or decreased) to reflect any adjustments to the adjusted basis of such properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (f) of the definition of “Net Profit” or “Net Loss” or Section 3.4(b)(viii); provided, however, that Book Values will not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

(e)         If the Book Value of any such property has been determined or adjusted pursuant to paragraph (a), (b) or (c), then such Book Value will thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Profit or Net Loss.

“Capital Account” has the meaning specified in Section 3.2.

“Cash Election Amount” means with respect to a particular Redemption made for which the Managing Member has elected to make a cash payment in accordance with Exhibit B, an amount of cash equal to the product of (x) the number of shares of Acquiror Class A Common Stock that would have been received by the Redeeming Member in the Redemption for the Common Units set forth in the Redemption Notice if the Managing Member had paid the Redeeming Member such number of shares of Acquiror Class A Common Stock in exchange for such Common Units subject to Redemption; multiplied by (y) the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Redemption Notice Date.

“Certificate” has the meaning specified in Section 1.1.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Common Unit Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the aggregate number of Common Units then owned by such Member by the aggregate number of Common Units then owned by all Members.

“Common Units” shall mean Units designated as Common Units and having the rights provided herein.

“Company” has the meaning specified in Section 1.1.

“Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Confidential Information” shall mean information concerning or relevant to this Agreement or the Company’s business, operations, technology, intellectual property, product designs, formulas, suppliers, customers, prospects, management, employees, financial condition and results of operations.

“Debt Securities” means, with respect to the Managing Member, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of the Managing Member.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, then Depreciation will be, subject to Treasury Regulations Section 1.704-3(d)(2), an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis, provided that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, then Depreciation will be determined with reference to such beginning Book Value using any reasonable method selected by the Managing Member.

“Designated Individual” has the meaning set forth in Section 3.6(c).

“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company of any securities, or (b) any recapitalization or exchange of securities of the Company, or any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.

“Effective Date” shall have the meaning assigned to it in the Purchase Agreement.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Fiscal Year” means the calendar year.

“Imputed Underpayment” has the meaning set forth in Section 6225 of the Code.

“Liquidating Agent” has the meaning specified in Section 7.2(a).

“Managing Member” means the Acquiror.

“Mark-to-Market Gain” means any net gain recognized for Capital Account purposes upon an adjustment to the Book Value of any property pursuant to the definition of Book Value and/or a Revaluation.

“Member” means any Person admitted to the Company as a member as provided in this Agreement but excludes any such Person who has ceased to be a Member as provided in this Agreement or the TLLCL.

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“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Interest” means, with respect to any Member at any time, that Member’s entire beneficial ownership interest in the Company at such time, including that Member’s Capital Account, voting rights (to the extent provided herein and the TLLCL), and right to share in profits, losses, distributions and other benefits of the Company as specified in this Agreement, together with that Member’s obligations to comply with all of the terms of this Agreement.

“Net Profit” or “Net Loss” mean, for each Fiscal Year or other applicable period, an amount equal to the Company’s taxable income or loss for such Fiscal Year (or other period), determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code will be included in taxable income or loss), with the following adjustments (without duplication):

(a)         Any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition will be added to such taxable income or loss;

(b)         Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition will be subtracted from such taxable income (or added to such taxable loss), notwithstanding that such items are not deductible for U.S. federal income tax purposes;

(c)         In the event the Book Value of any Company asset is adjusted pursuant to paragraphs (b) or (c) of the definition of “Book Value,” the amount of such adjustment will be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset, and will be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Profit or Net Loss;

(d)         Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)         In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there will be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation”;

(f)          To the extent an adjustment to the adjusted tax basis of any property pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s membership interest in the Company, the amount of such adjustment will be treated as an item of gain (if the adjustment increases the property’s basis) or loss (if the adjustment decreases such basis) from the disposition of such property, and will be taken into account in computing Net Profit or Net Loss; and

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(g)         Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 3.4(b) will not be taken into account in computing Net Profit or Net Loss. Instead, the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 3.4(b) will be determined by applying rules analogous to those set forth in paragraphs (a) through (f) above.

“Noncompensatory Option” means a non-compensatory option within the meaning of Treasury Regulations Section 1.721-2(f) that is issued by the Company.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions of the Company for a Fiscal Year equals the net increase, if any, in the amount of Company Minimum Gain of the Company during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Non-Managing Member” means any Member other than the Managing Member.

“Partnership Representative” has the meaning set forth in Section 3.6(c).

“Person” means any individual, corporation, partnership, limited liability company, business trust or other entity, government or governmental agency or instrumentality.

“Preferred Stock” means preference Equity Securities issued by the Managing Member that rank senior to the Acquiror Class A Common Stock with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Managing Member.

“Preferred Units” means preference Equity Securities issued by the Company that rank senior to the Common Units with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company.

“Revaluation” has the meaning set forth in Section 3.3(b).

“Section 704(c) Property” has the meaning ascribed to such term in Treasury Regulations Section 1.704–3(a)(3) and shall include assets treated as Section 704(c) property by virtue of revaluations of Company assets as permitted by Treasury Regulations Section 1.704–1(b)(2)(iv)(f).

“Subsidiaries” means, with respect to any Person, as of the date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Distribution Dates” means January 15, April 15, June 15 and September 15 of any given Fiscal Year.

“TLLCL” means Title 3, Chapter 101, and the other related provisions of the Texas Business Organizations Code, as amended from time to time.

“Trading Days” means a day on which the principal U.S. securities exchange on which the Acquiror Class A Common Stock are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means any sale, assignment, disposition, gift, distribution or other transfer or conveyance (including by operation of law), in whole or in part, whether or not for value, including any pledge or other collateral assignment or grant or sufferance of a security interest.

“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended.

“Units” means the securities of the Company representing the Membership Interests of the Members.

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“VWAP” means the daily per share volume-weighted average price of the Acquiror Class A Common Stock on the Nasdaq Stock Market or such other principal United States securities exchange on which shares of Acquiror Class A Common Stock are listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Acquiror Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Acquiror Class A Common Stock on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Acquiror Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by Managing Member); provided, however, that if at any time for purposes of the Cash Election Amount, shares of Acquiror Class A Common Stock are not then listed, quoted or traded on a principal United States securities exchange or automated or electronic quotation system, then the VWAP shall mean the per share fair market value of one (1) share of Acquiror Class A Common Stock (or such other equity security into which the shares of Acquiror Class A Common Stock was converted or exchanged).

(b)        Construction. In this Agreement, (i) terms defined in the singular have the corresponding meaning in the plural and vice versa; (ii) reference to one gender includes the other gender and the neuter gender; (iii) the word “include” and its derivatives means “include without limitation”; (iv) references to Articles, Sections and Exhibits are to the specified Articles and Sections of, and Exhibits to, this Agreement unless the context otherwise requires; and (v) references to statutes or regulations are to those statutes or regulations as currently amended and to the corresponding provisions as they may be amended or superseded in the future. Each Exhibit to this Agreement is made a part of this Agreement for all purposes.

ARTICLE II
MEMBERS AND MEMBERSHIP INTERESTS

              2.1         Current Members. Each of the Persons executing this Agreement as of the date of this Agreement has been previously admitted to the Company as a Member and is being issued its Membership Interest and its Units as set forth on the attached Exhibit A.

              2.2         Admission of Additional Members. The Managing Member may cause the Company to issue additional Units and may admit additional Persons to the Company as Members on such terms as the Managing Member shall determine, if each such new Member agrees in writing to be bound by the provisions of this Agreement as a Member and notifies the other Members of its address for notices under this Agreement.

ARTICLE III
FINANCE

              3.1         Capital Contributions.

(a)        Each of the Members has previously made capital contributions to the Company as reflected in the books and records of the Company.

(b)        No Member shall have any obligations to make any further contribution to the Company without his or its prior consent.

              3.2         Capitalization.

(a)        As of the Effective Date, the Company shall be recapitalized and all of the membership interests in the Company in existence prior to the adoption of this Agreement shall be recapitalized to consist solely of a single class of Common Units with the rights and privileges as set forth in this Agreement and the number of Common Units to be that number set forth beside the name of each Member as set forth on Exhibit A hereto. For U.S. federal income (and applicable state and local) tax purposes, each Non-Managing Member, the Company and the Managing Member each agrees to treat the recapitalization set forth herein as a contribution of the prior membership interests to the Company in exchange for the Common Units in a transaction described in Section 721(a) of the Code.

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(b)        The Common Units shall have all the rights, privileges and obligations as specifically provided for in this Agreement. To the maximum extent permitted by TLLCL or any other applicable law, all of the Common Units issued hereunder shall be deemed to be non-voting Units, have no voting power and do not entitle the holder thereof to any right to vote upon or approve any action to be taken by the Company, except for any voting rights expressly granted in the Agreement.

(c)Notwithstanding the foregoing, the Company shall not, and the Managing Member shall not cause the Company to, issue any Units or other equity interests in the Company if such issuance would result in the Company having more than ninety-five (95) partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)).

(d)        If at any time the Managing Member issues a share of Acquiror Class A Common Stock or any other Equity Security of the Managing Member (other than shares of Acquiror Class C Common Stock) other than pursuant to a Redemption, including a Direct Exchange (each as defined in Exhibit B),

(i)   the Company shall concurrently issue to the Managing Member one Common Unit (if the Managing Member issues a share of Acquiror Class A Common Stock), or such other Equity Security of the Company (if the Managing Member issues Equity Securities other than Acquiror Class A Common Stock) corresponding to the Equity Securities issued by the Managing Member, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Managing Member to be issued, and

(ii)  the Managing Member shall concurrently contribute to the Company the net proceeds received by the Managing Member, if any, for such share of Acquiror Class A Common Stock or other Equity Security. Notwithstanding the foregoing, this Section 3.2(d) shall not apply to the issuance and distribution to holders of shares of the Acquiror Common Stock of rights to purchase Equity Securities of the Managing Member under a “poison pill” or similar shareholders rights plan (and upon any redemption of Common Units for Acquiror Class A Common Stock, such Acquiror Class A Common Stock will be issued together with a corresponding right under such plan), or to the issuance under the Managing Member’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of the Managing Member or rights or property that may be converted into or settled in Equity Securities of the Managing Member, but shall in each of the foregoing cases apply to the issuance of Equity Securities of the Managing Member in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except pursuant to Exhibit B, (x) the Company may not issue any additional Common Units to the Managing Member or any of its Subsidiaries unless substantially simultaneously therewith the Managing Member or such Subsidiary issues or sells an equal number of shares of the Acquiror Class A Common Stock to another Person, and (y) the Company may not issue any additional Equity Securities of the Company to the Managing Member or any of its Subsidiaries unless substantially simultaneously the Managing Member or such Subsidiary issues or sells, to another Person, an equal number of shares of a new or existing class or series of Equity Securities of the Managing Member or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company. If at any time the Managing Member issues Debt Securities, the Managing Member shall transfer to the Company (in a manner to be determined by the Manager Member in its reasonable discretion) the proceeds received by the Managing Member in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities. In the event any Equity Security outstanding at the Managing Member (including any series of Preferred Stock) is exercised, settled or otherwise converted and, as a result, any shares of Acquiror Class A Common Stock or other Equity Securities of the Managing Member are issued, the corresponding Equity

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Security outstanding at the Company (including any series of Preferred Units) shall be similarly exercised, settled or otherwise converted, as applicable, and an equivalent number of Common Units or other Equity Securities of the Company shall be issued to the Managing Member as contemplated by the first sentence of this Section 3.2(d).

(e)        The Managing Member and its Subsidiaries, other than the Company, may not redeem, repurchase or otherwise acquire (i) any shares of Acquiror Class A Common Stock (including upon forfeiture of any unvested shares of Acquiror Class A Common Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the Managing Member or such Subsidiary an equal number of Common Units for the same price per security or (ii) any other Equity Securities of the Managing Member unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the Managing Member or such Subsidiary an equal number of Equity Securities of the Managing Member of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Managing Member for the same price per security. The Company may not redeem, repurchase or otherwise acquire (A) except pursuant to Exhibit B, any Common Units from the Managing Member or any of its Subsidiaries unless substantially simultaneously the Managing Member or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Acquiror Class A Common Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from the Managing Member or any of its Subsidiaries unless substantially simultaneously the Managing Member or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of the Managing Member of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of the Managing Member. Notwithstanding the foregoing, to the extent that any consideration payable by the Managing Member in connection with the conversion, redemption or repurchase of any shares of Acquiror Class A Common Stock or other Equity Securities of the Managing Member or any of its Subsidiaries consists (in whole or in part) of cash or shares of Acquiror Class A Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the conversion, redemption or repurchase of the corresponding Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(f)        The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units or any class thereof unless accompanied by an identical subdivision or combination, as applicable, of the outstanding the Acquiror Common Stock or applicable class thereof, with corresponding changes made with respect to any other exchangeable or convertible securities. The Managing Member shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding the Common Stock or any class thereof unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or applicable class thereof, with corresponding changes made with respect to any other exchangeable or convertible securities.

(g)        If at any time Acquiror issues one or more shares of Acquiror Class A Common Stock in connection with the exercise of an Acquiror Warrant:

(i)   Acquiror shall, as soon as practicable after such exercise, make a capital contribution to the Company in an amount equal to the exercise price paid to Acquiror in connection with the exercise of the Acquiror Warrant.

(ii)  Notwithstanding the amount of the capital contribution actually made pursuant to Section 3.2(g)(i), Acquiror will be deemed to have contributed to the Company as a capital contribution, in lieu of the capital contribution actually made and in consideration for additional Common Units, an amount equal to the product of (A) the value of a share of Acquiror Class A Common Stock as of the date of such exercise multiplied by (B) the number of shares of Acquiror Class A Common Stock then being issued by Acquiror in connection with the exercise of such Acquiror Warrant.

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The provisions of this Section 3.2(g)(ii) will be accounted for by the Company using principles applicable to Noncompensatory Options (including as provided for in Section 3.3(b)(vii)).

(iii) Acquiror will receive in exchange for the capital contribution deemed made under Section 3.2(g)(ii) a number of Common Units equal to the number of shares of Acquiror Class A Common Stock issued upon exercise of the Acquiror Warrant.

(h)        Notwithstanding anything in this Agreement to the contrary, Acquiror shall have the right to (i) purchase from the Company additional Common Units for cash at a price determined in accordance with the method prescribed in this Agreement for Cash Election Amount, and in connection therewith, (ii) effect a share split or share dividend to reflect its additional interest in the Company such that the actions described in this Section 3.2(h) taken together do not alter the relationship between the number of issued and outstanding Acquiror shares and the number of Common Units held by Acquiror.

3.3         Capital Accounts.

(a)        The Company shall establish and maintain a single capital account for each Member (its “Capital Account”) on the books of the Company consistent with the following provisions:

(i)   To each Member’s Capital Account there will be credited: (A) the amount of cash and the fair market value of any property (net of liabilities assumed by the Company and liabilities to which the property is subject) that such Member contributes to the Company, (B) such Member’s Distributive Share of Net Profit and any item in the nature of income or gain that is allocated pursuant to Section 3.3, and (C) the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(ii)  To each Member’s Capital Account there will be debited: (A) the amount of money and the Book Value of any property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s Distributive Share of Net Loss and any items in the nature of expenses or losses that are allocated to such Member pursuant to Section 3.3, and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1 and 1.704-2, and shall be interpreted and applied in a manner consistent with those Treasury Regulations.

(b)        The Company shall revalue the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times:

(i)   immediately prior to a capital contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for one or more Units;

(ii)  immediately prior to a Distribution by the Company to a Member of more than a de minimis amount of property of the Company in respect of one or more Units;

(iii) upon the issuance by the Company of Units as consideration for the provision of services to or for the benefit of the Company or a subsidiary of the Company by an existing Member or a new Member acting in a “partner” capacity or “in anticipation of becoming a partner” (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii));

(iv) upon the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

(v)  immediately prior to the issuance by the Company of a Noncompensatory Option (other than an option for a de minimis partnership interest);

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(vi) upon the acquisition of an interest in the Company upon the exercise of a Noncompensatory Option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s) (in which case the adjustments will occur as of immediately after such exercise), including the issuance of an Earnout Unit;

(vii)upon the purchase of a Common Unit by Acquiror pursuant to Section 3.2(g) in connection with the exercise of a corresponding Acquiror Warrant in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s) (in which case the adjustments will occur as of immediately after such purchase or issuance); and

(viii) at such other times as the Managing Member reasonably determines in good faith to be necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2; provided, however, that (A) adjustments described above other than in clause (iv) above will be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members and (B) so long as any Noncompensatory Option is outstanding, the adjustment of Book Values will take into account Treasury Regulations Section 1.704-1(b)(2)(iv)(h)(2).

(c)        Notwithstanding anything to the contrary in this Article III but subject to the application of this Section 3.3, it is intended that each Member’s Capital Account per Unit amount be equal to each of the other Members’ Capital Accounts per Unit amount (treating any distribution of Estimated NWC Excess Cash described in the Purchase Agreement as made immediately prior to the recapitalization). If at any time there is a difference between a Member’s Capital Account per Unit amount and the other Members’ Capital Accounts per Unit amount, then the Company shall make appropriate adjustments with respect to the Members’ Capital Accounts to eliminate or minimize such difference.

3.4         Allocations.

(a)        Generally. Except as otherwise provided in this Agreement, and after giving effect to the allocations under Section 3.4(b), Net Profits and Net Losses (and, to the extent determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Net Profits and Net Losses) for each Fiscal Year or other taxable period shall be allocated among the Members during such Fiscal Year or other taxable period in a manner such that, after such allocations have been made, the sum of (i) the balance of each Member’s Capital Account (which may be a positive, negative or zero balance), (ii) such Member’s share of Company Minimum Gain and (iii) such Member’s Member Nonrecourse Debt Minimum Gain will equal the amount that would be distributed to such Member if (A) the Company were to sell all of its assets for their then Book Values; and (B) the net proceeds thereof were distributed to the Members pursuant to the terms of this Agreement (after the payment of all actual Indebtedness of the Company, and any other liabilities related to the Company’s assets, limited, in the case of nonrecourse liabilities, to the Book Value of the collateral securing or otherwise available to satisfy such liabilities). Notwithstanding the foregoing, the Managing Member may adjust the allocations to the Members pursuant to this Section 3.4(a) in its discretion so as to conform as nearly as practicable with the related distributions and expected distributions pursuant to this Agreement, and the Managing Member may take into account whatever facts and circumstances the Managing Member determines are relevant in exercising such discretion.

(b)        Special Allocations.

(i)   Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of Sections 3.4(a) and (b), if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence will be made in proportion to the respective amounts required

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to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 3.4(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and will be interpreted consistently therewith.

(ii)  Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of Sections 3.4(a) and (b), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.4 (b) (ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and will be interpreted consistently therewith.

(iii) Qualified Income Offset. Notwithstanding any other provision of Sections 3.4(a) and (b), if in any Fiscal Year or other period a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Member will be specially allocated items of income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in such Member’s Capital Account (as adjusted for this purpose pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) as quickly as possible; provided that an allocation pursuant to this Section 3.4(b)(iii) will be made only if and to the extent that the Member would have a Capital Account deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.4(b)(iii) were not in the Agreement. This Section 3.4(b)(iii) is intended to comply with the “qualified income offset” requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members holding Common Units in accordance with their respective Common Unit Percentage Interest.

(v)  Partner Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(vi) Ameloriative Allocations. Any special allocations of income or gain pursuant to Sections 3.4(b)(i), (ii) and (iii) hereof shall be taken into account in computing subsequent allocations pursuant to Section 3.4(a) and this Section 3.4(b)(vi), so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if such allocations pursuant to Sections 3.4(b)(i), (ii) and (iii) had not occurred.

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(vii)Noncompensatory Options and Similar Interests. Upon the exercise of a Noncompensatory Option, the issuance of an Earnout Unit, or the purchase of a Common Unit by Acquiror pursuant to Section 3.2(f) in connection with the exercise of a corresponding Acquiror Warrant for Acquiror Class A Common Stock, the Company shall comply with the allocation provisions set forth in Treasury Regulations Sections 1.704-1(b)(2)(iv)(s) and 1.704-1(b)(4)(x) (including making any required “corrective” allocations in accordance with the Treasury Regulations), in each case in the manner determined by the Managing Member in its sole discretion. The Company shall also comply with the provisions set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(h)(2) in the manner determined by the Managing Member in its sole discretion. To the maximum extent possible, allocations pursuant to this Section 3.4(b)(vii) will be made with Mark-to-Market Gain. This Section 3.4(b)(vii) is intended to comply with Section 1.704-1(b)(2)(iv)(s)(4).

(viii) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company or as a result of a transfer of a Member’s interest in the Company, as the case may be, the amount of such adjustment will be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and will be taken into account for purposes of computing Net Profit or Net Loss. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated to such Member in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(c)        Interim Allocations. In the event of any Redemption or other transfer of Common Units by a Member (or in the event that any Member’s interest in the Company changes pursuant to the terms of the Agreement during any Fiscal Year), allocations shall be made between the transferor and transferee with respect to such Redemption or transfer in accordance with Section 706 of the Code and the regulations thereunder using any reasonable method permitted thereunder, as determined by the Managing Member.

(d)        Tax Allocations.

(i)   Except as provided in Section 3.4(d)(ii), Net Profits and Net Losses (and, to the extent applicable, items of income, gains, losses, deductions and credits) of the Company will be allocated, for U.S. federal, state and local income tax purposes, among the holders of Common Units in accordance with the allocation of such income, gains, losses, deductions and credits among the holders of Common Units for book purposes. Notwithstanding the foregoing, the Managing Member will have the power to make such allocations for U.S. federal, state, and local income tax purposes as the Managing Member reasonably determines may be necessary to maintain “substantial economic effect” or to ensure that such allocations are in accordance with each “partner’s interest in the partnership,” in each case within the meaning of Code Section 704(b) and the Treasury Regulations promulgated thereunder. Such allocations shall be made in accordance with the method chosen by the Managing Member under Treasury Regulations Section 1.704-3.

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(ii)  Income, gain, loss and deduction with respect to any Section 704(c) Property shall, solely for U.S. federal, state and local income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value pursuant any method selected by the Managing Member, provided the Managing Manager determines that such method with respect to such assets is “reasonable” as described in Treasury Regulations Section 1.704-3(a)(1).

(e)        Each Member, as a condition of becoming a Member, expressly consents to the foregoing allocations as set forth in this Section 3.4.

3.5         Distributions.

(a)        Distributions Generally.

(i)   The Managing Member may, in its sole discretion, subject to (i) any restrictions contained in the financing agreements to which the Company or any of its Subsidiaries is a party, (ii) having immediately available cash for Distribution, and (iii) any other restrictions set forth in this Agreement, cause the Company to make Distributions at any time and from time to time.

(ii)  All Distributions by the Company shall be made or allocated to holders of Common Units pro rata based on each such holder’s Common Unit Percentage Interest (such allocation being the holder’s “Distributive Share”).

(b)        Tax Distributions.

(i)   The Managing Member, subject to Section 3.5(a)(i), shall cause the Company to make distributions to the Members (“Tax Distributions”) on or before each Tax Distribution Date such that each Member receives an amount of cash in respect of each Fiscal Year that is no less than: (a) 40% multiplied by the excess of: (i) the net taxable income and gain allocated to such person for U.S. federal income tax purposes in respect of such Fiscal Year (including any forward and reverse Section 704(c) amounts but ignoring adjustments pursuant to Section 743 of the Code) and any inclusions by such person under Sections 951, 951A, or 1293 of the Code with respect to any entity in which the Company directly or indirectly holds an interest, over (ii) any net losses, deductions and credits allocated to such person from the Company for U.S. federal income tax purposes in prior Fiscal Years to the extent such items have not been previously taken into account in calculating Tax Distributions and are reasonably expected to be of a character that would permit such loss, deduction or credit to be deductible against the income applicable to the Fiscal Year in question, minus (b) any prior discretionary Distributions or Tax Distributions made or deemed made to such person with respect to such Fiscal Year, including any Distributions made prior to April 15 of the subsequent Fiscal Year. Any Tax Distributions shall be treated in all respects as advances of amounts otherwise distributable pursuant to this Agreement.

(ii)  Notwithstanding any provision of this Agreement to the contrary, for the 2023 Fiscal Year, the Managing Member shall cause the Company to distribute to each Non-Managing Member on or before the applicable Tax Distribution Date an amount equal to the product of (a) 40%, multiplied by (b) the excess, if any, of (x) the taxable income allocable to such Non-Managing Member in respect of the portion of the 2023 Fiscal Year ending on the day before the Effective Date, over (y) the amount of any cash or the fair market value of any property distributed to such Non-Managing Member in such portion of the 2023 Fiscal Year. To the extent of any cash contributed to the Company by Acquiror, including pursuant to Section 2.3(a) of the Purchase Agreement, any distribution pursuant to this Section 3.5(b)(ii) shall be treated for U.S. federal income

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tax and all other applicable tax purposes as additional consideration paid by Acquiror to the Non-Managing Members for the Sold Units (as defined in the Purchase Agreement) pursuant to the Purchase Agreement. Any distribution pursuant to this Section 3.5(b)(ii) shall not be treated as an advance of amounts otherwise distributable to such Non-Managing Members pursuant to this Agreement.

(iii) Notwithstanding anything to the contrary herein, no Tax Distributions will be required to be made with respect to items arising with respect to a Redemption or any other transfer of Common Units, although any unpaid Tax Distributions with respect to any Fiscal Year, or portion thereof, ending before such a Redemption or transfer shall continue to be required to be paid.

3.6         Tax Matters.

(a)        The Members intend that the Company be treated as a partnership for federal income tax purposes and any similar provisions of state or local law. The Members and the Company agree to take such actions as may be necessary to receive and maintain such treatment and to refrain from taking any actions inconsistent therewith. Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

(b)        The Members intend that the Company not be a partnership (including a Membership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in Section 3.6(a) above. Neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.

(c)        The Managing Member shall be, or shall appoint, the initial partnership representative under Section 6223 of the IRC (the “Partnership Representative”). So long as the Managing Member or another non-individual is the Partnership Representative, the Partnership Representative shall appoint a designated individual, within the meaning of and satisfying the qualification requirements of Treasury Regulations Section 301.6223-1(b)(3)(ii) (the “Designated Individual”), who will be the agent of and have the same authorities, rights, and responsibilities as the Partnership Representative, including as provided in this Section 3.6(c). All references to the Partnership Representative set forth in this Section 6.01 will also apply to the Designated Individual and will include any actions by the Designated Individual on behalf of the Partnership Representative and the Company in that person’s capacity as Designated Individual. The Partnership Representative (a) is authorized to take such actions and to execute and file all statements and forms on behalf of the Company, which may be permitted or required by the applicable provisions of the Code or Treasury Regulations, issued thereunder, and (b) shall have full and exclusive power and authority on behalf of the Company to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. In the exercise of such authority, the Partnership Representative shall (i) keep the Non-Managing Members reasonably informed of, and, as applicable, consult with the Non-Managing Members on, all material tax matters, including with respect to any tax audits, examinations, or any other administrative or judicial proceeding of the Company or its Subsidiaries and proposed adjustments (“Tax Proceedings”) including, as applicable, any Tax Proceedings the outcome of which is reasonably expected to affect the rights and obligations of the Non-Managing Members in their respective capacity as “TRA Holders” pursuant to that certain Tax Receivable Agreement dated as of ____, 2023, among the Acquiror, the Company and the Non-Managing Members; and (ii) provide the Non-Managing Members with reasonable opportunity to provide information and other input to the Corporation and its advisors concerning the conduct of any such portion of any such Tax Proceeding, and shall consider such information and input in good faith. The Managing Member may change or otherwise designate the Partnership Representative as permitted by the Code.

(d)        The Managing Member shall cause to be prepared by an accounting firm selected by the Managing Member all U.S. federal, state, local and foreign tax returns (including information returns) of the Company and its Subsidiaries, and shall cause such returns to be timely filed. The Managing Member shall, or shall cause the Company to, transmit to each Member, as promptly as possible following the end of each

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Fiscal Year, and in any event by the end of the third month following the close of such Fiscal Year, a federal income tax form K-1 and any other information required to enable such Member to prepare federal, state, and other income tax returns. Upon request of any Member, the Company shall furnish to such Member a copy of each such tax return.

(e)        No Member shall take a position on any income tax return of such Member (and no beneficial owner of any Member shall take a position on any income tax return of such beneficial owner) with respect to any item of Company income, gain, deduction, loss, or credit that is inconsistent with the position taken on the Company’s income tax returns with respect to such item.

(f)        If not yet made, the Company shall (i) make, and shall cause any Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes to make, a timely election under Section 754 of the Code (and applicable corresponding elections under state and local law) effective with respect to the taxable year of the Company that includes the Effective Date; and (ii) make the election under Code Section 6226 (and/or any analogous provision of state, local, or other applicable law) with respect to any “imputed underpayment” (as defined in Section 6225 of the Code) relating to a taxable period of the Company that ends prior to the Effective Date. The Managing Member shall not take any action to revoke such elections.

3.7         Withholding.

(a)        To the extent the Company is required by applicable law to withhold or to make tax payments on behalf of or with respect to any Member (including backup withholding and any tax payment made by the Company pursuant to Section 6225 of the Code that is attributable to such Member), the Company may withhold such amounts from distributions, including Tax Distributions, and pay over such withheld amounts to an applicable taxing authority as so required. The amount so withheld and paid over to a taxing authority will be treated under this Agreement as if such amount had been distributed to such Member, and will therefore reduce amounts otherwise distributable to such Member under Section 3.5.

(b)        If the amount withheld and paid over to a taxing authority under Section 3.7(a) exceeds the amount otherwise distributable to the applicable Member under Section 3.5 (such excess amount, a “Withholding Advance”), then this Withholding Advance will be treated as a loan bearing interest at a rate equal to the short-term applicable federal rate within the meaning of Code Section 1274(d), compounded annually, as of the date of payment of the withheld amounts to the taxing authority. All Withholding Advances made on behalf of a Member, plus interest thereon, will (i) be paid on demand by the Member on whose behalf such Withholding Advances were made or (ii) with the consent of the Managing Member and the affected Member be repaid by reducing the amount of the current or next succeeding distribution or distributions under Section 3.5 that would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing any other proceeds otherwise payable to such Member.

(c)        Subject to Section 3.7(a), each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto). The obligation of a Member to reimburse the Company for taxes and other liabilities pursuant to this Section 3.7 will continue after any transfer of such Member’s Units with respect to all payments and allocations to such Member that were made prior to the date of such transfer.

ARTICLE IV
CONDUCT OF COMPANY AFFAIRS

4.1         Management.

(a)        Authority. Except for situations in which the approval of one or more of the Members is specifically required by the express terms of this Agreement, the Certificate and any nonwaivable provisions of the TLLCL that require the consent or approval of some or all of the Members, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, (ii) the Managing Member shall conduct, direct and exercise full control over all activities of the Company, and

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(iii) the Managing Member shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments or other decisions) granted to the Company under this Agreement or any other agreement, instrument or other document to which the Company is a party.. The Managing Member shall have all rights, powers and authority generally conferred by the TLLCL on a member of a limited liability company managed by a member or as otherwise provided by law or necessary, advisable or consistent with accomplishing the purposes of the Company.

(b)        Actions of the Managing Member. Without limiting the other provisions of Section 4.1, the Managing Member has the power:

(i)              to cause the Company to enter into partnerships or become a member of other limited liability companies and to exercise the authority and to perform the duties required of the Company as such a partner or member;

(ii)             to acquire, hold and dispose of property or any interest in it;

(iii)           to protect and preserve the title to and the interest of the Company in all of its property and assets, real, personal and mixed;

(iv)            to borrow money on behalf of the Company and to encumber the Company assets or place title in the name of a nominee for purposes of obtaining financing;

(v)             to set terms and employ from time to time, at the expense of the Company, employees, consultants, accountants and attorneys;

(vi)            to pay all expenses incurred in the operation of the Company and all taxes, assessments, rents, repayment of debt and other impositions applicable to the Company or any part thereof;

(vii)           to sign deeds, notes, contracts and other instruments in the name and on behalf of the Company;

(viii)         to issue Company securities;

(ix)            to make all filings with governmental authorities, including tax returns; and

(x)             to assume any and all overall duties imposed on a manager of a limited liability company managed by a manager by the TLLCL.

(c)        Actions Requiring Approval of the Members. Notwithstanding any other provision of this Agreement to the contrary, the Managing Member may do any of the following only with the prior written consent or approval of the Members who collectively hold a majority of the Common Units:

(i)              do any act in contravention of this Agreement:

(ii)             do any act that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)           knowingly do any act that would subject any Member to liability for the obligations of the Company in any jurisdiction;

(iv)            knowingly do any act that would cause the Company to be treated as an association taxable as, or otherwise taxed as, a corporation for federal income tax purposes unless at the time it already is so taxed;

(v)             wind up the Company or authorize or agree to do so, other than in accordance with Article VII; or

(vi)            amend this Agreement or the Certificate, other than in accordance with Section 8.3.

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(d)        Officers and Committees. The Managing Member may appoint such officers of the Company as it may deem appropriate and may remove any such officer at any time with or without cause. The Managing Member may delegate to the Company’s officers such powers and duties as it may deem appropriate and subsequently revoke or modify those powers and duties, and, except to the extent that the Managing Member determines otherwise, each officer will have the powers and duties normally associated with an officer having a similar title with a Texas corporation. The Managing Member also may delegate authority to other Persons including, but not limited to, a committee, and revoke that delegation as they may deem appropriate including the power to delegate authority. The Managing Member initially appoints __________as President of the Company and __________as Secretary and Treasurer of the Company.

(e)        Employment and Compensation. The Managing Member shall not receive any compensation for its services to the Company as Managing Member, except (i) reimbursement for costs and expenses reasonably incurred by it on behalf of the Company, and (ii) compensation paid to the Managing Member or its Affiliate as approved in advance by all of the Members.

(f)        Number; Actions. There shall only be one (1) Managing Member, who shall be initially be the Acquiror. The Managing Member shall have the right to act by written consent in taking all actions on behalf of the Company.

4.2         Members Generally. The Non-Managing Members shall have no authority to take part in the control, conduct or operation of the Company and shall have no right or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, to make any expenditures on behalf of the Company or to otherwise take part in the conduct of the business of the Company, including during the winding up of the Company. Other than as specifically provided in this Agreement or non-waivable provisions of the TLLCL, the Non-Managing Members hereby consent to the exercise by the Managing Member of the powers conferred on it by law and this Agreement, and shall not have the right to vote upon any matter concerning the business and affairs of the Company. The Non-Managing Members shall have the right of redemption with respect to their Common Units as set forth on Exhibit B hereto.

4.3         Limitations. No Member shall have the right or power to:

(a)        withdraw from the Company or withdraw any part of its contributions to the Company or its Capital Account except as a result of the winding up of the Company as provided in Article VII or as otherwise provided by nonwaivable provisions of law;

(b)        bring an action for partition of Company property;

(c)        cause the winding up of the Company, except as set forth in this Agreement;

(d)        have priority over any other Member either as to the return of contributions to the Company or as to items of Company income, gain, loss, deduction and credit, or distributions; or

(e)        demand or receive (i) interest on its contributions to the Company or its Capital Account or (ii) any property from the Company other than cash except as provided in Section 3.4.

4.4         Good Faith Actions. Neither the Managing Member nor any of its officers, directors, stockholders, representatives, agents or employees, or any officer of the Company, shall be liable to the Company or to any of the Members for any action taken (or any failure to act) by it in good faith on behalf of the Company and reasonably believed by it to be authorized or within the scope of its authority, unless (a) that action (or failure to act) constitutes self-dealing, bad faith, an intentional adverse act or reckless indifference to the Company or the Members, and then only to the extent otherwise provided by law, or (b) such action (or failure to act) constitutes a breach of a contract (other than for this Agreement) with the Company.

4.5         Independent Activities. Each Member, and any Affiliate thereof may, notwithstanding the existence of this Agreement, engage in whatever activities they desire, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or any party hereto. Neither this Agreement nor any activity undertaken pursuant hereto will prevent any Member (or any Affiliate thereof) from engaging in such activities, or require any Member (or any Affiliate thereof) to permit the Company or the Members to participate in any such activities, and each Member hereby waives, relinquishes, and renounces any such right, claim, or participation.

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4.6         Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law (including the TLLCL) as it presently exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment) any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, investigation or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a Manager entitled to indemnification under any prior company agreement or other constituent document of the Company, a Member, an officer, or acting as the Managing Member of the Company or, while a Manager entitled to indemnification under any prior company agreement or other constituent document of the Company, a Member, an officer, or acting as the Managing Member, is or was serving at the request of the Company as a member, director, officer, trustee, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a member, director, officer, trustee, employee or agent, or in any other capacity while serving as a member, director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such Proceeding.  The Company shall, to the fullest extent not prohibited by applicable Law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that to the extent required by applicable Law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified under this Section or otherwise.  The rights to indemnification and advancement of expenses under this Section shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a member, director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the foregoing provisions of this Section, except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Managing Member.

ARTICLE V
BOOKS AND RECORDS

              5.1         Books and Records. The Managing Member shall keep complete and appropriate records and books of account of all transactions and other matters related to the Company’s business. The books and records of the Company shall be kept on such method of reporting for tax and financial reporting purposes as the Managing Member shall select. The Fiscal Year of the Company shall be as determined by the Managing Member.

              5.2         Access by Members. Subject to Section 5.3, all books and records of the Company shall be made available at the principal office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during normal business hours, and each Member has the right to inspect, and copy during normal business hours, those records, and to obtain from the Managing Member, promptly after becoming available, a copy of the Company’s federal, state and local income tax or information returns for each year.

              5.3         Confidential Information. Notwithstanding the provisions of Section 5.2, the Managing Member may withhold and keep confidential from any Member trade secrets, personnel records and other information of the Company if the Managing Member determines in good faith that making that information available to that Member would not be in the best interest of the Company or the Members generally in their capacities as such. Each Member agrees that the restrictions in this Section 5.3 are just and reasonable.

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ARTICLE VI
TRANSFER OF MEMBERSHIP INTERESTS

              Any purported transfer by a Non-Managing Member of all or any part of any Membership Interest not made strictly in accordance with the provisions of this article or otherwise permitted by this Agreement shall be entirely null and void, and of no force or effect.

No Non-Managing Member shall sell, pledge, encumber, or otherwise transfer his Units (including any involuntary transfer pursuant to a divorce or otherwise) without the prior written consent of the Managing Member, which consent may be withheld in the sole discretion of the Managing Member, except for transfers to the Managing Member pursuant to and in accordance with Exhibit B.

ARTICLE VII
WINDING UP

              7.1         Events Requiring Winding Up. The Company shall be wound up only on the first to occur of any one or more of the following:

(a)        a determination by the Managing Member to wind up the Company;

(b)        at such time as there is no Member remaining; or

(c)        entry of a judicial order to wind up the Company.

7.2         Winding Up Affairs and Distribution of Assets.

(a)        If an event requiring the winding up of the Company occurs, the Managing Member or, if there is no Managing Member, a Person designated for this purpose by written consent of the Members (the Managing Member or the Person so designated being called the “Liquidating Agent”), as soon as practicable shall wind up the affairs of the Company and sell and/or distribute the assets of the Company. The Liquidating Agent shall have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the liquidation and termination of the Company that the Managing Member would have with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidating Agent is expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Company and the transfer of any assets. The Liquidating Agent shall apply and distribute the proceeds of the sale or liquidation of the assets and property of the Company in the following order of priority, unless otherwise required by nonwaivable provisions of applicable law:

(i)    to pay (or to make provision for the payment of) all creditors of the Company (including Members who are creditors of the Company) in the order of priority provided by law or otherwise, in satisfaction of all debts, liabilities or obligations of the Company due its creditors; and

(ii)   after the payment (or the provision for payment) of all debts, liabilities and obligations of the Company in accordance with clause (i) above, any balance remaining shall be distributed to the Members having positive Capital Accounts in relative proportion to those Capital Accounts until such positive Capital Accounts have been reduced to zero and then to the Members in accordance with their pro rata ownership of Units.

(b)        The Liquidating Agent shall have sole discretion to determine whether to liquidate all or any portion of the assets and property of the Company and the consideration to be received for that property.

(c)        Except as required by nonwaivable provisions of the TLLCL, no Member shall have any obligation at any time to contribute any funds to replenish any negative balance in its Capital Account.

7.3         Termination; Revocation. On compliance with the distribution plan described in Section 7.2(a), the Liquidating Agent shall execute, acknowledge and cause to be filed a certificate of termination, at which time the Company shall cease to exist as a limited liability company. If an event specified in Section 7.1(a) occurs, the Members may elect, to the extent allowed pursuant to Section 101.552 of the TLLCL, (a) prior to filing the Company’s

Annex E-20

certificate of termination, to revoke a voluntary decision to wind up the Company, or (b) reinstate the Company within three years of the termination of the Company. If an event specified in Section 7.1(b) occurs, the Company shall be wound up unless, not later than the 90th day after the occurrence of such event, the legal representative or successor of the last remaining Member agrees to continue the Company and to become a Member of the Company effective as of the date of the occurrence of such event or to designate another Person who agrees to become a Member of the Company effective as of such date.

ARTICLE VIII
MISCELLANEOUS

              8.1         Notices. All notices, demands, consents and reports provided for in this Agreement shall be in writing and shall be given to the parties at the addresses set forth herein or at such other addresses as the Members may hereafter specify in writing. Such notices may be delivered by hand, or by telex, telegram, facsimile or telecopy, or may be mailed, postage prepaid, by certified or registered mail, by a deposit in a depository for the receipt of mail regularly maintained by the United States Postal Service. All notices which are hand delivered or given by telex, telegram, facsimile or telecopy shall be deemed given on the date of delivery. Except as otherwise provided herein, all notices which are mailed in the manner provided above shall be deemed given three days after being mailed.

              8.2         Entire Agreement. This Agreement supersedes all prior agreements and understandings among the Members with respect to the matters set forth herein.

              8.3         Amendment of Certificate and Agreement. Except as otherwise expressly set forth in this Agreement, the Certificate and this Agreement may be amended, supplemented or restated, by the consent or approval of the Members who collectively hold a majority of the Common Units, in writing. Notwithstanding anything to the contrary in this Section 8.3, the Certificate and this Agreement may be amended, supplemented or restated for the following purposes upon obtaining the consent or approval of the Managing Member, without the necessity of obtaining the written consent of the Non-Managing Members : (a) the change of the name of the Company; or (b) the change of the registered agent, the address onf the registered agent or the address of the principal place of business of the Company. Further, the Managing Member shall amend this Agreement without the consent of the Non-Managing Members if the Managing Member is required to do so pursuant to the terms and conditions hereof.

              8.4         Waivers. A waiver of any breach of any of the terms of this Agreement shall be effective only if in writing and signed by the Member against whom such waiver or breach is claimed. No waiver of any breach shall be deemed a waiver of any other subsequent breach.

              8.5         Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired, unless that provision was fundamental to the objectives of this Agreement.

              8.6         Further Assurances. Each Member shall execute such deeds, assignments, endorsements and other instruments and documents and shall give such further assurances as shall be reasonably necessary to perform its obligations under this Agreement.

              8.7         Governing Law. This Agreement shall be governed by and construed in accordance with the law of State of Texas.

              8.8         Power of Attorney. Each Non-Managing Member constitutes and appoints the Managing Member its true and lawful attorneys with full power of substitution to make, execute, sign, acknowledge and file all certificates and instruments necessary to form or qualify, or continue the existence or qualification of, the Company in any jurisdiction or before any governmental authority. This grant of a power of attorney is coupled with an interest and shall survive a Member’s disability, incompetence, death or assignment by such Member of its Membership Interest pursuant to this Agreement.

              8.9         Successors and Assigns. Except as expressly provided to the contrary in this Agreement, this Agreement shall be binding on and inure to the benefit of the Members and their respective successors and permitted assigns.

Annex E-21

8.10       Notice to Members of Provisions of this Agreement. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the Transfer of Membership Interests set forth in Article VI and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, including, without limitation, any notice requirement under Chapter 8 of the Texas Uniform Commercial Code, and each Member hereby waives any requirement that any further notice thereunder be given.

8.11       Consent of Spouse. Each of the undersigned Members who is married has been joined in executing this Agreement by his or her spouse. By such execution, each such spouse consents to the provisions of this Agreement, agrees that any and all present or future right, title and interest of such spouse in the Company shall be subject to the restrictions, including but not limited to restrictions on the Transfer of Membership Interests contained in Article VI hereof, and other terms and provisions of this Agreement, and acknowledges the right of the parties hereto to deal with the Member in whose name such Membership Interest is held without further consent or joinder of such spouse except as may be herein otherwise specifically provided.

8.12       Confidentiality. Each Member agrees that it will hold the Confidential Information in strict confidence and will not disclose any of such information to any Person. Each Member shall not use the Confidential Information other than in connection with the transactions contemplated under this Agreement. At the end of the term of the Company or upon its winding up and termination, each Member will return or destroy all of the Confidential Information furnished to it by the Company and all copies thereof upon the Company’s request. The obligations contained in this Section 8.12 shall not apply to information that: (a) has passed into the public domain through no act or omission of such Member in violation of this Agreement; (b) is lawfully received by such Member from a third party that to such Member’s knowledge does not breach an obligation of confidentiality relating to such information; or (c) is required to be disclosed by such Member pursuant to an order issued by a court of law or any federal, state or municipal regulatory or administrative agency. In the event that any Member is requested pursuant to, or required by, applicable law or by legal process to disclose any Confidential Information, such Member shall provide the Company with prompt notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy, to consult with the Company with respect to the Company taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this Agreement, such Member will use all reasonable efforts to disclose only that portion of any Confidential Information that such Member is advised by counsel is legally required and will exercise reasonable efforts to ensure that all Confidential Information so disclosed will be accorded confidential treatment. The rights and obligations of each party contained in this Section 8.12 shall survive the Transfer of the Membership Interests of any Member and the termination or expiration of this Agreement.

8.13       Specific Performance. Notwithstanding any other provision of this Agreement, it is understood and agreed that indemnification and other remedies at law would be inadequate to compensate the Company in the case of any breach of the covenants contained in Section 8.12, and the Members hereby agree that the Company shall be entitled to equitable relief, including the remedy of specific performance, without posting of bond or other security, with respect to any breach or attempted breach of such covenants.

8.14       Counterparts. This Agreement may be executed in any number of original or facsimile counterparts or with counterpart signature pages, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Signature page follows.

Annex E-22

IN WITNESS WHEREOF, the undersigned, being all of the Members of the Company, have caused this Agreement to be duly adopted by the Company effective as of the day first above written.

MEMBERS:
MANAGING MEMBER:

NON-MANAGING MEMBERS:

SPOUSAL CONSENT

The undersigned, the spouses of the above-named Non-Managing Members, do hereby consent to the provisions of this Agreement with respect to any community property interest that the undersigned may have in the equity securities of Force Pressure Control, LLC.

Name:

Name:

Annex E-23

Exhibit A

to Second Amended and Restated

Company Agreement of

Force Pressure Control, LLC

Names, Addresses, and
Units of the Members

Names and Addresses	Number of Units
Managing Member:
Non-Managing Members:

Annex E-24

EXHIBIT B
REDEMPTION RIGHTS

Upon the terms and subject to the conditions set forth in this Exhibit B, each Non-Managing Member (each such Member, a “Redeeming Member”) shall be entitled, from time to time, to cause the Company to redeem all or a portion of such Member’s Common Units (together with the transfer and surrender of the same number of shares of Acquiror Class C Common Stock) for an equivalent number of shares of Acquiror Class A Common Stock (a “Redemption”) or, at the Company’s election made in accordance with this Exhibit B, cash equal to the Cash Election Amount calculated with respect to such Redemption, upon the terms and subject to the conditions set forth in this Exhibit B. Upon the Redemption by a Member of all of its Common Units, if the Member does not hold any other Units, such Member shall, for the avoidance of doubt, cease to be a Member of the Company.

Each Member’s Redemption Right shall be subject to the following limitations and qualifications: (i) a Redeeming Member shall be permitted to effect a Redemption of Units no more frequently than once per calendar quarter, (ii) a Redeeming Member shall only be permitted to redeem less than all of its Units if (A) in such Redemption, it redeems Units with an aggregate value of at least $[•] at the time of such Redemption and (B) after such Redemption, it would continue to hold Units with an aggregate value of at least $[•] at the time of such Redemption and (iii) any Redemption of Units issued after the date hereof (other than in connection with any recapitalization), including any additional Units issued to persons who are Members as of the date hereof, may be limited in accordance with the terms of any agreements or instruments entered into in connection with such issuance, as deemed necessary or desirable in the discretion of the Managing Member.

In order to exercise the redemption right under this Exhibit B, the Redeeming Member shall provide written notice (the “Redemption Notice”) to the Company, with a copy to the Managing Member (the date of delivery of such Redemption Notice, the “Redemption Notice Date”), stating: (i) the number of Common Units (together with the transfer and surrender of an equal number of shares of Acquiror Class C Stock) the Redeeming Member elects to have the Company redeem; (ii) if the shares of Acquiror Class A Common Stock to be received are to be issued other than in the name of the Redeeming Member, the name(s) of the Person(s) in whose name or on whose order the shares of Acquiror Class A Common Stock are to be issued; (iii) whether the exercise of the redemption right is to be contingent (including as to timing) upon the closing of an underwritten offering of the Acquiror Class A Common Stock for which the Common Units will be redeemed or the closing of an announced merger, consolidation or other transaction or event to which the Managing Member is a party in which the shares of Acquiror Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property (in each case, a “Redemption Contingency”); and (iv) if the Redeeming Member requires the Redemption to take place on a specific date, such date, provided that, any such specified date shall not be earlier than the date that would otherwise apply pursuant to clause (a) of the definition of Redemption Date.

For purposes of this Exhibit B, the term “Redemption Date” means (a)(i) if the Company has not made a valid Cash Election with respect to the relevant Redemption, the date that is five (5) Business Days after the Redemption Notice Date or (ii) if the Company has made a valid Cash Election with respect to the relevant Redemption, the date that is the first Business Day on which the Company has available funds to pay the Cash Election Amount (but in any event no more than 10 days after the Redemption Notice Date), or (b) such later date (i) specified in the Redemption Notice or (ii) on which a Redemption Contingency that is specified in the Redemption Notice is satisfied.

If the Common Units (or the shares of Acquiror Class C Common Stock to be transferred and surrendered) to be redeemed by the Redeeming Member are represented by a certificate or certificates, prior to the Redemption Date the Redeeming Member shall also present and surrender such certificate or certificates representing such Common Units (or shares of Acquiror Class C Common Stock) during normal business hours at the principal executive offices of the Company, or if any agent for the registration or transfer of Acquiror Class A Common Stock is then duly appointed and acting (the “Transfer Agent”), at the office of the Transfer Agent.  If required by the Managing Member, any certificate for Common Units and any certificate for shares of Acquiror Class C Common Stock (in each case, if certificated) surrendered to the Company hereunder shall be accompanied by instruments of transfer, in forms reasonably satisfactory to the Managing Member and the Transfer Agent, duly executed by the Redeeming Member or the Redeeming Member’s duly authorized representative.

Annex E-25

Upon receipt of a Redemption Notice, the Managing Member shall be entitled to elect (a “Cash Election”) to contribute to the Company the Cash Election Amount in lieu of the applicable number of shares of Acquiror Class A Common Stock that would be received by the Redeeming Member in such Redemption. In order to make a Cash Election with respect to a Redemption, the Managing Member must provide written notice of such election to the Redeeming Member prior to 1:00 p.m., Eastern time, on the second Business Day after the Redemption Notice Date. If the Managing Member fails to provide such written notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Redemption.

Subject to the satisfaction of any Redemption Contingency that is specified in the relevant Redemption Notice, including that the Redemption Notice may be conditioned on the closing of an underwritten distribution of the shares of Acquiror Class A Common Stock that may be issued in connection with such proposed Redemption, the Redemption shall be completed on the Redemption Date; provided, that the Redeeming Member may, at any time prior to the Redemption Date, revoke its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Managing Member). The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and the Managing Member’s rights and obligations arising from the retracted Redemption Notice.

Unless the Redeeming Member has timely delivered a Retraction Notice, if the Managing Member has not elected to effect a Direct Exchange (as defined below), (A) the Redeeming Member shall transfer and surrender the Common Units to be redeemed (and a corresponding number of shares of Acquiror Class C Common Stock) to the Company, in each case free and clear of all liens and encumbrances, (B) the Managing Member shall contribute to the Company the consideration the Redeeming Member is entitled to receive in connection with the Redemption and the Company shall issue to the Managing Member in exchange for such consideration a number of Common Units of the Company equal to the number of Common Units redeemed, and (C) the Company shall (x) transfer to the Redeeming Member the consideration the Redeeming Member is entitled to receive in connection with the Redemption, and (y) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member in connection with the Redemption and the number of redeemed Common Units. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Managing Member makes a valid Cash Election, the Managing Member shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by the Managing Member of a number of shares of Acquiror Class A Common Stock equal to the number of Common Units and Acquiror Class C Common Stock to be redeemed with such cash; provided that the Managing Member’s Capital Account shall be increased by an amount equal to any such discounts, commissions and fees relating to such sale of shares of Acquiror Class A Common Stock; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Member’s right to receive the Cash Election Amount.

Alternatively, if the Redeeming Member has not timely delivered a Retraction Notice, the Managing Member may, in its sole and absolute discretion, elect to effect on the Redemption Date the Redemption as a direct exchange of Common Units for the applicable consideration between the Redeeming Member and the Managing Member (a “Direct Exchange”). The Managing Member may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to consummate a Direct Exchange; provided that such election does not prejudice the ability of the Parties to consummate the Redemption on the Redemption Date. An Exchange Election Notice may be revoked by the Managing Member at any time, provided that any such revocation does not prejudice the ability of the Parties to consummate the Redemption on the Redemption Date. Except as otherwise provided herein, a Direct Exchange will be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if the Managing Member had not delivered an Exchange Election Notice.

If the Managing Member elects to effect a Direct Exchange, in lieu of steps (A) through (C) above, the Redeeming Member will transfer to the Managing Member the number of Common Units specified in the Redemption Notice in exchange for the consideration the Redeeming Member is entitled to receive.

In any Redemption described herein, whether or not effected as a Direct Exchange, the Acquiror shall cancel the shares of Acquiror Class C Common Stock corresponding to the Common Units redeemed.

If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Acquiror Class A Common Stock are converted or changed into another security, securities or other property, or (ii) the Managing Member, by dividend or otherwise, distributes to all holders of the shares of Acquiror Class A

Annex E-26

Common Stock evidences of its indebtedness or assets, including securities (including shares of Acquiror Class A Common Stock and any rights, options or warrants to all holders of the shares of Acquiror Class A Common Stock to subscribe for or to purchase or to otherwise acquire shares of Acquiror Class A Common Stock, or other securities or rights convertible into, exchangeable for or exercisable for shares of Acquiror Class A Common Stock) but excluding (A) any cash dividend or distribution, or (B) any such distribution of indebtedness or assets, in either case (A) or (B) received by the Managing Member from the Company in respect of the Units, then upon any subsequent Redemption, in addition to the shares of Acquiror Class A Common Stock or the Cash Election Amount, as applicable, each Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.  For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Acquiror Class A Common Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above), this Exhibit B shall continue to be applicable, mutatis mutandis, with respect to such security or other property.  This Agreement shall apply to the Common Units held by the Non-Managing Members and their permitted transferees as of the date hereof, as well as any Common Units hereafter acquired by a Non-Managing Member and his or her or its permitted transferees.

The Managing Member shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued shares of Acquiror Class A Common Stock, such number of shares of Acquiror Class A Common Stock that shall be issuable upon the Redemption of all outstanding Common Units (other than those Common Units that may be held by the Managing Member or any subsidiary of the Managing Member); provided, that nothing contained herein shall be construed to preclude the Managing Member from satisfying its obligations with respect to a Redemption by delivery of shares of Acquiror Class A Common Stock that are held in the treasury of the Managing Member.  The Managing Member covenants that all shares of Acquiror Class A Common Stock that shall be issued upon a Redemption or exercise of a Call Right by the Managing Member shall, upon issuance thereof, be validly issued, fully paid and non-assessable.  In addition, for so long as the shares of Acquiror Class A Common Stock are listed on a National Securities Exchange, the Managing Member shall use its reasonable best efforts to cause all shares of Acquiror Class A Common Stock issued upon a Redemption by the Managing Member to be listed on such National Securities Exchange at the time of such issuance. For purposes of this Exhibit B, the term “National Securities Exchange” shall mean an exchange registered with the United States Securities and Exchange Commission (including any governmental body or agency succeeding to the functions thereof) under the Securities Exchange act of 1934, as amended (the “Exchange Act”).

The issuance of shares of Acquiror Class A Common Stock upon a Redemption shall be made without charge to the Redeeming Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares of Acquiror Class A Common Stock are to be issued in a name other than that of the Redeeming Member, then the Person or Persons in whose name the shares are to be issued shall pay to the Managing Member the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the reasonable satisfaction of the Managing Member that such tax has been paid or is not payable.

In connection with a Change of Control that is approved by the board of directors of the Managing Member, the Managing Member shall have the right, in its sole discretion, to require each Non-Managing Member (other than the Managing Member and its wholly owned Subsidiaries) to effect a Redemption of some or all of such Non-Managing Member’s Common Units.  Any Redemption pursuant to this Exhibit B shall be effective contingent upon and immediately prior to the consummation of the subject Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated) (the “Change of Control Redemption Date”).  From and after the Change of Control Redemption Date, (i) the Common Units subject to such Redemption shall be deemed to be transferred to the Managing Member on the Change of Control Redemption Date and (ii) such Non-Managing Member shall cease to have any rights with respect to the Common Units subject to such Redemption (other than the right to receive shares of Acquiror Class A Common Stock pursuant to such Redemption).  The Managing Member shall provide written notice of an expected Change of Control to all Non-Managing Members within the earlier of (x) five (5) business days following the execution of the agreement with respect to such Change of Control and (y) thirty (30) business days before the proposed date upon which the contemplated Change of Control is to be effected,

Annex E-27

indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Acquiror Class A Common Stock in the Change of Control, any election with respect to types of consideration that a holder of shares of Acquiror Class A Common Stock, as applicable, shall be entitled to make in connection with such Change of Control, and the number of Common Units held by such Non-Managing Member that the Managing Member intends to require to be subject to such Redemption.  Following delivery of such notice and on or prior to the Change of Control Redemption Date, the Non-Managing Members shall take all actions reasonably requested by the Managing Member to effect such Redemption, including taking any reasonable action and delivering any document reasonably required pursuant to this Exhibit B to effect a Redemption.

For purposes of this Exhibit B, the term “Change of Control” means the occurrence of any of the following events or series of events: (a) any Person is or becomes the beneficial owner, directly or indirectly, of securities of the Managing Member representing more than 50% of the combined voting power of the Managing Member’s then outstanding voting securities; or (b) there is consummated a merger or consolidation of the Managing Member with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Managing Member immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or (c) the stockholders of the Managing Member approve a plan of complete liquidation or dissolution of the Managing Member or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Managing Member of all or substantially all of the Managing Member’s assets, other than such sale or other disposition by the Managing Member of all or substantially all of the Managing Member’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Managing Member in substantially the same proportions as their ownership of the Managing Member immediately prior to such sale. Notwithstanding the foregoing, except with respect to clause (b) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Managing Member immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of the Managing Member immediately following such transaction or series of transactions.

No Redemption shall impair the right of the Redeeming Member to receive any distributions payable on the Common Units redeemed pursuant to such Redemption in respect of a record date that occurs prior to the Redemption Date for such Redemption.  For the avoidance of doubt, no Redeeming Member, or a Person designated by a Redeeming Member to receive shares of Acquiror Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Common Units redeemed by the Company from such Redeeming Member and on shares of Acquiror Class A Common Stock received by such Redeeming Member, or other Person so designated, if applicable, in such Redemption.

Any Common Units acquired by the Company under this Exhibit B in a Direct Exchange shall remain outstanding and shall not be cancelled as a result of their acquisition by the Company.  Notwithstanding any other provision of this Agreement, the Managing Member shall be automatically admitted as a Member of the Company with respect to any Common Units or other equity securities in the Company it receives under this Agreement (including under this Exhibit B in connection with any Redemption).

As required by the Code and the Treasury Regulations, for U.S. federal income tax purposes, the Company and the Members shall report (i) any Direct Exchange consummated hereunder as a taxable sale of Common Units and Acquiror Class C Common Stock by a Member to Acquiror as a transaction governed by Section 741 of the Code, and (ii) any Redemption other than a Direct Exchange in which the consideration is contributed (or deemed contributed) to the Company by Acquiror as a disguised sale of Common Units by the Redeeming Member to Acquiror in a transaction governed by Section 707 of the Code and a taxable sale of Acquiror Class C Common Stock by the Redeeming Member to Acquiror. Each party shall prepare and file all tax returns consistent with such treatment and shall not take any inconsistent position for tax purposes on any tax return, or during the course of any audit, litigation or other proceeding with respect to taxes, unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

Annex E-28

The Managing Member may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions; provided, that, such limitations or procedures are applied in a non-discriminatory manner amongst all similarly situated Non-Managing Members), to the extent it determines, in its sole discretion, such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code.  Furthermore, the Managing Member may require any Non-Managing Member or group of Non-Managing Members to redeem all of their Units to the extent it determines, in its sole discretion, that such Redemption is necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code.  Upon delivery of any notice by the Managing Member to such Non-Managing Member or group of Non-Managing Members requiring such Redemption, such Non-Managing Member or group of Non-Managing Members shall exchange all of their Units effective as of the date specified in such notice (and such date shall be deemed to be a Redemption Date for purposes of this Agreement) in accordance with this Exhibit B and otherwise in accordance with the requirements set forth in such notice.

Annex E-29

Annex F

TAX RECEIVABLE AGREEMENT

by and among FORCE PRESSURE CONTROL CORP,

FORCE PRESSURE CONTROL, LLC,

and the TRA HOLDERS

DATED AS OF [•], 2023

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [•], 2023, is hereby entered into by and among Force Pressure Control Corp, a Delaware corporation (the “Corporation”), Force Pressure Control, LLC, a Texas limited liability company (the “Company”), and the TRA Holders.

RECITALS

WHEREAS, the Company, which is classified as a partnership for U.S. federal income tax purposes, has issued (and may after the Closing Date issue) limited liability company interests (“Units”) to certain Persons, providing such Persons an interest in the profits and/or losses of and distributions from the Company;

WHEREAS, the Corporation is the managing member of the Company;

WHEREAS, as a result of the Business Combination, the Corporation is expected to obtain or be entitled to certain Tax benefits as further described herein;

WHEREAS, from and after the Closing, under certain circumstances, (i) each TRA Holder will have the right from time to time to require the Company to redeem all or a portion of such member’s Units for shares of Class A Common Stock or, at the election of the Corporation, cash, which may be effected by the Corporation effecting a direct exchange of shares of Class A Common Stock or cash for such Units, and (ii) the Company may make one or more distributions (including deemed distributions) to its members in respect of their Units that result in a Basis Adjustment (in each case, an “Exchange”), and as a result of any such Exchange, the Corporation is expected to obtain or be entitled to certain Tax benefits as further described herein;

WHEREAS, the Company and each of its direct and indirect Subsidiaries that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), and any corresponding provisions of state and local Tax law for the Taxable Year that includes the Closing Date and each Taxable Year in which an Exchange (as defined below) occurs, which election is expected to result, with respect to the Corporation, in an adjustment to the Tax basis of the assets owned by the Company and such Subsidiaries in connection with the Business Combination and each Exchange;

WHEREAS, this Agreement is intended to set forth the agreements among the parties hereto regarding the sharing of the Tax benefits realized by the Corporation as a result of (i) the Business Combination, (ii) the Exchanges, and (iii) certain of the payments made pursuant to this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1     Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Accrued Amount” has the meaning set forth in Section 3.1(b).

“Actual Tax Liability” means, with respect to any Taxable Year, the sum of (a) the actual liability for U.S. federal income Taxes for such Taxable Year of (i) the Corporation and (ii) without duplication, the Company, but only with respect to U.S. federal income Taxes imposed on the taxable income of the Company that is allocable to the Corporation and (b) the product of (i) the actual amount of taxable income for U.S. federal income Tax purposes for such Taxable Year of (A) the Corporation and (B) without duplication, the Company, but only with respect to the taxable income of the Company that is allocable to the Corporation for U.S. federal income Tax purposes multiplied by (ii) the Assumed State and Local Tax Rate for such Taxable Year; provided that, to avoid duplication with the calculation of the Assumed State and Local Tax Rate, the foregoing shall be determined assuming deductions of (and other impacts of) state and local Taxes are excluded.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. For purposes of this Agreement, no TRA Holder shall be considered to be an Affiliate of the Corporation or the Company.

Annex F-1

“Agreed Rate” means a per annum rate of SOFR plus 100 basis points.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amended Schedule” has the meaning set forth in Section 2.5(b).

“Assumed State and Local Tax Rate” means, with respect to any Taxable Year, the tax rate equal to the sum of the product of (x) the Corporation’s income and franchise Tax apportionment factor(s) for each state and local jurisdiction in which the Corporation or the Company files income or franchise Tax Returns for the relevant Taxable Year and (y) the highest corporate income and franchise Tax rate(s) for each such state and local jurisdiction in which the Corporation or the Company files income or franchise Tax Returns for such Taxable Year; provided, that the Assumed State and Local Tax Rate calculated pursuant to the foregoing shall be reduced by the assumed federal income Tax benefit received by the Corporation with respect to state and local jurisdiction income and franchise Taxes (with such benefit calculated as the product of (a) the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year and (b) the Assumed State and Local Tax Rate (without regard to this proviso)).

“Attributable” has the meaning set forth in Section 3.1(b) of this Agreement.

“Authorized Recipients” has the meaning set forth in Section 7.13.

“Bankruptcy Code” means Title 11 of the United States Code or any other insolvency statute.

“Basis Adjustment” means any adjustment to the Tax basis of a Reference Asset as a result of (a) the Business Combination, (b) an Exchange or (c) the payments made pursuant to this Agreement with respect to the Business Combination or such Exchange (other than to the extent treated as Imputed Interest) (as calculated under Article II), including:

(i)     under Sections 734(b), 743(b), 754 and 755 of the Code (in the case of the Business Combination and in situations where, following an Exchange, the Company remains classified as a partnership for U.S. federal income tax purposes); and

(ii)    under Sections 732(b), 734(b) and 1012 of the Code and, without duplication, as a result of any basis adjustment to which the Company succeeds (in situations where, as a result of one or more Exchanges, the Company or any of the Company’s Subsidiaries becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes), and in the case of each of clause (i) and clause (ii), comparable sections of state and local Tax laws.

For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest. The amount of any Basis Adjustment shall be determined using the Market Value at the time of the Exchange except, for the avoidance of doubt, to the extent otherwise required by a Determination.

“Beneficial Owner” means, with respect to a security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares:

(i)          voting power, which includes the power to vote, or to direct the voting of, such security and/or

(ii)         investment power, which includes the power to dispose of, or to direct the disposition of, such security.

The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the board of directors of the Corporation.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that certain Membership Interests Purchase Agreement, dated as of March 21, 2023, by and among the Corporation, the Company, and the individual members of the Company.

“Business Day” has the meaning ascribed thereto in the Business Combination Agreement.

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“Change of Control” means the occurrence of any of the following events:

i)       any “person” or “group” (within the meaning of Sections 13(d) of the Exchange Act (excluding any “person” or “group” who, on the Closing Date, is the Beneficial Owner of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities)) becomes the Beneficial Owner of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities;

(ii)    (A) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of Corporation or (B) there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets, other than such sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale or other disposition; or

(iii)   there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary of the Corporation (including the Company) with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the board of directors of the Corporation immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (B) all of the Persons who were the respective Beneficial Owners of the voting securities of the Corporation immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock and Class B Common Stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Change of Control Date” means the date on which a Change of Control occurs.

“Class A Common Stock” has the meaning ascribed to “Acquiror Class A Common Stock” in the Business Combination Agreement.

“Closing” has the meaning ascribed thereto in the Business Combination Agreement.

“Closing Date” has the meaning ascribed thereto in the Business Combination Agreement.

“Code” has the meaning set forth in the recitals of this Agreement. “Company” has the meaning set forth in the recitals of this Agreement.

“Confidential Information” has the meaning set forth in Section 7.13.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Corporation” has the meaning set forth in the preamble to this Agreement.

“Corporation Return” means the U.S. federal and/or state and/or local Tax Return of the Corporation (including any consolidated group of which the Corporation is a member, as further described in Section 7.13(a)) filed with respect to any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount (but not less than zero) of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended

Annex F-3

Schedule, if any, in existence at the time of such determination; provided, that, for the avoidance of doubt, the computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits and/or Realized Tax Detriments.

“Default Rate” means a per annum rate of SOFR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of any state or local Tax law or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Disputing Party” has the meaning set forth in Section 7.9.

“Early Termination” has the meaning set forth in Section 4.1.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment. “Early Termination Effective Date” means the date on which an Early Termination Schedule becomes binding pursuant to Section 4.4.

“Early Termination Notice” has the meaning set forth in Section 4.4.

“Early Termination Payment” has the meaning set forth in Section 4.5(b).

“Early Termination Rate” means a per annum rate of SOFR plus 100 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.4.

“Exchange” has the meaning set forth in the recitals in this Agreement, and “Exchanged” has a correlative meaning.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Date” means the effective date of any Exchange.

“Exchange Schedule” has the meaning set forth in Section 2.3.

“Expert” has the meaning set forth in Section 7.9.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Corporation and, without duplication, the Company, but only with respect to Taxes imposed on the taxable income of the Company that is allocable to the Corporation, for such Taxable Year (in each case, using the same methods, elections, conventions, and similar practices used on the relevant Corporation Return), but without taking into account any Tax Attributes. The Hypothetical Tax Liability shall be determined (A) without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to any Tax Attribute, (B) using the Assumed State and Local Tax Rate, solely for purposes of calculating the state and local Hypothetical Tax Liability of the Corporation, (C) to avoid duplication with the calculation of the Assumed State and Local Tax Rate, assuming deductions of (and other impacts of) state and local Taxes are excluded, and (D) to the extent not addressed in clause (B) or clause (C) of this sentence, using reasonable estimation methodologies for calculating the portion of any of the foregoing items attributable to U.S. state or local Taxes.

“Imputed Interest” means any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of any state and local Tax law with respect to the Corporation’s payment obligations under this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof, as the same may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

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“Majority TRA Holders” means, at the time of any determination, TRA Holders who would be entitled to receive more than fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Holders hereunder (determined using such calculations of Early Termination Payments reasonably estimated by the Corporation) if the Corporation had exercised its right of early termination on such date.

“Market Value” means the closing price of the Class A Common Stock on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Common Stock are then traded or listed, as reported by Bloomberg L.P.; provided, that if the closing price is not reported by Bloomberg L.P. for the applicable Exchange Date, then the Market Value means the closing price of the Class A Common Stock on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Common Stock are then traded or listed, as reported by Bloomberg L.P.; provided further that if the Class A Common Stock are not then listed on a national securities exchange or interdealer quotation system, “Market Value” means the cash consideration paid for Class A Common Stock, or the fair market value of the other property delivered for Class A Common Stock, as determined by the Board in good faith.

“Material Objection Notice” has the meaning set forth in Section 4.4.

“Net Tax Benefit” has the meaning set forth in Section 3.1(b).

“Non-Adjusted Tax Basis” means, with respect to any Reference Asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Non-TRA Portion” has the meaning set forth in Section 2.4(b).

“Objection Notice” has the meaning set forth in Section 2.5(a).

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” has the meaning ascribed thereto in the Business Combination Agreement.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit by a Taxing Authority for any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit by a Taxing Authority for any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9.

“Reconciliation Procedures” means the procedures described in Section 7.9.

“Reference Asset” means any asset that is held by the Company, or any Person in which the Company owns a direct or indirect interest that is treated as a partnership or disregarded entity for purposes of the applicable Tax (but only to the extent such Person is not held through any entity treated as a corporation for purposes of the applicable Tax), immediately prior to the Business Combination or at the time of an Exchange, as applicable. A Reference Asset also includes any asset the Tax basis of which is determined, in whole or in part, for purposes of the applicable Tax, by reference to the Tax basis of an asset that is described in the immediately preceding sentence, including, for U.S. federal income Tax purposes, any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) an Exchange Schedule, (ii) a Tax Benefit Schedule or (iii) the Early Termination Schedule, including, in each case, any amendments thereto pursuant to this Agreement.

“Senior Obligations” has the meaning set forth in Section 5.1.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

Annex F-5

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Subsidiaries” means, with respect to any Person, as of the date of any determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Attributes” means (a) Basis Adjustments and (b) deductions attributable to any Imputed Interest.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b).

“Tax Benefit Schedule” has the meaning set forth in Section 2.4(a).

“Tax Proceeding” has the meaning set forth in Section 6.1.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or comparable section of state or local Tax law, as applicable (which, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is made), ending on or after the date hereof.

“Taxes” means any and all U.S. federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi- governmental body, in each case, exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Holders” means, each of those Persons set forth on Schedule A and their respective successors and permitted assigns pursuant to Section 7.6(a).

“TRA Party Representative” means a nationally recognized accounting firm selected by the Majority TRA Holders.

“TRA Portion” has the meaning set forth in Section 2.4(b).

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant Taxable Year.

“Units” has the meaning set forth in the recitals of this Agreement.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date, (i) the Corporation will have taxable income sufficient to fully utilize (A) the Tax items, including deductions, arising from all Tax Attributes during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions, further assuming that such future Tax Benefit Payments would be paid on the due date, without extensions, for filing the U.S. federal Corporation Return for the applicable Taxable Year) in which such deductions or other Tax items would become available, and (B) any net operating loss, excess interest deduction, or credit carryovers or carrybacks (or similar items with respect to carryovers or carrybacks) generated by deductions arising from all Tax Attributes that are available as of such Early Termination Date, (ii) all taxable income of the Corporation will be subject to the maximum applicable tax rates throughout the relevant period; provided, the combined tax rate for U.S. state and local income taxes (but not, for the avoidance of doubt, federal income taxes) shall be the Assumed State and Local Tax Rate; (iii) the U.S. federal income tax rates that will be in effect for each Taxable Year ending on or after such Early Termination Date will be those specified for each such Taxable Year by the Code and the tax rates for U.S. state and local income taxes shall be the Assumed State and

Annex F-6

Local Tax Rate, in each case as in effect on the Early Termination Date, except to the extent any change to such tax rates for such Taxable Years have already been enacted into law, in which case such enacted changes to tax rates for such Taxable Years shall apply to such Taxable Years (and, in the case of the tax rate for the latest Taxable Year for which there is any such enacted change, to all future Taxable Years), (iv) any non-amortizable, non-depreciable Reference Assets to which any Basis Adjustment is attributable will be disposed of for cash at their fair market value in a fully taxable transaction for Tax purposes on the later of (A) the fifteenth anniversary of (x) the Business Combination or Exchange which gave rise to such Basis Adjustment and (B) the Early Termination Date, provided, that in the event of a Change of Control, such non-amortizable, non-depreciable assets shall be deemed disposed of at the time of sale (if applicable) of the relevant asset in the Change of Control (if earlier than the applicable fifteenth (15th) anniversary), (v) if, on the Early Termination Date, there are Units (other than Units directly or indirectly owned by the Corporation) that have not been transferred in an Exchange, then all such Units shall be deemed to be transferred in exchange for the Market Value per Unit that would be transferred in an Exchange effective on the Early Termination Date, and (vi) any payment obligations pursuant to this Agreement will be paid on the due date, without extensions, that any Tax Return of the Corporation reflecting the applicable Tax Benefit Payments.

Section 1.2     Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II
DETERMINATION OF CERTAIN REALIZED TAX BENEFITS

Section 2.1     Basis Adjustments. The Parties acknowledge and agree that to treat each Redemption (as defined in the LLC Agreement) as described in the LLC Agreement.

Section 2.2     Section 754 Election. In its capacity as the managing member of the Company (as defined in the LLC Agreement), the Corporation shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. Federal income tax purposes to have in effect an election under Section 754 of the Code (or any similar provisions of applicable U.S. state or local tax law) for each Taxable Year in which the Business Combination and/or an Exchange occurs and with respect to which the Corporation has obligations under this Agreement, including for the Taxable Year that includes the date hereof. The Corporation shall make commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for each Taxable Year.

Section 2.3     Exchange Schedule. Within ninety (90) calendar days after the extended due date of the U.S. federal Corporation Return for each Taxable Year in which the Business Combination occurs or any Exchange has been effected by a TRA Holder, the Corporation shall deliver to each TRA Holder a schedule (an “Exchange Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each TRA Holder participating in the Business Combination or any Exchange during such Taxable Year, (i) the Non-Adjusted Tax Basis of the Reference Assets as of the Closing Date or each applicable Exchange Date, (ii) the Basis Adjustments with respect to the Reference Assets as a result of the Business Combination and the Exchanges for such Taxable Year, calculated in the aggregate and solely with respect to such TRA Holder, (iii) the period (or periods) over which the Reference Assets are amortized and/or depreciated, and (ii) the period (or periods) over which such Basis Adjustments are amortizable and/or depreciable.

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Section 2.4     Tax Benefit Schedule.

(a)        Within ninety (90) calendar days after the extended due date of the U.S. federal Corporation Return for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment that is attributable to a TRA Holder, the Corporation shall provide to each TRA Holder: (i) a schedule showing, in reasonable detail, (A) the calculation of the Realized Tax Benefit or Realized Tax Detriment and the components thereof for such Taxable Year, (B) the Accrued Amount with respect to any related Net Tax Benefit, (C) the Tax Benefit Payment determined pursuant to Section 3.1(b) due to each such TRA Holder, and (D) the portion of such Tax Benefit Payment and Accrued Amount that the Corporation intends to treat as Imputed Interest (a “Tax Benefit Schedule”), (ii) a reasonably detailed calculation by the Corporation of the Hypothetical Tax Liability, (iii) a reasonably detailed calculation by the Corporation of the Actual Tax Liability, and (iv) any other work papers relating to the items in the foregoing clauses (i) through (iv) as are reasonably requested by such TRA Holder. All costs and expenses incurred in connection with the provision and preparation of any Schedules, calculations, other work papers in connection with this Article II shall be borne by the Company. In addition, the Corporation shall allow each TRA Holder reasonable access at no cost to the appropriate representatives of the Corporation in connection with a review of any of the foregoing. The Tax Benefit Schedule will become final as provided in Section 2.5(a) and may be amended as provided in Section 2.5(b) (subject to the procedures set forth in Section 2.5(b)).

(b)        The Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the Corporation’s actual liability for Taxes for such Taxable Year that is attributable to the Tax Attributes, determined using a “with and without” methodology. For the avoidance of doubt, (i) such actual liability for Taxes will take into account any Imputed Interest based upon the characterization of Tax Benefit Payments and Accrued Amounts as additional consideration payable by the Corporation, and (ii) in addition to using the Assumed State and Local Tax Rate for purposes of determining the state and local Hypothetical Tax Liability, the Corporation may use reasonable estimation methodologies for calculating the portion of any Realized Tax Benefit or Realized Tax Detriment attributable to U.S. state or local Taxes. For purposes of calculating the Realized Tax Benefit or Realized Tax Detriment for any Taxable Year, carryforwards or carrybacks of any Tax item (such as a net operating loss) attributable to any of the Tax Attributes shall be considered to be subject to the rules of the Code and the Treasury Regulations and the corresponding provisions of state and local Tax laws, as applicable, governing the use, limitation, and expiration of carryforwards or carrybacks of the relevant type. If a carryforward or carryback of any Tax item includes a portion that is attributable to any Tax Attribute (a “TRA Portion”) and another portion that is not so attributable (a “Non-TRA Portion”), such respective portions shall be considered to be used in accordance with the “with and without” methodology. For the avoidance of doubt, the TRA Portion of any Tax item when such item is incurred shall be determined using a marginal “with and without” methodology by calculating (A) the amount of such Tax item for all Tax purposes taking into account the Tax Attributes and (B) the amount of such Tax item for all Tax purposes without taking into account the Tax Attributes, with the TRA Portion equal to the excess of the amount specified in clause (A) over the amount specified in clause (B) (but only if such excess is greater than zero). The parties agree that (I) except to the extent otherwise required by law, any payment under this Agreement to the TRA Holders, including the Accrued Amount (but other than amounts accounted for as Imputed Interest), will be treated as a subsequent upward adjustment to the purchase price of Units surrendered in the Business Combination or an Exchange, as applicable, and will have the effect of creating additional Basis Adjustments to Reference Assets for the Corporation in the year of payment, and (II) as a result, such additional Basis Adjustments will be incorporated into the calculation for the year of payment and into future year calculations, as appropriate.

Section 2.5     Procedure: Amendments.

(a)        Whenever the Corporation delivers to any TRA Holder a Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.5(b), and any Early Termination Schedule or amended Early Termination Schedule, the Corporation shall also (x) provide schedules, valuation reports, if any, and work papers, as determined by the Corporation or reasonably requested by the TRA Holder, providing reasonable detail regarding the preparation of the Schedule, and (y) allow the TRA Holder reasonable access at no cost to the appropriate representatives of the Corporation, as determined by the Corporation or requested by such TRA Holder, in connection with the review of such Schedule. Subject to Section 2.5(b), an applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the first date on which each TRA Holder has received the applicable Schedule or amendment thereto unless (i) the TRA Party Representative, within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides the Corporation with notice of an objection to such Schedule or amendment thereto (“Objection Notice”) made in good faith or (ii) the TRA Party

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Representative, on behalf of the TRA Holders, provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date a waiver from the TRA Party Representative has been received by the Corporation. If the Corporation and TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in an Objection Notice within thirty (30) calendar days after receipt by the Corporation of such Objection Notice, the Corporation and TRA Party Representative, on behalf of the TRA Holders, shall employ the Reconciliation Procedures under Section 7.9.

(b)        The applicable Schedule for any Taxable Year may be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the TRA Holders, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Corporation Return filed for such Taxable Year or (vi) to adjust an Exchange Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). The Corporation shall provide an Amended Schedule to the TRA Holders within sixty (60) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the immediately preceding sentence and shall, at reasonable request of any TRA Holder, provide any other work papers relating to such Amended Schedule. For the avoidance of doubt, in the event a Schedule is amended after such Schedule becomes final pursuant to Section 2.5(a), or, if applicable, the Reconciliation Procedures, the Amended Schedule shall not be taken into account in calculating any Tax Benefit Payment in the Taxable Year to which the amendment relates but instead shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment actually occurs.

ARTICLE III
TAX BENEFIT PAYMENTS

Section 3.1     Payments.

(a)        Within five (5) calendar days after a Tax Benefit Schedule delivered to the TRA Holders becomes final in accordance with Section 2.3(a), or, if applicable, the Reconciliation Procedures, the Corporation shall pay to each TRA Holder the Tax Benefit Payment in respect of such TRA Holder for such Taxable Year. Each such payment shall be made by check, by wire transfer of immediately available funds to the bank account previously designated by the TRA Holder to the Corporation, or as otherwise agreed by the Corporation and the TRA Holder. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated Tax payments, including U.S. federal or state estimated income Tax payments.

(b) A “Tax Benefit Payment” in respect of a TRA Holder for a Taxable Year means an amount, not less than zero, equal to the sum of the portion of the Net Tax Benefit that is Attributable to such TRA Holder and the Accrued Amount with respect thereto for such Taxable Year. A Net Tax Benefit is “Attributable” to a TRA Holder to the extent that it is derived from any Basis Adjustment that is attributable to the Units acquired or deemed acquired by the Corporation or an Exchange undertaken by or with respect to such TRA Holder and any Imputed Interest. Subject to Section 3.3, the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of (i) eighty-five percent (85%) of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (ii) the total amount of payments previously made under this Section 3.1 (excluding payments attributable to Accrued Amounts); provided, for the avoidance of doubt, that no TRA Holder shall be required to return any portion of any previously made Tax Benefit Payment. The “Accrued Amount” with respect to any portion of a Net Tax Benefit for a Taxable Year shall equal the amount of interest on such portion calculated at the Agreed Rate from the due date (without extensions) for filing the U.S. federal Corporation Return for such Taxable Year until the date of payment of such portion of such Net Tax Benefit under this Section 3.1. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control that occurs after the Closing Date, all Tax Benefit Payments shall be calculated by utilizing the Valuation Assumptions, substituting in each case the terms “date of a Change of Control” for an “Early Termination Date.”

Section 3.2     No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in eighty-five percent (85%) of the Cumulative Net Realized Tax Benefit, and the Accrued Amount thereon, being paid to the TRA Holders. The provisions of this Agreement shall be construed in the appropriate manner to achieve these fundamental results.

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Section 3.3     Pro Rata Payments. Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate Realized Tax Benefit of the Corporation is limited in a particular Taxable Year because the Corporation does not have sufficient taxable income, the aggregate Net Tax Benefit for such Taxable Year shall be deemed Attributable to each TRA Holder for purposes of Section 3.1(b) in accordance with Schedule A.

Section 3.4     Coordination of Benefits.

(a)        If for any reason the Corporation does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then (i) the Corporation will pay the same proportion of each Tax Benefit Payment due to each TRA Holder in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be considered to have been made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

(b)        To the extent the Corporation makes a payment to a TRA Holder in respect of a particular Taxable Year under Section 3.1(a) (taking into account Section 3.3 and Section 3.4(a)) in an amount in excess of the amount of such payment that should have been made to such TRA Holder in respect of such Taxable Year, then (i) such TRA Holder shall not receive further payments under Section 3.1(a) until such TRA Holder has foregone an amount of payments equal to such excess and (ii) the Corporation will pay the amount of such TRA Holder’s foregone payments to the other Persons to whom a payment is due under this Agreement in a manner such that each such Person to whom a payment is due under this Agreement, to the maximum extent possible, receives aggregate payments under Section 3.1(a) (taking into account Section 3.3 and Section 3.4(a), but excluding payments attributable to Accrued Amounts) in the amount it would have received if there had been no excess payment to such TRA Holder.

ARTICLE IV
TERMINATION

Section 4.1     Early Termination by the Corporation. The Corporation may terminate this Agreement at any time by paying to each TRA Holder the Early Termination Payment due to such TRA Holder pursuant to Section 4.5, provided, however, that this Agreement shall only terminate in accordance with this Section 4.1 upon the receipt of the applicable Early Termination Payment by each TRA Holder (such termination, an “Early Termination”) and payments described in the immediately succeeding sentence, if any. Upon payment of the Early Termination Payment by the Corporation, the Corporation shall not have any further payment obligations under this Agreement, other than for any (i) Tax Benefit Payments previously due and payable but unpaid as of the date of the Early Termination Notice (which Tax Benefit Payments, for the avoidance of doubt, shall not be included in the Early Termination Payment) and that remain unpaid and (ii) any Tax Benefit Payment due for any Taxable Year ending prior to, with or including the Early Termination Date (except to the extent that the amount described in this clause (ii) is included in the Early Termination Payment or is included in clause (i)).

Section 4.2     Early Termination upon Change of Control. In the event of a Change of Control, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the Change of Control Date and shall include the following: (a) payment of the Early Termination Payment calculated as if an Early Termination Notice had been delivered on such Change of Control Date, (b) any Tax Benefit Payments due and payable and that remain unpaid as of the Change of Control Date (which Tax Benefit Payments, for the avoidance of doubt, shall not be included in the Early Termination Payment described in clause (a)), and (c) any Tax Benefit Payments due for any Taxable Year ending prior to, with or including such Change of Control Date (except to the extent that the amount described in this clause (c) is included in the Early Termination Payment or is included in clause (b)). In the event of a Change of Control, the Early Termination Payment shall be calculated utilizing the Valuation Assumptions and by substituting in each case the term “Change of Control Date” for the term “Early Termination Date.”

Section 4.3     Breach of Agreement.

(a)        In the event that the Corporation (1) breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, as a result of failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise or (2)(A) shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate a bankruptcy

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or insolvency, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or (y) seeking an appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or it shall make a general assignment for the benefit of creditors or (B) shall have commenced against it any case, proceeding or other action of the nature referred to in clause (A) above that remains undismissed or undischarged for a period of sixty (60) calendar days, then, in each case of clause (1) or clause (2), unless otherwise waived or directed in writing by the Majority TRA Holders (which may be retroactive), all obligations hereunder shall be automatically accelerated and shall be immediately due and payable and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such event (a “Breach”) and shall include (i) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of such Breach, (ii) any Tax Benefit Payment previously due and payable but unpaid as of the date of such Breach (which Tax Benefit Payments, for the avoidance of doubt, shall not be included in the Early Termination Payment described in clause (i)), and (iii) any Tax Benefit Payment due for any Taxable Year ending prior to, with or including the date of such Breach (except to the extent that the amount described in this clause (iii) is included in the Early Termination Payment or is included in clause (ii)). Notwithstanding the foregoing, in the event of a Breach, then, unless otherwise waived in writing by the Majority TRA Holders, the TRA Holders shall be entitled to elect to receive the amounts set forth in clauses (i), (ii), and (iii) above or to seek specific performance of the terms hereof.

(b)        The parties agree that the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it shall not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three (3) months of the date such payment is due. The Corporation shall use its commercially reasonable efforts to maintain sufficient available funds for the purpose of making required payments under this Agreement and shall use its commercially reasonable efforts to avoid entering into agreements that could reasonably be anticipated to materially delay the timing of any payments under this Agreement. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Corporation fails to make any payment due pursuant to this Agreement as a result of and to the extent the Corporation has insufficient funds to make such payment despite using commercially reasonable efforts to obtain funds to make such payment (including by causing the Company or any of its Subsidiaries to distribute or lend funds to facilitate such payment, and by accessing any revolving credit facilities or other sources of available credit to fund any such amounts); provided that the interest provisions of Section 5.2 shall apply to such late payment; provided, further, that the Corporation shall promptly (and in any event, within two (2) Business Days), pay all such unpaid payments, together with accrued and unpaid interest thereon, immediately following such time that the Corporation has, and to the extent the Corporation has, sufficient funds to make such payment, and the failure of the Corporation to do so shall constitute a breach of this Agreement. For the avoidance of doubt, all cash and cash equivalents used or to be used to pay dividends by, or repurchase equity securities of, the Corporation shall be deemed to be funds sufficient and available to pay such unpaid payments, together with any accrued and unpaid interest thereon.

Section 4.4     Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.1 above, the Corporation shall deliver to the TRA Holders notice of such intention to exercise such right (the “Early Termination Notice”). Upon delivery of the Early Termination Notice or the occurrence of an event described in Section 4.2 or a Breach described in Section 4.3(a), the Corporation shall deliver to the TRA Holders (i) a schedule showing in reasonable detail the calculation of the Early Termination Payment and the amount due to each TRA Holder (the “Early Termination Schedule”) and (ii) any other work papers reasonably requested by the TRA Holders. In addition, the Corporation shall allow the TRA Holders reasonable access at no cost to the appropriate representatives of the Corporation in connection with a review of such Early Termination Schedule. The Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days from the first date on which the TRA Holders have received such Schedule or amendment thereto unless (x) the TRA Party Representative, within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Corporation with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (y) the TRA Party Representative, on behalf of the TRA Holders, provides a written waiver of such right of a Material Objection Notice within the period described in clause (x) above, in which case such Schedule becomes binding on the date a waiver from the TRA Party Representative has been received by the Corporation. If the Corporation and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Corporation of the Material Objection Notice, the Corporation and TRA Party Representative, on behalf of the TRA Holders, shall employ the Reconciliation Procedures under Section 7.9.

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Section 4.5     Payment upon Early Termination.

(a)     Except as otherwise provided in Section 4.3(a), within three (3) Business Days after the Early Termination Effective Date, the Corporation shall pay to each TRA Holder its Early Termination Payment. Each such payment shall be made by check, by wire transfer of immediately available funds to a bank account or accounts designated by the TRA Holder, or as otherwise agreed by the Corporation and the TRA Holder.

(b)     The “Early Termination Payment” shall equal, with respect to each TRA Holder, the present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Corporation to such TRA Holder beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied and that each Tax Benefit Payment for the relevant Taxable Year would be due and payable on the due date (without extensions) under applicable law as of the Early Termination Effective Date for filing the U.S. federal Corporation Return for such relevant Taxable Year.

Section 4.6     Termination. Unless terminated earlier pursuant to Sections 4.1, 4.2 or 4.3, this Agreement will terminate when there is no further potential for a Tax Benefit Payment pursuant to this Agreement. Tax Benefit Payments under this Agreement are not conditioned on any TRA Holder retaining an interest in the Corporation or the Company (or any successor thereto).

ARTICLE V
SUBORDINATION AND LATE PAYMENTS

Section 5.1     Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by the Corporation to any TRA Holder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporation and its Subsidiaries (such obligations, “Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporation that are not Senior Obligations. Notwithstanding any other provision of this Agreement to the contrary, to the extent that the Corporation or any of its Affiliates enters into future Tax receivable or other similar agreements (“Future TRAs”), the Corporation shall ensure that the terms of any such Future TRA shall provide that the Tax Attributes subject to this Agreement shall be senior in priority in all respects to any Tax attributes subject to any such Future TRA for purposes of calculating the amount and timing of payments under any such Future TRA. For the avoidance of doubt, notwithstanding the above, the determination of whether it is a breach of this Agreement if the Corporation fails to make any payment when due is governed by Section 4.3. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the TRA Holders and the Corporation shall make such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations.

Section 5.2     Late Payments by the Corporation. The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement not made to any TRA Holder when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement was due and payable.

ARTICLE VI
PARTICIPATION IN TAX MATTERS; CONSISTENCY; COOPERATION

Section 6.1     Participation in the Corporation’s Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporation, including preparing, filing or amending any Tax Return and defending, contesting or settling any issue pertaining to Taxes of the Corporation. Notwithstanding the foregoing, the Corporation (i) shall notify the TRA Holders (and, if the TRA Holders appoint a TRA Party Representative, such TRA Party Representative) of, and keep the TRA Holders (or TRA Party Representative, as applicable) reasonably informed with respect to, the portion of any audit, examination, or any other administrative or judicial proceeding of the Corporation, the Company, or any of their respective Affiliates by a Taxing Authority (a “Tax Proceeding”) the outcome of which is reasonably expected to affect the rights and obligations of the TRA Holders under this Agreement, (ii) shall provide the TRA Holders (or TRA Party Representative, as applicable) with reasonable opportunity to provide information and other input to the

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Corporation and its advisors concerning the conduct of any such portion of a Tax Proceeding, and (iii) shall consider such information and input in good faith; provided, however, that the Corporation shall not be required to take any action, or refrain from taking any action, that is inconsistent with any provision of the LLC Agreement; provided, further, that, notwithstanding anything to the contrary contained herein, the Corporation shall prepare, file, and/or amend all Tax Returns in accordance with applicable law (including with respect to the calculation of taxable income and any calculations required to be made under this Agreement) and nothing in this Agreement shall prevent the any TRA Holder from disputing such Tax matters in accordance with Section 7.9.

Section 6.2     Consistency. The Corporation and the TRA Holders agree to report and cause their respective Affiliates to report for all purposes, including U.S. federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including the Tax Attributes and each Tax Benefit Payment) in a manner consistent with that set forth in this Agreement and in any Schedule that has become final and binding pursuant to the terms of this Agreement, in each case, except to the extent otherwise required by applicable law. If the Corporation and any TRA Holder, for any reason, are unable to successfully resolve any disagreement concerning such treatment within thirty (30) calendar days, the Corporation and such TRA Holder shall employ the Reconciliation Procedures under Section 7.9. The Corporation shall (and shall cause the Company and its other Affiliates to) use commercially reasonable efforts (for the avoidance of doubt, taking into account the interests and entitlements of all TRA Holders under this Agreement) to defend the Tax treatment contemplated by this Agreement and any Schedule that has become final and binding pursuant to the terms of this Agreement in any Tax Proceeding.

Section 6.3     Cooperation. Each TRA Holder shall (i) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any Tax Proceeding, (ii) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (i) above, and (iii) reasonably cooperate in connection with any such matter. The Corporation shall reimburse each TRA Holder for any reasonable third-party costs and expenses incurred pursuant to this Section 6.3.

ARTICLE VII
MISCELLANEOUS

Section 7.1     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if emailed before 5:00 p.m. Pacific Standard Time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Corporation or the Company, to:

Force Pressure Control, LLC P.O. Box 429 Seguin, TX 78156
Attention:	Jacob Startz
Email:	jacob.startz@forcepsi.com

with a copy (which shall not constitute notice to the Corporation or the Company) to:

Egan Nelson LLP 2911 Turtle Creek Blvd., Suite 1100 Dallas, TX 75219
Attention:	Brad L. Whitlock
Email:	brad.whitlock@egannelson.com

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If to a TRA Holder other than the TRA Party Representative, to the address set forth in the records of the Company.

Any party may change its address or e-mail address by giving the other party written notice of its new address or e-mail address in the manner set forth above.

Section 7.2     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3     Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. Nothing in this Agreement, express or implied, is intended to, or shall, confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4     Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6     Successors: Assignment. Each party agrees each TRA Holder may assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any of its rights or obligations under this Agreement to any Person by delivering notice thereof to the Corporation. For the avoidance of doubt, if a TRA Holder transfers Units in accordance with the terms of the LLC Agreement but does not assign to the transferee of such Units all of its rights and obligations under this Agreement with respect to such transferred Units, (a) such TRA Holder shall remain a TRA Holder under this Agreement for all purposes and shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units to the extent payable hereunder, and (b) the transferee of such Units shall not be a TRA Holder. The Corporation may not assign any of its rights or obligations under this Agreement to any Person without the prior written consent of the Majority TRA Holders; provided that, without the prior written consent of the TRA Holders, the Corporation shall be permitted to cause such an assignment to any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, so long as the Corporation requires and causes such successor, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The Person designated as the TRA Party Representative may not be changed without the prior written consent of the Corporation and the Majority TRA Holders. Any purported assignment in violation of the terms of this Section 7.6 shall be null and void.

Section 7.7     Amendments: Waivers. No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporation, the Company and the Majority TRA Holders; provided, that no such amendment shall be effective if such amendment would have a disproportionate effect on the payments one or more TRA Holders would be entitled to receive under this Agreement unless such amendment is consented to in writing by such TRA Holders disproportionately affected.

Section 7.8     Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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Section 7.9     Reconciliation. In the event that the Corporation and any TRA Holder or the TRA Party Representative (as applicable, the “Disputing Party”) are unable to resolve a disagreement with respect to any Schedule, including the calculations required to produce the schedules described in Section 2.3 and Section 4.4, or Section 6.2, within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert in the particular area of disagreement, acting as an expert and not as an arbitrator (the “Expert”), mutually acceptable to the Corporation and the Disputing Party. Unless the Corporation and the Disputing Party agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporation or the Disputing Party or other actual or potential conflict of interest. If the Corporation and the Disputing Party are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondents of written notice of a Reconciliation Dispute, then the Expert shall be appointed by the American Arbitration Association (the “AAA”) in accordance with the criteria set forth above in this Section 7.9. The Expert shall resolve (a) any matter relating to the Exchange Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days, (b) any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days, and (c) any matter related to treatment of any tax-related item as contemplated in Section 6.2 within fifteen (15) calendar days or, in each case, as soon thereafter as is reasonably practicable after such matter has been submitted to the Expert for resolution. Notwithstanding the immediately preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, any portion of such payment that is not under dispute shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The sum of (i) the costs and expenses relating to the engagement (and, if applicable, selection by the AAA) of such Expert and (ii) the reasonable out-of-pocket costs and expenses of the Corporation and the Disputing Party incurred in the conduct of such proceeding shall be allocated between the Corporation, on the one hand, and the Disputing Party (on behalf of all TRA Holders if the Disputing Party is the TRA Party Representative), on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Expert that is unsuccessfully disputed by each such party (as finally determined by the Expert) bears to the total amount of such disputed items so submitted, and each such party shall promptly reimburse the other party for the excess that such other party has paid in respect of such costs and expenses over the amount it has been so allocated. Any dispute as to the allocation of expenses pursuant to the immediately preceding sentence or whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporation and its Subsidiaries and the Disputing Party (including all TRA Holders if the Disputing Party is the TRA Party Representative) and may be entered and enforced in any court having jurisdiction.

Section 7.10   Waiver of Jury Trial. Because disputes arising in connection with complex transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, each party to this agreement (including the Company) hereby waives all rights to trial by jury in any action or proceeding brought to resolve any dispute between or among any of the parties hereto, whether arising in contract, tort, or otherwise, arising out of, connected with, related or incidental to this agreement, the transactions contemplated hereby and/or the relationships established among the parties hereunder.

Section 7.11   Withholding. The Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under the Code or any provision of U.S. federal, state, local or non-U.S. Tax law; provided, however, that, prior to deducting or withholding any such amounts, the Corporation shall notify the applicable TRA Holder and shall reasonably cooperate therewith regarding the basis for such deduction or withholding and in obtaining any available exemption or reduction of, or otherwise minimizing to the extent permitted by applicable law, such deduction and withholding. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.

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Section 7.12   Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a)     If the Corporation is or becomes a member of an affiliated, consolidated, combined, or unitary group of corporations that files a consolidated, combined, or unitary income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of U.S. state or local Tax law, or would be eligible to become a member of such a group at the election of one of the members of that group, then, subject to the application of the Valuation Assumptions upon a Change of Control: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b)     If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder or the Company or any Subsidiary of the Company (or any member of a group described in Section 7.13(a)) transfers or is deemed to transfer one or more assets to a corporation (or a Person classified as a corporation for Tax purposes) with which the Corporation does not file a consolidated Tax Return pursuant to Section 1501 of the Code or any provisions of state or local Tax law, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g. calculating the gross income of the entity and determining the Realized Tax Benefit or Realized Tax Detriment of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred asset, plus (i) the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a transfer of a partnership interest. If any member of a group described in Section 7.12(a) that owns any Reference Asset (or is deemed to own such Reference Asset for Tax purposes) deconsolidates from such group (or the Corporation deconsolidates from a group described in Section 7.12(a)), then the Corporation shall cause such member (or the parent of the consolidated group in a case where the Corporation deconsolidates from the group and such parent or any of its remaining consolidated Subsidiaries owns any Reference Asset (or is deemed to own such Reference Asset for Tax purposes)) to assume the obligation to make payments hereunder with respect to the applicable Tax Attributes associated with any Reference Asset it owns (directly or indirectly) in a manner consistent with the terms of this Agreement as such entity (or one of its Affiliates) actually realizes Tax benefits as a result of such Tax Attributes in a manner consistent with the terms of this Agreement, and the Corporation shall guarantee such obligation assumed. For purposes of this Section 7.12, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership and ownership of a partnership interest shall be treated as ownership of such partner’s share of each of the assets and liabilities of that partnership.

Section 7.13   Confidentiality. Each TRA Holder agrees to hold, and to use its reasonable efforts to cause its authorized representatives to hold, in strict confidence, the books and records of the Corporation and all information relating to the Corporation’s properties, operations, financial condition or affairs, in each case, which are furnished to it pursuant to the terms of this Agreement (collectively, the “Confidential Information”). Notwithstanding anything herein to the contrary, Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by a TRA Holder, (ii) is or becomes available to a TRA Holder or any of its respective Authorized Recipients (as defined below) on a nonconfidential basis from a third- party source, which source, to the knowledge of such TRA Holder, is not bound by a legal duty of confidentiality to the Corporation in respect of such Confidential Information, or (iii) is independently developed by a TRA Holder or its Authorized Recipients. Notwithstanding anything herein to the contrary, a TRA Holder may disclose any Confidential Information to (x) any of its representatives, (y) any Affiliates or (z) in the case of a TRA Holder, any bona fide prospective assignee of such TRA Holder’s rights under this Agreement, or prospective merger or other business combination partner of such TRA Holder (the persons in clauses (x), (y) and (z), collectively, the “Authorized Recipients”). If a TRA Holder or any of its respective Authorized Recipients is required or requested by law or regulation or any legal or judicial process to disclose any Confidential Information, if disclosure of Confidential Information is required by any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of government with authority over such TRA Holder or Authorized Recipient, or if disclosure of Confidential Information is required in connection with the tax affairs of such TRA Holder or Authorized Recipient, such TRA Holder or Authorized Recipient, as the case may be, may disclose only such portion of such Confidential Information as may be required or requested without liability hereunder.

Annex F-16

Section 7.14   No Similar Agreements. Neither the Corporation nor any of its Subsidiaries shall enter into any additional agreement providing rights similar to this Agreement to any Person (including any agreement pursuant to which the Corporation is obligated to pay amounts with respect to tax benefits resulting from any net operating losses or other tax attributes to which the Corporation becomes entitled as a result of a transaction) without the prior written consent of the Majority TRA Holders.

Section 7.15   Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a TRA Holder reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such TRA Holder upon any Exchange to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income or applicable state or local Tax purposes or would have other material adverse Tax consequences to the TRA Holder and/or its direct or indirect owners, then at the election of the TRA Holder and to the extent specified by the TRA Holder, this Agreement (i) shall cease to have further effect with respect to such TRA Holder, or (ii) shall otherwise be amended in a manner determined by the TRA Holder to waive any benefits to which such TRA Holder would otherwise be entitled under this Agreement, provided that such amendment shall not result in (I) an increase in or acceleration of payments by the Corporation, or (II) a decrease or delay in the amounts payable to other TRA Holders, in each case, under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment.

Section 7.16   Independent Nature of TRA Holders’ Rights and Obligations. The rights and obligations of each TRA Holder are independent of the rights and obligations of any other TRA Holder. No TRA Holder shall be responsible in any way for the performance of the obligations of any other TRA Holder, nor shall any TRA Holder have the right to enforce the rights or obligations of any other TRA Holder. The obligations of each TRA Holder are solely for the benefit of, and shall be enforceable solely by, the Corporation. The decision of each TRA Holder to enter into this Agreement has been made by such TRA Holder independently of any other TRA Holder. Nothing contained herein or in any other agreement or document delivered at any closing (other than the LLC Agreement), and no action taken by any TRA Holder pursuant hereto or thereto, shall be deemed to constitute the TRA Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Holders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporation acknowledges that the TRA Holders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

[Signature Pages Follow]

Annex F-17

IN WITNESS WHEREOF, the Corporation, the Company, and the TRA Holders have duly executed this Agreement as of the date first written above.

FORCE PRESSURE CONTROL CORP

By:
Name:
Title:
FORCE PRESSURE CONTROL, LLC

By:
Name:
Title:

[TRA HOLDERS]

By:
Name:
Title:

[Signature Page – Tax Receivable Agreement]

Annex F-18

SCHEDULE A

TRA HOLDERS

Annex F-19

Annex G

FORM OF AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”), dated as of [•], 2023, is made and entered into by and among Stratim Cloud Acquisition Corp. (the “Company”), Stratim Cloud Acquisition, LLC, a Delaware limited liability company (the “Sponsor”) and certain equityholders of Force Pressure Holdings LLC, a Texas limited liability company (“Force Pressure”) identified on the signature pages hereto (such equityholders, the “Force Pressure Holders”, and, collectively with the Sponsor, the Force Pressure Holders, the other parties listed on the signature pages hereto, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement, the “Holders” and each, a “Holder”).

Recitals

Whereas, the Company and the Sponsor are party to that certain Registration Rights Agreement, dated as of March 11, 2021 (the “Original RRA”);

Whereas, immediately prior to the consummation of the Business Combination (defined below), Force Pressure adopted a Second Amended and Restated LLC Agreement (the “A&R LLC Agreement”) to effectuate a recapitalization, pursuant to which, among other things, all outstanding membership units of Force Pressure were converted or exchanged into Common Units of Force Pressure (the “Common Units”) and the Company became the sole managing member of Force Pressure;

Whereas, the Company has entered into that certain Membership Interest Purchase Agreement, dated as of March 21, 2023, (as it may be amended or supplemented from time to time, the “Membership Interest Purchase Agreement”), by and among the Company, Force Pressure and each of the Force Pressure Holders, pursuant to which the Company has agreed to purchase up to 12,000,000 Common Units of Force Pressure (the “Business Combination”);

Whereas, following the consummation of the Business Combination, the Force Pressure Holders will have the right to exchange their Common Units (and a corresponding number of shares of Class C Common Stock of the Company) for shares of Company’s Class A Common Stock on a one-for-one basis;

Whereas, pursuant to Section 5.6 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority in interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor is a Holder in the aggregate of at least a majority in interest of the Registrable Securities as of the date hereof; and

Whereas, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

Now, Therefore, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1      Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“A&R LLC Agreement” shall have the meaning given in the Recitals hereto.

“Additional Holder” shall have the meaning given in Section 5.10.

“Additional Holder Class A Common Stock” shall have the meaning given in Section 5.10.

Annex G-1

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall have the meaning given in the Recitals hereto

“Class A Common Stock” shall mean the Company’s Class A Common Stock, par value $0.0001, per share.

“Class C Common Stock” shall mean the Company’s Class C Common Stock, par value $0.0001, per share.

“Closing” shall have the meaning given in the Membership Interest Purchase Agreement.

“Closing Date” shall have the meaning given in the Membership Interest Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Units” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Competing Registration Rights” shall have the meaning given in Section 5.7.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Force Pressure” shall have the meaning given in the Preamble hereto.

“Force Pressure Holders” shall have the meaning given in the Preamble hereto.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Joinder” shall have the meaning given in Section 5.10.

“Letter Agreement” means that certain letter agreement, dated as of March 11, 2021, by and among the Company, the Sponsors and certain of the Company’s current and former officers, directors and director nominees.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Membership Interest Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

Annex G-2

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter, including Section 5.2 of this Agreement.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Class A Common Stock issued or issuable upon exchange of Common Units pursuant to the A&R LLC Agreement, (b) any outstanding shares of Class A Common Stock (including the Class A Common Stock issued or issuable upon the exercise of any warrants to purchase shares of Class A Common Stock) of the Company held by a Holder immediately following the Closing; (c) any Additional Holder Class A Common Stock; and (d) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no limitation as to volume or manner of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)      all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Class A Common Stock is then listed;

(B)      fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)      printing, messenger, telephone and delivery expenses;

(D)      reasonable fees and disbursements of counsel for the Company;

(E)      reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)      in an Underwritten Offering, reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders.

Annex G-3

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II
REGISTRATIONS AND OFFERINGS

2.1      Shelf Registration.

2.1.1      Filing. Within forty-five (45) calendar days following the Closing Date, the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their

Annex G-4

Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2      Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3      Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of Sponsor or a Force Pressure Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Sponsor and the Force Pressure Holders.

2.1.4      Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Sponsor or a Force Pressure Holder (each, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $20 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor and a Force Pressure Holder may each demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1.4 in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5      Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting

Annex G-5

Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Class A Common Stock or other equity securities that the Company desires to sell and all other shares of Class A Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Class A Common Stock or other equity securities proposed to be sold by Company or by other holders of Class A Common Stock or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

2.1.6      Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority in interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Sponsor or a Force Pressure Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor, the Force Pressure Holders or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the Sponsor or a Force Pressure Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Sponsor or such Force Pressure Holder, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.2      Piggyback Registration.

2.2.1      Piggyback Rights. If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing

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within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2      Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Class A Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a)         if the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b)         if the Registration is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the shares of Class A Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c)         if the Registration and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration securities in the priority set forth in Section 2.1.5.

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2.2.3      Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4      Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof.

2.3      Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company, if requested by the managing Underwriters, each Holder that is an executive officer, director or Holder in excess of five percent (5%) of the outstanding Class A Common Stock (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any shares of Class A Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

ARTICLE III
COMPANY PROCEDURES

3.1      General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1      prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2      prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3      prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

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3.1.4      prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5      cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6      provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7      advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8      at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9      notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10    in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11    obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountings and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

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3.1.12    in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13    in the event of any Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.14    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

3.1.15    with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or broker, sales agent or placement agent if such Underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.

3.2      Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.3      Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4      Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1      Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

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3.4.2      Subject to Section 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3      Subject to Section 3.4.4, (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration, and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4.

3.4.4      The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, for not more than ninety (90) consecutive calendar days or more than one hundred and twenty (120) total calendar days in each case, during any twelve (12)-month period.

3.5      Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Class A Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1      Indemnification.

4.1.1      The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto filed pursuant to this Agreement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

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4.1.2      In connection with any Registration Statement filed pursuant to this Agreement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3      Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4      The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5      If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by

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a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1      Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Force Pressure Control Corp., Attention: Jacob Startz, Email: jacob.startz@forcepsi.com, and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2      Assignment; No Third Party Beneficiaries.

5.2.1      This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2      Subject to Section 5.2.4 and Section 5.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees; provided, that, with respect to the Force Pressure Holders and the Sponsor, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (x) each of the Force Pressure Holders shall be permitted to transfer its rights hereunder as the Force Pressure Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Force Pressure Holder (it being understood that no such transfer shall reduce any rights of such Force Pressure Holder or such transferees) and (y) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more affiliates or any direct or indirect partners, members or equity holders of the Sponsor (it being understood that no such transfer shall reduce any rights of the Sponsor or such transferees).

5.2.3      This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4      This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

5.2.5      No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless it is permitted under Section 5.2.2 and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

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5.3      Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4      Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5      TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6      Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Sponsor so long as the Sponsor and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7      Other Registration Rights. Other than as provided in the Warrant Agreement, dated as of March 11, 2021, between the Company and Continental Stock Transfer & Trust Company, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. For so long as the Sponsor and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company, the Company hereby agrees and covenants that it will not grant rights to register any Class A Common Stock (or securities convertible into or exchangeable for Class A Common Stock) pursuant to the Securities Act that are more favorable, pari passu or senior to those granted to the Holders hereunder (such rights “Competing Registration Rights”) without the prior written consent of the Sponsor. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8      Term. This Agreement shall terminate on the earlier of (a) the tenth anniversary of the date of this Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9      Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

Annex G-14

5.10      Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of the Sponsor and each Force Pressure Holder (in each case, so long as such Holder and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company), the Company may make any person or entity who has or acquires Class A Common Stock or rights to acquire Class A Common Stock after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Class A Common Stock of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Class A Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Class A Common Stock.

5.11      Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.12      Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[SIGNATURE PAGES FOLLOW]

Annex G-15

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

STRATIM CLOUD ACQUISITION CORP. a Delaware corporation

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-16

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

STRATIM CLOUD ACQUISITION, LLC a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-17

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

FORGE TRUST COMPANY
CFBO ZACHARY ABRAMS IRA 845772

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-18

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

Name: Doug Bergeron

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-19

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

Name: Wendell Brooks

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-20

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

Name: Laurence Katz

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-21

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

Name: Kabir Misra

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-22

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

Name: John Wagner

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-23

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

Name: Jocelyn Woolsey

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-24

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.

FORCE PRESSURE HOLDERS:

Harvey Mueller

Jacob Startz

Wesley Ryan Mangan

Harrison Elliott Daniel

Darin Nesloney

Dustin Nesloney

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex G-25

Exhibit A
REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [•], 2023 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Force Pressure Control Corp., a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Class A Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as Holders, and the undersigned’s (and its transferees’) shares of Class A Common Stock shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [_____________].

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ________________, 20_________.

Signature of Stockholder

Print Name of Stockholder

Its:

Address:

Agreed and Accepted as of

_____________________, 20___

[Force Pressure Control Corp.]

By:
Name:
Its:

Annex G-26

Annex H

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [•], 2023 by and among (i) Stratim Cloud Acquisition Corp., a Delaware corporation (together with its successors, “Acquiror”), (ii) Force Pressure Control, LLC, a Texas limited liability company (the “Company”), and (iii) the undersigned (the “Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the MIPA (as defined below).

WHEREAS, immediately prior to the consummation of the Purchase (as defined below), the Company adopted a Second Amended and Restated LLC Agreement to effectuate a recapitalization, pursuant to which, among other things, all outstanding membership units of the Company were converted or exchanged into Company Common Units and Acquiror became the sole managing member of the Company;

WHEREAS, on or about the date hereof, Acquiror, the Company, and each of the individuals listed on the signature pages thereto, entered into that certain Membership Interests Purchase Agreement (as amended from time to time in accordance with the terms thereof, the “MIPA”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), the Acquiror contributed to the Company the Aggregate Cash Consideration in exchange for a number of Company Common Units owned by the Company Members (the “Purchase”, and together with the other transactions contemplated by the MIPA, the “Transactions”);

WHEREAS, as of the date hereof, the Holder is either (i) a holder of Acquiror Common Stock and/or Acquiror Warrants in such amounts as set forth underneath such Holder’s name on the signature page hereto or (ii) a holder of Company Membership Interests in such amounts as set forth underneath such Holder’s name on the signature page hereto, and upon the Closing, the Holder will own or continue to own equity interests in the Acquiror or Company Membership Interests;

WHEREAS, pursuant to the MIPA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which (i) any shares of Acquiror Common Stock held by the Holder immediately after the Closing or any other securities convertible into or exercisable or exchangeable for Acquiror Common Stock held by it immediately after the Closing (other than Acquiror Private Placement Warrants) (the “Restricted Shares”) and (ii) any Acquiror Private Placement Warrants held by the Holder immediately after the Closing, or any shares of Acquiror Common Stock issued or issuable upon the exercise of Acquiror Private Placement Warrants (the “Restricted Warrants”, and together with the Restricted Shares, the “Restricted Securities”), shall become subject to the applicable limitations on disposition as set forth herein. For avoidance of doubt, in this Agreement, any restrictions applicable to the “Restricted Shares” shall apply to each one of the Company Common Unit and each share of the Acquiror Class C Common Stock to be issued to the Holders (as applicable) pursuant to Article II of the MIPA and any shares of Acquiror Class A Common Stock the Holders (as applicable) elect to redeem pursuant to Section 2.1(b) of the MIPA.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.      Lock-Up Provisions.

(a)     Holder hereby agrees not to, without the prior written consent of Acquiror in accordance with Section 2(h), with respect to the Restricted Shares, during the period commencing from the Closing and ending on the earlier of (x) the date that is 180 days after the date of the Closing and (y) the date after the closing, (i) on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Acquiror Stockholders having the right to exchange their Acquiror Common Stock for cash, securities or other property or (ii) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Closing (the “Share Lock-Up Period”), and

Annex H-1

with respect to the Restricted Warrants, during the period commencing from the Closing and ending on the date that is 30 days after the date of the Closing (the “Warrant Lock-Up Period” and, together with the Share Lock-Up Period, the “Lock-Up Period”):

(i)       sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Restricted Securities owned by Holder,

(ii)      enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities owned by Holder, or

(iii)     publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).

(b)    The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below), (III) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement, (IV) by private sales or transfers made in connection with the Closing at prices no greater than the price at which the securities were originally purchased, or (V) in connection with Acquiror’s consummation of a liquidation, merger, share exchange, reorganization, tender offer or other similar transaction that results in all of Acquiror’s stockholders having the right to exchange their equity holdings in Acquiror for cash, securities or other property; provided, however, that in any of cases (I), (II), (III) or (IV), it shall be a condition to such transfer that the transferee executes and delivers to Acquiror and the Company an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, any direct or indirect partners, members or equity holders of Holder, any affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, and (E) to the Acquiror’s officers or directors, any affiliates or family members of any of the Acquiror’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor. Holder further agrees to execute such agreements as may be reasonably requested by Acquiror or the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

(c)     If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Acquiror shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Acquiror may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period, except in compliance with the foregoing restrictions.

(d)    During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Annex H-2

Promptly upon the expiration of the Lock-Up Period, Acquiror will make best efforts to remove such legend from the certificates evidencing the Restricted Securities.

(e)     For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Acquiror during the Lock-Up Period, including the right to vote any Restricted Securities.

(f)     [This Agreement replaces Section 7(a) of that certain Letter Agreement, dated March 11, 2021, among the Company, Sponsor (as defined below), and individuals listed thereto, which Section 7(a) shall be terminated and, to the extent previously applicable to a Holder, of no further effect with respect to such Holder upon the Closing, and constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.]1

2.      Miscellaneous.

(a)     Termination of MIPA. This MIPA shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the MIPA is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b)    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of Acquiror in accordance with Section 2(h). Each of Acquiror and the Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c)     Third Parties. Except for the rights of the Sponsor (as defined below) or its assignee as provided in Section 2(h), nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)    Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 11.7 and 11.14 of the MIPA shall apply to this Agreement mutatis mutandis.

(e)     Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

____________

1        To be included in Lock-Up Agreement of Sponsor and SCAQ’s officers and directors.

Annex H-3

(f)     Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email during normal business hours, (iii) by FedEx or other nationally recognized overnight courier service or (iv) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, and otherwise on the next Business Day, addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Acquiror prior to the Closing, to: Stratim Cloud Acquisition Corp. 100 West Liberty Street, Suite 100 Reno, Nevada 89501 Attention: Sreekanth Ravi Email: sreekanth@stratimcloud.com

With a copy (which will not constitute notice) to:

Skadden Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention: Michael J. Mies, Esq.
Email: Michael.mies@skadden.com

If to the Company, to: Force Pressure Control, LLC Attention: Jacob Startz Email: jacob.startz@forcepsi.com	With a copy (which shall not constitute notice) to: Egan Nelson LLP 2911 Turtle Creek Blvd., Suite 1100 Dallas, Texas 75219 Attention: Brad L. Whitlock Email: brad.whitlock@egannelson.com

If to Acquiror from and after the Closing, to:

Stratim Cloud Acquisition Corp.
c/o Stratim Cloud Acquisition, LLC
100 West Liberty Street, Suite 100
Reno, Nevada 89501
Attention: Sreekanth Ravi
Email: sreekanth@stratimcloud.com

With copies (which shall not constitute notice) to:

Force Pressure Control, LLC

Attention: Jacob Startz
Email: jacob.startz@forcepsi.com

and

Skadden Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention: Michael J. Mies, Esq.
Email: Michael.mies@skadden.com

and

Egan Nelson LLP
2911 Turtle Creek Blvd., Suite 1100
Dallas, Texas 75219
Attention: Brad L. Whitlock
Email: brad.whitlock@egannelson.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(g)    Amendments and Waivers. This Agreement may be amended or modified only with the written consent of Acquiror, the Company and Holder. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h)    Authorization on Behalf of Acquiror. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of Acquiror from and after the Closing, including enforcing Acquiror’s rights and remedies under this Agreement, or providing any waivers or amendments with respect to this Agreement or the provisions hereof, shall solely be made, taken and authorized by, or as directed by, Acquiror’s sponsor, Stratim Cloud Acquisition,
Annex H-4

LLC (the “Sponsor”); provided, that the Sponsor may, without being required to obtain the consent of any party hereto, assign all of its rights under this Agreement to any Affiliate of the Sponsor to whom the Sponsor’s Acquiror shares are transferred after the Closing. Without limiting the foregoing, in the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of Acquiror or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of Acquiror or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(i)     Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)     Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Acquiror and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Acquiror and the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the MIPA or any Ancillary Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Acquiror and the Company or any of the obligations of Holder under any other agreement between Holder and Acquiror or the Company or any certificate or instrument executed by Holder in favor of Acquiror or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Acquiror or the Company or any of the obligations of Holder under this Agreement.

(l)     Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)   Counterparts; Facsimile.  This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

Annex H-5

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Acquiror:
Stratim Cloud Acquisition Corp.
By:
Name:
Title:
The Company:
Force Pressure Control, LLC
By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Annex H-6

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [______________________________]
By:
Name:
Title:

Number of Company Common Units (if applicable):

Company Membership Interests:____________________

Number of Acquiror Securities (if applicable):

Acquiror Common Stock:_________________________

Acquiror Warrants:__________________________________

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

[Signature Page to Lock-Up Agreement]

Annex H-7

Annex I

FORCE PRESSURE CONTROL, INC.
2023 INCENTIVE COMPENSATION PLAN

FORCE PRESSURE CONTROL, INC.
2023 INCENTIVE COMPENSATION PLAN

1.           Purpose. The purpose of this 2023 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist FORCE PRESSURE CONTROL, INC. (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2.           Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)         “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b)         “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)         “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)         “Board” means the Company’s Board of Directors.

(e)         “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean a Participant’s (i) commission of a felony or other crime involving fraud, dishonesty or moral turpitude; (ii) material misconduct in the performance of his or her duties or responsibilities (including, but not limited to, violation of Company policies, work-place rules and standards of conduct); (iii) repeated neglect or failure in the performance of his or her duties (including failure to meet performance standards); (iv) breach of a material term of the Award Agreement or any other agreement with the Company or a Subsidiary; or (v) misappropriation or attempted misappropriation of assets of the Company or a Subsidiary; provided that for purposes of clauses (ii), (iii) and (iv), Cause shall not include bad judgment or negligence not amounting to repeated neglect. A Participant who agrees to resign his or her Continuous Service with the Company or a Subsidiary in lieu of being terminated for Cause may, at the discretion of the Committee, be deemed to have been terminated for “Cause” for purposes of this Plan. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(f)          “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(g)         “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)         “Committee” means the Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board to administer the Plan.

(i)          “Common Stock” means the Class A Common Stock, $0.001 par value, of the Company.

(j)          “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director), including an independent contractor, who is engaged by the Company or any Related Entity to render consulting, advisory or other services to the Company or such Related Entity.

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(k)         “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l)          “Director” means a member of the Board or the board of directors of any Related Entity.

(m)        “Disability” means, unless otherwise defined in an Award Agreement, for purposes of the exercise of an Incentive Stock Option, a permanent and total disability, within the meaning of Code Section 22(e)(3), and for all other purposes, the Participant’s inability to perform the duties of his or her position with the Company, a Parent or a Subsidiary by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

(n)         “Dividend Equivalent” means a right, granted to a Participant under Section 7(g) hereof, to receive cash, Shares, other Awards or other property equal in value to regular dividends paid with respect to a specified number of Shares, or other periodic payments.

(o)         “Effective Date” means the effective date of the Plan, which shall be            , 2023.

(p)         “Eligible Person” means each officer, Director, Employee, Consultant and other person who is a natural person providing bona fide services to the Company or any Related Entity and whose services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for Shares. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(q)         “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r)          “Entity” means a corporation, partnership, limited liability company or other entity.

(s)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t)          “Fair Market Value” means as of any date, the value of rhe Comon Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Jornal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(u)         “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith or any other action which is remedied by the Company or a Related Entity

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promptly after receipt of notice thereof given by the Participant; or (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith or any other failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant.

(v)         “Group” has the meaning of “persons acting as a group” as defined in paragraph (i)(5)(v)(B) of Treasury Regulation §1.409A-3.

(w)        “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(x)         “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(y)         “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Market.

(z)         “Option” means a right granted to a Participant under Section 7(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(aa)        “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(bb)       “Other Stock-Based Awards” means Awards granted to a Participant under Section 7(i) hereof.

(cc)        “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd)       “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 7(h) hereof.

(ee)        “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ff)         “Performance Share” means any grant pursuant to Section 7(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg)       “Performance Unit” means any grant pursuant to Section 7(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh)       “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(ii)         “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(jj)         “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

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(kk)       “Restricted Stock Award” means an Award granted to a Participant under Section 7(d) hereof.

(ll)         “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(mm)     “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 7(e) hereof.

(nn)       “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(oo)       “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp)       “Shares” means the shares of Common Stock of the Company, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq)       “Stock Appreciation Right” means a right granted to a Participant under Section 7(c) hereof.

(rr)        “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss)        “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3.           Administration.

(a)         Authority of the Committee. The Plan shall be administered by the Committee, provided, however, that except as otherwise expressly provided in this Plan, the Board may exercise any power or authority granted to the Committee under this Plan and in that case, references herein shall be deemed to include references to the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b)         Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted

Annex I-4

to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan, including, without limitation, appointing one or more members of the Company’s management, with the power or authority otherwise granted to the Committee under this Plan with respect to a number of Shares reserved and available for delivery under the Plan, subject to the terms and limitations of such power or authority as determined by the Committee in its sole and absolute discretion. In no event, however, may an agent appointed by the Committee to assist it in administering the Plan be permitted to grant Awards to, or exercise any discretion with respect to any and all other matters relating to Awards previously granted to, such agent appointed by the Committee to assist it in administering the Plan.

(c)         Clawback. The Committee shall have full authority to implement any policies and procedures that it determines to be necessary or appropriate to comply with applicable securities laws or other laws, including, without limitation, Section 10D of the Exchange Act and any rules promulgated thereunder, including without limitation, including in any Award Agreement, or amending any outstanding Award Agreement, without the consent of any Participant, to include language for the clawback (recapture) by the Company of any benefits under the Award Agreement that the Committee deems necessary or appropriate to comply with that statutory provision and those rules.

(d)         Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.           Shares Subject to Plan.

(a)         Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to            . Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)         Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)         Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i)          If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award that could have been settled with Shares is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii)         In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii)        Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate,

Annex I-5

using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Listing Market.

(iv)        Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v)         Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be            Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

5.           Limits on Non-Employee Director Compensation. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee director for services in such capacity shall not exceed $            .

6.           Eligibility. Awards may be granted under the Plan only to Eligible Persons.

7.           Specific Terms of Awards.

(a)         General. Awards may be granted on the terms and conditions set forth in this Section 7. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)         Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)          Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii)         Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

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(iii)        Restrictions on Transfer of Shares. The Committee may, in its sole discretion, impose in any Award of an Option restrictions on the transferability of the Shares issued upon exercise of such Option. If any such restrictions are imposed, the Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the Shares subject to such transfer restrictions will remain in the physical custody of an escrow holder until such restrictions are removed or have expired. The Committee may require that certificates representing the Shares subject to such restrictions bear a legend making appropriate reference to the restrictions imposed. Subject to any restrictions imposed in accordance with this Section 7(b)(iii), the Participant will have all rights of a stockholder with respect to any such Shares acquired upon an Option exercise, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto.

(iv)        Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)        the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)         the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C)         if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c)         Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)          Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(ii)         Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at

Annex I-7

which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)        Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)         Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)          Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)         Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)        Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)        Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

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(e)         Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)          Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii)         Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)        Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).

(f)          Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)         Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the regular dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h)         Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 10 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the

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relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon any criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code.

(i)          Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 7(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

8.           Certain Provisions Applicable to Awards.

(a)         Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b)         Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)         Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 8(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 8(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the

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original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee, all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)         Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)         Code Section 409A.

(i)          The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 8(e)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)         If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)        Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)         The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)         Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)        In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)        Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

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9.           Change in Control.

(a)         Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i)          Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii)         Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii)        With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b)         Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)          Any Person, Entity or Group becomes the owner of more than seventy percent (70%) of the combined voting power of the Company’s then outstanding securities other than by (A) merger, consolidation, reorganization or similar transaction; (B) such Person, Entity or Group acquiring additional voting power over a twelve month period ending on the date of the most recent acquisition by such Person, Entity or Group when the Person, Entity or Group held at least 50% of the voting power of the Company at the beginning of such twelve month period; and (C) a repurchase or other acquisition of voting securities by the Company reducing the number of the Company’s outstanding securities. For purposes of this paragraph, the term “outstanding securities” shall include options, warrants and other convertible securities that are exercisable and vested, but shall not include options, warrants and other convertible securities that are either unvested and not exercisable or unvested and exercisable.

(ii)         There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction.

(iii)        The Company’s sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) to any Person, Entity or Group in one or a series of related transactions during any twelve month period, of the Company’s assets that have a total gross fair market value equal to or more than 85% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, other than any such transaction if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets.

The term Change in Control shall not include a sale of assets, a merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, or a sale of Shares pursuant to a public offering underwritten on a firm commitment basis pursuant to a registration statement filed with the Securities Exchange Commission.

10.         General Provisions.

(a)         Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action

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under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)         Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon) and are otherwise not inconsistent with the rules as to the use of Form S-8 Registration Statement under the Securities Act of 1933, as amended (or any successor or, at the sole discretion of the Committee, other registration statement pursuant to which Awards, Shares, rights or interests under the Plan are then registered under such Act), if applicable. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)         Adjustments.

(i)          Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)         Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the

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Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii)        Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d)         Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award not to be in excess of the minimum statutory withholding required, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations not in excess of the minimum statutory withholding required, either on a mandatory or elective basis in the discretion of the Committee.

(e)         Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants (including in a manner adverse to the rights of a Participant under an outstanding Award), except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the stockholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the stockholders of the Company.

(f)          Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering

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in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g)         Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)         Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(i)          Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)          Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k)         Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)          Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event the stockholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

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